As filed with the Securities and Exchange Commission on June 3, 1996.
                                                       Registration No. 333-3376

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                        GRANITE BROADCASTING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Delaware                          4833                   13-3458782
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number)     Identification
                                                                     Number)

                          767 Third Avenue, 34th Floor
                            New York, New York 10017
                                 (212) 826-2530
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 W. DON CORNWELL
                             Chief Executive Officer
                        GRANITE BROADCASTING CORPORATION
                          767 Third Avenue, 34th Floor
                            New York, New York 10017
                                 (212) 826-2530
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              ---------------------

                                   Copies to:
                           Russell W. Parks, Jr., P.C.
                             William A. Bianco, Esq.
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                         1333 New Hampshire Avenue, N.W.
                                    Suite 400
                             Washington, D.C. 20036
                              ---------------------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
   As soon as practicable after this Registration Statement becomes effective.
                              ---------------------

   If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with
               General Instruction G, check the following box. [ ]

                              ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                        GRANITE BROADCASTING CORPORATION

            CROSS-REFERENCE SHEET SHOWING LOCATION IN THE PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS ON FORM S-4

      FORM S-4 ITEM NUMBER AND CAPTION                                       PROSPECTUS CAPTION
      --------------------------------                                       ------------------
1.    Forepart of the Registration Statement and Outside
      Front Cover Page of Prospectus.............................            Outside Front Cover Page; Cross Reference Sheet

2.    Inside Front and Outside Back Cover Pages of
      Prospectus.................................................            Inside Front Cover Page; Available Information

3.    Risk Factors, Ratio of Earnings to Fixed Charges
      and Other Information......................................            Prospectus Summary; Risk Factors

4.    Terms of the Transaction...................................            Outside Front Cover Page; Prospectus Summary; The
                                                                             Exchange Offer; Certain U.S. Tax Considerations;
                                                                             Description of New Notes

5.    Pro Forma Financial Information............................            Prospectus Summary; Pro Forma Condensed Consolidated
                                                                             Statement of Operations

6.    Material Contracts With the Company Being Acquired.........            *

7.    Additional Information Required for Reoffering by
      Persons and Parties Deemed to be Underwriters..............            Plan of Distribution

8.    Interests of Named Experts and Counsel.....................            Legal Matters; Experts

9.    Disclosure of Commission Position on
      Indemnification of Securities Act Liabilities..............            *

10.   Information with Respect to S-3 Registrants................            *

11.   Incorporation of Certain Information by Reference..........            *

12.   Information with respect to S-2 or S-3 Registrants.........            *

13.   Incorporation of Certain information by Reference..........            *

14.   Information with Respect to Registrants Other than
      S-3 or S-2 Registrants.....................................            Inside Front Cover Page; Prospectus Summary; Risk
                                                                             Factors; Capitalization; Selected Consolidated
                                                                             Financial Data; Management's Discussion and Analysis
                                                                             of Financial Condition and Results of Operations;
                                                                             Business; Financial Statements

15.   Information With Respect to S-3 Companies..................            *

16.   Information With Respect to S-2 or S-3 Companies...........            *

17.   Information With Respect to Companies Other than
      S-2 or S-3 Companies.......................................            *

18.   Information if Proxies, Consents or Authorizations
      are to be Solicited........................................            *

19.   Information if Proxies, Consents, or Authorizations
      are not to be Solicited, or in an Exchange Offer...........            Inside Front Cover Page; The Exchange Offer;
                                                                             Management; Certain Transactions; Ownership of
                                                                             Capital Stock

- -------------------------
*     Not applicable.

                                OFFER TO EXCHANGE
                                 ALL OUTSTANDING
                    9 3/8% SERIES A SENIOR SUBORDINATED NOTES
                              DUE DECEMBER 1, 2005
                   ($110,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                       FOR
                        9 3/8% SENIOR SUBORDINATED NOTES
                              DUE DECEMBER 1, 2005
                                       OF

                              GRANITE BROADCASTING
                                   CORPORATION


                                   -----------

                               THE EXCHANGE OFFER
                  WILL EXPIRE AT 5:00 p.m., NEW YORK CITY TIME,
                        ON JULY 3, 1996, unless extended


     Granite Broadcasting Corporation, a Delaware corporation ("Granite" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 9 3/8% Senior Subordinated Notes due December 1, 2005 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus is a part, for each $1,000 principal amount of the outstanding 9 3/8% Series A Senior Subordinated Notes due December 1, 2005 (the "Old Notes") of the Company of which $110,000,000 principal amount is outstanding. The New Notes and the Old Notes are together referred to herein as the "Notes."


     Granite will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m. New York City time, on the date the Exchange Offer expires, which will be July 3, 1996, unless the Exchange Offer is extended (the "Expiration Date"). The exchange of New Notes for Old Notes will be made
(i) with respect to all Old Notes validly tendered and not withdrawn on or prior to 5:00 p.m. New York City time, on June 17, 1996 (the "Early Exchange Date"), within two business days following the Early Exchange Date, and (ii) with respect to all Old Notes validly tendered and not withdrawn after the Early Exchange Date and on or prior to the Expiration Date, within two business days following the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company. See "The Exchange Offer." Old Notes may be tendered only in denominations of $250,000 and integral multiples of $1,000 in excess thereof. The Company has agreed to pay the expenses of the Exchange Offer.

                                                        (CONTINUED ON NEXT PAGE)

                              ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this Prospectus is June 3, 1996

     The New Notes will be obligations of the Company issued pursuant to the Indenture under which the Old Notes were issued (the "Indenture"). The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except (i) that the New Notes have been registered under the Securities Act, (ii) that the New Notes are not entitled to certain registration rights which are applicable to the Old Notes under a registration rights agreement (the "Registration Rights Agreement") between the Company and Goldman, Sachs & Co., BT Securities Corporation and Lazard Freres & Co. LLC, the initial purchasers of the Old Notes (the "Initial Purchasers") and (iii) for certain contingent interest rate provisions. See "The Exchange Offer."


     The New Notes will bear interest from June 1, 1996, the most recent interest payment date on the Old Notes. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from June 1, 1996 to the date of the issuance of the New Notes. Interest on the New Notes is payable semi-annually on June 1 and December 1 of each year, commencing December 1, 1996, accruing from June 1, 1996 at a rate of 9 3/8% per annum.


     The New Notes will be redeemable in the event that on or before February 22, 1999 the Company receives net proceeds from the sale of its Capital Stock other than Disqualified Stock (each as defined herein) in one or more offerings, in which case the Company may, at its option, use all or a portion of any such net proceeds within 75 days of receipt thereof to redeem Notes in a principal amount of at least $5,000,000 and up to an aggregate amount equal to 33% of the original principal amount of the Notes at a redemption price of 109.375% of the principal amount thereof plus accrued interest to the date of redemption; PROVIDED, HOWEVER, that Notes in the amount equal to at least 67% of the original principal amount of the Notes remains outstanding. In addition, the New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after December 1, 2000, at the redemption prices set forth herein plus accrued interest to the date of redemption. In the event of a Change of Control, the Company will be required to offer to purchase all outstanding New Notes at 101% of the principal amount thereof plus accrued interest to the date of repurchase. The New Notes will be issued only in registered form in minimum denominations of $1,000 and integral multiples thereof.


     The New Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Debt (as defined herein) and will rank PARI PASSU with all senior subordinated debt and senior to all subordinated debt of the Company. The Company's Credit Agreement (as defined herein) permits revolving credit borrowings of up to $60,000,000, all of which constitutes senior debt. At May 31, 1996, there were $5,000,000 of outstanding revolving credit borrowings under the Credit Agreement and the aggregate principal amount of outstanding senior subordinated debt of the Company was approximately $344,455,000 (including the Old Notes). The incurrence of additional Senior Debt is limited by the "Limitation on Debt" covenant contained in the Indenture and by the Credit Agreement (as defined herein).


     Old Notes initially purchased by qualified institutional buyers were initially represented by a single, global Note in registered form, registered in the name of a nominee of The Depository Trust Company ("DTC"), as depository. The New Notes exchanged for Old Notes represented by the global Note will be represented by one or more global New Notes in registered form, registered in the name of the nominee of DTC. New Notes in global form will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such New Notes will therefore settle in immediately available funds. See "Description of New Notes -- Form, Denomination and Book -- Entry Procedures." New Notes issued to non-qualified institutional buyers in exchange for Old Notes held by such investors will be issued only in certificated, fully registered, definitive form.

     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchases such Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that the holder is acquiring the New Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale for a period from the date of this Prospectus until 180 days after the consummation of the Exchange Offer, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for New Notes and resold by such broker-dealers. See "The Exchange Offer" and "Plan of Distribution."


     The Company will not receive any proceeds from this offering, and no underwriter is being utilized in connection with the Exchange Offer. See "Use of Proceeds."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     Prior to the Exchange Offer, there has previously been only a limited secondary market and no public market for the Old Notes or the New Notes. If a market for the New Notes should develop, the New Notes could trade at a discount from their principal amount. The Company does not intend to list the New Notes on a national securities exchange or to apply for quotation of the New Notes through the National Association of Securities Dealers Automated Quotation System. There can be no assurance that an active public market for the New Notes will develop.

     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE NEW NOTES, SEE "RISK FACTORS," BEGINNING ON PAGE 17 OF THIS PROSPECTUS.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The reports and other information filed by the Company with the Commission can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such information can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock (Nonvoting), par value $.01 per share, and Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, are quoted on the Nasdaq National Market and such reports and other information can be inspected and copied at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. In addition, the Company intends to furnish registered holders of the Notes with annual reports containing consolidated financial statements audited by independent certified public accountants and with quarterly reports containing unaudited financial information for each of the first three fiscal quarters of the Company's fiscal year.

     The Company has filed with the Commission a Registration Statement (which term shall include any amendment, exhibit, schedule and supplement thereto) on Form S-4 under the Securities Act for the registration of the New Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and such securities, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto. Statements made in this Prospectus concerning the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed with the Commission as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto filed by the Company with the Commission may be inspected at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has agreed that, if it is not subject to the informational requirements of Sections 13 or 15(d) of the Exchange Act at any time while the Notes constitute "restricted securities" within the meaning of the Securities Act, it will furnish to holders and beneficial owners of the Notes and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Notes.

                               TABLE OF CONTENTS
                                                                            PAGE
Available Information...................................................       4
Prospectus Summary......................................................       6
Risk Factors............................................................      17
Use of Proceeds.........................................................      21
The Exchange Offer......................................................      22
Capitalization..........................................................      29
Selected Consolidated Financial Data....................................      30
Pro Forma Condensed Consolidated Statement of Operations................      33
Management's Discussion and Analysis of Financial
  Condition and Results of Operations...... ............................      37

Business................................................................      44
Management..............................................................      65
Ownership of Capital Stock..............................................      74
Certain Transactions....................................................      77
Description of New Notes................................................      78
Description of Certain Debt Instruments.................................      98
Description of Preferred Stock..........................................     103
Certain U.S. Tax Considerations.........................................     106
Plan of Distribution....................................................     109
Experts.................................................................     109
Legal Matters...........................................................     110

Index to Financial Statements...........................................     F-1

- --------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONNECTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NEW NOTES. UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES TO THE "COMPANY" OR "GRANITE" INCLUDE GRANITE BROADCASTING CORPORATION AND ITS SUBSIDIARIES.

                                   THE COMPANY

     Granite is a group broadcasting company which owns and operates nine network-affiliated television stations. The Company's stations are diverse in geographic location and network affiliation and serve communities representing approximately 5.7% of the total television households in the United States. For the twelve months ended March 31, 1996, after giving pro forma effect to its recently consummated acquisitions and new network affiliation agreements, the Company would have had net revenue, broadcast cash flow and operating cash flow of $125,353,000, $58,128,000 and $54,818,000, respectively.



     The Company's goal is to identify and acquire properties that management believes have the potential for substantial long-term appreciation and to aggressively manage such properties to improve their operating results. Since its inception, the Company has grown significantly, primarily as a result of a series of carefully selected acquisitions involving network affiliated television stations in increasingly larger markets and also as a result of the implementation of the Company's operating strategies. During the year ended December 31, 1995, Granite's net revenue, broadcast cash flow and operating cash flow increased by 59%, 77% and 80%, respectively, from the previous year. During the three month period ended March 31, 1996, Granite's net revenue, broadcast cash flow and operating cash flow increased by 74%, 82% and 91%, respectively, from the same period in 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     The following table sets forth general information for each of the Company's stations:

                                                                                                     PRO FORMA YEAR ENDED
                                                                                                     DECEMBER 31, 1995(a)
                                                                                                     --------------------
                                              YEAR      NETWORK       MARKET       STATION       NET REVENUE      PERCENTAGE
                                 STATION    ACQUIRED    AFFILIATION   RANK(b)      RANK(b)      (IN THOUSANDS)     OF TOTAL
                                 -------    --------    -----------   -------      -------      --------------    ----------
Duluth, Minnesota -
 Superior, Wisconsin..........     KBJR      1988         NBC           134           2            $  3,969           3.2%
Peoria - Bloomington,
 Illinois.....................     WEEK      1988         NBC           109           1              10,345           8.3
Fort Wayne, Indiana...........     WPTA      1989         ABC           103           1              10,109           8.1
San Jose - Monterey -
 Salinas, California..........     KNTV      1990         ABC           122           3              16,898          13.6
Syracuse, New York............     WTVH      1993         CBS            69           3              11,373           9.1
Fresno - Visalia,
 California...................     KSEE      1993         NBC            56           2              12,026           9.6
Austin, Texas.................     KEYE      1995         CBS(c)         64           2(tie)         12,861          10.3
Grand Rapids - Kalamazoo -
 Battle Creek, Michigan.......     WWMT      1995         CBS            38           1(tie)         19,830          15.9
Buffalo, New York.............     WKBW      1995         ABC            39           1(tie)         27,338          21.9
                                                                                                   --------         -----
                                                                                                   $124,749         100.0%
                                                                                                   ========         ======

- ---------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

(a) Pro forma net revenue information reflects actual 1995 net revenues of the stations adjusted to reflect negotiated increases in network compensation revenue and decreases in sales commissions paid to a national representative at certain stations.

(b) "Market rank" refers to the size of the television market or Designated Market Area ("DMA") as defined by the A.C. Nielsen Company ("Nielsen"). "Station rank" represents the rank of a station in its DMA, based on sign-on to sign-off station audience share of such station. All market rank and station rank data is from the Nielsen Station Index, dated February 1996, unless otherwise noted.

(c) KEYE-TV ("KEYE"), formerly KBVO, a Fox Broadcasting Company ("Fox") affiliate, became a CBS, Inc. ("CBS") affiliate on July 2, 1995.

     A key element of the Company's strategy to improve the operating results of its stations is expanding each station's local news franchise. Seven of Granite's nine stations are ranked either first or second in their respective markets in share of viewing audience during the total day and a majority of the stations are ranked either first or second in the key news dayparts and produce as many or more local news programs than their principal competitors. The Company also develops innovative sales and marketing techniques using exclusive in-depth audience research, mass-market community events, special local programming and targeted promotional campaigns. Granite's strategy also involves aggressively managing station operating expenses, including staffing levels and programming expenditures, in order to achieve significant broadcast cash flow margins. For example, at stations WTVH-TV and KSEE-TV, acquired by the Company in December 1993, broadcast cash flow margins increased from 13% in 1993 to greater than 38% in 1994. For the five years ended December 31, 1995, Granite's broadcast cash flow margin averaged more than 40%.

     Granite's long-term objective is to acquire additional television stations and to pursue acquisitions of other media and communications-related properties.

     On February 8, 1996, the Telecommunications Act of 1996 was enacted. The legislation amends major portions of the regulatory framework applicable to the television industry. See "Business -- FCC Licenses" and "-- Proposed Legislation and Regulations."

     The Company's Principal Executive Offices are located at 767 Third Avenue, 34th Floor, New York, New York 10017, telephone number (212) 826-2530.

                                  RISK FACTORS

     The New Notes offered hereby involve a high degree of risk. See "Risk Factors."


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

The Exchange Offer relates to the exchange of up to $110,000,000 aggregate principal amount of Old Notes for up to an equal aggregate principal amount of New Notes. The New Notes will be obligations of the Company issued pursuant to the Indenture. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except (i) that the New Notes have been registered under the Securities Act, (ii) that the New Notes are not entitled to certain registration rights which are applicable to the Old Notes under the Registration Rights Agreement and (iii) for certain contingent interest rate provisions. The Old Notes and the New Notes are together referred to herein as the "Notes." See "Description of New Notes."

THE EXCHANGE OFFER.............         $1,000 principal amount of New Notes
                                        will be issued in exchange for each
                                        $1,000 principal amount of Old Notes
                                        validly tendered pursuant to the
                                        Exchange Offer. As of the date hereof,
                                        $110,000,000 in aggregate principal
                                        amount of Old Notes are outstanding. The exchange of New Notes for Old Notes will be made (i) with respect to all Old
                                        Notes validly tendered and not withdrawn on or prior to the Early Exchange Date, within two business days following the Early Exchange Date, and (ii) with respect to all Old Notes validly tendered and not withdrawn on or prior to the Expiration Date, within two business days following the Expiration
                                        Date. The Old Notes were originally
                                        issued in a private placement. As a
                                        condition to the purchase of the Old
                                        Notes, the Initial Purchasers required
                                        that the Company make a registered offer to exchange the Old Notes for other securities substantially similar to the
                                        Old Notes. The Exchange Offer is being
                                        made to satisfy this contractual
                                        obligation of the Company.

RESALE..........................        Based on an interpretation by the staff
                                        of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale and resold or otherwise transferred by holders thereof (other than any Restricted Holder) without compliance with the registration and prospectus delivery provisions of the
                                        Securities Act, PROVIDED that such New
                                        Notes are acquired in the ordinary
                                        course of such holders' business and
                                        such holders are not participating, do
                                        not intend to participate and have no
                                        arrangement or understanding with any
                                        person to participate, in the
                                        distribution of such New Notes. See
                                        "Mary Kay Cosmetics, Inc.," SEC
                                        No-Action Letter (available June 5,
                                        1991); "Morgan Stanley & Co.,
                                        Incorporated," SEC No-Action Letter
                                        (available June 5, 1991); and "Exxon
                                        Capital Holdings Corporation," SEC
                                        No-Action Letter (available May 13,
                                        1988). Each broker-dealer that receives
                                        New Notes for its own account in
                                        exchange for Old Notes, where such Old
                                        Notes were acquired by such
                                        broker-dealer as a result of
                                        market-making activities or other
                                        trading activities, must acknowledge
                                        that it will deliver a prospectus in
                                        connection with any resale of such New
                                        Notes. See "Plan of Distribution."

                                        If any person were to participate in the Exchange Offer for the purpose of distributing securities in a manner not permitted by the preceding paragraph, such person (i) could not rely on the position of the staff of

- --------------------------------------------------------------------------------

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                                        the Commission enunciated in "Exxon
                                        Capital Holdings Corporation" and (ii)
                                        must comply with the registration and
                                        prospectus delivery requirements of the
                                        Securities Act in connection with a
                                        secondary resale transaction. Therefore, each holder of Old Notes who accepts the Exchange Offer must represent in the Letter of Transmittal that it meets the conditions described above. See "The Exchange Offer -- Terms of the Exchange Offer."


EARLY EXCHANGE DATE.............        All Old Notes validly tendered and not
                                        withdrawn on or prior to 5:00 p.m. New
                                        York City time, on June 17, 1996 (the
                                        "Early Exchange Date") will be exchanged for New Notes within two business days following the Early Exchange Date.



EXPIRATION DATE.................        5:00 p.m., New York City time, on July
                                        3, 1996 unless the Exchange Offer is
                                        extended, in which case the term
                                        "Expiration Date" means the latest date
                                        and time to which the Exchange Offer is
                                        extended. See "The Exchange Offer --
                                        Expiration Date; Extensions;
                                        Amendments."



ACCRUED INTEREST ON THE NEW NOTES
  AND THE OLD NOTES.............        The New Notes will bear interest from
                                        June 1, 1996, the most recent interest
                                        payment date on the Old Notes. Holders
                                        of Old Notes whose Old Notes are
                                        accepted for exchange will be deemed to
                                        have waived the right to receive any
                                        payment in respect of interest on such
                                        Old Notes accrued from June 1, 1996 to
                                        the date of the issuance of the New
                                        Notes. See "The Exchange Offer
                                        --Interest on the New Notes."


CONDITIONS TO THE EXCHANGE
  OFFER.........................        The Company will not be obligated to
                                        consummate the Exchange Offer if the New
                                        Notes to be received will not be
                                        tradeable by the holder, other than in
                                        the case of Restricted Holders, without
                                        restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States. This condition may be waived by the Company.
                                        See "The Exchange Offer -- Conditions."

                                        No federal or state regulatory
                                        requirements must be complied with or
                                        approvals obtained in connection with
                                        the Exchange Offer, other than the
                                        registration provisions of the
                                        Securities Act and any applicable
                                        registration or qualification provisions of state securities laws.

PROCEDURE FOR TENDERING OLD
  NOTES.........................        Each holder of Old Notes wishing to
                                        accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old
                                        Notes (unless such tender is being
                                        effected pursuant to the procedures for
                                        book-entry transfer described below) to
                                        be exchanged and any other required
                                        documentation to the

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                                       9

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                                        Exchange Agent (as defined herein) at
                                        the address set forth herein and
                                        therein. See "The Exchange Offer --
                                        Procedure for Tendering."


SPECIAL PROCEDURES FOR
  BENEFICIAL HOLDERS............        Any beneficial holder whose Old Notes
                                        are registered in the name of his
                                        broker, dealer, commercial bank, trust
                                        company or other nominee and who wishes
                                        to tender in the Exchange Offer should
                                        contact such registered holder promptly
                                        and instruct such registered holder to
                                        tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. See "The Exchange
                                        Offer -- Procedure for Tendering."


GUARANTEED DELIVERY
  PROCEDURES....................        Holders of Old Notes who wish to tender
                                        their Old Notes and whose Old Notes are
                                        not immediately available or who cannot
                                        deliver their Old Notes (or who cannot
                                        complete the procedures for book-entry
                                        transfer on a timely basis) and a
                                        properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange
                                        Agent prior to the Early Termination
                                        Date or the Expiration Date, as the case may be, may tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange
                                        Offer -- Guaranteed Delivery
                                        Procedures."


WITHDRAWAL RIGHTS...............        Tenders of Old Notes may be withdrawn at
                                        any time prior to 5:00 p.m., New York
                                        City time, on the Expiration Date,
                                        unless previously accepted for exchange.
                                        See "The Exchange Offer -- Withdrawal of
                                        Tenders."

ACCEPTANCE OF OLD NOTES AND
  DELIVERY OF NEW NOTES.........        Subject to certain conditions (as
                                        summarized above in "Conditions to the
                                        Exchange Offer" and described more fully in "The Exchange Offer -- Conditions"), the Company will accept for exchange any and all Old Notes which are validly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on each of the Early Exchange Date and the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following each of the Early Exchange Date and the Expiration
                                        Date. See "The Exchange Offer -- Terms
                                        of the Exchange Offer."

CERTAIN TAX
  CONSIDERATIONS................        The exchange pursuant to the Exchange
                                        Offer will generally not be a taxable
                                        event for federal income tax purposes.
                                        See "Certain U.S. Tax Considerations."

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

EXCHANGE AGENT..................        The Bank of New York, the Trustee under
                                        the Indenture, is serving as exchange
                                        agent (the "Exchange Agent") in
                                        connection with the Exchange Offer. The
                                        address of the Exchange Agent is: The
                                        Bank of New York, 101 Barclay Street -
                                        7E, New York, New York 10286, Attention:
                                        Enrique Lopez, Reorganization Section.
                                        For information with respect to the
                                        Exchange Offer, call (212) 815-6333.

USE OF PROCEEDS.................        The Company will not receive any
                                        proceeds from the exchange of the New
                                        Notes for the Old Notes pursuant to the
                                        Exchange Offer. The net proceeds from
                                        the sale of Old Notes of approximately
                                        $106,300,000 (after deducting
                                        underwriting discounts and expenses of
                                        the offering) were used to repay all
                                        outstanding term loan and revolving
                                        credit borrowings under the Credit
                                        Agreement and for additions to working
                                        capital. See "Use of Proceeds."

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                      SUMMARY DESCRIPTION OF THE NEW NOTES


SECURITIES OFFERED..............        $110,000,000 principal amount of 9 3/8%
                                        Senior Subordinated Notes due December
                                        1, 2005 (the "New Notes").

MATURITY DATE...................        December 1, 2005.


INTEREST PAYMENT DATES..........        June 1 and December 1, commencing
                                        December 1, 1996.


OPTIONAL REDEMPTION.............        The New Notes will be redeemable in the
                                        event that on or before February 22,
                                        1999 the Company receives net proceeds
                                        from the sale of its Capital Stock other than Disqualified Stock in one or more offerings, in which case the Company may, at its option, use all or a portion of any such net proceeds within 75 days of receipt thereof to redeem Notes in a principal amount of at least $5,000,000 and up to an aggregate amount equal to 33% of the original principal amount of the Notes at a redemption price of 109.375% of the principal amount of the Notes plus accrued interest to the date of redemption; PROVIDED, HOWEVER, that
                                        Notes in an amount equal to at least 67% of the original principal amount of the Notes remain outstanding. In addition, the New Notes will be redeemable at any time on or after December 1, 2000, in whole or in part, at the option of the Company, at the redemption prices set forth herein plus accrued interest to the Redemption Date.

CHANGE OF CONTROL...............        The Company will be required to offer to
                                        purchase all outstanding Notes at a
                                        price equal to 101% of their principal
                                        amount plus accrued interest to the date of repurchase in the event of a Change of Control (as defined in the Indenture). The Company will also be required to offer to purchase all of the 10 3/8% Notes and 12.75% Debentures
                                        (each as defined) at 101% of the
                                        principal amount thereof, of which an
                                        aggregate $235,000,000 principal amount
                                        is currently outstanding, upon the
                                        occurrence of a Change of Control. A
                                        Change of Control is also an event of
                                        default under the Credit Agreement. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to repay all borrowings under the Credit Agreement and pay the Change of Control purchase price for all 10 3/8% Notes, 12.75%
                                        Debentures and the Notes tendered by the holders thereof.

MANDATORY SINKING FUND..........        None.


RANKING.........................        The New Notes will be general unsecured
                                        obligations of the Company and will be
                                        subordinated in right of payment to all
                                        existing and future Senior Debt (as
                                        defined in the Indenture) and will rank
                                        PARI PASSU with all senior subordinated
                                        debt and senior to all subordinated
                                        debt. See "Description of New Notes
                                        --Subordination." At May 31, 1996, the
                                        Company had $5,000,000 of Senior Debt
                                        outstanding and the


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                                       12

- --------------------------------------------------------------------------------


                                        aggregate principal amount of
                                        outstanding senior subordinated debt of
                                        the Company was approximately
                                        $344,455,000 (including the Old Notes).


FORM AND DENOMINATION...........        Fully registered as to principal and
                                        interest in minimum denominations of
                                        $1,000 and integral multiples thereof.
                                        The Old Notes initially purchased by
                                        qualified institutional investors were
                                        initially represented by a single,
                                        global Note in registered form,
                                        deposited with a custodian for and
                                        registered in the name of a nominee of
                                        DTC, as depository. The New Notes
                                        exchanged for Old Notes will be
                                        represented by one or more global New
                                        Notes in registered form and deposited
                                        with a custodian for and registered in
                                        the name of the nominee of DTC. New
                                        Notes issued to accredited investors
                                        that are not qualified institutional
                                        buyers will be issued only in
                                        certificated, fully registered,
                                        definitive form. See "Description of New
                                        Notes -- Form, Denomination and
                                        Book-Entry Procedures."

CERTAIN COVENANTS...............        The Indenture will contain certain
                                        covenants that, among other things,
                                        limit the ability of the Company and its subsidiaries to incur debt, make certain restricted payments, enter into certain transactions with affiliates, dispose of certain assets, incur liens securing subordinated debt of the Company, engage in mergers and consolidations and restrict the ability of the subsidiaries of the Company to make distributions and transfers to the Company. See
                                        "Description of New Notes."

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                       SUMMARY CONSOLIDATED FINANCIAL DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


     The summary consolidated financial information presented below should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere herein and "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" herein. The acquisitions by the Company of its operating properties during the periods for which the summary data are presented below materially affect the comparability of such data from one period to another. The summary consolidated data for the three months ended March 31, 1995 and 1996 are derived from unaudited financial statements but, in the opinion of the Company, reflect all adjustments, of a normal recurring nature, necessary for a fair presentation of such data. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. The consolidated summary pro forma data below should be read in conjunction with the unaudited Pro Forma Condensed Consolidated Statement of Operations and notes thereto contained elsewhere in this Prospectus.




                                                      YEARS ENDED DECEMBER 31,                           THREE MONTHS ENDED
                                   --------------------------------------------------------------             MARCH 31,
                                                                                          1995               (UNAUDITED)
                                                                                      PRO FORMA(a)           -----------
                                      1992         1993         1994        1995      (UNAUDITED)         1995         1996
                                   ---------    ---------    ---------    ---------   -----------      ---------    ---------

STATEMENT OF OPERATIONS DATA:

Net revenue ....................   $  35,957    $  37,499    $  62,856    $  99,895    $ 124,749       $  16,456    $  28,630

Station operating
  expenses .....................      21,638       22,790       37,764       55,399       66,648          10,338       17,518

Depreciation and
  amortization .................       6,262        6,263        8,135       13,844       17,087           2,252        4,424

Corporate expense ..............       1,192        1,374        2,162        3,132        3,132             812          990
Non-cash compensation ..........        --            123          282          363          363              81          115
                                   ---------    ---------    ---------    ---------    ---------       ---------    ---------


Operating income ...............       6,865        6,949       14,513       27,157       37,519           2,973        5,583
Equity in net income of investee        --           --           --           (439)        --              --           --
Interest expense, net ..........      11,675       10,977       10,707       27,026       36,119           3,710        8,850
Income (loss) before
  extraordinary item ...........      (4,826)      (4,035)       3,047         (783)        (730)(f)        (831)      (3,454)
Extraordinary loss on
  extinguishment of debt .......      (5,709)      (1,007)        --           --                           --         (3,510)
                                   ---------    ---------    ---------    ---------                    ---------    ---------

Net income (loss) ..............   $ (10,535)   $  (5,042)   $   3,047    $    (783)                   $    (831)   $  (6,964)
                                   =========    =========    =========    =========                    =========    =========

Net loss attributable
  to common shareholders .......   $ (10,628)   $  (5,278)   $    (688)   $  (4,333)   $  (4,280)      $  (1,770)   $  (7,845)
                                   =========    =========    =========    =========    =========       =========    =========

Loss before extraordinary
  item per common share ........   $   (1.22)   $   (0.98)   $   (0.15)   $   (0.73)   $   (0.72)      $   (0.39)   $   (0.51)
                                   =========    =========    =========    =========    =========       =========    =========

Net loss per common
  share(b) .....................   $   (2.63)   $   (1.21)   $   (0.15)   $   (0.73)                   $   (0.39)   $   (0.93)
                                   =========    =========    =========    =========                    =========    =========


Weighted average common shares
  outstanding ..................       4,041        4,365        4,498        5,920        5,920           4,578        8,464


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                                       14

- --------------------------------------------------------------------------------


                                                DECEMBER 31,                      MARCH 31,
                             -------------------------------------------------      1996
                                1992         1993         1994         1995      (UNAUDITED)
                             ----------   ----------   ----------   ----------   ----------
Balance Sheet Data:

Total assets .............   $  140,948   $  191,517   $  189,881   $  452,221   $  449,771
Total debt ...............      101,611       99,000       99,250      341,000      344,455
Redeemable preferred stock        1,574       49,139       49,171       45,488       45,488
Stockholders' equity .....       17,211       12,075       11,729        8,868        1,137



                                                     YEARS ENDED DECEMBER 31,                      TWELVE
                                   ----------------------------------------------------------   MONTHS ENDED
                                                                                     1995      MARCH 31, 1996
                                                                                  PRO FORMA(a)   PRO FORMA(a)
                                     1992         1993        1994        1995    (UNAUDITED)    (UNAUDITED)
                                   --------     --------    --------    --------    --------      --------
OTHER DATA:

Broadcast cash flow(c) .........   $ 14,319     $ 14,709    $ 25,092    $ 44,495    $ 58,101      $ 58,128
Broadcast cash flow margin .....       39.8%        39.2%       39.9%       44.5%       46.6%         46.4%
Operating cash flow(d) .........   $ 13,127     $ 13,335    $ 22,930    $ 41,364    $ 54,969      $ 54,818
Operating cash flow margin .....       36.5%        35.6%       36.5%       41.4%       44.1%         43.7%
Cash flows provided by (used in)
  operating activities .........   $ (1,001)    $  3,611    $  5,808    $  8,806    $ 16,449      $ 19,142
Ratio of:
  Operating cash flow to total
    interest expense ...........      1.12x        1.21x       2.14x       1.53x       1.52x         1.53x
  Earnings to fixed charges(e) .       --           --         1.30x        --         1.02x         1.00x
  Long-term debt to operating
    cash flow ..................      7.57x        7.33x       4.14x       8.24x       6.28x         6.28x
Capital expenditures ...........   $  1,036     $  1,089    $  2,628    $  7,682    $  8,221      $  7,207


- ---------------


(a) Gives effect to the acquisitions of KEYE, WWMT and WKBW and the application of the net proceeds used to finance such acquisitions, the new network affiliation agreements, decreased sales commissions, certain other adjustments and the application of the net proceeds of the Old Notes as if such events had occurred January 1, 1995. See "Use of Proceeds" and "Pro Forma Condensed Consolidated Statement of Operations." During the three months ended March 31, 1996, the Company wrote-off approximately $3,500,000 of deferred financing costs associated with the Credit Agreement in connection with the repayment of the term loan. Such amount is excluded from the Pro Forma Statement of Operations Data.



(b) Assuming that the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Cumulative Convertible Exchangeable Preferred Stock were converted into the Company's Common Stock (Nonvoting), net income (loss) per common share for the years ended December 31, 1992, 1993, 1994 and 1995 would have been $(1.50), $(0.29),
      $0.17 and $(0.05), respectively. Net loss per common share for the three months ended March 31, 1995 and 1996 would have been $(0.05) and $(0.40), respectively.


(c) "Broadcast cash flow" means operating income plus depreciation and amortization, corporate expense and non-cash compensation. The Company has included broadcast cash flow data because such data are commonly used as a measure of performance for broadcast companies and are also used by investors to measure a company's ability to service debt. Broadcast cash flow is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in the Consolidated Financial Statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

(d) "Operating cash flow" means operating income plus depreciation and amortization and non-cash compensation expense. The Company has included operating cash flow data because such data are used by investors to measure a company's ability to service debt. Operating cash flow does not purport to represent cash provided by operating activities as reflected in the Consolidated Financial Statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.


(e) For purposes of computing the ratio of earnings to fixed charges, "fixed charges" consists of interest expense, amortization of deferred financing charges and the interest component of rent expense, and "earnings" consists of income before income taxes and fixed charges. Earnings were insufficient to cover fixed charges for each of the two years in the period ended December 31, 1993 by $5,297 and $4,507, respectively. Earnings were insufficient to cover fixed charges for the year ended December 31, 1995 and the three months ended March 31, 1996 by $228 and $3,393, respectively.



(f) Excludes a write-off of approximately $3,500,000 of deferred financing costs associated with the Credit Agreement upon repayment of all term loan borrowings thereunder with the proceeds of the Old Notes.


- --------------------------------------------------------------------------------

                                  RISK FACTORS

LIMITATIONS ON FINANCIAL FLEXIBILITY; EFFECT OF NON-COMPLIANCE WITH RESTRICTIVE COVENANTS


     The Company has incurred significant indebtedness in connection with the acquisition of its nine television stations and anticipates incurring additional indebtedness in connection with future acquisitions. At May 31, 1996, the Company's long-term indebtedness was approximately $349,455,000. The Indenture (the "10 3/8% Note Indenture") governing the Company's 10 3/8% Senior Subordinated Notes due May 15, 2005 (the "10 3/8% Notes"), the Indenture (the "12.75% Debenture Indenture") governing the Company's 12.75% Senior Subordinated Debentures, due September 1, 2002 (the "12.75% Debentures") and the Credit Agreement contain various financial and operating covenants that, among other things, require the maintenance of certain financial ratios and restrict the Company's ability to borrow funds and to utilize funds for various purposes, including investments in certain subsidiaries. See "Description of New Notes" and "Description of Certain Debt Instruments." These restrictions, in combination with the leveraged nature of the Company, could limit the ability of the Company to respond to market conditions or meet extraordinary capital needs, or could adversely affect the Company's ability to finance its future operations or capital needs, or engage in other business activities which could be in the interest of the Company.


     The Company's ability to service its debt, including the Notes, the 10 3/8% Notes, the 12.75% Debentures, borrowings under the Credit Agreement and the Exchange Debentures (as defined herein), if issued, will depend upon the Company's future operating performance, which is subject to financial, political, business, regulatory and other factors, many of which are beyond the Company's control. Since borrowings under the Credit Agreement bear interest at rates that will fluctuate with certain prevailing interest rates, increases in such prevailing interest rates likely will increase the Company's interest payment obligations with respect to borrowings thereunder and could have an adverse effect on the Company.

     Additionally, if the Company were to sustain a decline in its operating results, it could experience difficulty in complying with the covenants that are contained in the Credit Agreement and any other agreements governing future indebtedness of the Company. The failure to comply with such covenants could result in an event of default under these agreements, thereby permitting acceleration of indebtedness incurred pursuant thereto, as well as indebtedness under other instruments that contain cross-acceleration or cross-default provisions, including the Indenture, the 10 3/8% Note Indenture and the 12.75% Debenture Indenture.

SUBORDINATION OF NOTES; PLEDGE OF ASSETS TO SECURE SENIOR INDEBTEDNESS


     The Notes are subordinated in right of payment to all existing and future Senior Debt, including the principal of (and premium, if any) and interest on and all other amounts due on or payable in connection with Senior Debt. At May 31, 1996, there was $5,000,000 of Senior Debt outstanding. The Credit Agreement permits $60,000,000 of revolving borrowings thereunder and the Indenture does not limit the amount of Senior Debt that the Company may incur provided that the incurrence of Debt is then permitted under the Indenture. By reason of the subordination of the Notes, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the Company or upon a default in payment with respect to, or the acceleration of, or if a judicial proceeding is pending with respect to any default under, any Senior Debt, the lenders under the Credit Agreement and any other creditors who are holders of Senior Debt must be paid in full before the holders of the Notes may be paid. The Indenture also does not limit the amount of debt ranking PARI PASSU with the Notes that the Company may incur provided that the incurrence of debt is then permitted under the Indenture. The 10 3/8% Notes and 12.75% Debentures are PARI PASSU in right of payment with the Notes. If the Company incurs any additional PARI PASSU debt, the holders of such debt, along with the holders of the 10 3/8% Notes and 12.75% Debentures, would be entitled to share ratably with the holders of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Company. This may have the effect of reducing the amount of proceeds paid to the holders of the Notes. In addition, no payments may be made with respect to the principal of (premium, if any) or interest on the Notes if a payment default exists with respect to Senior Debt and, under certain circumstances, no payments may be made with respect to the principal of (premium, if any) or interest on the Notes for a period of up to 179 days if a non-payment default exists with respect to Senior Debt. In addition, the Indenture permits subsidiaries of the Company to incur debt provided certain conditions are met. Any debt incurred by a subsidiary of the Company will be structurally senior to the Notes. See "Description of New Notes."

     The Company has granted to the lenders under the Credit Agreement, security interests in substantially all of the present and future assets of the Company, as well as a pledge of all of the issued and outstanding shares of capital stock of the Company's current and future subsidiaries. In the event of a default on secured indebtedness (whether as a result of the failure to comply with a payment or other covenant, a cross-default, or otherwise), the parties granted such security interests will have a prior secured claim on the assets of the Company and its subsidiaries. If such parties should attempt to foreclose on their collateral, the Company's financial condition and the value of the Notes will be materially adversely affected. In the event of certain Asset Dispositions (as defined in the Indenture), the Indenture provides that net proceeds thereof not reinvested as provided in the Indenture must be applied first to the repayment of Senior Debt and then to offer to repurchase the 12.75% Debentures and the 10 3/8% Notes prior to offering to repurchase the Notes. As a result thereof, in the event of one or more such Asset Dispositions, there may be insufficient proceeds to repurchase the Notes.

DEPENDENCE ON SUBSIDIARIES

     Eight of the Company's nine television stations are owned by wholly-owned subsidiaries of the Company, and future acquisitions will likely be made through present or future subsidiaries. The Company's cash flow and consequent ability to service its debt, including the Notes, will be dependent upon the earnings of its subsidiaries and the distribution of those earnings to the Company, or upon loans or other payments of funds by those subsidiaries to the Company. The Company's subsidiaries have no obligation, contingent or otherwise, to make any funds available to the Company. The Credit Agreement, the 10 3/8% Note Indenture, the 12.75% Debenture Indenture and the Indenture impose certain limitations on the ability of subsidiaries of the Company to enter into agreements restricting their ability to declare dividends or make distributions or advances to the Company. The claims of holders of the Notes, upon any distribution of assets of any subsidiary of the Company in the event of the liquidation or reorganization of such subsidiary, will be subordinate to the prior claims of present and future creditors of that subsidiary, including holders of indebtedness and trade creditors thereof.

ABSENCE OF NET INCOME; POSSIBLE CHANGES IN FUTURE UTILIZATION OF NET OPERATING LOSSES FOR TAX PURPOSES


     The Company reported a net loss of $6,964,000 for the three months ended March 31, 1996 and net losses of $783,000, $5,042,000, $10,535,000 and
$8,295,000 for the years ended December 31, 1995, 1993, 1992 and 1991, respectively. The losses were primarily caused by the substantial interest expense on debt incurred by the Company to finance the acquisitions of its television broadcasting stations (and extraordinary losses of $3,510,000, $1,007,000 and $5,709,000 incurred in 1996, 1993 and 1992, respectively, on extinguishment of debt) and depreciation and amortization charges. The 1996 extraordinary loss resulted from the write-off of deferred financing costs associated with the Credit Agreement in connection with the repayment of the term loan. There can be no assurances that the Company will not report net losses in the future. The future utilization of a portion of the Company's net operating losses for federal income tax purposes is subject to an annual limitation. In addition, the Company's June 29, 1995 acquisition of WKBW (the "WKBW Acquisition") could potentially eliminate substantially all of the Company's net operating losses for federal income tax purposes available for future utilization, and could result in the Company being in a tax paying position in present and future years. For financial reporting purposes, in accordance with Statement of Financial Accounting Standards No. 109, any taxes paid arising from the consummation of the WKBW Acquisition is considered additional purchase price and allocated to goodwill.

DEPENDENCE ON KEY PERSONNEL

     W. Don Cornwell, the Chief Executive Officer and Chairman of the Board of Directors of the Company, and Stuart J. Beck, the President and Secretary of the Company, have each entered into employment agreements with the Company. Each agreement provides for a two-year employment term and will be automatically renewed for a subsequent two year term except upon advance notice of nonrenewal by either party. The current terms under the agreements expire on September 19, 1997. The agreements provide that Mr. Cornwell and Mr. Beck will not engage in any business activities during the term of such agreements outside the scope of their employment with the Company unless approved by a majority of the Company's independent directors. The loss of the services of certain key personnel currently employed by the Company could have an adverse impact on the Company. There can be no assurance that the services of such personnel will continue to be made available to the Company. The Company does not maintain key man life insurance on any of its employees.

DEPENDENCE ON CONTINUED NETWORK AFFILIATION

     Three of the Company's nine television stations are affiliated with the National Broadcasting Company, Inc. ("NBC"), three of the Company's television stations are affiliated with the American Broadcasting Corporation, Inc. ("ABC"), and three of the Company's stations are affiliated with CBS (NBC, ABC, CBS and Fox are referred to herein individually as a "Network" and collectively as the "Networks"). Under each of the Company's affiliation agreements, the terms of which range from seven to ten years, the Networks may, under certain circumstances, terminate the agreement upon advance written notice. The non-renewal or termination of one or more of the Network affiliation agreements could have a material adverse effect on the Company's results of operations. No assurance can be given that the Company's Network affiliation agreements will be renewed or that such agreements will not be terminated. See "Business --Network Affiliation Agreements."

RISK OF CHANGE IN GOVERNMENT REGULATION; NECESSITY OF FCC LICENSES

     The Company's operations are subject to significant regulation by the Federal Communications Commission ("FCC") under the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act prohibits the operation of television broadcasting stations except pursuant to a license issued by the FCC and empowers the FCC, among other things, to issue, renew, revoke and modify broadcasting licenses, adopt regulations to carry out the provisions of the Communications Act and impose penalties for violation of such regulations. The Telecommunications Act of 1996, which amends major provisions of the Communications Act, was enacted on February 8, 1996. The FCC has commenced, but not yet completed, implementation of the provisions of the Telecommunications Act of 1996. The FCC has under consideration and the U.S. Congress and the FCC may in the future adopt new laws, regulations and policies regarding a wide variety of matters which could, directly or indirectly, materially affect the operation and ownership of the Company's broadcast properties. See "Business -- FCC Licenses," "-- Proposed Legislation and Regulations" "-- The Cable Television Consumer Protection and Competition Act of 1992," and "-- Special Tax Status."

COMPETITION, CHANGES IN THE BROADCAST INDUSTRY AND GENERAL ECONOMIC CONDITIONS

     Technological innovation, and the resulting proliferation of programming alternatives, have fractionalized television viewing audiences and subjected traditional television broadcast stations to new types of competition. These changes have had and will continue to have an effect on the broadcasting industry in general. In addition, the television industry is affected by prevailing economic conditions. Since the Company relies on sales of advertising time at its stations for substantially all of its revenues, the Company's operating results are and will be sensitive to general economic conditions and regional conditions in each of the local markets in which the stations operate. The Company cannot predict the future direction of such conditions. See "Business -- Industry Background" and "-- Competition."

RISK OF INABILITY TO FINANCE CHANGE OF CONTROL OFFER

     W. Don Cornwell and Stuart J. Beck, through their ownership of all of the outstanding shares of the Company's Class A Common Stock, par value $.01 per share (the "Voting Common Stock"), possess 55% and 45%, respectively, of the voting power in the Company. As long as Messrs. Cornwell and Beck hold all of the outstanding shares of Voting Common Stock, they will be able to elect all of the Company's directors and, under most circumstances, amend the Company's Certificate of Incorporation and effect a merger, sale of assets or other fundamental corporate transaction without the approval of the other stockholders of the Company and will be able to defeat any unsolicited attempt to acquire control of the Company. See "Ownership of Capital Stock."

     In the event of a Change of Control, the Company will be required to offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of purchase. The Company will also be required to offer to purchase all of the 10 3/8% Notes and the 12.75% Debentures at 101% of the principal amount thereof, of which $235,000,000 principal amount, in the aggregate, is currently outstanding, upon the occurrence of the Change of Control. A Change of Control is an event of default under the Credit Agreement. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to repay all borrowings under the Credit Agreement and pay the Change of Control purchase price for all 10 3/8% Notes, 12.75% Debentures and the Notes tendered by the holders thereof.

NO PUBLIC MARKET FOR THE NOTES

     There has previously been only a limited secondary market and no public market for the Old Notes, and there can be no assurance as to the liquidity of any market that may develop for the New Notes, the ability of the holders of the New Notes to sell their New Notes or the prices at which the holders of the New Notes would be able to sell their New Notes. The New Notes could trade at prices higher or lower than their principal amount, depending on a number of factors, including the market for similar securities, the Company's financial condition and prevailing interest rates. The Company does not intend to list the New Notes on a national securities exchange or to apply for quotation of the New Notes through the National Associate of Securities Dealers Automated Quotation System.

CONSEQUENCES OF THE EXCHANGE OFFER ON NON-TENDERING HOLDERS OF THE OLD NOTES

     The Company intends for the Exchange Offer to satisfy its registration obligations under the Registration Rights Agreement. If the Exchange Offer is consummated, the Company does not intend to file further registration statements for the sale or other disposition of Old Notes. Consequently, following completion of the Exchange Offer, holders of Old Notes seeking liquidity in their investment would have to rely on an exemption to the registration requirements under applicable securities laws, including the Securities Act, with respect to any sale or other disposition of the Old Notes.

                                 USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes offered hereby, the Company will receive, in exchange, Old Notes in like principal amount.

     The net proceeds of the Old Notes, $106,300,000 (after deducting the underwriting discounts and estimated expenses of the offering), were used to repay all outstanding term and revolving credit borrowings under the Credit Agreement (aggregating $103,900,000) and for additions to working capital.

     In connection with the financing of the acquisitions of WWMT and WKBW, on May 19, 1995, the Company completed its offering of the 10 3/8% Notes and entered into the Credit Agreement. At February 22, 1996, outstanding borrowings under the Credit Agreement bore interest at a blended rate of 7.95%. See "Description of Certain Debt Instruments -- Credit Agreement."

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

   GENERAL

     The Old Notes were sold by the Company on February 22, 1996 in a private placement in reliance on Section 4(2) of the Securities Act and/or Regulation D of the Securities Act. The Old Notes were sold to the Initial Purchasers who resold the Old Notes to "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act and accredited non-qualified institutional buyers. The Initial Purchasers required as a condition to the purchase of the Old Notes that the Company grant the purchasers of the Old Notes certain registration rights pursuant to the Registration Rights Agreement. The Registration Rights Agreement required the Company to file with the Commission following the closing of the offering of the Old Notes on February 22, 1996 (the "Closing"), a registration statement relating to an exchange offer pursuant to which notes which are substantially identical to the Old Notes would be offered in exchange for the then outstanding Old Notes tendered at the option of the holders thereof. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except (i) that the New Notes have been registered under the Securities Act, (ii) that the New Notes are not entitled to certain registration rights which are applicable to the Old Notes under the Registration Rights Agreement, and (iii) certain contingent interest rate provisions applicable to the Old Notes are generally not applicable to the New Notes. In the event that the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, the Company agreed to use its reasonable best efforts to cause to become effective a shelf registration statement with respect to the resale of the Old Notes and to keep such resale registration statement effective for a period of up to three years. The Exchange Offer is being made to satisfy the contractual obligations of the Company under the Registration Rights Agreement.


     The Company has agreed that if (i) the Company failed to file the registration statement relating to the Exchange Offer within 75 days following the Closing, (ii) such registration statement (or, if applicable, the resale registration statement) had not become effective within 150 days following the Closing, (iii) the Exchange Offer has not been consummated within 30 business days after the effective date of the Exchange Offer registration statement or
(iv) certain other specified events occur, then the per annum interest rate on the Old Notes will increase by 0.5% for the period from the occurrence of such default until such time as no default is in effect (at which time the interest rate will be reduced to its initial rate). If the Company has not consummated the Exchange Offer (or, if applicable, the resale registration statement has not become effective) within 270 days following the Closing, then the per annum interest rate on the Old Notes will increase by an additional 0.5% for so long as the Company has not consummated the Exchange Offer (or until such resale registration statement becomes effective).


     The holders of any Old Notes not tendered in the Exchange Offer will not be entitled to require the Company to file a shelf registration statement. Any Old Notes remaining outstanding following consummation of the Exchange Offer will be treated together with the New Notes as one series for purposes of the Indenture. See "Description of New Notes -- Registration Covenant; Exchange Offer."

     An exchange offer shall be deemed to have been consummated upon the earlier to occur of (i) the Company having exchanged New Notes for all outstanding Old Notes (other than Old Notes held by a Restricted Holder) pursuant to such exchange offer and (ii) the Company having exchanged, pursuant to such exchange offer, New Notes for all Old Notes that have been validly tendered and not withdrawn on the Expiration Date. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under applicable securities laws, including the Securities Act.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Old Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. The exchange of New Notes for Old Notes will be made (i) with respect to all Old Notes validly tendered and not withdrawn on or prior to the Early Exchange Date, within two business days following the Early Exchange Date, and (ii) with respect to all Old Notes validly tendered and not withdrawn after the Early Exchange Date but on or prior to the Expiration Date, within two business days following the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following each of the Early Exchange Date and the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in denominations of $250,000 and integral multiples of $1,000 in excess thereof.

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than a Restricted Holder) without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of such New Notes. See "Mary Kay Cosmetics, Inc.," SEC No-Action Letter (available June 5,
1991); "Morgan Stanley & Co., Incorporated," SEC No-Action Letter (available June 5, 1991); and "Exxon Capital Holdings Corporation," SEC No-Action Letter (available May 13, 1988). Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     If any person were to participate in the Exchange Offer for the purpose of distributing securities in a manner not permitted by the Commission's interpretation, such person (i) could not rely on the position of the staff of the Commission enunciated in "Exxon Capital Holdings Corporation" or similar interpretive letters and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Accordingly, each eligible holder wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that the conditions described above have been met.

     In connection with the issuance of the Old Notes, the Company arranged for the inclusion of the Old Notes initially purchased by qualified institutional buyers on the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market. The Company also arranged for the Old Notes initially purchased by qualified institutional buyers to be issued and transferable in book-entry form through the facilities of DTC, acting as depository, and in DTC's Same-Day Funds Settlement System. The New Notes will also be issuable and transferable in book-entry form through the DTC in the Same-Day Funds Settlement System.

     As of the date of this Prospectus, $110,000,000 aggregate principal amount of the Old Notes is outstanding.


     This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes as of June 3, 1996 (the "Record Date").


     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving New Notes from the Company and delivering New Notes to such holders.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     The registration expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company. The Company has agreed to pay, subject to the instructions in the Letter of Transmittal, all transfer taxes, if any, relating to the sale or disposition of such holder's Old Notes pursuant to the Exchange Offer. See "-- Fees and Expenses."

   EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean July 3, 1996, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.


     In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     The Company reserves the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment.

     Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

INTEREST ON THE NEW NOTES


     The New Notes will bear interest from June 1, 1996, the most recent interest payment date on the Old Notes, payable semi-annually on June 1 and December 1 of each year commencing on December 1, 1996, at the rate of 9 3/8% per annum. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from June 1, 1996 until the date of the issuance of the New Notes.


PROCEDURE FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder or any person whose Old Notes are held of record by DTC who desires to deliver such Old Notes at DTC.

     Any beneficial holder whose Old Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender his Old Notes should contact the registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not validly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent without cost to the tendering holder of such Old Notes unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     By tendering, each holder will represent to the Company that, among other things (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, (ii) such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a distribution of such New Notes, (iii) such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company and (iv) such holder is not a broker-dealer who acquired Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Early Exchange Date or the Expiration Date, may effect a tender if:

     (a) The tender is made through an Eligible Institution;

     (b) Prior to the Early Exchange Date or the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the date of execution of the Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange.

     To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date and prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned by the Exchange Agent to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedure for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company will not be obligated to consummate the Exchange Offer if the New Notes to be received will not be tradeable by the holder, other than in the case of Restricted Holders, without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States. Such condition will be deemed to be satisfied unless a holder provides the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that the New Notes received by such holder will not be tradeable without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky laws of substantially all of the states of the United States. The Company may waive this condition.

     If the condition described above exists, the Company will be entitled to refuse to accept any Old Notes and, in the case of such refusal, will return all tendered Old Notes to exchanging holders of the Old Notes. See "Description of New Notes -- Registration Covenant; Exchange Offer."

EXCHANGE AGENT

     The Bank of New York, the Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

By Hand Delivery:       The Bank of New York
                        101 Barclay Street
                        Corporate Trust Services Window
                        New York, New York 10286
                        Attn:       Enrique Lopez,
                                    Reorganization Section

By Registered or
  Certified Mail:       The Bank of New York
                        101 Barclay Street - 7E
                        New York, New York 10286
                        Attn:       Enrique Lopez,
                                    Reorganization Section

By Overnight Courier:   The Bank of New York
                        101 Barclay Street
                        Corporate Trust Services Window
                        New York, New York 10286
                        Attn:       Enrique Lopez,
                                    Reorganization Section

Facsimile Transmission:
(Eligible Institutions and
 Withdrawal Notices Only)           (212) 571-3080
                                    Confirm:  (212) 815-2742
                                    For Information Call:  (212) 815-6333

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or telephone.

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith.

     The registration expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the New Notes under generally accepted accounting principles.

                                 CAPITALIZATION
                                 (IN THOUSANDS)


     The following table sets forth the capitalization of the Company as of March 31, 1996:

                                                                  MARCH 31, 1996
                                                                  --------------
Long-term debt:
  12.75% Senior Subordinated
    Debentures due September 1, 2002 .............................       60,000
  10 3/8% Senior Subordinated
    Notes due May 15, 2005 .......................................      175,000
  9 3/8% Senior Subordinated
    Notes net of unamortized discount
    of $545 due December 1, 2005 .................................      109,455
                                                                        -------
  Total long-term debt ...........................................      344,455
 Redeemable preferred stock, $.01 par value:
  Cumulative Convertible Exchangeable Preferred Stock ............       45,488

Stockholders' equity:
  Common stock: $.01 par value, 41,000,000 shares authorized consisting of 1,000,000 shares of Voting Common Stock and
    40,000,000 shares of Common Stock (Nonvoting); 178,500
    shares of Voting Common Stock and 8,298,966 shares of
    Common Stock (Nonvoting) issued and outstanding ..............           85
 Additional paid-in capital ......................................       45,982
 Accumulated deficit .............................................      (43,554)
 Less: unearned compensation .....................................       (1,376)
                                                                      ---------
    Total stockholders' equity ...................................        1,137
                                                                      ---------
    Total capitalization .........................................    $ 391,080
                                                                      =========


                      SELECTED CONSOLIDATED FINANCIAL DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


     The selected consolidated financial data below should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus. The acquisitions by the Company of its operating properties during the periods from which selected data are presented below materially affect the comparability of such data from one period to another. The selected consolidated financial data for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 are derived from the Company's audited consolidated financial statements. The selected consolidated data for the three months ended March 31, 1995 and 1996 are derived from unaudited financial statements but, in the opinion of the Company, reflect all adjustments of a normal recurring nature necessary for a fair presentation of such data. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. The selected pro forma data below should be read in conjunction with the unaudited Pro Forma Condensed Consolidated Statement of Operations and notes thereto contained elsewhere in this Prospectus.



                                                             YEARS ENDED DECEMBER 31,                          THREE MONTHS ENDED
                                   ----------------------------------------------------------------------           MARCH 31,
                                                                                               PRO FORMA           (UNAUDITED)
                                                                                                1995(a)       ---------------------
                                      1991        1992        1993        1994        1995    (UNAUDITED)        1995        1996
                                   ---------   ---------   ---------   ---------   ---------   ---------      ---------   ---------

STATEMENT OF OPERATIONS DATA:
Net revenue .....................  $  33,426   $  35,957   $  37,499   $  62,856   $  99,895   $ 124,749      $  16,456   $  28,630
Station operating
  expenses ......................     19,953      21,638      22,790      37,764      55,399      66,648         10,338      17,518
Depreciation ....................      2,446       2,279       2,398       3,420       4,514       5,237            805       1,473
Amortization ....................      4,697       3,983       3,865       4,715       9,330      11,850          1,448       2,951
Corporate expense ...............        658       1,192       1,374       2,162       3,132       3,132            812         990
Non-cash compensation ...........       --          --           123         282         363         363             81         115
                                   ---------   ---------   ---------   ---------   ---------   ---------      ---------   ---------
Operating income ................      5,672       6,865       6,949      14,513      27,157      37,519          2,973       5,583
Other expense ...................        730         487         479         309         798         738             94         126
Equity in net income
  of investee ...................       --          --          --          --          (439)       --             --          --
Interest expense, net ...........     13,709      11,675      10,977      10,707      27,026      36,119          3,710       8,850
                                   ---------   ---------   ---------   ---------   ---------   ---------      ---------   ---------
Income (loss) before
  income taxes and
  extraordinary item ............     (8,767)     (5,297)     (4,507)      3,497        (228)        662           (831)     (3,393)
(Provision) benefit for
  income taxes ..................        472         471         472        (450)       (555)     (1,392)          --           (61)
                                   ---------   ---------   ---------   ---------   ---------   ---------      ---------   ---------
Income (loss) before
  extraordinary item ............     (8,295)     (4,826)     (4,035)      3,047        (783)       (730)(f)       (831)     (3,454)
Extraordinary loss
 extinguishment of debt .........       --        (5,709)     (1,007)       --          --                         --        (3,510)
                                   ---------   ---------   ---------   ---------   ---------                  ---------   ---------
Net income (loss) ...............  $  (8,295)  $ (10,535)  $  (5,042)  $   3,047   $    (783)                 $    (831)  $  (6,964)
                                   =========   =========   =========   =========   =========                  =========   =========
Net loss attributable
  to common shareholders ........  $  (8,335)  $ (10,628)  $  (5,278)  $    (688)  $  (4,333)  $  (4,280)     $  (1,770)  $  (7,845)
                                   =========   =========   =========   =========   =========   =========      =========   =========
Loss before extraordinary
  item per common share .........  $  (20.24)  $   (1.22)  $   (0.98)  $   (0.15)  $   (0.73)  $   (0.72)     $   (0.39)  $   (0.51)
                                   =========   =========   =========   =========   =========   =========      =========   =========
Net loss per common
  share(b) ......................  $  (20.24)  $   (2.63)  $   (1.21)  $   (0.15)  $   (0.73)                 $   (0.39)  $   (0.93)
                                   =========   =========   =========   =========   =========                  =========   =========
Weighted average common
  shares outstanding ............        412       4,041       4,365       4,498       5,920       5,920          4,758       8,464



                                                   DECEMBER 31,
                            -----------------------------------------------   MARCH 31,
                                                                                1996
                               1991     1992      1993      1994      1995   (UNAUDITED)
                            --------  --------  --------  --------  --------  --------

BALANCE SHEET DATA:

Total assets .............  $141,918  $140,948  $191,517  $189,881  $452,221  $449,771
Total debt ...............   111,892   101,611    99,000    99,250   341,000   344,455
Redeemable preferred stock     1,487     1,574    49,139    49,171    45,488    45,488
Stockholders' equity .....     6,299    17,211    12,075    11,729     8,868     1,137



                                                                         YEARS ENDED DECEMBER 31,                     TWELVE MONTHS
                                             ------------------------------------------------------------------------     ENDED
                                                                                                            1995      MARCH 31, 1996
                                                                                                         PRO FORMA(a) PRO FORMA(a)
                                                                                                         ------------ ------------
                                               1991        1992        1993        1994        1995      (UNAUDITED)   (UNAUDITED)
                                             --------    --------    --------    --------    --------    ------------ -------------
OTHER DATA:

Broadcast cash flow(c) ...................   $ 13,473    $ 14,319    $ 14,709    $ 25,092    $ 44,495      $ 58,101     $ 58,128
Broadcast cash flow margin ...............       40.3%       39.8%       39.2%       39.9%       44.5%         46.6%        46.4%
Operating cash flow(d) ...................   $ 12,815    $ 13,127    $ 13,335    $ 22,930    $ 41,364      $ 54,969     $ 54,818
Operating cash flow margin ...............       38.3%       36.5%       35.6%       36.5%       41.4%         44.1%        43.7%
Cash flows provided by (used in)
  operating activities ...................   $    356    $ (1,001)   $  3,611    $  5,808    $  8,806      $ 16,449     $ 19,142
Ratio of:
  Operating cash flow to total
    interest expense .....................      0.93x       1.12x       1.21x       2.14x       1.53x         1.52x        1.53x
  Earnings to fixed charges(e) ...........       --          --          --         1.30x        --           1.02x        1.00x
  Long-term debt to operating
    cash flow ............................      7.44x       7.57x       7.33x       4.14x       8.24x         6.28x        6.28x
Capital expenditures .....................   $    469    $  1,036    $  1,089    $  2,628    $  7,682      $  8,221     $  7,207


- ---------------


(a) Gives effect to the acquisition of KEYE, WWMT and WKBW and the application of the net proceeds used to finance such acquisitions, the new network affiliation agreements, decreased sales commissions, certain other adjustments and the application of the net proceeds of the Old Notes as if such events had occurred on January 1, 1995. See "Use of Proceeds" and "Pro Forma Condensed Consolidated Statement of Operations." During the three months ended March 31, 1996, the Company wrote-off approximately $3,500,000 of deferred financing costs associated with the Credit Agreement in connection with the repayment of the term loan. Such amount is excluded from the Pro Forma Statement of Operations Data.



(b) Assuming that the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Cumulative Convertible Exchangeable Preferred Stock were converted into the Company's Common Stock (Nonvoting), net income (loss) per common share for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 would have been $(2.71),
      $(1.50), $(0.29), $0.17 and $(0.05), respectively. Net loss per common share for the three months ended March 31, 1995 and 1996 would have been $(0.05) and $(0.40), respectively.


(c) "Broadcast cash flow" means operating income plus depreciation and amortization, corporate expense and non-cash compensation. The Company has included broadcast cash flow data because such data are commonly used as a measure of performance for broadcast companies and are also used by investors to measure a company's ability to service debt. Broadcast cash flow is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in the Consolidated Financial Statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(d) "Operating cash flow" means operating income plus depreciation and amortization and non cash compensation expense. The Company has included operating cash flow data because such data are used by investors to measure a company's ability to service debt. Operating cash flow does not purport to represent cash provided by operating activities as reflected in the Consolidated Financial Statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.


(e) For purposes of computing the ratio of earnings to fixed charges, "fixed charges" consists of interest expense, amortization of deferred financing charges, and the interest component of rent expense, and "earnings" consists of income before income taxes and fixed charges. Earnings were insufficient to cover fixed charges for each of the three years in the period ended December 31, 1993 by $8,767, $5,297 and $4,507. Earnings were insufficient to cover fixed charges for the year ended December 31, 1995 and the three months ended March 31, 1996 by $228 and $3,393, respectively.


(f) Excludes a write-off of approximately $3,500,000 of deferred financing costs associated with the Credit Agreement upon repayment of all term loan borrowings thereunder with the proceeds of the Old Notes.

      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

     The pro forma condensed consolidated statement of operations presented below is based on the historical financial statements of: (i) the Company; (ii) Austin Television, the former owner of KEYE (formerly KBVO-TV); (iii) WWMT, a division of Busse Broadcasting Corporation; and (iv) Queen City Broadcasting, Inc., the owner of 100% of the issued and outstanding stock of the company that owns and operates WKBW ("Queen City"). The pro forma condensed consolidated statement of operations for the year ended December 31, 1995 gives effect to:
(i) the acquisitions of KEYE, WWMT and WKBW and the application of the net proceeds of the sale of the 10 3/8% Notes, additional borrowings under the Credit Agreement and certain other adjustments; and (ii) the application of the net proceeds from the sale of the Old Notes as if such transactions occurred on January 1, 1995.

     The pro forma condensed consolidated statement of operations gives effect to the acquisitions described above under the purchase method of accounting and are based upon the assumptions and adjustments described in the accompanying notes. These pro forma condensed consolidated statement of operations should be read in conjunction with the Company's Consolidated Financial Statements and the Financial Statements of Austin Television, WWMT and Queen City appearing elsewhere in this Prospectus. The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1995
                                   (Unaudited)
                      (in thousands, except per share data)

                                   Granite             Austin                          Queen City
                                 Broadcasting        Television      WWMT Five       For the Period
                               Corporation Year       One Month     Months ended        January 1,       Pro Forma
                              ended December 31,  ended January 31,    May 31,            1995 to        Adjustments
                                     1995               1995            1995          June 28, 1995   for acquisitions
                              ------------------  -----------------  ------------     -------------   ----------------

Net revenue..................    $99,895               $  875           $7,934            $12,889           3,156 (a)
Station operating expenses...     55,399                  380            4,182              7,577            (805)(b)
                                                                                                              (85)(c)
Depreciation expense.........      4,514                   32              360                331
Amortization expense.........      9,330                   10              253                675           1,681 (d)
Corporate expense............      3,132                                                      395            (395)(f)
Non-cash compensation........        363
                                 -------              -------          --------           -------
Operating income.............     27,157                  453            3,139              3,911
Equity in net income
  of investee................       (439)                                                                     439 (k)
Interest expense, net .......     27,026                   49                               2,933           5,704 (g)
Other expense (income).......        798                   21              (43)               (18)            (20)(l)
                                 -------               ------          --------           --------
Income (loss) before
  income taxes and
  extraordinary item.........       (228)                 383            3,182                996
Provision for income taxes...       (555)                                                     (24)           (813)(i)
                                 --------             -------          --------           --------
Loss before extraordinary
  item(m)....................    $  (783)              $  383           $3,182           $    972
                                 ========              ======           ======           ========
Loss before extraordinary item
  attributable to
  common shareholders........   $ (4,333)
                                =========
Loss before extraordinary item
  per common share...........   $  (0.73)
                                =========
Weighted average common
  shares outstanding(j)......      5,920
                                   =====

                                    Pro Forma
                                   Adjustments
                                 for refinancing    Pro forma
                                 ---------------    ---------

Net revenue..................                        $124,749
Station operating expenses...                          66,648

Depreciation expense.........                           5,237
Amortization expense.........         (99)(e)          11,850
Corporate expense............                           3,132
Non-cash compensation........                             363
                                                    ---------
Operating income.............                          37,519
Equity in net income
  of investee................
Interest expense, net .......         407 (h)          36,119
Other expense (income).......                             738
                                                    ---------
Income (loss) before
  income taxes and
  extraordinary item.........                             662
Provision for income taxes...                          (1,392)
                                                     ---------
Loss before extraordinary
  item(m)....................                       $    (730)
                                                    ==========
Loss before extraordinary item
  attributable to
  common shareholders........                       $  (4,280)
                                                    ==========
Loss before extraordinary item
  per common share...........                       $   (0.72)
                                                    ==========
Weighted average common
  shares outstanding(j)......                           5,920
                                                        =====

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

     Adjustments reflected in the pro forma condensed consolidated financial statement are explained as follows:

     (a) Net Revenue. To adjust net revenue to reflect negotiated increases in network compensation revenue and decreases in sales commissions paid to national representative companies.

     (b) Amortization of Film Contract Rights. To adjust amortization of film contract rights to reflect the net assets to be acquired based on the allocation of the purchase price.

     (c) Selling, General and Administrative Expenses. To adjust station operating expenses for reductions of certain employee benefit related expenses.

     (d) Amortization of Intangible Assets and Deferred Financing Costs. To reflect increased amortization expense as follows:

                                                                   Year ended
                                                               December 31, 1995
                                                               -----------------
          (i)  Amortization of excess costs of the purchase
               price over net assets acquired................     $2,135,000


          (ii) Amortization of deferred financing costs
               associated with the issuance of the 10 3/8%
               Notes and with additional borrowings under
               the Credit
               Agreement....................................         474,000


          (iii) Elimination of historical amortization
               expense in the financial statements of the
               stations acquired............................        (928,000)
                                                                  ----------
                                                                  $1,681,000
                                                                  ==========

     (e) Amortization of Deferred Financing Cost. To reflect amortization of deferred financing costs associated with the issuance of the Old Notes and to partially eliminate amortization expense of deferred financing costs related to the Credit Agreement.

     (f) Corporate Expense. To eliminate the historical allocation of corporate expense charged to the stations acquired.

     (g)  Interest Expense.

          To adjust interest expense to reflect the application of proceeds used to finance the acquisitions:

                                                                  Year ended
                                                               December 31, 1995
                                                               -----------------

          (i)  Interest expense on the 10 3/8% Notes at an
               interest rate of 10.375%.....................      $7,565,000


          (ii) Interest expense on the additional borrowings
               under the Credit Agreement...................       3,769,000

          (iii) Elimination of historical interest expense
               on debt not assumed..........................      (5,630,000)
                                                                  -----------
                                                                  $5,704,000
                                                                  ==========

     (h) Interest Expense. To adjust interest expense for the sale of the Old Notes at an interest rate of 9.375% and to eliminate interest expense on borrowings under the Credit Agreement.

     (i) Income Taxes. To adjust the provision for income taxes to reflect changes in income before income taxes resulting from the acquisitions and the refinancing.

     (j) Weighted Average Common Shares Outstanding. Pro forma weighted average common shares outstanding for 1995 does not include the conversion of any convertible preferred stock and the exercise of any outstanding stock options. The inclusion of such items would be antidilutive.

     (k) Equity in Net Income of Investee. To eliminate equity of net income of Queen City.

     (l) Other. To eliminate legal expense incurred by Austin Television relating to the sale of the station to the Company.


     (m) Loss before Extraordinary Item. Excludes a write-off of approximately $3,500,000 of deferred financing costs associated with the Credit Agreement upon repayment of all term loan borrowings thereunder with the proceeds of the Old Notes.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The consolidated financial statements of the Company reflect significant increases between the years ended December 31, 1995 and 1994 and between the three months ended March 31, 1996 and 1995 in substantially all line items. The principal reasons for such increases are the acquisition of KEYE on February 1, 1995, the acquisition of WWMT-TV, the CBS affiliate licensed to serve Grand Rapids - Kalamazoo - Battle Creek, Michigan ("WWMT") on June 1, 1995 and the acquisition of WKBW on June 29, 1995. Significant increases between the years ended December 31, 1994 and 1993 were due to the acquisition of WTVH-TV, the CBS affiliate licensed to serve Syracuse, New York ("WTVH") and KSEE-TV, the NBC affiliate licensed to serve Fresno - Visalia, California ("KSEE") on December 23, 1993. It is anticipated that the Company's consolidated financial statements for the year ended December 31, 1996 will reflect significant increases in substantially all line items compared to the prior year due to the acquisitions of KEYE, WWMT and WKBW. In addition, the Company may recognize significant taxable income as a result of the acquisition of WKBW. Such taxable income could potentially eliminate substantially all of the Company's net operating losses for federal income tax purposes available for future utilization, and could result in the Company being in a tax paying position in present and future years. For financial reporting purposes, any taxes paid arising from the consummation of the acquisition of WKBW is considered additional purchase price and allocated to goodwill.


     The Company's revenues are derived principally from local and national advertising and, to a lesser extent, from network compensation for the broadcast of programming and revenues from studio rental and commercial production activities. In 1995, the Company negotiated long-term affiliation agreements for its stations which the Company expects will provide aggregate additional annual revenues of approximately $3,300,000 in cash to the Company's stations, only a portion of which is reflected in the Company's results of operations for the year ended December 31, 1995. The primary operating expenses involved in owning and operating television stations are personnel costs, depreciation and amortization, programming and promotion expenses and news costs. Numbers referred to in the following discussion have been rounded to the nearest thousand.


     The following table sets forth certain operating data for the three years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1995 and 1996:


                                                      Year ended December 31,                Three Months Ended
                                             ----------------------------------------             March 31,
                                                                                          -------------------------
                                                1993           1994           1995           1995          1996
                                             ----------     ----------     ----------     ----------    -----------

Operating income........................   $  6,949,000    $14,513,000    $27,157,000     $2,973,000    $ 5,583,000
Add:
  Depreciation and amortization.........      6,263,000      8,135,000     13,843,000      2,252,000      4,424,000
  Corporate expense.....................      1,374,000      2,162,000      3,132,000        812,000        990,000
  Non-cash compensation.................        123,000        282,000        363,000         81,000        115,000
                                            -----------    -----------    -----------     ----------    -----------

Broadcast cash flow.....................    $14,709,000    $25,092,000    $44,495,000     $6,118,000    $11,112,000
                                            ===========    ===========    ===========     ==========    ===========


     "Broadcast cash flow" means operating income plus depreciation, amortization, corporate expense and non-cash compensation. The Company has included broadcast cash flow data because such data are commonly used as a measure of performance for broadcast companies and are also used by investors to measure a company's ability to service debt. Broadcast cash flow is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in the Consolidated Financial Statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

     The Company believes that the adoption of Statements of Financial Accounting Standards No. 115 (Accounting for Certain Investments in Debt and Equity Securities), No. 119 (Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments), No. 121 (Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of) and No. 123 (Accounting for Stock Based Compensation) have not, to the extent in effect, and will not have a material effect on its financial position and results of operations.

Three Months ended March 31, 1996 and 1995

     Net revenues for the three months ended March 31, 1996 totaled $28,630,000, an increase of $12,174,000 or 74% compared to $16,456,000 for the three months ended March 31, 1995. Of this increase, $11,084,000 was due to the inclusion of one additional month of operations of KEYE and three months of operations of WWMT and WKBW. The remaining increase of $1,090,000 resulted primarily from increased network compensation and increased political spending in an election year. Net revenue at the Company's nine stations (including revenue derived by KEYE, WWMT and WKBW prior to their acquisition by the Company) increased $1,621,000, or 6.0% during the three months ended March 31, 1996 as compared to the same period in 1995.



     Station operating expenses totaled $17,518,000, an increase of $7,180,000 or 69% compared to $10,338,000 for the three months ended March 31, 1995. Of this increase, $6,088,000 was due to the inclusion of one additional month of operations of KEYE and three months of operations of WWMT and WKBW. The remaining increase of $1,092,000 resulted from increased news expenses, primarily associated with the launch of a news operation at KEYE, and increased promotion expenses. Station operating expenses at the Company's nine stations (including station operating expenses of KEYE, WWMT and WKBW prior to their acquisition by the Company) increased $947,000, or 5.7% during the three months ended March 31, 1996 as compared to the same period in 1995.



     Depreciation and amortization increased $2,172,000, or 96% during the three months ended March 31, 1996 compared to the same period a year earlier primarily due to the inclusion of one additional month of operations of KEYE and three months of operations of WWMT and WKBW.



     Corporate expense increased $178,000 or 22% during the three months ended March 31, 1996 compared to the same period a year earlier, primarily due to higher administrative expenses resulting from the acquisitions of KEYE, WWMT and WKBW during 1995. Non-cash compensation expense increased $34,000 during the three months ended March 31, 1996 compared to the same period a year earlier due to the granting of additional shares of Common Stock (Nonvoting) to certain executive employees under the Company's Management Stock Plan.



     As a result of the above, operating income totaled $5,582,000, an increase of $2,609,000 or 88% compared to $2,973,000 for the three months ended March 31, 1995.



     Net interest expense was $8,850,000 compared to $3,710,000 a year earlier, an increase of $5,140,000 or 139%, due primarily to higher levels of outstanding indebtedness as a result of the acquisitions of KEYE, WWMT and WKBW in 1995.



     Loss before extraordinary item for the three months ended March 31, 1996 totaled $3,454,000 compared to $831,000 for the same period a year earlier, an increase of $2,623,000.



     The Company completed an offering of $110,000,000 principal amount of the Old Notes due December 2005. Proceeds from the sale of the Old Notes were used to repay all outstanding term loan and revolving credit borrowings under the Credit Agreement and for general working capital purposes. As a result of repaying the term loan, which is not subject to being reborrowed, the Company incurred an extraordinary loss of $3,510,000 due to the write-off of related deferred financing fees.

     Net loss totaled $6,964,000 during the three months ended March 31, 1996 compared to a net loss of $831,000 during the same period a year earlier, an increase of $6,133,000. This change is due to the changes in the line items described above.



     Broadcast cash flow totaled $11,112,000 for the three month period ended March 31, 1996, an increase of $4,994,000 or 82% compared to $6,118,000 during the same period a year earlier. Of this increase, $5,026,000 was due to the inclusion of one additional month of operations of KEYE and three months of operations of WWMT and WKBW. Broadcast cash flow at the Company's nine stations (including broadcast cash flow derived by KEYE, WWMT and WKBW prior to their acquisition by the Company) increased $674,000, or 6.5% during the three months ended March 31, 1996 as compared to the same period in 1995.


Years ended December 31, 1995 and 1994

     Net revenue for the year ended December 31, 1995 totaled $99,895,000, an increase of $37,039,000, or 58.9% compared to net revenue of $62,856,000 for the year ended December 31, 1994. Of this increase, $36,324,000 was due to the inclusion of eleven months of operations of KEYE, seven months of operations of WWMT and six months of operations of WKBW. The remaining increase of $715,000 resulted from a strong advertising environment in the first six months of the year and increased network compensation, offset, in part, by lower political advertising in a non-election year. Net revenue at the Company's nine stations (including revenue derived by KEYE, WWMT and WKBW prior to their acquisition by the Company) increased $2,316,000, or 2.0% during the year ended December 31, 1995 as compared to the same period in 1994.

     Station operating expenses for the year ended December 31, 1995 totaled $55,399,000, an increase of $17,635,000, or 46.7% compared to station operating expenses of $37,764,000 for the same period a year earlier. Of this increase, $16,589,000 was due to the inclusion of eleven months of operations of KEYE, seven months of operations of WWMT and six months of operations of WKBW. The remaining increase of $1,046,000 was primarily due to increased news and sales development costs. Station operating expenses at the Company's nine stations (including station operating expenses of KEYE, WWMT and WKBW prior to their acquisition by the Company) decreased $1,779,000, or 2.7% during the year ended December 31, 1995 as compared to the same period in 1994.

     Depreciation and amortization increased by $5,708,000, or 70.2% during the year ended December 31, 1995 compared to the same period a year earlier primarily due to the inclusion of eleven months of operations of KEYE, seven months of operations of WWMT and six months of operations of WKBW. Corporate expense increased $970,000, or 44.9% during the year ended December 31, 1995 compared to the same period a year earlier, primarily due to higher administrative costs associated with the expansion of the Company's corporate office to manage its expanded station group. Non-cash compensation expense increased $81,000 during the year ended December 31, 1995 compared to the same period a year earlier due to the granting of additional awards payable in Common Stock (Nonvoting) to certain executive employees under the Company's Management Stock Plan.

     As a result of the factors discussed above, operating income increased $12,644,000 or 87.1% during the year ended December 31, 1995 compared to the same period a year earlier.

     The equity in net income of investee of $439,000 for the year ended December 31, 1995 resulted from the Company recognizing its pro rata share of the earnings of Queen City III Limited Partnership ("QCIII"), the ultimate parent of WKBW, under the equity method of accounting. The Company acquired all of the limited partnership interests of QCIII in December 1993 and, on June 29, 1995, acquired all remaining interests in QCIII.

     Net interest expense totaled $27,026,000 during the year ended December 31, 1995, an increase of $16,319,000, or 152.4% compared to net interest expense of $10,707,000 during the same period a year earlier, primarily due to higher levels of outstanding indebtedness as a result of the acquisitions of KEYE, WWMT and WKBW.

     Other expenses increased by $490,000 during the year ended December 31, 1995 compared to the same period a year earlier primarily due to the incurrence of a charge to terminate and change certain service contracts.

     Net loss totaled $783,000 during the year ended December 31, 1995 compared to net income of $3,047,000 during the same period a year earlier, a decrease of $3,830,000. This change is primarily due to the changes in the line items discussed above.

     Broadcast cash flow totaled $44,495,000 during the year ended December 31, 1995 compared to $25,092,000 during the same period a year earlier, an increase of $19,403,000, or 77.3%. Of this increase, $19,735,000 was due to the inclusion of eleven months of operations of KEYE, seven months of operations of WWMT and six months of operations of WKBW, which was offset, in part, by a decrease in broadcast cash flow from the Company's initial six stations (the "Initial Six Stations"). Broadcast cash flow at the Company's nine stations (including broadcast cash flow of KEYE, WWMT and WKBW prior to their acquisition by the Company) increased $537,000, or 1.0% during the year ended December 31, 1995 as compared to the same period in 1994.

Pro Forma and actual year ended December 31, 1995

     Pro forma net revenue for the year ended December 31, 1995 totaled $124,749,000 compared to actual net revenue for the year ended December 31, 1995 of $99,895,000, a difference of $24,854,000 or 24.9%. Of this difference, $21,698,000 was due to the acquisitions of KEYE, WWMT and WKBW. The remaining difference of $3,156,000 resulted from higher network compensation and lower fees paid to certain national sales representative companies.

     Pro forma station operating expenses for the year ended December 31, 1995 totaled $66,648,000 compared to actual station operating expenses for the year ended December 31, 1995 of $55,399,000, a difference of $11,249,000 or 20.3%.
The difference was primarily due to the acquisitions of KEYE, WWMT and WKBW.

     Pro forma depreciation and amortization for the year ended December 31, 1995 was higher by $3,243,000 or 23.4% compared to actual depreciation and amortization for the year ended December 31, 1995 primarily due to the acquisitions of KEYE, WWMT and WKBW.

     As a result of the changes in net revenue and station operating expenses outlined above, broadcast cash flow on a pro forma basis for the year ended December 31, 1995 totaled $58,101,000 compared to actual broadcast cash flow for the year ended December 31, 1995 of $44,495,000, a difference of $13,606,000 or 30.6%.

Years ended December 31, 1994 and 1993

     Net revenue for the year ended December 31, 1994 totaled $62,856,000, an increase of $25,357,000, or 67.6%, compared to net revenue of $37,499,000 for the year ended December 31, 1993. Of this increase, $21,266,000 was due to the inclusion of a full year of operations of WTVH and KSEE. The remaining increase of $4,091,000 was due to increased spending by local and national advertisers, higher advertising rates and increased political advertising, in an election year. Net revenue at the Company's Initial Six Stations (including revenue derived by WTVH and KSEE in 1993 prior to their acquisition by the Company) increased $7,757,000, or 14.1% during the year ended December 31, 1994 as compared to the same full year period in 1993.

     Station operating expenses for the year ended December 31, 1994 totaled $37,764,000, an increase of $14,974,000, or 65.7%, compared to operating expenses of $22,790,000 for the same period a year earlier. Of this increase, $13,229,000 was due to the inclusion of a full year of operations of WTVH and KSEE. The remaining increase of $1,745,000 was due primarily to increased expenses for local news and sales development.

Station operating expenses at the Company's Initial Six Stations (including station operating expenses of WTVH and KSEE in 1993 prior to their acquisition by the Company) decreased $482,000, or 1.3% during the year ended December 31, 1994 as compared to the same period in 1993. The decrease resulted primarily from lower programming expense and the elimination of certain general and administrative costs at WTVH and KSEE offset, in part, by increased expenses for local news and sales development.

     Depreciation and amortization increased by $1,872,000, or 29.9%, during the year ended December 31, 1994 compared to the same period a year earlier primarily due to the inclusion of a full year of operations of WTVH and KSEE.

     Corporate expense increased $788,000, or 57.4%, during the year ended December 31, 1994 compared to the same period a year earlier, primarily due to the hiring of additional staff and the incurrence of higher administrative costs associated with the expansion of the Company's corporate office to manage its expanded station group. Non-cash compensation expense increased $159,000, or 129.3% during the year ended December 31, 1994 due to the granting of additional awards payable in Common Stock (Nonvoting) to certain executive employees of the Company under the Company's Management Stock Plan adopted in 1993.

     As a result of the factors discussed above, operating income increased $7,564,000 or 108.9% during the year ended December 31, 1994 compared to the same period a year earlier.

     Net interest expense totaled $10,707,000 during the year ended December 31, 1994, a decrease of $270,000, or 2.5% compared to net interest expense of $10,977,000 during the same period a year earlier. The decrease was primarily due to the absence of non-cash interest expense related to the termination of certain interest rate protection agreements, offset by higher interest rates on bank debt.

     Net income totaled $3,047,000 during 1994 compared with a net loss of $5,043,000 for the previous year, an increase of $8,090,000. This increase was primarily due to the changes in the line items discussed above and the absence of an extraordinary loss on extinguishment of debt, offset, in part, by the fact that the Company had a provision for income taxes in 1994 compared to an income tax benefit in 1993.

     Broadcast cash flow totaled $25,092,000 during the year ended December 31, 1994 compared to $14,709,000 during the same period a year earlier, an increase of $10,383,000, or 70.6%. Of this increase, $8,235,000 was due to the inclusion of a full year of operations of WTVH and KSEE. Broadcast cash flow at the Company's Initial Six stations (including broadcast cash flow of WTVH and KSEE in 1993 prior to their acquisition by the Company) increased $8,239,000, or 48.9% during the year ended December 31, 1994 as compared to the same period in 1993.

Liquidity and Capital Resources

     On February 1, 1995, the Company's then existing bank credit agreement was amended and restated (as amended and restated, the "Prior Credit Agreement") to permit term borrowings of up to $100,000,000 plus a revolving working capital facility permitting borrowings of up to $15,000,000. The additional borrowings under the Prior Credit Agreement were used: (i) to fund the acquisition of KEYE;
(ii) to repurchase all of the Company's Adjustable Rate Preferred Stock that was issued in connection with the acquisitions of WTVH and KSEE; (iii) to pay all of the Company's then existing revolving bank indebtedness; (iv) to pay fees and expenses in connection with such transactions; and (v) for general working capital purposes.

     On June 1, 1995, the Company acquired substantially all of the assets of WWMT (the "WWMT Acquisition") from Busse Broadcasting Corporation ("Busse") for $98,942,000 in cash (including $3,942,000 in working capital and other adjustments) and the assumption of certain liabilities of WWMT. On June 29, 1995, the Company acquired WKBW through its acquisition of all of the General Partnership Interests of Queen City III Limited Partnership ("QCIII"), the ultimate parent of WKBW. Prior to the acquisition, Granite owned all of the

Limited Partnership Interests and the debt securities of QCIII. Granite paid $16,000,000 (including certain related expenses) for the General Partnership Interests, assumed approximately $59,000,000 of debt and received working capital totaling $6,760,000, of which $3,491,000 was cash or cash equivalents.

     On May 19, 1995, the Company completed the offering of $175,000,000 principal amount of the 10 3/8% Notes. Concurrently with the closing of the offering of the 10 3/8% Notes, the Company amended and restated the Prior Credit Agreement (as amended and restated the "Credit Agreement") to permit term loan borrowings of up to $102,000,000 plus revolving credit borrowings of up to $60,000,000. The proceeds of the sale of the 10 3/8% Notes, together with incremental borrowings under the Credit Agreement, were used to fund the acquisitions of WWMT and WKBW and to pay fees and expenses incurred in connection with the offering and the Credit Agreement.


     On February 22, 1996, the Company completed an offering of $110,000,000 principal amount of the Old Notes. Proceeds from the sale of the Old Notes were used to repay all outstanding term loan and revolving credit borrowings under the Credit Agreement and for general working capital purposes. As of May 31, 1996, the Company had $55,000,000 of revolving credit borrowings available under the Credit Agreement.



     Cash flows provided by operating activities were $6,365,000 during the three months ended March 31, 1996 compared to cash flows used in operating activities of $772,000 during the three months ended March 31, 1995, an increase of $7,137,000. The increase was primarily due to an increase in broadcast cash flow and a decrease in net operating assets offset, in part, by higher cash interest expense.



     Cash flows used in investing activities were $1,444,000 during the three months ended March 31, 1996, compared to $56,107,000 during the three months ended March 31, 1995. Cash flows used in investing activities during the first quarter of 1995 related primarily to the acquisition of KEYE while cash flows used in investing activities during the first quarter of 1996 were entirely related to capital expenditures.



     Cash flows used in financing activities were $661,000 during the three months ended March 31, 1996 compared to cash flows provided by financing activities of $57,414,000 during the three months ended March 31, 1995. The decrease in 1996 resulted primarily from a net decrease in bank borrowings and an increase in payments for deferred financing fees partially offset by proceeds from the sale of the Old Notes in 1996 and redemption of the Company's Adjustable Rate Preferred Stock in 1995.


     Net cash provided by operating activities totaled $8,806,000 in 1995 compared to $5,808,000 in 1994 and $3,611,000 in 1993. The increase from 1994 to 1995 was primarily due to higher broadcast cash flow offset, in part by higher cash interest expense. The increase from 1993 to 1994 was due to higher broadcast cash flow, partially offset by an increase in net operating assets.

     Cash flows used in investing activities were $236,343,000 in 1995 compared to $2,628,000 in 1994 and $31,089,000 in 1993. The increase in 1995 resulted from the payment of the purchase price for KEYE, WWMT and WKBW and increased capital expenditures in connection with the expansion of KEYE's studio site. The 1994 cash flows used in investing activities were used entirely for capital expenditures. Included in 1993 cash flows used in investing activities was a cash payment of $30,000,000 for the acquisition of WTVH and KSEE.

     Cash flows provided by financing activities during the year ended December 31, 1995 amounted to $225,685,000, compared to cash flows used in financing activities of $2,780,000 in 1994 and cash flows provided by financing activities of $27,822,000 in 1993. The increase in cash provided by financing activities from 1994 to 1995 resulted primarily from a net increase in bank borrowings and the proceeds from the sale of 10 3/8% Notes, partially offset by higher deferred financing fees and the redemption of the Company's Adjustable Rate Preferred Stock in 1995. The decrease in cash provided by financing activities from 1993 to 1994 resulted from the sale of the Company's Cumulative Convertible Exchangeable Preferred Stock in 1993 and the payment of cash dividends therein in 1994, offset, in part, by a net decrease in bank borrowings in 1993 and a decrease in payments of deferred financing fees in 1994.



     The Company believes that internally generated funds from operations, and borrowings under its revolving working capital facility, if necessary, will be sufficient to satisfy the Company's cash requirements for its existing operations for the next twelve months and for the foreseeable future thereafter.

                                    BUSINESS


     Granite is a group broadcasting company founded in 1988 which owns and operates nine Network-affiliated television stations. The Company's stations are diverse in geographic location and network affiliation and reach communities representing approximately 5.7% of the total television households in the United States. For the twelve months ended March 31, 1995, after giving pro forma effect to its recently consummated acquisitions and new network affiliation agreements, the Company would have had net revenue, broadcast cash flow, and operating cash flow of $125,353,000, $58,128,000 and $54,818,000, respectively.



     The Company's goal is to identify and acquire properties that management believes have the potential for substantial long-term appreciation and to aggressively manage such properties to improve their operating results. Since its inception, the Company has grown significantly, primarily as a result of a series of carefully selected acquisitions involving Network-affiliated television stations in increasingly larger markets and also as a result of the implementation of the Company's operating strategies. During the year ended December 31, 1995, Granite's net revenue, broadcast cash flow and operating cash flow increased by 59%, 77% and 80%, respectively, from the previous year. During the three month period ended March 31, 1996, Granite's net revenue, broadcast cash flow and operating cash flow increased by 74%, 82% and 91%, respectively, from the same period in 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     The following table sets forth general information for each of the Company's stations:


                                                                                                     Pro Forma Year Ended
                                                                                                     December 31, 1995(a)
                                                                                                     --------------------
                                                   Year         Network      Market     Station    Net Revenue      Percentage
                                      Station    Acquired     Affiliation    Rank(b)    Rank(b)   (in thousands)    of Total
                                      -------    --------     -----------    -------    -------   --------------    --------

Duluth, Minnesota -
 Superior, Wisconsin.........          KBJR         1988         NBC          134         2          $  3,969         3.2%
Peoria - Bloomington,
 Illinois....................          WEEK         1988         NBC          109         1            10,345         8.3
Fort Wayne, Indiana..........          WPTA         1989         ABC          103         1            10,109         8.1
San Jose - Monterey -
 Salinas, California.........          KNTV         1990         ABC          122         3            16,898        13.6
Syracuse, New York...........          WTVH         1993         CBS           69         3            11,373         9.1
Fresno - Visalia,
 California..................          KSEE         1993         NBC           56         2            12,026         9.6
Austin, Texas................          KEYE         1995         CBS           64         2(tie)       12,861        10.3
Grand Rapids - Kalamazoo -
 Battle Creek, Michigan......          WWMT         1995         CBS           38         1(tie)       19,850        15.9
Buffalo, New York............          WKBW         1995         ABC           39         1(tie)       27,338        21.9
                                                                                                     --------       -----
                                                                                                     $124,749       100.0%
                                                                                                     ========       =====

- ---------------

(a) Pro forma net revenue information reflects actual 1995 net revenues of the stations adjusted to reflect negotiated increases in network compensation revenue and decreases in sales commissions paid to a national representative at certain stations.

(b) "Market rank" refers to the size of the television market or DMA as defined by Nielsen. "Station rank" represents the rank of a station in its DMA, based on sign-on to sign-off station audience share of such station. All market rank and station rank data is from the Nielsen Station Index, dated February 1996, unless otherwise noted.

     A key element of the Company's strategy to improve the operating results of its stations is expanding each station's local news franchise. Seven of Granite's nine stations are ranked either first or second in their respective market in share of viewing audience during the total day and a majority of the stations are ranked either first or second in the key news dayparts and produce as many or more local news programs than their principal competitors. The Company also develops innovative sales and marketing techniques using exclusive in-depth audience research, mass-market community events, special local programming, and targeted promotional campaigns. Granite's strategy also involves aggressively managing station operating expenses, including staffing levels and programming expenditures, in order to achieve significant broadcast cash flow margins. For example, at stations WTVH and KSEE, acquired by the Company in December 1993, broadcast cash flow margins increased from 13% in 1993 to greater than 38% in 1994. For the five years ended December 31, 1995, Granite's broadcast cash flow margin averaged more than 40%.


     The Company was ranked number 9 on Black Enterprise Magazine's 1996 Black Enterprise Industrial/Service 100 List, which ranks U.S. black-owned industrial and service enterprises by gross revenues. In addition, the Company was selected by Black Enterprise Magazine as its Company of the Year for 1995. Granite's long-term objective is to acquire the full complement of television stations permitted under FCC regulations and to pursue acquisitions of other media and communications-related properties.


Industry Background

     Commercial television broadcasting began in the United States on a regular basis in the 1940s. Currently there are a limited number of channels available for broadcasting in any one geographic area and the license to operate a broadcast station is granted by the FCC. Television stations can be distinguished by the frequency on which they broadcast. Television stations that broadcast over the very high frequency ("VHF") band of the spectrum generally have some competitive advantage over television stations that broadcast over the ultra-high frequency ("UHF") band of the spectrum because the former usually have better signal coverage and operate at a lower transmission cost. In elevision markets in which all local stations are UHF stations, such as Fort Wayne, Indiana, Peoria-Bloomington, Illinois and Fresno-Visalia, California, no competitive disadvantage exists.

     Television station revenues are primarily derived from local, regional and national advertising and, to a lesser extent, from network compensation and revenues from studio rental and commercial production activities. Advertising rates are based upon a program's popularity among the viewers an advertiser wishes to attract, the number of advertisers competing for the available time, the size and demographic make-up of the market served by the station and the availability of alternative advertising media in the market area. Since broadcast television stations rely on advertising revenues, declines in advertising budgets, particularly in recessionary periods, adversely affect the broadcast industry, and as a result may contribute to a decrease in the valuation of broadcast properties.

     Whether a station is affiliated with one of the Networks, NBC, ABC, CBS or Fox, has a significant impact on the composition of the station's revenues, expenses and operations. A typical Network-affiliate receives a significant portion of its programming each day from the Network. This programming, along with cash payments, is provided to the affiliate by the Network in exchange for a substantial majority of the advertising inventory during Network programs. The Network then sells this advertising time and retains the revenues so generated.

     In contrast, a fully independent station purchases or produces all of the programming that it broadcasts, resulting in generally higher programming costs, although the independent station is, in theory, able to retain its entire inventory of advertising and all of the revenue obtained therefrom. However, barter and cash-plus-barter arrangements are becoming increasingly popular. Under such arrangements, a national program distributor typically retains up to 50% of the available advertising time for programming it supplies in exchange for reduced fees for such programming.

     In May 1994, New World Communications Group, Inc. announced plans to switch affiliation of the twelve stations it owned or planned to acquire to Fox and to terminate existing ABC, CBS or NBC affiliation agreements. The announcement triggered a number of transfers, renegotiations and cancellations of affiliation agreements in the broadcasting industry. Due in part to these events certain Network-affiliated stations have been able to negotiate affiliation agreements with longer durations and/or more favorable terms for the affiliate. In this environment, in 1995 the Company negotiated long-term affiliation agreements for its stations which the Company expects will provide aggregate additional annual revenues of approximately $3,300,000 in cash to the Company's stations.


     Through the 1970s, television broadcasting in general enjoyed virtual dominance in viewership and television advertising revenue because Network-affiliated stations competed only with each other in local markets. FCC regulation of the broadcast industry evolved to address this environment of only three commercial broadcast networks, with the focus on encouraging increased competition and diversity of viewpoints and programming in the television broadcasting industry. Such rules prohibit the common ownership of a television station and either an AM or an FM radio station in the same geographic market. The Telecommunications Act of 1996 directs the FCC to relax, eliminate or consider modifying certain rules regarding the multiple and cross-ownership of broadcast stations and other media on a national and local level. Pursuant to this directive, the FCC has revised its rules to eliminate the limit on the number of television stations that an individual or entity may own or control nationally, provided that the audience reach of all television stations owned does not exceed 35% of all U.S. households. The FCC also has revised or will consider revising in pending or future rulemaking proceedings its other multiple and cross-ownership rules. See "--FCC Licenses."



     Cable television systems were first installed in significant numbers in the early 1970s and were initially used to retransmit broadcast television programming to paid subscribers in areas with poor broadcast signal reception. In contrast to broadcast television stations, the primary source of revenues for cable systems is subscriber fees. As the technology of satellite program delivery to cable systems advanced in the late 1970s, development of programming for cable accelerated dramatically. The emergence of multiple, national-scale program alternatives, in turn, fueled the rapid expansion of cable television and produced high subscriber growth rates. According to information provided by The National Cable Television Association, cable television was available to 97% of U.S. households as of August 1995, with 65% of all households subscribing. Aggregate cable-originated programming has emerged as a significant competitor for viewers of broadcast television programming, although no single cable programming network regularly attains audience levels amounting to more than a small fraction of any single major broadcast Network. According to Nielsen Media Research, as of November 1995, 62% of all cable household prime time viewing (from 8:00 p.m.-11:00 p.m. Monday through Saturday and 7:00 p.m.-11:00 p.m. Sunday, Eastern Time) was spent watching broadcast television programming.


     Other developments have also affected television programming and delivery. Independent stations, whose number has increased significantly over the past ten years, have emerged as viable competitors for television viewership share and have stimulated the development of new television networks, two of which, United Paramount Network and WB Network, were launched in early 1995. In addition, there has been substantial growth in the number of home satellite dish receivers, direct broadcast satellite receivers, VCRs and other video delivery systems, which has further expanded the number of programming alternatives for household audiences.

     Further advances in technology may increase competition for household audiences and advertisers. Video compression techniques, now in development, are expected to reduce the bandwidth required for television signal transmission. These compression techniques, as well as other technological developments, are applicable to all video delivery systems and have the potential to provide vastly expanded programming to highly targeted audiences. Reduction in the cost of creating additional channel capacity could lower entry barriers for new channels and encourage the development of increasingly specialized "niche" programming. This ability to reach very defined audiences is expected to alter the competitive dynamics for advertising expenditures. See "-- Competition."

Acquisition and Operating Strategy

     The Company has grown through a series of carefully selected acquisitions of Network-affiliated television stations in increasingly larger markets. The Company's objective is to acquire and operate the full complement of television stations which it is permitted to own under FCC regulations. The Company will pursue the acquisition of other media and communications related properties consistent with its effort to be the leading provider of local news, weather and sports in each of its markets.


     The Company believes that television stations with leading local news franchises have the potential for long-term growth and value appreciation as electronic media becomes an increasingly more important source of news and information relative to newspapers. Furthermore, the Company believes that Network-affiliated stations, given their mix of local news and general interest programming, have the ability to deliver large audiences to local and national advertisers, which represents a competitive advantage relative to other advertising media, particularly cable programming services. The ability to attract large audiences and considerable advertising support enable well managed Network-affiliated stations to perpetuate production and acquisition of quality programming. The Company believes that the small size of cable's fractionalized audiences may render it difficult to generate quality programming for them, either through subscriber fees or advertiser support.


     The Company has focused on acquiring broadcast properties in carefully selected markets with attractive demographic, socio-economic and other characteristics. In addition, the Company focuses on markets in which it believes there is an opportunity to improve market share, due to factors such as competitive environment, Network affiliation, signal frequency and local management expertise. The Company believes that in such markets an opportunity exists for local broadcasters to attract large audience shares and thus compete successfully for advertising revenues with alternatives such as newspapers, radio and cable television operators in these markets.

     Key elements of the Company's acquisition and operating strategies are:

  Local News Leadership

     The Company seeks to acquire television stations that are, or have the potential to become, local news leaders. Based on its operating experience, the Company believes that local news audiences are highly desirable to local and national advertisers. The Company believes that the revenue associated with local news leadership is particularly significant in light of the declining circulation of local newspapers. Local newspapers compete with television stations for, and currently obtain by far the largest share of, local and regional advertisement revenue. As reported by Zenith Media, a division of Cordiant PLC, the year ended December 31, 1994 was the first year in history in which the total television advertising revenues in the United States surpassed that of newspapers.

     The Company's strength in local or market-specific information is the foundation of the Company's strategy to build significant audience share. In each of its markets, the Company develops additional information-oriented programming designed to expand the Company's hours of commercially valuable local news and other programming with relatively small incremental increases in operating expenses. Local news programming is commercially valuable because of its high viewership level, the attractiveness of the typical news audience to advertisers (allowing stations to charge higher rates for advertising time) and the effects of viewership habits both after each news telecast and through out the broadcast day.

  Local Market Advertising

     At all of its stations the Company emphasizes its position as a leading news franchise to attract advertisers interested in broad market coverage. The Company believes that its approach allows it to compete for local advertising, in particular that segment currently served by local newspapers which obtain by far the largest share of local and regional advertising revenue. According to 1994 McCann-Erickson data, local newspapers in the United States generated in 1994 almost $30.5 billion in local and regional advertising revenue despite a long-term trend of declining paid circulation, as compared to approximately $9.2 billion in local and regional expenditures on television stations.

Innovative Sales and Marketing

     Granite's sales and marketing efforts involve the continuous development of promotional campaigns designed to drive traffic into advertisers' stores and provide sponsorship opportunities for traditional and non-traditional advertisers. Sponsored events have included children's festivals, parades and athletic events that enable advertisers, who are given the opportunity to participate in such events, an opportunity to direct a marketing program at a targeted audience. These additional products have proven successful in generating high margin advertising revenues.

  Long-Term Diversification

     The Company's stations are located throughout the United States in areas with wide-ranging socio-economic compositions. The Company has three stations affiliated with each of ABC, CBS and NBC. In addition, for the year ended December 31, 1995, after giving pro forma effect to the acquisitions of KEYE, WKBW and WWMT, the new network affiliation agreements and decreases in sales commissions, no individual station would have accounted for greater than 22% of the Company's net revenue, broadcast cash flow or operating cash flow. The Company believes that such diversification assists it in achieving its objective of consistently strong operating results. In addition, although the Company's primary focus is presently on the acquisition of broadcast television stations, in the long term the Company also intends to pursue the acquisition of other media and communications-related properties consistent with the Company's focus on local news and programming and the development of complementary media outlets.

Station Summary

     The following table sets forth general information for each of the Company's stations:


                                                                                 Other
                                                                               Commercial     Station
                              Date of     Channel/       Network      Market    Stations      Audience    Station   Expiration Date
   Station     Market Area  Acquisition   Frequency    Affiliation    Rank(a)    in DMA       Share(a)    Rank(a)   of FCC License
   -------     -----------  -----------   ---------    -----------    -------    ------       --------    -------   --------------
KBJR-TV      Duluth, MN-
             Superior, WI     10/31/88      6/VHF          NBC          134         2            20          2         12/01/97

WEEK-TV      Peoria-
             Bloomington,
             IL               10/31/88    25/UHF(b)        NBC          109         3            22          1         12/01/97


WPTA-TV      Fort Wayne, IN   12/11/89    21/UHF(b)        ABC          103         3            23          1         08/01/97

KNTV(TV)     San Jose-
             Monterey-
             Salinas, CA(c)   02/05/90     11/VHF          ABC          122         5(d)          9          3         12/01/98

WTVH-TV      Syracuse, NY     12/23/93      5/VHF          CBS           69         4            17          3         06/01/99

KSEE-TV      Fresno-
             Visalia, CA      12/23/93    24/UHF(b)        NBC           56         8(e)         17          2         12/01/98

KEYE-TV      Austin, TX       02/01/95     42/UHF          CBS           64         5            15       2(tie)       08/01/98

WWMT-TV      Grand Rapids-
             Kalamazoo-
             Battle Creek, MI 06/01/95      3/VHF          CBS           38         6            19       1(tie)       10/01/97

WKBW-TV      Buffalo, NY      06/29/95      7/VHF          ABC           39         3            20       1(tie)       06/01/99


- ---------------

(a) "Market rank" refers to the size of the television market or DMA as defined by Nielsen. "Station audience share" represents the average percentage of households watching a particular station in any given 15 or 30 minute time period from sign-on to sign-off of all households in that DMA watching television at that time. "Station rank" represents the rank of a station in its DMA, based on sign-on to sign-off station audience share of such station. All market rank, station audience share and station rank data related to a DMA is from the Nielsen Station Index, dated February 1996, unless otherwise noted.

(b) All television stations in the Fort Wayne, Indiana, Peoria-Bloomington, Illinois and Fresno-Visalia, California television markets are UHF stations.

(c) All market rank, station audience share and station rank data is for the Salinas-Monterey television market and does not reflect KNTV's audience in the adjacent market of San Jose.

(d) Includes KSMS, Salinas-Monterey and KCU, Salinas, both of which broadcast entirely in Spanish.

(e) Includes KFTV Hanford-Fresno and KMSG, Sanger-Fresno, both of which broadcast entirely in Spanish.

     Set forth below are the principal types of television gross revenues (before agency and representative commissions) received by the Company's television stations for the periods indicated and the percentage contribution of each to the gross television revenues of the television stations owned by the Company.

                          GROSS REVENUES, BY CATEGORY,
                           FOR THE COMPANY'S STATIONS
                             (dollars in thousands)


                                                             Year ended December 31,
                           -------------------------------------------------------------------------------------------
                                 1991               1992              1993              1994                1995
                           ---------------    ---------------   ----------------   ----------------   ----------------
                           Amount      %      Amount      %      Amount      %      Amount      %      Amount      %
                          --------  -----    --------  -----    --------  -----    --------  -----    --------  -----

Local/Regional(a) ....... $ 21,818   54.6%   $ 23,088   53.5%   $ 25,416   56.3%   $ 38,802   50.9%   $ 60,969   51.0%
National(b) .............   14,638   36.6      15,367   35.6      16,290   36.1      28,548   37.5      48,995   41.0
Network Compensation(c) .    1,654    4.1       1,427    3.3       1,286    2.8       2,244    2.9       4,154    3.5
Political(d) ............       73    0.2       1,246    2.9         133    0.3       4,060    5.3       1,498    1.3
Other Revenue(e) ........    1,803    4.5       2,023    4.7       2,041    4.5       2,559    3.4       3,849    3.2
                          --------  -----    --------  -----    --------  -----    --------  -----    --------  -----
    Total ............... $ 39,986  100.0%   $ 43,151  100.0%   $ 45,166  100.0%   $ 76,213  100.0%   $119,465  100.0%
                          ========  =====    ========  =====    ========  =====    ========  =====    ========  =====



                                             Three Months Ended March 31,
                                            1995                      1996
                                       -----------------     ------------------
                                       Amount       %          Amount      %
                                       -------    -----       -------    -----
Local/Regional(a) ..................   $10,498     53.3%      $16,155     47.0%
National(b) ........................     7,967     40.4        14,243     41.5
Network Compensation(c) ............       559      2.8         1,859      5.4
Political(d) .......................         2     --             889      2.6
Other Revenue(e) ...................       688      3.5         1,205      3.5
                                       -------    -----       -------    -----
    Total ..........................   $19,714    100.0%      $34,351    100.0%
                                       =======     ====       =======     ====


- ---------------

(a) Represents sale of advertising time to local and regional advertisers or agencies representing such advertisers and other local sources.

(b) Represents sale of advertising time to agencies representing national advertisers.

(c)  Represents payment by networks for broadcasting network programming.

(d)  Represents sale of advertising time to political advertisers.

(e) Represents miscellaneous revenue, including payment for production of commercials.

     Automobile advertising constitutes the Company's single largest source of gross revenues, accounting for approximately 23% of the Company's total gross revenues in 1995. Gross revenues from restaurants and entertainment-related businesses each accounted for approximately 8% of the Company's total gross revenues in 1995. Each other category of advertising revenue represented less than 5% of the Company's total gross revenues.

Stations Overview

  KNTV: San Jose, California


     KNTV-TV ("KNTV") is distinguished by its status as the only Network-affiliated station and only VHF station licensed to serve San Jose, California, the largest city in Northern California and the eleventh largest city in the United States. Its VHF signal is broadcast on Channel 11 and covers all of Santa Clara County, which includes an area that has come to be known as "Silicon Valley." Although the Nielsen rating service designates KNTV as the ABC affiliate for the Monterey-Salinas market (which is southwest of and adjacent to San Jose), according to the February 1996 Nielsen Monterey/Salinas Viewers In Profile Report, 62% of the station's audience resides in the San Francisco-Oakland-San Jose television market (the fifth largest DMA in the country). The Company believes that substantially all of such audience resides in Santa Clara County. As a result, KNTV provides a unique opportunity for local and national advertisers to target a media campaign to this highly affluent county. If Santa Clara County were a separate DMA with its 522,980 television households, it would rank as the 52nd largest DMA in the United States.


     KNTV has formally operated as The San Jose News Channel since mid-1987. KNTV's local newscasts compete very effectively against stations licensed to serve San Francisco for Santa Clara County local news audiences. According to February 1996 ratings data, more adults in Santa Clara County aged 18-49, one of the most popular demographic targets for advertisers, viewed KNTV's popular 5:00 p.m. weekday newscast than any other Network-affiliate serving the San Francisco-Oakland-San Jose market. In April 1995, all of the station's local newscasts were redesigned and the 11:00 p.m. newscast was reformatted as "Eleven at 11" to deliver complete news and weather in the first 11 minutes of the program without a commercial break. Since 1985, the station has won 43 awards from The Associated Press, the Radio Television News Directors Association and the California Teachers Association for its news broadcasts, 28 of which were won under the Company's management. The Associated Press named KNTV's 6:00 p.m. newscast the "Best Major Market 30 Minute Newscast" in California and Nevada for 1993. KNTV's inventory of syndicated programming includes, among others, "Home Improvement," "Star Trek: The Next Generation," "Extra," "Inside Edition," and "Cheers."


     Santa Clara County has a diverse and affluent economy. The median income by household was $54,778 according to the 1995 Demographics USA Report. The area is home to over 2,800 technological companies as well as numerous institutions and companies of national reputation. Prominent corporations located in Santa Clara County include Hewlett-Packard, Lockheed/Martin, IBM, Apple, Intel, Sun Microsystems, Amdahl, Tandem Computers, National Semiconductor, Syntex, Conner Peripherals, Varian Associates and Chips & Technologies. Santa Clara County is also the home of several universities including Stanford University, San Jose State University and Santa Clara University with enrollments aggregating approximately 51,000 students.

  WTVH: Syracuse, New York

     WTVH, acquired from Meredith Corporation on December 23, 1993, began operations in 1948 and is affiliated with CBS. WTVH estimates it receives approximately 28% of the total television advertising revenue available to stations in the Syracuse market, as determined by an independent accounting firm, based upon the most recent available data (1995) submitted to it by local stations. WTVH has won over 40 awards, including 15 from The Associated Press, for its news coverage since 1988. WTVH's inventory of syndicated programming includes, among others, "Inside Edition," "Extra," "Cheers," "American Journal" and "Montel Williams."


     The Syracuse economy is centered on manufacturing, education and government. The average income by household in the DMA was $43,036 as of January 1, 1995, according to estimates provided in the BIA Investing in Television 1996 Market Report (the "BIA Report"). Prominent corporations located in the area include Carrier Corporation, New Venture Gear, Bristol-Myers Squibb, Crouse-Hinds, Nestle Foods and Lockheed/Martin. The Syracuse DMA is also the home of several universities, including Syracuse University, Cornell University and Colgate University, with enrollments aggregating over 50,000 students.


  KSEE: Fresno-Visalia, California

     KSEE, acquired from Meredith Corporation on December 23, 1993, began operations in 1953 and is affiliated with NBC. KSEE estimates it receives approximately 24% of the total television advertising revenue available to stations in the Fresno-Visalia market as determined by an independent accounting firm based upon the most recent available data (1995) submitted to it by local stations. According to February 1996 ratings information, KSEE had a 17% sign-on to sign-off audience share and a 24% share of those households viewing local stations. KSEE has won over 35 awards, including 16 from The Associated Press, for its news coverage since 1988. On May 8, 1995, KSEE was presented with the 1994 Peabody Award, one of the most prestigious awards in broadcast journalism, for an investigative report. KSEE's inventory of syndicated programming includes, among others, "Inside Edition," "Extra," "Regis and Kathie Lee," "American Journal," "Jenny Jones," "Ricki Lake" and "Seinfeld."



     Fresno and the San Joaquin Valley are one of the most productive agricultural areas in the world with over 6,000 square miles planted with more than 250 different crops. Although farming continues to be the single most important part of the Fresno area economy, the area now attracts a variety of service-based industries and manufacturing and industrial operations. No single employer or industry dominates the local economy. The average income by household in the DMA was $38,732 as of January 1, 1995, according to estimates provided in the BIA Report. The Fresno-Visalia DMA is also the home of several universities, including Fresno State University, with enrollment estimated at 40,000.


  WPTA: Fort Wayne, Indiana

     WPTA-TV ("WPTA") began operations in 1957 and is affiliated with ABC. Through the February 1996 ratings period, WPTA was ranked number one in the Fort Wayne television market in sign-on to sign-off audience share for the past six years and in news audience share for the past seven years. Based upon February 1996 ratings information, WPTA ranked first in its DMA with a 23% overall sign-on to sign-off audience share and a 34% share of those households viewing local stations. WPTA has won over 55 awards, including 19 awards from The Associated Press, for its news coverage since 1984, 15 of which were won under the Company's management. WPTA's inventory of syndicated programming includes, among others, "The Oprah Winfrey Show," "Home Improvement," "Entertainment Tonight," "Cheers" and "Coach."


     The Fort Wayne economy is centered on manufacturing, government, insurance, financial services and education. The average income by household in the DMA was $42,368 as of January 1, 1995, according to estimates provided in the BIA Report. Prominent corporations located in the area include Magnavox, Lincoln National Life Insurance, General Electric, General Motors, North American Van Lines, GTE, Dana, Phelps Dodge, ITT and Tokheim. The Fort Wayne DMA is also the home of several universities including the joint campus of Indiana University and Purdue University at Fort Wayne, with enrollments aggregating over 11,000 students.


  WEEK: Peoria-Bloomington, Illinois

     WEEK-TV ("WEEK") began operations in 1953 and is affiliated with NBC. The station has been the number one station in sign-on to sign-off audience share in the Peoria-Bloomington market for the past 15 years. WEEK estimates it receives 38% of the total television advertising revenue available to stations in the Peoria-Bloomington market, as determined by an independent accounting firm, based upon the most recent available data (1995) submitted to it by local stations.

     According to February 1996 ratings information, WEEK commands a 22% sign-on to sign-off audience share and a 38% share of those households viewing local stations. WEEK has been the number one news station in the Peoria-Bloomington market for the past 15 years (based upon the 10:00-10:30 p.m. news broadcast period) and since 1985 has won over 18 awards from The Associated Press, United Press International and the Illinois Valley Press Club for its news broadcasts, eight of which were won under the Company's management. In addition, in 1994, WEEK received the Illinois Broadcasters Association "Station of the Year" Award for the third consecutive year. The award is presented annually to the television station accumulating the greatest number of recipients of and finalists for the Illinois statewide "Silver Dome" Awards for Excellence. These awards cover various categories, including news, weather programming and special events. Recipients are selected from among all stations in Illinois outside Chicago. WEEK's inventory of syndicated programming includes, among others, "The Oprah Winfrey Show," "Sally Jessy Raphael" and "Seinfeld."



     The Peoria economy is centered on agriculture and heavy equipment manufacturing but has achieved diversification with the growth of service-based industries such as conventions, health care and higher technology manufacturing. Prominent corporations located in Peoria include Caterpillar, Bemis, Central Illinois Light Company, Commonwealth Edison Company, Komatsu-Dresser Industries, IBM, Trans-Technology Electronics and Keystone Steel & Wire. In addition, the United States Department of Agriculture's second largest research facility is located in Peoria, and the area has become a major regional health care center. The economy of Bloomington, on the other hand, is focused on insurance, education, agriculture and manufacturing. Prominent corporations located in Bloomington include State Farm Insurance Company, Country Companies Insurance Company and Diamond-Star Motors Corporation (a subsidiary of Mitsubishi). The average income by household in the DMA was $44,705 as of January 1, 1995, according to estimates provided in the BIA Report. The Peoria-Bloomington area is also the home of numerous institutions of higher education including Bradley University, Illinois Central College, Illinois Wesleyan University, Illinois State University, Eureka College and the University of Illinois College of Medicine, with enrollments aggregating over 38,000 students.


  KBJR: Duluth, Minnesota and Superior, Wisconsin


     KBJR-TV ("KBJR") began operations in 1954 and is affiliated with NBC. According to February 1996 ratings information, KBJR delivered a 20% sign-on to sign-off audience share and a 35% share of those households viewing local stations. KBJR was awarded "Best Newscast" by The Associated Press in 1994, 1995 and 1996 and was named "Station of Excellence" by the Radio and Television News Directors Association in a six-state regional competition in 1994. KBJR estimates that it receives 35% of the total television advertising revenue available to stations in the Duluth-Superior market, based upon the most recent available data (1994) from the National Association of Broadcasters. KBJR's inventory of syndicated programming includes, among others, "The Oprah Winfrey Show," "Jeopardy," "Wheel of Fortune," "Roseanne," "Coach," "M*A*S*H" and the complete "Star Trek" franchise.



     The area's primary industries include mining, fishing, food products, paper, medical, shipping, tourism and timber. The average income by household in the DMA was $34,860 as of January 1, 1995, according to estimates provided in the BIA Report. Duluth is one of the major ports in the United States out of which iron ore, coal, limestone, cement, grain, paper and chemicals are shipped. Northwest Airlines has begun construction of airplane maintenance facilities in the Duluth area that are expected to add approximately 1,000 jobs to the Duluth area's economy by the end of 1996. Prominent corporations located in the area include Minnesota Power, U.S. West, Mesabi & Iron Range Railway Co., Walmart, Jeno Paulucci International, Lake Superior Industries, Potlatch Corporation, Boise Cascade, Burlington Northern Railway, Target (Dayton-Hudson Corporation), ConAgra, International Multifoods, Peavey, Cargill, U.S. Steel, Cleveland-Cliffs Corporation, NorWest Bank, Shopko, Cub Foods and Advanstar. The Duluth-Superior DMA is also the home of numerous educational institutions such as the University of Minnesota-Duluth, the University of Wisconsin-Superior and the College of St. Scholastica, with enrollments aggregating over 12,000 students.


  KEYE: Austin, Texas

     KEYE, acquired from Austin Television on February 1, 1995, began operations in 1983. The station, formerly a Fox affiliate, became a CBS affiliate on July 2, 1995.


     Based on February 1996 ratings information, KEYE ranked second in its DMA with a 15% sign-on to sign-off share. During 1995, the station began a news operation with the launch of news at 5:30 a.m., 12:00 p.m., 5:00 p.m., 6:00 p.m. and 10:00 p.m. KEYE's inventory of syndicated programming includes "Ricki Lake," "Jenny Jones" and "Home Improvement."


     The Austin economy benefits from having large private sector employers such as IBM, Motorola, HEB Stores, Advanced Micro Devices, Abbott Laboratories, Texas Instruments, Dell Computers, 3M Corporation, Applied Materials and SEMATECH. Approximately 825 high tech firms employ nearly 85,000 people in the area. This fact, plus the terrain of the region's Hill Country, have resulted in the Austin area being nicknamed "Silicon Hills." Since Austin, the nation's 23rd largest city, is the state capital, as well as home to the University of Texas, a substantial amount of public sector employment opportunities are also provided. The average income per household in the DMA was $43,351 as of January 1, 1995, according to estimates provided in the BIA Report. Since 1990, employment has grown approximately 27%, resulting in Chamber of Commerce unemployment projections of 3.7% for 1996. This vitality helped retail sales increase at a rate of more than 9% per year during the past five years, with 13.5% growth in 1994 alone. In addition to the University of Texas, Southwestern University, Saint Edwards University and Southwest Texas University are located in the DMA. Total university enrollment in the DMA is approximately 100,000 students.


  WWMT: Grand Rapids - Kalamazoo - Battle Creek, Michigan


     WWMT began operations in 1950 and is affiliated with CBS. The station has been the number one station in sign-on to sign-off audience share in the Grand Rapids - Kalamazoo - Battle Creek DMA for the past two years. WWMT estimates it receives approximately 28% of the total television advertising revenue available to stations in the Grand Rapids - Kalamazoo - Battle Creek market, based on the most recent available data from the local business area reports.


     Based upon February 1996 ratings information, WWMT ranked first in its DMA with a 19% sign-on to sign-off share. WWMT has won numerous awards for its local newscasts and in 1994 was voted "Best Newscast" by the Michigan Broadcasters Association for the third consecutive year. Also in 1994, The Associated Press recognized the station for "Best Newscast" and "Overall Excellence" in state competition.


     WWMT is distinguished by the fact that it operates four news bureaus located in the major population centers of the market. During 1994, the station expanded its news operation with the launch of News 3 at 5:30 p.m. and WWMT is the only station in the market providing local newscasts on weekend mornings and middays. WWMT's inventory of syndicated programming includes "The Oprah Winfrey Show", "Wheel of Fortune", "Jeopardy", "American Journal", and "Sally Jessy Raphael."



     The Grand Rapids - Kalamazoo - Battle Creek economy is centered around manufacturing, health services, education and financial services. The average household income in the DMA was $44,818 as of January 1, 1995, according to estimates provided in the BIA Report. Leading employers in the area include The UpJohn Company, Bronson Medical Center, Borgess Medical Center, Butterworth Hospital, St. Mary's Health Services, Steel Case, Inc., Amway Corporation, Meijer, Inc., James River Corporation, General Motors Corporation and The Kellogg Company.


  WKBW: Buffalo, New York


     WKBW began operations in 1958 and is affiliated with ABC. The station is distinguished by its status as one of the top ten ranked ABC affiliates in the country. The Company believes that WKBW has been the number one station in sign-on to sign-off audience share in the Buffalo DMA for over twenty years. Based on data shared among stations in the DMA, WKBW estimates it receives approximately 34% of the total television advertising revenues available to stations in the Buffalo market, based on the most recent available data (1995).

     Based upon February 1996 ratings information, WKBW ranked first in its DMA with a 20% sign-on to sign-off share. WKBW has won numerous awards for its newscasts on both a national and state-wide basis. WKBW's inventory of syndicated programming includes "Ricki Lake," "Wheel of Fortune," "Jeopardy," "Montel Williams" and "Coach."


     The Buffalo economy is centered around manufacturing, government, health services and financial services. The average household income in the DMA was $39,726 as of January 1, 1995, according to estimates provided in the BIA Report. Leading employers in the area include General Motors, Ford Motor Company, American Axle and Manufacturing, M&T Bank, Fleet Bank, Roswell Park Cancer Institute, Buffalo General Hospital, NYNEX, Tops Markets and DuPont.


Network Affiliation

     Each of the Company's stations is affiliated with a Network pursuant to an affiliation agreement. KSEE, WEEK and KBJR are affiliated with NBC, KNTV, WPTA and WKBW are affiliated with ABC, and KEYE, WTVH and WWMT are affiliated with CBS. Pursuant to a recently executed affiliation agreement between the Company and CBS, KEYE became a CBS affiliate on July 2, 1995. Granite has also entered into new affiliation agreements with CBS for WWMT and WTVH, that became effective on January 1, 1996, and has entered into new affiliation agreements with NBC for each of its NBC-affiliated stations, that became effective in April 1, 1995. In addition, the Company entered into a new affiliation agreement with ABC for WKBW that, as amended, became effective June 30, 1995 and new agreements with ABC for KNTV and WPTA that became effective January 1, 1996. The new affiliation agreements provide for contract terms of ten years (other than the NBC agreements for which the terms are seven years) and are expected to result in increased annual network compensation of approximately $3,300,000 in cash, in the aggregate, to the stations.

     Under each of the Company's affiliation agreements the Networks may increase or decrease network compensation and, under certain circumstances, terminate the agreement upon advance written notice. Under the Company's ownership, none of its stations has received a termination notice from its respective Network.

     In substance, each affiliation agreement provides the stations with the right to broadcast all programs transmitted by the Network with which it is affiliated. In exchange, the Network has the right to sell a substantial majority of the advertising time during such broadcast. In addition, for every hour that the station elects to broadcast Network programming, the Network pays the station a fee, specified in each affiliation agreement, which varies with the time of day. Typically, "prime-time" programming (Monday through Saturday from 8-11 p.m. and Sunday from 7-11 p.m. Eastern Time) generates the highest hourly rates. Rates are subject to increase or decrease by the Network during the term of each affiliation agreement, with provisions for advance notice to and right of termination by the station in the event of a reduction in rates.

Competition

     The financial success of the Company's television stations is dependent on audience ratings and revenues from advertisers within each station's geographic market. The Company's stations compete for revenues with other television stations in their respective markets, as well as with other advertising media, such as newspapers, radio, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable systems. Some competitors are part of larger companies with substantially greater financial resources than the Company.

     Competition in the broadcasting industry occurs primarily in individual markets. Generally, a television broadcasting station in one market does not compete with stations in other market areas. The Company's stations are located in highly competitive markets.


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

     Factors that are material to a television station's competitive position include management experience, signal coverage, local program acceptance, Network affiliation, audience characteristics, assigned frequency and strength of local competition. In addition to the competition the Company faces from television stations in its market and other advertising supported media, leisure time activities, such as sporting events, concerts and live theater, also compete for a television viewer's leisure time.

     Conventional commercial television broadcasters also face competition from other programming, entertainment and video distribution systems, the most common of which is cable television. These other programming, entertainment and video distribution systems can increase competition for a broadcasting station by bringing into its market distant broadcasting signals not otherwise available to the station's audience and also serving as distribution systems for non-broadcast programming. Programming is now being distributed to cable television systems by both terrestrial microwave systems and by satellite. Other sources of competition include home entertainment systems (including video cassette recorder and playback systems, video discs and television game devices), multi-point distribution systems and multichannel multi-point distribution systems and other video delivery systems. The Company's television stations also face competition from direct broadcast satellite services which transmit programming directly to homes equipped with special receiving antennas and competition from video signals delivered over telephone lines.

     The broadcasting industry is continuously faced with technological change and innovation, which could possibly have a material adverse effect on the Company's operations and results. Commercial television broadcasting may face future competition from interactive video and data services that may provide two-way interaction with commercial video programming, along with information and data services that may be delivered by commercial television stations, cable television, direct broadcast satellites, multi-point distribution systems, multichannel multi-point distribution systems or other video delivery systems. In addition, recent actions by the FCC, Congress and the courts all presage significant future involvement in the provision of video services by telephone companies. The Telecommunications Act of 1996 lifts the prohibition on the provision of cable television services by telephone companies in their telephone areas subject to regulatory safeguards and permits telephone companies to own cable systems under certain circumstances. Various federal courts have held that the prior statutory ban on the provision of video programming directly to subscribers by a telephone company in its telephone service area is unconstitutionally broad. After agreeing to review these decisions, the Supreme Court remanded the cases to the lower appellate courts to determine whether the challenge to the constitutionality of the restriction on video programming delivery by telephone companies has been rendered moot by the Telecommunications Act of 1996. It is not possible to predict the impact of any future relaxation or elimination of the statutory ban on the Company's television stations. The elimination or further relaxation of the restriction, however, could increase the competition the Company's television stations face from other distributors of video programming.

Rating Services Data

     All television audience share and aggregate television audience information contained in this Prospectus are based upon data compiled from surveys conducted by Nielsen, a national audience measuring service. All television stations in the United States are grouped by Nielsen into approximately 211 generally recognized non-overlapping television markets, called designated market areas, that are ranked in size according to various formulae based upon actual or potential audience. A DMA generally consists of counties in which commercial television stations located in the same general vicinity achieve the largest audience share. Nielsen periodically publishes data on estimated audiences for the television stations in the various television markets throughout the United States. The estimates are expressed in terms of the percentage of the total potential audience in the market viewing a station and of the percentage of the audience actually watching television. Nielsen provides such data on the basis of total television households and selected demographic groupings in the market. Nielsen uses two methods of determining a station's ability to attract viewers. In larger geographic markets, ratings are determined by meters connected directly to selected television sets, while in smaller markets weekly diaries of television viewing are completed by selected households. Advertising rates charged by a television station are based in large part on the number of households tuned to a particular station during a particular time period, the demographic characteristics of those households, and whether the station is a leading station in its geographic market area.

     Except as otherwise indicated herein, all current television ratings information contained in the Prospectus is based upon data compiled from the February 1996 Nielsen survey. Historical ratings information is based upon ratings data contained in the February, May and November Nielsen surveys in prior years, but excludes July Nielsen data. July ratings are considered to be of minor significance due to low viewership during the early summer months and the large percentage of reruns aired during that time. In addition, ratings information for periods that the Olympic Games are broadcast by a Network, including February 1994, are not considered by broadcasters or advertisers to be indicative of future viewing trends and are therefore excluded. Certain ratings for July and Olympic periods may be more or less favorable to the Company's stations than ratings for other periods.

FCC Licenses

     Television broadcasting is subject to the jurisdiction of the FCC under the Communications Act. The Communications Act prohibits the operation of television broadcasting stations except under a license issued by the FCC and empowers the FCC, among other things, to issue, revoke and modify broadcasting licenses, determine the locations of stations, regulate the equipment used by stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for violation of such regulations. The Telecommunications Act of 1996, which amends major provisions of the Communications Act, was enacted on February 8, 1996. The FCC has commenced, but not yet completed, implementation of the provisions of the Telecommunications Act of 1996.

     The Communications Act prohibits the assignment of a license or the transfer of control of a licensee without prior approval of the FCC. In addition, foreign governments, representatives of foreign governments, non-citizens, representatives of non-citizens and corporations or partnerships organized under the laws of a foreign nation are barred from holding broadcast licenses. Non-citizens, however, may own up to 20% of the capital stock of a licensee and up to 25% of the capital stock of a United States corporation that, in turn, owns a controlling interest in a licensee. A broadcast license may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation of which more than one-fourth of the capital stock is owned or voted by non-citizens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations, if the FCC finds that the public interest will be served by the refusal or revocation of such license. Under the Telecommunications Act of 1996, non-citizens may serve as officers and directors of a broadcast licensee and any corporation controlling, directly or indirectly, such licensee. The Company, which is the licensee of one of the existing stations, is restricted by the Communications Act from having more than one-fifth of its capital stock owned by non-citizens, foreign governments or foreign corporations, but not from having an officer or director who is a non-citizen.


     Television broadcasting licenses are generally granted and renewed for a period of five years, but may be renewed for a shorter period upon a finding by the FCC that the "public interest, convenience and necessity" would be served thereby. The Telecommunications Act of 1996 extends the license period for television stations to eight years. Pursuant to the statute, the FCC has proposed to grant and renew as a matter of course licenses for television stations for a term of 8 years. At the time an application is filed for renewal of a television license, parties in interest as well as members of the public may apprise the FCC of the service the station has provided during the preceding license term and urge the grant or denial of the application. Under the Telecommunications Act of 1996, as implemented in the FCC's rules, a competing application for authority to operate a station and replace the incumbent licensee may not be filed against a renewal application and considered by the FCC in deciding whether to grant a renewal application. The statute modified the license renewal process to provide for the grant of a renewal application upon a finding by the FCC that the licensee (i) has served the public interest, convenience and necessity; (ii) has committed no serious violations of the Communications Act or the FCC's rules; and (iii) has committed no other violations of the Communications Act or the FCC's rules which would constitute a pattern of abuse. If the FCC cannot make such a finding, it may deny a renewal application, and only then may the FCC accept other applications to operate the station of the former licensee. In the vast majority of cases, broadcast licenses are renewed by the FCC even when petitions to deny are filed against broadcast license renewal applications. All of the Company's licenses that have come up for renewal have been renewed for full terms and are in effect. Such licenses are subject to renewal at various times during 1997, 1998 and 1999. Although there can be no assurance that the Company's licenses will be renewed, the Company is not aware of any facts or circumstances that would prevent the Company from having its licenses renewed.


     FCC regulations govern the multiple ownership of broadcast stations and other media on a national and local level. The Telecommunications Act of 1996 directs the FCC to eliminate or modify certain rules regarding the multiple ownership of broadcast stations and other media on a national and local level. Pursuant to this directive, the FCC has revised its rules to eliminate the limit on the number of television stations that an individual or entity may own or control nationally, provided that the audience reach of all television stations owned does not exceed 35% of all U.S. households. The FCC also will conduct a rulemaking proceeding, in accordance with the Telecommunications Act of 1996, to determine whether to retain, eliminate or modify its limitations on the number of television stations (currently one in most instances) that an individual or entity may own within the same geographic market.


     Pursuant to the Telecommunications Act of 1996, the FCC has eliminated the limit on the number of radio broadcast stations that an individual or entity may own or control nationally. The FCC also has relaxed its local radio multiple ownership rules governing the common ownership of radio broadcast stations in the same geographic market. In accordance with the Telecommunications Act of 1996, the FCC's rules permit the common ownership of up to 8 commercial radio stations, not more than 5 of which are in the same service (i.e., AM or FM), in markets with 45 or more commercial radio stations. In markets with 30 to 44 commercial radio stations, an individual or entity may own up to 7 commercial radio stations, not more than 4 of which are in the same service. In markets with 15 to 29 commercial radio stations, an individual or entity may own up to 6 commercial radio stations, not more than 4 of which are in the same service. In markets with 14 or fewer commercial radio stations, an individual or entity may own up to 5 commercial radio stations, not more than 3 of which are in the same service, provided that the commonly owned stations represent no more than 50% of the stations in the market.


     The Telecommunications Act of 1996 does not eliminate the FCC's rules restricting the common ownership of a radio station and a television station in the same geographic market ("one-to-a-market rule") and the common ownership of a daily newspaper and a broadcast station located in the same geographic market. The statute, however, does relax the FCC's one-to-a-market rule by authorizing the FCC to extend its waiver policy to stations located in the 50 largest television markets. As directed by the Telecommunications Act of 1996, the FCC has eliminated its prior restriction on the common ownership of a cable system and a television network. Although the statute lifts the prior statutory restriction on the common ownership of a cable television system and a television station located in the same geographic market, the FCC is not statutorily required to eliminate its regulatory restriction on such common ownership. The FCC is expected to initiate a proceeding this year to solicit comments on retaining, modifying or eliminating this regulatory restriction. Pursuant to the Telecommunications Act of 1996, the FCC has revised its rules to permit the common ownership of multiple television networks under certain circumstances. Furthermore, the statute directs the FCC to review all of its ownership rules to determine whether they continue to serve the public interest.


     Ownership of television licensees generally is attributed to officers, directors and shareholders who own 5% or more of the outstanding voting stock of a licensee, except that certain institutional investors who exert no control or influence over a licensee may own up to 10% of such outstanding voting stock before attribution results. Under FCC regulations, debt instruments, non-voting stock and certain limited partnership interests (provided the licensee certifies that the limited partners are not "materially involved" in the media-related activities of the partnership) and voting stock held by minority shareholders where there is a single majority shareholder generally will not result in attribution. Under the FCC's multiple and cross-ownership rules, which have been or will be revised in accordance with the Telecommunications Act of 1996, an officer or director of the Company or a holder of the Company's Voting Common Stock who has an attributable interest in other broadcast stations, a cable television system or a daily newspaper, may violate the FCC regulations depending on the number and location of the other broadcasting stations, cable television systems or daily newspapers attributable to such person. In addition, the FCC's cross-interest policy, which precludes an individual or entity from having an attributable interest in one media property and a "meaningful" (but not attributable) interest in another media property in the same area, may be invoked in certain circumstances to reach interests not expressly covered by the multiple ownership rules. None of the Company's officers, directors or holders of Voting Common Stock have attributable or non-attributable interests in broadcasting stations, cable television systems or daily newspapers that violate the FCC's multiple and cross-ownership rules.

     The FCC has repealed its prime time access rule ("PTAR") effective August 30, 1996, retaining the rule in its present form until that date. PTAR generally prohibits television stations affiliated with the ABC, CBS or NBC Network in the 50 largest television markets from broadcasting more than three hours of network programming or off-network programming during the four hours of prime time. The Company cannot predict how the repeal of PTAR will affect the Company's business.

     The Telecommunications Act of 1996 authorizes the FCC to issue additional licenses for advanced television ("ATV") services only to individuals or entities that hold an authorization to operate or construct a television station ("Existing Broadcasters"). ATV is a technology that will improve the technical quality to television service. The Telecommunications Act of 1996 directs the FCC to adopt rules to permit Existing Broadcasters to use their ATV channels for various purposes, including foreign language, niche, or other specialized programming. The statute also authorizes the FCC to collect fees from Existing Broadcasters who use their ATV channels to provide services for which payment is received. Prior to the enactment of the Telecommunications Act of 1996, members of Congress sought assurance from the FCC that it would not implement any plan to award spectrum for ATV service until additional legislation is enacted to resolve spectrum issues such as whether broadcasters should be required to pay for ATV licenses. In response to this request, the FCC stated that it would not award licenses or construction permits for ATV service until such additional legislation is enacted to address ATV spectrum issues.

The Cable Television Consumer Protection and Competition Act of 1992

     The Cable Television Consumer Protection and Competition Act of 1992 (the "Cable Act") and the FCC's implementing regulations give television stations the right to control the use of their signals on cable television systems. Under the Cable Act, at three year intervals beginning in June 1993, each television station is required to elect whether it wants to avail itself of must-carry rights or, alternatively, to grant retransmission consent. If a television station elects to exercise its authority to grant retransmission consent, cable systems are required to obtain the consent of that television station for the use of its signal and could be required to pay the television station for such use. The Cable Act further requires mandatory cable carriage of all qualified local television stations electing their must-carry rights or not exercising their retransmission rights. All initial arrangements relating to retransmission consent were required to be entered into by October 6, 1993. Each of the Company's stations has either elected its must-carry rights or entered into retransmission consent agreements with substantially all cable systems in its DMA. KNTV has elected to exercise its must-carry rights in both the Salinas-Monterey DMA and Santa Clara County. The Company's other stations have elected to require retransmission consent in substantially all cases, with the remainder exercising must-carry rights. Approximately 60% of the households in the geographic areas with respect to which the Company's stations have elected to exercise their retransmission rights subscribe to cable television.

     The Company's stations have elected to exercise their must-carry rights or entered into long-term retransmission agreements requiring continued carriage of the Company's stations on cable systems covering the majority of the cable households in its stations' DMAs. The long-term retransmission agreements range in duration from one to five years, and in most cases are automatically renewed for an additional term unless notice of nonrenewal is given by either party. With respect to the remaining cable households, the Company has entered into short-term retransmission agreements, which are expected to be replaced by longer term agreements in 1996. The Company cannot predict the outcome of retransmission negotiations for replacement of existing short-term agreements and, although the Company also expects to renew its current retransmission agreements upon expiration, there can be no assurance that such replacements or renewals will be entered into. Under the FCC's rules, television stations must make their next election between must-carry and retransmission consent status by October 1, 1996, which will take effect on January 1, 1997. Television stations that fail to make an election by the specified deadline will be deemed to have elected must-carry status for the relevant three year period.

     On April 8, 1993, a special three-judge panel of the U.S. District Court for the District of Columbia upheld the constitutionality of the must-carry provisions of the Cable Act. However, on June 27, 1994, the U.S. Supreme Court vacated the lower court's judgment and remanded the case to the District Court for further proceedings. Although the Supreme Court found the must-carry rules to be content-neutral, it also found that genuine issues of material fact still remained that must be resolved on a more detailed evidentiary record. On remand, on December 13, 1995, the District Court upheld the constitutionality of the must-carry rules. An appeal of the District Court's decision is pending before the Supreme Court. In the meantime, however, the FCC's must-carry regulations implementing the Cable Act remain in effect. The Company cannot predict the outcome of such challenges or the effect on the Company's business if the must-carry or retransmission consent provisions of the Cable Act are found to be unconstitutional or otherwise unlawful.

Proposed Legislation and Regulations

     The FCC has under consideration and the Congress and the FCC, in the future may consider and adopt new or modify existing laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation, ownership and profitability of the Company's stations, result in the loss of audience share and advertising revenues for the Company's stations and affect the ability of the Company to acquire additional stations or finance such acquisitions. Such matters include: (i) spectrum use or other fees on FCC licensees; (ii) the FCC's equal employment opportunity rules and other matters relating to minority and female involvement in the broadcasting industry; (iii) rules relating to political broadcasting; (iv) technical and frequency allocation matters; (v) changes in the FCC's cross-interest, multiple ownership and cross-ownership rules and policies; (vi) changes to broadcast technical requirements; (vii) limiting the tax deductibility of advertising expenses by advertisers; and (viii) changes to the standards governing the evaluation and regulation of television programming directed towards children, and violent and indecent programming.

     Specifically, and as an example of the above proposed changes, the FCC has initiated rulemaking proceedings to solicit comments on its multiple ownership, attribution and minority ownership rules as well as other rules with respect to television broadcasting generally. More particularly, on January 17, 1995 the FCC released a Further Notice of Proposed Rulemaking which proposed, among other things, the following changes regarding television broadcasting: (i) narrowing the geographic area where common ownership restrictions would be triggered by limiting it to overlapping "Grade A" contours rather than "Grade B" contours and by permitting (or granting waivers in particular cases or markets) certain UHF/UHF or UHF/VHF overlaps; (ii) relaxing the rules prohibiting cross-ownership of radio and television stations in the same market to allow certain combinations where there remain alternative outlets and suppliers to ensure diversity; and (iii) treating television Local Marketing Agreements ("LMAs") the same as radio LMAs, which would currently preclude certain television LMAs where the programmer owns or has an attributable interest in another television station in the same market. The Company cannot predict the outcome of the FCC's rulemaking proceedings or how FCC changes in its multiple and cross-ownership rules, made in accordance with the Telecommunications Act of 1996, will affect the Company's business.

     On January 12, 1995, the FCC released two additional Notices of Proposed Rulemaking. The first seeks comment on whether the FCC should relax attribution and other rules to facilitate greater minority and female ownership. The second seeks comment on whether the FCC should modify its attribution rules by, among other things, (i) restricting the availability of the single majority shareholder exemption and (ii) attributing certain non-equity interests such as non-voting stock, debt and certain holdings by limited liability corporations. In the context of this latter rulemaking, the Commission is further examining its cross interest policy and seeks comment on the appropriate treatment of nonequity financial interests and multiple business interrelationships between licensees. The Company cannot predict the outcome of those proceedings or how they will affect the Company's business.

     The FCC also has initiated a notice of inquiry proceeding seeking comment on whether the public interest would be served by establishing limits on the amount of commercial matter broadcast by television stations. No prediction can be made at this time as to whether the FCC will impose any limits on commercials at the conclusion of its deliberation. The imposition of limits on the commercial matter broadcast by television stations may have an adverse effect on the Company's revenues.

     The FCC is currently examining or has recently completed review of a number of rules that govern the relationship between broadcast television networks and their affiliates and that are applicable to all broadcast television networks. In particular, the FCC has eliminated the network station ownership rule prohibiting network ownership of television stations in markets where the existing television stations are so few or of such unequal desirability that competition would be substantially restrained. Although the FCC continues to restrict network representation of affiliates for the sale of spot advertising time, the FCC has issued a notice of proposed rulemaking to re-examine its rule prohibiting affiliate stations from being represented by their networks for the sale of non-network broadcast time. In the same rulemaking proceeding, the FCC also is re-examining its rule prohibiting agreements by which a network can influence or control the rates its affiliates set for the sale of their non-network broadcast time. Additionally, the FCC has issued a separate notice of proposed rulemaking to consider the following: (i) eliminating financial considerations as a sole justification for an affiliate's exercise of its right to reject network programming; (ii) modifying the time option rule to permit networks to option time on affiliate stations as long as the affiliates are given sufficient advance notice; (iii) eliminating, at least in large markets, the exclusive affiliation rule prohibiting arrangements that bar an affiliate from broadcasting the programming of another network; (iv) eliminating the territorial exclusivity rule's prohibition against agreements that prevent another station in the same market from broadcasting network programming that has been rejected by the network's affiliate; and (v) reexamining the dual network rule preventing a single entity from owning more than one network. The Company cannot predict whether the FCC's proposed rule changes will be adopted or how these proposed changes would affect the Company's business.

     The FCC also has released a Notice of Proposed Rulemaking seeking comment on whether to consider effective market access as a factor in permitting non-citizen ownership of a licensee's parent company in excess of 25%. Under this proposal, a citizen of a foreign country would be permitted to own more than 25% of a broadcast licensee's parent company if a U.S. citizen were permitted the same level of investment in a broadcast licensee's parent company in the foreign investor's country. In addition, the FCC is seeking comments on other proposals for permitting non-citizen ownership of a licensee's parent company in excess of 25%. The Company cannot predict whether the FCC proposal will be adopted or how these proposed changes would affect the Company's business.

     The FCC has begun adopting rules and proposing others to implement advanced television service ("ATV") which includes high definition television systems. ATV is a technology that will improve television audio and video quality. The FCC has "set aside" channels within the existing television system for ATV and has limited initial ATV eligibility to existing television stations and certain applicants for new television stations ("Existing Broadcasters"). The FCC has preliminarily established a three-year period, commencing on a date to be determined, during which Existing Broadcasters have the exclusive right to apply for ATV channels. The FCC proposed to allow Existing Broadcasters six months in which to decide whether to apply for an ATV channel and an additional 2 1/2 years to supply the FCC with the information necessary for the FCC to issue an authorization for the ATV channel. The FCC has preliminarily decided to allow Existing Broadcasters who file timely applications for ATV channels to have three years from the expiration of the three-year application filing period to construct their ATV facilities. The FCC has determined that ATV will be a digital system incompatible with current television transmitters and receivers. The rules for phasing in ATV service permit each television station to provide conventional television service on its regular channel until ATV service has become the prevalent medium. The FCC is seeking comments on a timetable for requiring broadcasters to convert to ATV. Broadcasters will have to convert to ATV by the conversion deadline and surrender one channel back to the FCC. The FCC also proposed phased in simulcasting requirements during the transition period under which a broadcaster must simulcast on its ATV channel the programming that is broadcast on its existing conventional channel. The FCC also adopted a timetable for periodic review of the simulcasting and conversion deadlines. The FCC also proposed licensing the

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ATV and conventional broadcast channels under a single license. In addition, the
FCC is seeking comments on whether broadcasters should provide a minimum amount of free over-the-air television broadcasting on the ATV channel and to what extent to allow the use of ATV spectrum for services other than free over-the-air broadcasting. The FCC also is seeking comments on whether to allow an extension of the six year application and construction period under certain circumstances, including circumstances involving financial hardship and stations serving small or economically disadvantaged areas. The FCC has further proposed several broad objectives to govern the ATV channel allotment process and has proposed a number of procedures and specific technical criteria to be used in allotting ATV channels. The FCC also issued for public comment a working draft of a proposed ATV Table of Allotments intended to provide an ATV channel for each existing television station in a manner that will maximize the coverage for ATV stations while taking into account interference to existing television stations and between ATV stations. The FCC has proposed to adopt the Advanced Television Systems Committee Standard as the standard for digital television broadcasting in the United States. This standard was developed jointly by the three groups that previously had developed four different, competing digital television standards for consideration by the FCC. If the FCC adopts a standard for ATV service that is inferior to the signal quality alternative video technologies provide, such action could have a negative impact on the audience and revenues for television stations. Implementation of ATV service will impose substantial additional costs on television stations to provide the new service, due to increased equipment costs. It is also possible that advances in technology may permit Existing Broadcasters to enhance the picture quality of existing systems without the need to implement ATV service. Prior to the enactment of the Telecommunications Act of 1996, members of Congress sought assurance from the FCC that it would not implement any plan to award spectrum for ATV service until additional legislation is enacted to resolve spectrum issues such as whether broadcasters should be required to pay for ATV licenses. In response to this request, the FCC stated that it would not award licenses or construction permits for ATV service until legislation is enacted to address ATV spectrum issues. Such legislation, if adopted, may require Existing Broadcasters to pay for ATV licenses. Although the Company believes the FCC will authorize
ATV service, the Company cannot predict when such authorization might be given or the effect such authorization might have on the Company's business or capital expenditure requirements. Consistent with the Telecommunications Act of 1996, the FCC has begun a rulemaking asking for public comment on proposals to allow licensees to provide ancillary digital services within the video portion of their broadcast signals. The Company cannot predict whether these proposals will be enacted and if enacted the effect these proposals would have on the Company.


Seasonality

     The Company's operating revenues are generally lower in the first calendar quarter and generally higher in the fourth calendar quarter than in the other two quarters, due in part to increases in retail advertising in the fall months in preparation for the holiday season, and in election years due to increased political advertising.

Employees

     The Company and its subsidiaries currently employ approximately 955 persons, of whom approximately 284 are represented by two unions (including 11 bargaining units) pursuant to contracts expiring in 1996 and 1997. The Company believes its relations with its employees are good.

Special Tax Status

     Historically, the FCC issued tax certificates pursuant to Code Section 1071 to encourage ownership of broadcast facilities by minority-controlled companies, such as Granite. Subject to certain conditions, a tax certificate allowed sellers of broadcast facilities to minority-controlled companies to elect to (i) defer payment of capital gains tax on the sale of such facilities provided that the seller reinvested the proceeds within two years in a "qualified replacement property" such as another broadcast property or the stock of a broadcast entity, and, if desired, to the extent not applied in (i) above or (ii) use the gain to reduce the basis of specific depreciable property which the seller retained. In 1995, the President signed into law legislation that eliminates minority-controlled companies' ability to make use of a tax certificate. The Company does not anticipate that this elimination will have any material adverse effect on the Company.

Properties

     The Company's principal executive offices are located in New York, New York. The lease agreement, for approximately 6,800 square feet of office space, expires January 31, 2011.

     The types of properties required to support each of the Company's stations include offices, studios, transmitter sites and antenna sites. A station's studios are generally housed with its offices in downtown or business districts. The transmitter sites and antenna sites are generally located so as to provide maximum market coverage.

     The following table contains certain information describing the general character of the Company's properties:

                                                                Owned or                               Expiration of
   Station            Metropolitan Area and Use                  Leased       Approximate Size           Lease
   -------            -------------------------                  ------       ----------------           -----

     KNTV          San Jose, California
                     Office and Studio                          Owned          26,469 sq. feet             --
                     Tower Site                                 Leased          2,080 sq. feet          9/30/97
                     Low Power Transmission Site                Leased            100 sq. feet         1/1/2001(a)

     WTVH          Syracuse, New York
                     Office and Studio                          Owned          41,500 sq. feet             --
                   Onondaga, New York
                     Tower Site                                 Owned           2,300 sq. feet             --

     KSEE          Fresno, California
                     Office and Studio                          Owned          32,000 sq. feet             --
                   Bear Mountain, Fresno County, California
                     Tower Site                                 Leased          9,300 sq. feet          3/22/2034

     WPTA          Fort Wayne, Indiana
                     Office, Studio and Tower Site              Owned          18,240 sq. feet             --

     WEEK          Peoria, Illinois
                     Office, Studio and Tower Site              Owned          20,000 sq. feet             --
                   Bloomington, Illinois
                     Studio and Sales Office                    Leased            617 sq. feet          12/31/96

     KBJR          Duluth, Minnesota, Superior, Wisconsin
                     Office and Studio                          Owned          15,749 sq. feet             --
                     Tower Site                                 Owned           3,125 sq. feet             --

     KEYE          Austin, Texas
                     Office and Studio                          Owned          14,000 sq. feet             --
                     Tower Site                                 Leased          1,600 sq. feet         5/1/2013(a)

     WWMT          Kalamazoo, Michigan
                     Office and Studio                          Owned          45,000 sq. feet             --
                   Gun Lake, Michigan
                     Tower Site                                 Owned           3,580 sq. feet             --

     WKBW          Buffalo, New York
                     Office and Studio                          Owned          32,000 sq. feet             --
                   Colden, New York
                     Tower Site                                 Owned           3,406 sq. feet             --


- ---------------

(a)  Assuming exercise of all of the Company's renewal options under such lease.

Legal Proceedings

         Not applicable

                                   MANAGEMENT

     The following table sets forth information concerning the executive officers and directors of the Company as of March 1, 1996:

         Name                       Age                      Position
         ----                       ---                      --------
W. Don Cornwell(1)................  48     Chairman of the Board, Chief Executive Officer
                                             and Director
Stuart J. Beck(1).................  49     President, Treasurer, Secretary and Director
Lawrence I. Wills.................  35     Vice President-Finance and Controller
Ellen McClain.....................  31     Vice President-Corporate Development and Treasurer
James L. Greenwald(2).............  68     Director
Vickee Jordan Adams...............  36     Director
Martin F. Beck(2).................  78     Director
Edward Dugger, III(2).............  46     Director
Thomas R. Settle(1)(3)............  54     Director
Charles J. Hamilton, Jr.(3).......  48     Director
Mikael Salovaara..................  42     Director

- ----------
(1)   Member of the Stock Option Committee.

(2)   Member of the Audit Committee.

(3)   Member of the Compensation Committee and Management Stock Plan Committee.


     Mr. Cornwell is a founder of the Company and has been Chairman of the Board of Directors and Chief Executive Officer of the Company since February 1988. Mr. Cornwell served as President of the Company, which office then included the duties of chief executive officer, until September 1991 when he was elected to the newly- created office of Chief Executive Officer. Prior to founding the Company, Mr. Cornwell served as a Vice President in the Investment Banking Division of Goldman, Sachs & Co. ("Goldman Sachs") from May 1976 to July 1988. In addition, Mr. Cornwell was the Chief Operating Officer of the Corporate Finance Department of Goldman Sachs from January 1980 to August 1987. Mr. Cornwell is a director of Melville Corporation, Hershey Trust Company, the Milton S. Hershey School and Utendahl Capital Partners. Mr. Cornwell received a Bachelor of Arts degree from Occidental College in 1969 and a Masters degree in Business Administration from Harvard Business School in 1971.

     Mr. Stuart Beck is a founder of the Company and has been a member of the Board of Directors and Secretary of the Company since February 1988 and President of the Company since September 1991. Prior to founding the Company, Mr. Beck was an attorney in private practice of law in New York, New York and Washington, DC. Mr. Beck received a Bachelor of Arts degree from Harvard College in 1968 and a Juris Doctor degree from Yale Law School in 1971. Mr. Beck is the son of Martin F. Beck.

     Mr. Wills has been Vice President-Finance and Controller of the Company since June 25, 1990. Prior to joining the Company, Mr. Wills was employed by Ernst & Young LLP from July 1982 to May 1990 in various capacities, the most recent of which was as audit manager responsible for managing and supervising audit engagements. Mr. Wills is a director of the Broadcast Cable Financial Management Association. Mr. Wills received a bachelors degree in Business Administration from Iona College in 1982.

     Ms. McClain has been Vice President - Corporate Development and Treasurer of the Company since January 1994. Prior to joining Granite, Ms. McClain attended Harvard Business School, where she received a

Masters degree in Business Administration in June 1993. From 1990 to 1991, Ms. McClain was an Assistant Vice President with Canadian Imperial Bank of Commerce, where she served as a lender in the Bank's Media Group and from 1986 to 1990 was employed by Bank of New England, N.A. in various capacities including a lender in the Communications Group. Ms. McClain received a Bachelor of Arts Degree in Economics from Brown University in 1986.

     Mr. Greenwald has been a member of the Board of Directors of the Company since December 1988. Mr. Greenwald was the Chairman and Chief Executive Officer of Katz Communications, Inc. from May 1975 to August 1994 and has been Chairman Emeritus since August 1994. Mr. Greenwald has served as President of the Station Representatives Association and the International Radio and Television Society and Vice President of the Broadcast Pioneers. Mr. Greenwald received a Bachelor of Arts degree from Columbia University in 1949 and an Honorary Doctorate Degree in Commercial Science from St. Johns University in 1980.

     Ms. Adams has been a member of the Board of Directors of the Company since August 1988. Ms. Adams has been Vice President, Director of Communications Training with Ketchum P.R., a New York City-based public relations firm, since October 1992. From February 1990 to September 1992, Ms. Adams was Vice President, Manager Communications Training with Burson-Marsteller, a New York City-based public relations firm. From December 1983 to February 1990, Ms. Adams served in various capacities in Burson-Marsteller's Communications Training section. Ms. Adams is an Advisory Council Member of the New York Zoological Society and a member of the PENN Club Board of Governors. She has also served on the Board of the NOW Legal Defense and Education Fund since 1988. Ms. Adams received a Bachelor of Arts degree from the University of Pennsylvania in 1981.

     Mr. Martin Beck has been a member of the Board of Directors of the Company since December 1988. Mr. Beck has served as Chairman of Beck-Ross Communications, Inc., a New York-based group owner of FM radio stations, from June 1966 until April 1995, at which time he retired. Mr. Beck has served as President of the New York State Broadcasters Association, the Long Island Broadcasters Association and the National Association of Broadcasters Radio Board. Mr. Beck is a director of Tribune Swab Fox Companies, Inc. Mr. Beck received a Bachelor of Arts degree from Cornell University in 1938. Mr. Beck is the father of Stuart J. Beck.

     Mr. Dugger has been a member of the Board of Directors of the Company since December 1988. Mr. Dugger has been President and Chief Executive Officer of UNC Ventures, Inc., a Boston-based venture capital firm, since January 1978. Mr. Dugger is a director of the Federal Reserve Bank of Boston, Envirotest Systems Corporation and U.S. Radio, Inc. Mr. Dugger received a Bachelor of Arts degree from Harvard College in 1971 and a Masters degree in Public Administration and Urban Planning from Princeton University in 1973. In 1988, prior to the investment in the Company by UNC Ventures, Inc. and UNC Ventures II, L.P. (the "UNC Entities"), an agreement was entered into between Mr. Cornwell, Mr. Stuart Beck and the UNC Entities pursuant to which Mr. Dugger was to become a member of the Company's Board of Directors and be assured of remaining on the Board until the earlier to occur of certain events, including the effectiveness of a registration statement covering any securities of the Company. This event occurred on January 13, 1992 when the Company's registration statement for the initial public offering of the Common Stock (Nonvoting) was declared effective by the Commission.

     Mr. Hamilton has been a member of the Board of Directors of the Company since July 1992. Mr. Hamilton has been a partner in the New York law firm of Battle Fowler since 1983. Mr. Hamilton received a Bachelor of Arts degree from Harvard College in 1969 and a Juris Doctor degree from Harvard Law School in 1975. Mr. Hamilton is a trustee of the National Urban League, Inc. and the Environmental Defense Fund. Mr. Hamilton is a member of the Board of Directors of the Phoenix House Foundation, Inc. He is a member of the Committee on Policy for Racial Justice of the Joint Center for Political and Economic Studies, Inc. in Washington, DC and is Chairman of the Board of Directors of the Higher Education Extension Service.

     Mr. Settle has been a member of the Board of Directors of the Company since July 1992. Mr. Settle founded and has been the President of The Winchester Group, Inc., an investment advisory firm, since 1990. Mr. Settle was the chief investment officer at Bernhard Management Corporation from 1985 to 1989. He was a

Managing Director of Furman Selz Capital Management from 1979 until 1985. Mr. Settle received a Bachelor of Arts Degree from Muskingum College in 1963 and a Masters degree in Business Administration from Wharton Graduate School in 1965.

     Mr. Salovaara has been a member of the Board of Directors since March 1994. Mr. Salovaara has been a General Partner of Greycliff Partners, an investment advisory firm, since 1991 and a Limited Partner of the Blackstone Group since 1994. From 1988 to 1991, Mr. Salovaara was a General Partner of Goldman, Sachs & Co. Prior to becoming a General Partner, Mr. Salovaara worked at Goldman, Sachs & Co. in various capacities from 1980 to 1988. Mr. Salovaara is a trustee of Playwrights Horizons in New York City and a director of Hadco Corporation and a director of Circuit City Stores, Inc. Mr. Salovaara received a Bachelor of Arts degree from Dartmouth College in 1974, a Juris Doctor degree and Masters degree in Business Administration from the University of Virginia in 1980 and a Masters of Arts degree from Cambridge University in 1986.

     All members of the Board of Directors hold office until the next annual meeting of shareholders of the Company or until their successors are duly elected and qualified. All officers are elected annually and serve at the discretion of the Board of Directors.

     Members of the Board of Directors are entitled to receive a fee of $1,500 for each Board of Directors meeting attended in person. Pursuant to and in accordance with the terms and conditions of the Company's Director Stock Option Plan (the "Director Option Plan"), however, once every three years, each director was permitted to elect (a "Triennial Election") to receive options to purchase shares of the Company's Common Stock (Nonvoting) ("Options"), in lieu of cash compensation, for attendance at regularly scheduled quarterly meetings of the Board ("Regular Quarterly Meetings") during the three years subsequent to the Triennial Election or until their earlier termination (the "Triennial Option Period"). At the end of the current Triennial Option Period, February 28, 1997, and each third year anniversary thereafter, however, all directors will automatically receive an option to purchase 18,000 shares of Common Stock (Nonvoting) ("Automatic Director Service Awards") as compensation for attendance at Regular Quarterly Meetings during the Triennial Option Period subsequent to the grant, in lieu of cash compensation. Directors elected or appointed during the Triennial Option Period receive Options, in lieu of cash compensation, for the remaining portion of the Triennial Option Period.

     During the Triennial Option Period, Options to purchase shares of Common Stock (Nonvoting) become exercisable one year (or immediately in the case of Automatic Director Service Awards) from the date of attendance by director at a Regular Quarterly Meeting in the following amounts: (i) 1,500 shares for attendance in person; or (ii) 500 shares for attendance by telephonic means. The exercise price of all Options is the fair market value of the Common Stock (Nonvoting) on the date of grant. The following directors have elected to receive Options, in lieu of cash compensation, for the current Triennial Option
Period: James L. Greenwald, Vickee Jordan Adams, Martin F. Beck, Thomas R. Settle, Charles J. Hamilton, Jr. and Mikael Salovaara. See "Executive Compensation -- Director Stock Option Plan."

     In addition, under the Director Option Plan, directors receive Options ("Automatic Committee Awards") to purchase shares of Common Stock (Nonvoting) for service on certain of the committees of the Board of Directors (each a "Committee"). Automatic Committee Awards to purchase 1,500 shares of Common Stock (Nonvoting) become exercisable one year (or immediately for Automatic Committee Awards to be granted after February 27, 1997) from the date of attendance, in person, at each regularly scheduled Committee meeting.

     Directors are not separately reimbursed by the Company for their travel expenses incurred in attending Board or committee meetings.

Executive Compensation

     The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and each of its most highly compensated executive officers whose total cash compensation exceeded $100,000 during the fiscal year ended December 31, 1995, for each of the three years in the period ended December 31, 1995:

                           Summary Compensation Table

                                                               Long-Term Compensation
                                 Annual Compensation                    Awards
                          -----------------------------------  -----------------------
                                                                Restricted                All Other
   Name and                                                       Stock       Options/   Compensation
  Principal Position         Year     Salary ($)    Bonus ($)     Awards      SARs (#)       ($)(1)
- --------------------      --------  ------------ ------------  ------------ -----------  ------------

W. Don Cornwell              1995     $460,000   $    -        $       -      165,000     $  4,620
Chief Executive              1994      270,000        -                -            -        3,000
  Officer                    1993      332,000        -          280,500(2)   192,500        1,800

Stuart J. Beck               1995      460,000        -                -      135,000        4,620
President                    1994      267,000        -                -            -        2,000
                             1993      260,000        -          229,500(3)   157,500        4,364

Lawrence I. Wills            1995      115,000       28,000            -            -        2,875
Vice President -             1994      105,000       25,000       70,000(4)         -        2,100
  Finance and                1993      100,000       20,000            -            -        2,000
  Controller

Ellen McClain                1995       85,000       45,000       41,438(5)         -        2,125
Vice President - Corporate   1994       68,000       17,000       30,000(6)         -            -
  Development and Treasurer  1993            -        -                -            -            -


- ----------

(1) Represents matching Company contributions under the Company's Employees' Profit Sharing and Savings (401(k)) Plan.

(2) Represents the market value on the date of award of 93,500 Bonus Shares (as defined) awarded under the Company's Management Stock Plan on April 27, 1993. On each of December 31, 1993, 1994 and 1995, 18,700 Bonus Shares vested. An additional 18,700 Bonus Shares will vest on each of December 31, 1996 and December 31, 1997. Shares of Common Stock (Nonvoting) subject to an award of Bonus Shares are not deemed issued and outstanding until such Bonus Shares vest, and no shareholder rights, including the right to receive dividends, if any, will arise with respect thereto until such Bonus Shares vest.

(3) Represents the market value on the date of award of 76,500 Bonus Shares awarded under the Company's Management Stock Plan on April 27, 1993. On each of December 31, 1993, 1994 and 1995, 15,300 Bonus Shares vested. An additional 15,300 Bonus Shares will vest on each of December 31, 1996 and December 31, 1997. Shares of Common Stock (Nonvoting) subject to an award of Bonus Shares are not deemed issued and outstanding until such Bonus Shares vest, and no shareholder rights, including the right to receive dividends, if any, will arise with respect thereto until such Bonus Shares vest.

(4) Represents the market value on the date of award of 17,500 Bonus Shares awarded under the Company's Management Stock Plan on March 15, 1994. On each of December 31, 1994 and 1995, 3,500 Bonus Shares vested. An additional 3,500 Bonus Shares will vest on December 31, 1996 and each anniversary thereof through December 31, 1998. Shares of Common Stock (Nonvoting) subject to an Award of Bonus

     Shares are not deemed issued and outstanding until such Bonus Shares vest, and no shareholder rights, including the right to receive dividends, if any, will arise with respect thereto until such Bonus Shares vest.

(5) Represents the market value on the date of award of 6,500 Bonus Shares awarded under the Management Stock Plan on July 1, 1995. On December 31, 1995, 1,000 Bonus Shares vested. An additional 1,000 Bonus Shares will vest on December 31, 1996 and each anniversary thereof through December 31, 1998 and 2,500 Bonus Shares will vest on December 31, 1999. Shares of Common Stock (Nonvoting) subject to an Award of Bonus Shares are not deemed issued and outstanding until such Bonus Shares vest, and no shareholder rights, including the right to receive dividends, if any, will arise with respect thereto until such Bonus Shares vest.

(6) Represents the market value on the date of award of 7,500 Bonus Shares awarded under the Management Stock Plan on March 15, 1994. On each of December 31, 1994 and 1995, 1,500 Bonus Shares vested. An additional 1,500 Bonus Shares will vest on December 31, 1996 and each anniversary thereof through December 31, 1998. Shares of Common Stock (Nonvoting) subject to an Award of Bonus Shares are not deemed issued and outstanding until such Bonus Shares vest, and no shareholder rights, including the right to receive dividends, if any, will arise with respect thereto until such Bonus Shares vest.

Employment Agreements and Compensation Arrangements

     Mr. Cornwell and Mr. Stuart Beck each have an employment agreement with the Company. The agreements provide for a two year employment term which is automatically renewed for subsequent two year terms unless advance notice of nonrenewal is given (the current term under such agreements, which were renewed in 1995, expires September 19, 1997). The base salary determined by the Compensation Committee of the Board of Directors was $267,000 for 1994 and $460,000 for 1995. The agreements stipulate that Mr. Cornwell and Mr. Beck will devote their full time and efforts to the Company and will not engage in any business activities outside the scope of their employment with the Company unless approved by a majority of the Company's independent directors. Under the agreements, Mr. Cornwell and Mr. Beck are permitted to exchange any or all of their shares of Voting Common Stock for shares of Common Stock (Nonvoting), provided that such exchange does not jeopardize the Company's status as a minority-controlled entity under FCC regulations and that, after such exchange is effected, there will continue to be shares of voting stock of the Company outstanding. In addition to the compensation set forth in the employment agreements, Mr. Cornwell and Mr. Beck are eligible to receive incentive bonus payments under the Company's incentive bonus plan and stock options under certain of the Company's stock option plans. See "--Incentive Bonus Plan," "--Stock Option Plan," "--Management Stock Plan" and "--Target Cash Flow Stock Option Plan."

     In November 1990, the Compensation Committee of the Board of Directors established each of Mr. Cornwell's and Mr. Stuart Beck's base compensation for fiscal 1991 at $210,000. In order for the Company to remain in compliance with one of its covenants under the loan agreement relating to its then existing bank debt, in 1991 Mr. Cornwell adjusted his base salary down to $20,730. In 1992, the Board of Directors of the Company adopted a resolution providing that Mr. Cornwell's salary adjustment in 1991 did not vitiate Mr. Cornwell's right to the remainder of his base compensation in subsequent years. In connection therewith, Mr. Cornwell received supplemental payments in 1992, 1993 and 1994 totaling $33,000, $72,000 and $3,000, respectively.

     Under an employment arrangement with the Company, Mr. Wills is eligible to receive an annual cash bonus based upon the Company's financial performance during that year, such bonus to be determined by Messrs. Cornwell and Beck. Mr. Wills's 1995 base salary was fixed at $115,000.

     Under an employment arrangement with the Company, Ms. McClain is eligible to receive an annual cash bonus based upon the Company's financial performance during that year, such bonus to be determined by Messrs. Cornwell and Beck. Ms. McClain's 1995 base salary was fixed at $85,000.

401(k) Profit Sharing and Savings Plan

     Effective January 1990, the Company adopted the Granite Broadcasting Corporation Employees' Profit Sharing and Savings (401(k)) Plan for the purpose of providing retirement benefits for substantially all of its employees. Contributions to the Plan are made by both the employee and the Company. The Company matches 50% of that part of an employee's deferred compensation which does not exceed 5% of such employee's salary (4% in 1994). Company-matched contributions vest at a rate of 20% for each year of an employee's service to the Company.

     A contribution to the Plan of $499,000 was charged to expense for 1995.

Employee Stock Purchase Plan

     On February 28, 1995, the Company adopted the Granite Broadcasting Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan") for the purpose of enabling its employees to acquire ownership of Common Stock (Nonvoting) at a discount, thereby providing an additional incentive to promote the growth and profitability of the Company. The Stock Purchase Plan enables employees of the Company to purchase up to an aggregate of 1,000,000 shares of Common Stock (Nonvoting) at 85% of the then current market price through application of regularly made payroll deductions. The Stock Purchase Plan is administered by a Committee consisting of not less than two directors who are ineligible to participate in the Stock Purchase Plan. The members of the Committee are currently Mr. Cornwell and Mr. Stuart J. Beck. At the discretion of the Committee, purchases under the Stock Purchase Plan may be effected through issuance of authorized but previously unissued shares, treasury shares or through open market purchases. The Committee has engaged a brokerage company to administer the day-to-day functions of the Stock Purchase Plan. Purchases under the Stock Purchase Plan commenced on June 1, 1995.

Stock Option Plan


     In April 1990, the Company adopted a Stock Option Plan (the "Stock Option Plan") providing for the grant, from time to time, of Options to key employees, officers and directors of the Company or its affiliates (collectively, the "Participating Persons") to purchase shares of Common Stock (Nonvoting). On April 27, 1993, 192,500 Options were granted to Mr. Cornwell and 157,500 Options were granted to Mr. Stuart Beck. On April 25, 1995, 165,000 Options were granted to Mr. Cornwell and 135,000 Options were granted to Mr. Stuart Beck. On July 25, 1995, the Plan was amended to increase the shares of Common Stock (Nonvoting) subject to Options available for grant under the Plan to 2,000,000 from 800,000. As of December 31, 1995, Options granted under the Plan were outstanding for the purchase of 947,250 shares of Common Stock (Nonvoting). On April 23, 1996, 166,000 Options were granted to Mr. Cornwell and 135,000 Options were granted to Mr. Stuart Beck. On April 25, 1996, an additional 318,000 Options were granted to Mr. Cornwell and 260,000 Options were granted to Mr. Stuart Beck.


     The Stock Option Plan provides for the grant of (i) Options intended to qualify as Incentive Stock Options ("ISOs") as defined in Section 422 of the Code, to certain key employees of the Company or its affiliates (including employees who are officers or directors, but excluding directors who are not employees) who have substantial responsibility in the direction and management of the Company or an affiliate ("Key Employees") and (ii) Options which do not qualify as ISOs ("NQSOs") to Key Employees and other officers and directors of the Company or its affiliates who have substantial responsibility in the direction and management of the Company or an affiliate. No Participating Person may be granted ISOs which, when first exercisable in any calendar year (combined with all incentive stock option plans of the Company and its affiliates) will permit such person to purchase stock of the Company having an aggregate fair market value (determined as of the time the ISO was granted) of more than $100,000.

     The Stock Option Plan is administered by a committee consisting of not less than three members of the Board of Directors appointed by the Board. Subject to the provisions of the Stock Option Plan, the committee is empowered to, among other things, grant Options under the Stock Option Plan; determine which employees may be granted Options under the Stock Option Plan, the type of Option granted (ISO or NQSO), the number of shares subject to each Option, the time or times at which Options may be granted and exercised and the exercise price thereof; construe and interpret the Stock Option Plan; determine the terms of any option agreement pursuant to which Options are granted (an "Option Agreement"), and amend any Option Agreement with the consent of the recipient of Options (the "Optionee"). Notwithstanding the foregoing, grants under the Stock Option Plan to officers of the Company and holders of 10% or more of the Voting Common Stock are made by the disinterested members of the Board of Directors of the Company. The Board of Directors may amend or terminate the Stock Option Plan at any time, except that approval of the holders of a majority of the outstanding Voting Common Stock of the Company is required for amendments which decrease the minimum option price for ISOs, extend the term of the Stock Option Plan beyond 10 years or the maximum term of the Options granted beyond 10 years, withdraw the administration of the Stock Option Plan from the committee, change the class of eligible employees, officers or directors or increase the aggregate number of shares which may be issued pursuant to the provisions of the Stock Option Plan. Notwithstanding the foregoing, the Board of Directors may, without the need for shareholder approval, amend the Stock Option Plan in any respect to qualify ISOs as Incentive Stock Options under Section 422 of the Code.


     With the exception of Options granted to Mr. Cornwell and Mr. Stuart J. Beck, pursuant to the terms of each currently effective Option Agreement, 40% (and in two cases 20%) of the Options covered by the Option Agreement are exercisable by the Optionee immediately upon the date of grant (or with respect to certain Option Agreements, upon the next preceding January 1 after the date of grant) and an additional 20% of such options become exercisable on each January 1 thereafter, on a cumulative basis. Options granted to each of Mr. Cornwell and Mr. Stuart J. Beck vest as follows: (i) 60% of the Options granted on April 27, 1993 became exercisable on December 1, 1995 and 20% of such Options become exercisable on each of December 1, 1996 and 1997; (ii) 40% of the Options granted on April 25, 1995 became exercisable on April 25, 1996, 30% of such Options become exercisable on April 25, 1997, and 10% of such Options become exercisable on each of April 25, 1998, 1999 and 2000; (iii) with respect to 44,000 of the Options granted on April 23, 1996 to each of Mr. Cornwell and Mr. Stuart Beck, 20% of such Options become exercisable on each of December 1, 1996, 1997, 1998, 1999 and 2000, and with respect to the remaining Options granted on April 23, 1996 to Mr. Cornwell and Mr. Stuart Beck, 40% of such Options become exercisable on April 23, 1997, 30% on April 23, 1998 and 10% on each of April 23, 1999, 2000 and 2001; (iv) 50% of the Options granted on April 25, 1996 become exercisable on each of October 23, 1997 and April 23, 1998; and (v) approximately 34% of all remaining Options vested immediately upon date of grant, and approximately 16% vest on each successive January 1.


     The exercise price per share for all ISOs may not be less than 100% of the fair market value of a share of Common Stock (Nonvoting) on the date on which the Option is granted (or 110% of the fair market value on the date of grant of an ISO if the Optionee owns more than 10% of the total combined voting power of all classes of voting stock of the Company or any of its affiliates (a "10% Holder")). The exercise price per share for NQSOs may be less than, equal to or greater than the fair market value of a share of Common Stock (Nonvoting) on the date such NQSO is granted. Options are not assignable or transferable other than by will or the laws of descent and distribution.


     Unless sooner terminated by the Board of Directors, the Stock Option Plan will terminate on April 1, 2000, 10 years after its effective date. Unless otherwise specifically provided in an Optionee's Option Agreement, each Option granted under the Stock Option Plan expires no later than 10 years after the date such Option is granted (5 years for ISOs granted to 10% Holders). Options may be exercised only during the period that the original Optionee has a relationship with the Company which confers eligibility to be granted Options and (i) for a period of 30 days after termination of such relationship, (ii) for a period of 3 months after retirement by the Optionee with the consent of the Company, or (iii) for a period of 12 months after the death or disability of the Optionee.

Management Stock Plan

     In April 1993, the Company adopted a Management Stock Plan (the "Management Stock Plan") providing for the grant from time to time of awards denominated in shares of Common Stock (Nonvoting) (the "Bonus Shares") to all salaried executive employees of the Company. The purpose of the Management Stock Plan is to keep senior executives in the employ of the Company and to compensate such executives for their contributions to the growth and profits of the Company and its subsidiaries. The Company has set aside a reserve of 470,000 shares of Common Stock (Nonvoting) for grant under the Management Stock Plan (which reserve may be adjusted from time to time). All salaried executive employees (including officers and directors, except for persons serving as directors only) are eligible to receive a grant under the Management Stock Plan. The Management Stock Plan is administered by a committee appointed by the Board of Directors which consists of not less than two members of the Board of Directors (the "Management Stock Plan Committee"). Pursuant to Board resolution, the members of the Compensation Committee constitute the members of the Management Stock Plan Committee. The Management Stock Plan Committee, from time to time, selects eligible employees to receive a discretionary bonus of Bonus Shares based upon such employee's position, responsibilities, contributions and value to the Company and such other factors as the Management Stock Plan Committee deems appropriate. The Management Stock Plan Committee has discretion to determine the date on which the Bonus Shares allocated to an employee will be issued to such employee. The Management Stock Plan Committee may, in its sole discretion, determine what part of an award of Bonus Shares is paid in cash and what part of an award is paid in the form of Common Stock (Nonvoting). Any cash payment will be made to such employee as of the date the corresponding Bonus Shares would otherwise be issued to such employee and shall be in an amount equal to the fair market value of such Bonus Shares on that date.

     As of December 31, 1995, the Company has allocated a total of 466,000 Bonus Shares pursuant to the Management Stock Plan, 210,200 of which had vested through December 31, 1995. Each allocation provides for the vesting of a percentage of the award on each December 31 after the date of the allocation.

Target Cash Flow Option Plan

     On October 31, 1988, the Company entered into a Target Cash Flow Option Plan and Agreement (the "Target Cash Flow Option Plan") with W. Don Cornwell and Stuart J. Beck (collectively, the "Recipients"). The Target Cash Flow Option Plan granted to the Recipients non-qualified options ("Options") to purchase an aggregate of not more than 150,000 shares of Common Stock (Nonvoting) at an exercise price of $.01 per share. The Options vested and became exercisable upon certain cash flow targets being met by the Company during each fiscal year through 1992. Options have vested for the purchase of 150,000 shares of Common Stock (Nonvoting), and on April 19, 1995, were exercised as follows: Mr.
Cornwell: 82,500; Mr. Beck: 67,500.

Director Stock Option Plan

     On March 1, 1994, the Company adopted a Director Stock Option Plan (the "Director Option Plan") providing for the grant, from time to time, of Options to non-employee directors of the Company ("Director Participants") to purchase Common Stock (Nonvoting). The number of shares of Common Stock (Nonvoting) allocated for grant under the Director Option Plan is 300,000. As of December 31, 1995, Options granted under the Director Option Plan were outstanding for the purchase of 101,700 shares of Common Stock (Nonvoting).

     The Director Option Plan provides for the grant of NQSO's to Director Participants. Under the Plan, once every three years, each director was permitted to make an irrevocable Triennial Election to receive Options, in lieu of cash compensation, for attendance in person at each Regular Quarterly Meeting during the Triennial Option Period covered by such election. At the end of the current Triennial Option Period and each third year anniversary thereafter, however, all directors will automatically receive an option to purchase 18,000 shares of Common Stock (Nonvoting) as compensation for attendance at Regular Quarterly Meetings during the Triennial Option Period subsequent to the grant in lieu of cash compensation. Directors elected or appointed during the course of a Triennial Option Period receive Options, in lieu of a cash compensation, for the remaining portion of such Triennial Option

Period. In addition, under the Director Option Plan, directors receive Automatic Committee Awards for each Committee of the Board of Directors on which they serve.

     During the Triennial Option Period, Options to purchase shares of Common Stock (Nonvoting) become exercisable one year (or immediately in the case of Automatic Director Service Awards) from the date of attendance by director at a Regular Quarterly Meeting in the following amounts: (i) 1,500 shares for attendance in person; or (ii) 500 shares for attendance by telephonic means. Automatic Awards to purchase 1,500 shares of Common Stock (Nonvoting) become exercisable one year (or immediately for Automatic Awards to be granted after February 27, 1997) from the date of attendance in person at each regularly scheduled Committee meeting. The exercise price per share of all Options is the fair market value on the date of grant.

     The following table sets forth information with respect to Options granted to the executive officers of the Company during 1995.

                      Option/SAR Grants in Last Fiscal Year

                                                                                    Potential Realizable Value
                                                                                    at assumed Annual Rates of
                                                                                    Stock Price Appreciation
                                        Individual Grants                                for Option Term
                            ------------------------------------------------------  --------------------------
                                           % of Total
                                           Options/SARs
                                            Granted to    Exercise or
                              Options/SARs Employees in   Base Price     Expiration
     Name                     Granted (#)   Fiscal Year  ($ Per Share)    Date          5% ($)        10% ($)
- --------------              ------------------------------------------------------   ------------    ----------
W. Don Cornwell                  165,000        55.0%     $7.00         4/25/2005     $  726,373     $1,840,773

Stuart J. Beck                   135,000        45.0%      7.00         4/25/2005        594,305      1,506,087


     The following table sets forth, as of December 31, 1995, the number of options and the value of unexercised options held by the Company's executive officers who held options as of that date, and the options exercised and the consideration received therefor by such persons during fiscal 1995.

                         Aggregated Option/SAR Exercises
                             In Last Fiscal Year And
                            FY-End Option/SAR Values

                                                                       Number of             Value of Unexercised
                                                                  Unexercised Options        in-the-Money Options
                                                                  at December 31, 1995       at December 31, 1995
                                                               -------------------------  -------------------------
                         Shares Acquired           Value
      Name                on Exercise             Realized     Exercisable/Unexercisable  Exercisable/Unexercisable
      ----                -----------             --------     -------------------------  -------------------------
W. Don Cornwell             82,500                $556,050          222,600/262,400       $1,456,350/$1,294,900

Stuart J. Beck              67,500                 454,950          182,700/214,800        1,119,638/1,060,050

Lawrence I. Wills            -                        -                 3,750/-                20,156/-


Compensation Committee Interlocks and Insider Participation

     During 1995, Thomas R. Settle and Charles J. Hamilton, Jr. served as members of the Compensation Committee of the Board of Directors of the Company.

                           OWNERSHIP OF CAPITAL STOCK

     The following table sets forth certain information, as of February 15, 1996, regarding beneficial ownership of the Company's Voting Common Stock by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Voting Common Stock, each director, each executive officer and all directors and officers as a group, and beneficial ownership of: (i) the Company's Common Stock (Nonvoting) (assuming conversion of all preferred stock and exercise of all options for the purchase of Common Stock (Nonvoting), which conversion or exercise is at the option of the holder within sixty (60) days); and (ii) the Company's Cumulative Convertible Exchangeable Preferred Stock, by each director, each executive officer and all directors and officers as a group. Except as set forth in the footnotes to the table, each shareholder listed below has informed the Company that such shareholder has (i) sole voting and investment power with respect to such shareholder's shares of stock, except to the extent that authority is shared by spouses under applicable law and (ii) record and beneficial ownership with respect to such shareholder's shares of stock.

                                                                                                         Cumulative Convertible
                                                                                                              Exchangeable
                              Voting Common Stock               Common Stock (Nonvoting)                     Preferred Stock
                              -------------------    -------------------------------------------------    ---------------------
                                    Shares                                  Percent of Shares                    Shares
                              Beneficially Owned                            Beneficially Owned              Beneficially Owned
                              ------------------     Number of Shares       ------------------            ---------------------
                              Number      Percent    Beneficially Owned  Actual(1)    Fully Diluted(2)    Number        Percent
                              ------      -------    ------------------  ---------    -----------------   ------        -------
W. Don Cornwell..............  98,250       55.0%       457,950 (3)           5.3%                 2.6%     9,750             *

Stuart J. Beck...............  80,250       45.0%       386,362 (4)           4.4%                 2.2%    10,000             *

Lawrence I. Wills............                             8,021 (5)              *                    *        --             *

Ellen McClain................                             2,702                  *                    *        --             *

Martin F. Beck...............                            78,914 (6)              *                    *     3,950             *

James L. Greenwald...........                            84,527 (7)           1.0%                    *     1,000             *

Vickee Jordan Adams..........                             4,137 (8)              *                    *        --             *

Edward Dugger III............                            45,257 (9)              *                    *        --             *

Thomas R. Settle.............                            57,412(10)              *                    *     3,000             *

Charles J.
  Hamilton, Jr...............                             4,550(11)              *                    *        --             *

Mikael Salovaara.............                            48,250(12)              *                    *     4,950             *
                              -------     ------      ------------           ----                  ---     ------          ---
All directors and
 officers as a
 group(11)................... 178,500     100.0%      1,178,082              13.2%                 6.6%    32,650          1.8%

- ----------

*    Less than 1%.

(1) Actual percentage figures assume the conversion of such shareholder's preferred stock into Common Stock (Nonvoting) and the exercise of options for the purchase of Common Stock (Nonvoting) held by such shareholder, which conversion or exercise is at the option of the holder within sixty
     (60) days.

(2) Fully diluted percentage figures assume conversion of all outstanding shares of preferred stock into Common Stock (Nonvoting), and exercise of all options for the purchase of Common Stock (Nonvoting), which are convertible or exercisable at the option of the holder within sixty (60) days.

(3) Includes 243,000 shares issuable upon exercise of options granted to Mr. Cornwell under the Stock Option Plan which are exercisable at the option of the holder within sixty (60) days, 48,750 shares issuable upon the conversion of 9,750 shares of Cumulative Convertible Exchangeable Preferred Stock which are convertible at the option of the holder within sixty (60) days, and a total of 3,900 shares held by Mr. Cornwell's immediate family. Mr. Cornwell disclaims beneficial ownership with respect to such 3,900 shares. The business address of Mr. Cornwell is Granite Broadcasting Corporation, 767 Third Avenue, 34th Floor, New York, New York, 10017.

(4)  Includes 199,500 shares issuable upon exercise of options granted to Stuart
     J. Beck under the Stock Option Plan which are exercisable at the option of the holder within sixty (60) days, and 50,000 shares issuable upon the conversion of 10,000 shares of Cumulative Convertible Exchangeable Preferred Stock which are convertible at the option of the holder within sixty (60) days. The business address of Mr. Stuart Beck is Granite Broadcasting Corporation, 767 Third Avenue, 34th Floor, New York, New York, 10017.

(5) Includes 3,750 shares issuable upon the exercise of options granted to Mr. Wills under the Stock Option Plan which are exercisable at the option of the holder within sixty (60) days.

(6) Includes 19,750 shares issuable upon the conversion of 3,950 shares (including 450 shares of such stock held by Mr. Beck's wife) of Cumulative Convertible Exchangeable Preferred Stock which are convertible at the option of the holder within sixty (60) days, 6,000 shares held by Mr. Beck's wife, and 1,300 shares issuable upon exercise of options granted under the Directors' Stock Option Plan which are exercisable at the option of the holder within sixty (60) days. Mr. Beck disclaims beneficial ownership with respect to shares held by his spouse. Mr. Beck is the father of Stuart J. Beck.

(7) Includes 5,000 shares issuable upon the conversion of 1,000 shares of Cumulative Convertible Exchangeable Preferred Stock which are convertible at the option of the holder within sixty (60) days and 4,000 shares issuable upon exercise of options granted under the Directors' Stock Option Plan which are exercisable at the option of the holder within sixty (60) days.

(8) Includes 1,800 shares issuable upon the exercise of Options granted under the Directors' Stock Option Plan which are exercisable at the option of the holder within sixty (60) days.

(9) Represents shares held by UNC Ventures, Inc. Mr. Dugger is the President and Chief Executive Officer of UNC Ventures, Inc. and holds, subject to the approval of the board of directors of UNC Ventures, Inc., investment power with respect to such shares.

(10) Includes 15,000 shares issuable upon the conversion of 3,000 shares of Cumulative Convertible Exchangeable Preferred Stock which are convertible at the option of the holder within sixty (60) days, 4,500 shares held by Mr. Settle's wife as custodian for his children, and 3,900 shares issuable upon exercise of options granted under the Directors' Stock Option Plan which are exercisable at the option of the holder within sixty (60) days. Mr. Settle disclaims beneficial ownership with respect to the shares held by his spouse as custodian for his children.

(11) Includes 4,300 shares issuable upon exercise of options granted under the Directors' Stock Option Plan, which are exercisable at the option of the holder within sixty (60) days.

(12) Includes: (i) 3,500 shares, and 5,000 shares issuable upon the conversion of 1,000 shares of Cumulative Convertible Exchangeable Preferred Stock, which are convertible at the option of the holder within sixty (60) days, held in Trust for the benefit of one of Mr. Salovaara's children for which Mr. Salovaara is the Trustee; (ii) 3,500 shares, and 5,000 shares issuable upon the conversion of 1,000 shares of Cumulative Convertible Exchangeable Preferred Stock, which are convertible at the option of the holder within sixty (60) days, held in Trust for the benefit of one of Mr. Salovaara's children for which Mr. Salovaara's wife is the Trustee; (iii) 9,750 shares issuable upon the conversion of 1,950 shares of Cumulative Convertible

     Exchangeable Preferred Stock, which are convertible at the option of the holder within sixty (60) days; (iv) 4,500 shares issuable upon exercise of options granted under the Directors' Stock Option Plan which are exercisable at the option of the holder within sixty (60) days; and (v) 5,000 shares issuable upon conversion of 1,000 shares of Cumulative Convertible Exchangeable Preferred Stock, which are convertible at the option of the holder within sixty (60) days, held in Trust for the benefit of nonaffiliates of Mr. Salovaara, for which Mr. Salovaara and Mr. Salovaara's wife are among the Trustees and as to which Mr. Salovaara disclaims beneficial ownership.

                              CERTAIN TRANSACTIONS

     On June 1, 1995, the Company acquired substantially all of the assets of WWMT from Busse for $98,942,000 in cash (including $3,942,000 in working capital and other adjustments) and the assumption of certain liabilities of WWMT. Certain investment limited partnerships, as to which Mr. Salovaara, a director of the Company (i) owns a 50% interest in a general partner (which general partner has a 1% partnership interest in the limited partnerships), (ii) is a general partner of the general partnership that serves as the investment advisor for such investment limited partnerships, and (iii) together with his immediate family members, owns limited partnership interests of approximately 1.25%, owned approximately $193,400,000 (including accrued interest) of the non-bank indebtedness of Busse, which indebtedness was in default. Busse entered into an agreement in principle with, among others, such investment partnerships outlining a financial restructuring of Busse, the terms of which are incorporated into a prepackaged bankruptcy joint plan of reorganization (the "Plan") filed with the Bankruptcy Court for the District of Delaware. Pursuant to the Plan which was confirmed, and substantially consummated on May 3, 1995, such investment limited partnerships acquired 98% of the common stock of Busse and Messrs. Cornwell and Stuart Beck constitute two of the three members of Busse's board of directors.

     Katz Communications serves as the exclusive representative and sales agent for all of KBJR's, WEEK's and WPTA's national broadcast advertising. James L. Greenwald, a member of the Board of Directors of the Company, was the Chairman and Chief Executive Officer of Katz Communications until August 1994, and during part of 1994 beneficially owned or controlled the voting or disposition of 135,000 shares (or 8.7%) of its outstanding voting stock (Mr. Greenwald no longer owns or controls the voting or disposition of such shares). During 1994, the Company paid $518,257 to Katz Communications for services rendered to KBJR, WEEK and WPTA. The Board of Directors of the Company believes that these arrangements were made, and continue to be, on commercially reasonable terms, which are at least as favorable to the Company as terms which could have been negotiated with an unaffiliated third party. Mr. Greenwald's interest in these payments is limited to any benefits which may accrue to him as a shareholder of Katz Communications.

     The Company is a party to a financial advisory agreement, dated September 12, 1994, with The Blackstone Group, an investment advisory firm in which Mr. Salovaara, a director of the Company, is a limited partner. Pursuant to this agreement, The Blackstone Group provides financial advisory services to the Company in connection with the analysis, structuring, negotiation and effectuation of acquisitions of certain television broadcast properties by the Company, and is paid a fee for successful acquisitions based upon a formula set forth in the agreement. The Blackstone Group is also reimbursed by the Company for reasonable out-of-pocket expenses it incurs under the agreement. The Blackstone Group received $421,000 for financial advisory services it rendered to the Company in connection with the WKBW Acquisition.


     In 1995, the Company made a loan to Mr. Cornwell, Chief Executive Officer and Chairman of the Board of Directors, in the amount of $348,660 and a loan to Mr. Stuart Beck, President and a member of the Board of Directors, in the amount of $221,200 to pay for certain personal taxes. Both loans are term loans providing for an annual interest rate of 9%, payable semi-annually on December 29 and June 29 of each year, with all principal and remaining interest due on December 29, 2004. As of May 31, 1996, the amount outstanding on such loans to Messrs. Cornwell and Beck was $361,822 and $229,550, respectively, which amounts represented the largest amount outstanding thereunder up to that date.



     On April 23, 1996, the Company made a loan to Mr. Cornwell in the amount of $886,875 to pay the exercise price incurred in connection with exercising Options. The loan is a term loan which provides for an annual interest rate of 8%, payable annually on April 23 of each year, with all principal and remaining interest due on April 23, 2001. As of May 31, 1996, the amount outstanding under the loan was $894,167, which amount represented the largest amount outstanding thereunder up to that date.

                            DESCRIPTION OF NEW NOTES

General

     The Old Notes were issued, and the New Notes will be issued, under an Indenture dated as of February 22, 1996 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). The Indenture authorizes a maximum principal amount of $110,000,000 of the Old Notes and $110,000,000 of the New Notes. The New Notes will be issued solely in exchange for an equal principal amount of the outstanding Old Notes pursuant to the Exchange Offer. The terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes except that: (i) the New Notes will have been registered under the Securities Act (and will generally be freely transferable by holders thereof who are not a Restricted Holder); and (ii) the registration rights and contingent interest rate provisions applicable to the Old Notes are generally not applicable to the New Notes. References in this Section to the "Notes" will be references to the Old Notes and/or the New Notes, depending upon which are outstanding. The definition of certain terms used in the following summary are set forth below under "-- Certain Definitions."


     The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. The statements under this caption relating to the Notes and the Indenture are summaries and do not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definition of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference. All material provisions of the Notes and the Indenture, however, are set forth herein. Unless otherwise indicated, references under this caption to sections, "ss." or articles are references to sections and articles of the Indenture. A copy of the Indenture is available as set forth under "Available Information."


     The Notes are general unsecured senior subordinated obligations of the Company and mature on December 1, 2005.


     The Notes bear interest at the rate of 9 3/8% per annum from February 22, 1996 or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 1996, to the person in whose name the Note (or any Predecessor Note) is registered at the close of business on the May 15 or November 15 next preceding such interest payment date. (ss.ss. 301 and 307) Interest on the Notes is computed on the basis of a 360-day year of twelve 30-day months. (ss. 310) At the option of the Company, principal of and premium, if any, and interest on the Notes may be paid at the corporate trust office of the Trustee or by check mailed to the registered address of such holders. (ss.ss. 301, 305 and 1002)


     The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. (ss. 302) No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (ss. 305)

     Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. (ss. 305)

     Settlement for the Notes will be made in immediately available funds. Payments by the Company in respect of the Notes (including principal, premium, if any, and interest) will be made in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes will trade in the PORTAL System and in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will therefore be required by DTC to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the Notes.

Form, Denomination and Book-Entry Procedures

     The Old Notes initially sold to qualified institutional buyers were represented by one or more fully-registered global notes (collectively, the "Book-Entry Old Note"). The Book-Entry Old Note was deposited upon issuance with DTC and registered in the name of DTC or a nominee of DTC (the "Book-Entry Old Note Registered Owner"). The Book-Entry Old Note, to the extent directed by holders thereof in their Letters of Transmittal, will be exchanged through book-entry electronic transfer for one or more global New Notes in definitive, fully registered form without coupons (collectively, the "Book-Entry New Note") registered in the name of a nominee of DTC (the "Book-Entry New Note Registered Owner"). No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Old Notes sold to accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act who were not qualified institutional buyers were issued in registered, certificated form without interest coupons. New Notes issued to non-qualified institutional buyers in exchange for Old Notes held by such investors will be issued only in certificated, fully registered, definitive form. The Book-Entry New Note will, upon request, be exchangeable for other New Notes in definitive, fully registered form without coupons in denominations of $1,000 and integral multiples thereof, but only in accordance with DTC's customary procedures. The Book-Entry New Notes will also be exchangeable in certain other limited circumstances. The Company, the Trustee and any other agent thereof will be entitled to treat DTC's nominee as the sole owner and holder of the unexchanged portion of the Book-Entry New Notes for all purposes.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     Payments in respect of the principal of and premium, if any, and interest on any New Notes registered in the name of the Book-Entry New Note Registered Owner will be payable by the Trustee to the Book-Entry New Note Registered Owner in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the New Notes, including the Book-Entry New Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's records relating to or payments made on account of beneficial ownership interests in the Book-Entry New Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's records relating to the beneficial ownership interests in the Book-Entry New Note or (ii) any other matter relating to the actions and practices of DTC or any of its Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the Book-Entry New Note Registered Owner for all purposes.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Redemption

     The Notes will be redeemable in the event that on or before February 22, 1999 the Company receives net proceeds from the sale of its Capital Stock (other than Disqualified Stock) in one or more offerings, in which case the Company may, at its option and from time to time, use all or a portion of any such net proceeds to redeem Notes in a principal amount of at least $5,000,000 and up to an aggregate amount equal to 33% of the original principal amount of the Notes, provided, however, that Notes in an amount equal to at least 67% of the original principal amount of the Notes remain outstanding after each such redemption. Any such redemption must occur on a Redemption Date within 75 days of any such sale and upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a redemption price of 109.375% of the principal amount of the Notes plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

     The Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after December 1, 2000 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at the address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of principal amount) plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning December 1 of each of the years indicated below:

                                                                  Redemption
Year                                                                 Price
- ----                                                                 -----
2000........................................................         104.687%
2001........................................................         102.344%
2002 and thereafter.........................................         100.000%

     In the case of any redemption by the Company, the Notes will be redeemed pro rata if less than all the Notes are to be redeemed. (ss.ss. 203, 1101, 1104, 1105 and 1107)

     The Notes will not have the benefit of any sinking fund obligations.

Subordination

     The Notes will, to the extent set forth in the Indenture, be subordinate in right of payment to the prior payment of all Senior Debt. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Debt will first be entitled to receive payment in full in cash or cash equivalents of principal of (premium, if any) and interest on, such Senior Debt before the Holders of Notes are entitled to receive any payment of principal of (premium, if any) or interest on, or any obligation to purchase, the Notes. In the event that notwithstanding the foregoing, the Trustee or the Holder of any Note receives any payment or distribution of assets of the Company of any kind or character (including any such payment or distribution which may be payable or deliverable by the reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes), before all the Senior Debt is so paid in full, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full in cash or cash equivalents. However, notwithstanding the foregoing, Holders of the Notes may receive shares of stock of the Company or securities of the Company which are subordinate in right of payment to all Senior Debt to substantially the same extent as the Notes are so subordinated ("subordinated consideration"). (ss.
1202)

     The Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes (except for subordinated consideration) if there shall have occurred and be continuing a default in the payment of principal of (premium, if any) or interest on the Senior Debt (a "Senior Payment Default"). If there shall have occurred and be continuing any default (other than a Senior Payment Default) with respect to any Senior Debt permitting the holders thereof (or a trustee on behalf thereof) then to accelerate the maturity thereof (a "Senior Nonmonetary Default"), and the Company and the Trustee have received written notice thereof from the Agent Bank under the Senior Loan Agreement (or any successor credit facility) or any other holder of Senior Debt designated by the Company, then the Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes (except for subordinated consideration) for a period (a "blockage period") commencing on the date the Company and the Trustee receive such written notice and ending on the earlier of (x) 179 days after such date and (y) the date, if any, on which the Senior Debt to which such default relates is discharged or such default is waived or otherwise cured. In any event, not more than one blockage period may be commenced during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each 360-day period when no blockage period is in effect. No Senior Nonmonetary Default with respect to Senior Debt that existed or was continuing on the date of the commencement of any blockage period with respect to the Senior Debt initiating such blockage period will be, or can be, made the basis for the commencement of a second blockage period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Company makes any payment to the Trustee or the Holder of any Notes prohibited by the subordination provisions, then such payment will be required to be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay in full all the Senior Debt. (Article Twelve)

     By reason of such subordination, in the event of insolvency, creditors of the Company who are not holders of Senior Debt or of the Notes may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the Holders of the Notes.

     "Senior Debt" means (a) the principal of (premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, and penalties and any obligation of the Company for reimbursement, indemnities and fees relating to, Debt outstanding pursuant to the Senior Loan Agreement, (b) payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements entered into to hedge Debt Incurred under the Senior Loan Agreement or any renewal, refunding, refinancing or extension thereof, (c) all other Debt for money borrowed of the Company referred to in the definition of Debt other than Clause
(vi), and (d) all renewals, extensions, modifications, refinancings, refundings and amendments of any Debt referred to in Clause (a), (b) or (c) above, unless but only to the extent, in the case of any particular Debt referred to in Clause
(a), (b) or (c) above, (A) such Debt is owed to a Subsidiary, (B) the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt is not superior in right of payment to the Notes, (C) such Debt is Incurred in violation of the Indenture, or (D) such Debt is subordinate in right of payment in respect to any other Debt of the Company. (ss. 101)

     The subordination provisions described above will cease to be applicable to the Notes upon any defeasance or covenant defeasance of the Notes as described under "Defeasance." (Article Thirteen)


     As of May 31, 1996, there was no term loan borrowings and $5,000,000 of revolving credit facility borrowings outstanding under the Credit Agreement. See "Capitalization."

Registration Covenant; Exchange Offer

     In connection with the issuance of the Old Notes, the Company entered into an Exchange and Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which the Company agreed, for the benefit of the Holders of the Notes, (i) to file with the Commission, within 75 days following the Closing, a registration statement (the "Exchange Offer Registration Statement") under the Securities Act relating to an exchange offer (the "Exchange Offer") pursuant to which notes substantially identical to the Old Notes (except that such notes will not contain terms with respect to transfer restrictions) (the "New Notes") would be offered in exchange for the then outstanding Old Notes tendered at the option of the holders thereof and (ii) to use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective as soon as practicable thereafter. The Company further agreed to commence the Exchange Offer promptly after the Exchange Offer Registration Statement became effective, hold the offer open for at least 30 days, and exchange New Notes for all Old Notes validly tendered and not withdrawn before the expiration of the offer.

     Under existing Commission interpretations set forth in no-action letters issued to third parties, the Company believes that the New Notes will in general be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers ("Participating Broker-Dealers") receiving New Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of those New Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) by delivery of the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such New Notes. The Exchange Offer Registration Statement will be kept effective for a period of up to 180 days after the Exchange Offer has been consummated in order to permit resales of Old Notes acquired by broker-dealers in after-market transactions. Each Holder of Old Notes (other than certain specified Holders) who wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to represent that any New Notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the Exchange Offer it is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an Affiliate of the Company.

     However, if on or before the date of consummation of the Exchange Offer, the existing Commission interpretations are changed such that the Notes would not in general be freely transferable in such manner on such date, the Company will, in lieu of effecting registration of New Notes, use its reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the Old Notes for resale by Holders (the "Resale Registration") to become effective and to remain effective for a period of up to three years after the effective date of such registration statement. The Company will, in the event of the Resale Registration, provide to the Holders of the Old Notes copies of the prospectus that is a part of the registration statement filed in connection with the Resale Registration, notify such Holders when the Resale Registration for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A Holder of Old Notes that sells such Old Notes pursuant to the Resale Registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations).


     In the event that (i) the Company did not file the registration statement relating to the Exchange Offer within 75 days following the Closing, or (ii) such registration statement (or, if applicable, the Resale Registration) had not become effective within 150 days following the Closing, or (iii) the Exchange Offer has not been consummated within 30 business days after the effective date of the Exchange Offer Registration Statement, or (iv) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective (any such event referred to in Clauses (i) through (iv), the "Registration Default"), then the per annum interest rate on the Old Notes will increase by 0.5% for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect (at which time the interest rate will be reduced to its initial rate). If the Company has not consummated the Exchange Offer (or, if applicable, the Resale Registration has not become effective), within 270 days following the Closing, then the per annum interest rate on the Old Notes will increase by an additional 0.5% for so long as the Company has not consummated the Exchange Offer (or until such Resale Registration becomes effective).

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available as set forth in "Available Information."

Covenants

     The Indenture contains, among others, the following covenants:

  Limitation on Debt

     The Company may not, and may not permit any Subsidiary to, Incur any Debt unless the ratio of (a) the aggregate principal amount of Debt of the Company and its Subsidiaries outstanding as of the most recent available balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date and the receipt and application of the proceeds thereof, to (b) Pro Forma Consolidated Cash Flow for the preceding four full fiscal quarters, determined on a pro forma basis as if such Debt and any other Debt Incurred since such balance sheet date had been Incurred and the proceeds therefrom had been applied at the beginning of such four fiscal quarters, would be less than 6.5 to 1.

     Notwithstanding the foregoing, the Company or any Subsidiary may Incur the following without regard to the foregoing limitation: (i) Debt under the Senior Loan Agreement not to exceed $100,000,000 aggregate principal amount at any one time outstanding, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any amount remaining outstanding or available under the Senior Loan Agreement, does not exceed $100,000,000; (ii) Debt evidenced by the Notes; (iii) Debt owed by the Company to any Wholly Owned Subsidiary of the Company or Debt owed by a Subsidiary of the Company to the Company or a Wholly Owned Subsidiary of the Company; provided, however, that upon either (1) the transfer or other disposition by such Wholly Owned Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Wholly Owned Subsidiary of the Company or (2) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly Owned Subsidiary to a Person other than the Company or another such Wholly Owned Subsidiary, the provisions of this Clause (iii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition; (iv) Debt Incurred or Incurrable in respect of letters of credit, bankers' acceptances or similar facilities not to exceed $2,000,000 at any one time outstanding; (v) Capital Lease Obligations whose Attributable Value will not exceed $5,000,000 at any one time outstanding; (vi) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within two Business Days of its Incurrence; (vii) Debt Incurred by a Person prior to the time (A) such Person became a Subsidiary of the Company, (B) such Person merges into or consolidates with a Subsidiary of the Company, (C) another Subsidiary of the Company merges into or consolidates with such Person (in each case in a transaction in which such Person becomes a Subsidiary of the Company) or (D) such Person sells any of its property consisting of operating assets to a Subsidiary of the Company subject to such Debt (whether such Debt is recourse or non-recourse to such Subsidiary), provided that in any such case such Debt was not Incurred in anticipation of such transaction; (viii) Debt evidenced by the 7.75% Junior Subordinated Convertible Debentures due 2005 (the "Exchange Debentures") if the Exchange Debentures are issued in exchange for the Company's Cumulative Convertible Exchangeable Preferred Stock; (ix) renewals, refundings, refinancings or extensions (collectively, "refinancings") of the Notes, the 12.75% Debentures, the 10 3/8% Notes or any other outstanding Debt that is Incurred in compliance with the provisions of the Indenture, other than Debt referred to in Clauses (i) through (vi) above, in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company Incurred in connection with such refinancing, provided that, (A) to the extent such refinancing Debt is not Senior Debt, such refinancing Debt does not have an Average Life less than the Average Life of the Debt being refinanced and (B) if such Debt is subordinated in right of payment to the Notes such refinancing Debt is subordinated in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes; and (x) Debt not otherwise permitted to be Incurred pursuant to Clauses (i) through (ix) above, which, together with any other outstanding Debt Incurred pursuant to this Clause (x), has an aggregate principal amount not in excess of $15,000,000 at any one time outstanding. (ss.
1008)

     Other than the limitations on incurrence of indebtedness contained in this covenant, there are no provisions in the Indenture that would protect the holders of the Notes in the event of a highly leveraged transaction.

  Limitation on Certain Debt

     The Company may not Incur or permit to exist any Debt that is by its terms both (i) subordinate in right of payment to any Senior Debt and (ii) senior in right of payment to the Notes, in each case other than by reason of its maturity. The Company may not Incur or permit to exist any Debt that is by its terms subordinate in right of payment to the Notes unless such Debt constitutes Subordinated Debt. (ss. 1009)

  Limitation on Restricted Payments

     The Company (i) may not, directly or indirectly, declare or pay any dividend, or make any distribution in respect of its Capital Stock or to the holders thereof (including pursuant to a merger or consolidation of the Company, but excluding (a) any dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock) and (b) dividends in accordance with the terms of the Company's Cumulative Convertible Exchangeable Preferred Stock), (ii) may not, and may not permit any Subsidiary of the Company to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or (b) any options, warrants, or rights to purchase or acquire shares of Capital Stock of the Company (in the case of either (a) or (b) other than in exchange for the Company's Capital Stock (other than Disqualified Stock) or options, warrants or other rights to purchase the Company's Capital Stock (other than Disqualified Stock)), (iii) may not make, or permit any Subsidiary of the Company to make, any loan, advance, capital contribution to or Investment in, or payment on a Guarantee of any obligation of, any Affiliate, other than the Company or a Wholly Owned Subsidiary of the Company, (iv) may not, and may not permit any Subsidiary of the Company to, redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company which is subordinated in right of payment to the Notes (other than in exchange for the Company's Capital Stock (other than Disqualified Stock) or options, warrants or other rights to purchase the Company's Capital Stock (other than Disqualified Stock)) and (v) may not make any Investment in any Subsidiary which is subject to an encumbrance or restriction described under "Limitations Concerning Distributions By and Transfers to Subsidiaries" or any Investments in any Unrestricted Subsidiary (each of Clauses (i) through (v) being a "Restricted Payment"), if at the time thereof: (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing, or (2) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from March 31, 1995 exceeds the sum of: (a) the remainder of (x) 100% of the cumulative Consolidated Cash Flow (or, in the case Consolidated Cash Flow shall be negative, less 100% of such deficit) from March 31, 1995 through the last day of the last full fiscal quarter immediately preceding such Restricted Payment minus (y) the product of
1.4 times the cumulative Consolidated Interest Expense from March 31, 1995 through the last day of the last full fiscal quarter immediately preceding such Restricted Payment; plus (b) 100% of the aggregate net proceeds received by the Company, including the fair market value of property other than cash (as determined in good faith by the Board of Directors and evidenced by a Board Resolution filed with the Trustee), since March 31, 1995 from the issuance (other than to a Subsidiary) of Capital Stock (other than Disqualified Stock and other than by a Subsidiary) of the Company and options, warrants or other rights to purchase or acquire Capital Stock of the Company (other than Disqualified Stock) and the principal amount of Debt of the Company that has been converted into Capital Stock of the Company (other than Disqualified Stock and other than by a Subsidiary) since March 31, 1995; plus
(c) an amount equal to the net reduction in Investments made by the Company and its Subsidiaries subsequent to the date of original issue of the Notes pursuant to Clauses (iii) and (v) above in any Affiliate or Unrestricted Subsidiary or Subsidiary subject to an encumbrance or restriction upon the disposition, liquidation or repayment (including by way of dividends) thereof, from redesignations of Unrestricted Subsidiaries as Subsidiaries or from the removal of such encumbrance or restriction, but only to the extent such amounts are not included in Consolidated Net Income and not to exceed in the case of any Person the amount of Investments previously made by the Company and its Subsidiaries in such Persons; plus (d) $15,000,000.

     Notwithstanding the foregoing, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result therefrom, the Company and any Subsidiary of the Company may (i) pay any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provision; (ii) make any payment in redemption of Capital Stock of the Company or options to purchase such Capital Stock granted to officers or employees of the Company pursuant to the Company's Stock Option Plan (or any successor plan) in connection with the severance or termination of officers or employees (other than W. Don Cornwell and Stuart J. Beck) not to exceed $1,000,000 in the aggregate; (iii) make Investments, not to exceed $10,000,000 in the aggregate at any one time, in (A) any Subsidiary which is subject to any encumbrance or restriction described under "Limitations Concerning Distributions By and Transfers to Subsidiaries" or
(B) any Unrestricted Subsidiary; (iv) exchange its Cumulative Convertible Exchangeable Preferred Stock, in accordance with its terms, for the Exchange Debentures; (v) refinance any Debt otherwise permitted by Clause (ix) of the second paragraph under "Limitation on Debt" above or solely in exchange for or out of the proceeds of the substantially concurrent sale (other than from or to a Subsidiary) of shares of Capital Stock of the Company, other than Disqualified Stock; (vi) purchase, redeem, acquire or retire any shares of Capital Stock of the Company solely in exchange for or out of the proceeds of the substantially concurrent sale (other than from or to a Subsidiary) of shares of Capital Stock (other than Disqualified Stock) of the Company; (vii) purchase or redeem any Debt from Net Available Proceeds to the extent permitted under "Limitation on Certain Asset Dispositions"; and (viii) make Permitted Television Investments in an aggregate amount at any one time outstanding not to exceed $15,000,000. Any payment or Investment made pursuant to Clauses (i), (ii) and (iii) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments under the first paragraph of "Limitation on Restricted Payments." (ss. 1010)

  Limitations Concerning Distributions By and Transfers to Subsidiaries

     The Company may not, and may not permit any Subsidiary of the Company to, suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of the Company (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Subsidiary of the Company; (ii) to make loans or advances to the Company or any Subsidiary of the Company; or (iii) to transfer any of its property or assets to the Company. Notwithstanding the foregoing limitation, the Company may permit a Subsidiary to suffer to exist any such encumbrance or restriction (A) included in any instrument governing Debt Incurred by such Subsidiary pursuant to the first paragraph of "Limitation on Debt" for the purpose of financing all or part of the purchase price or cost of construction or improvements of property, provided, however, that the principal amount of the Debt so Incurred does not exceed the purchase price or cost of construction or improvements of such property; (B) included in the Senior Loan Agreement; (C) imposed by virtue of applicable corporate law or regulation and relating solely to the payment of dividends or distributions to shareholders;
(D) pursuant to an agreement relating to any Debt Incurred by a Person prior to the date on which such Person became a Subsidiary of the Company and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary; (E) with respect to restrictions of the nature described in Clause (iii) above, included in a contract entered into in the ordinary course of business and consistent with past practices that contains provisions restricting the assignment of such contract; (F) pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in Clause (A),
(B) or (D) above; provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors filed with the Trustee; or (G) included in any instrument governing Capital Lease Obligations whose Attributable Value will not exceed $5,000,000 in the aggregate at any one time outstanding or included in any instrument governing a Sale and Leaseback Transaction whose Attributable Value does not exceed $2,000,000 and the Attributable Value of all such Sale and Leaseback Transactions entered into since the date of the Indenture does not exceed $5,000,000 in the aggregate; provided that in each case, after giving effect to the Incurrence of such Capital Lease Obligation or Sale and Leaseback and the receipt and application of the proceeds thereof, the ratio of the aggregate principal amount of Debt of the Company and its Subsidiaries outstanding as of the most recent available balance sheet to Pro Forma Consolidated Cash Flow for the preceding four full fiscal quarters, determined on a pro forma basis as if such Capital Lease Obligation had been Incurred, or such Sale and Leaseback Transaction had taken place, and the proceeds therefrom had been applied at the beginning of such four fiscal quarters, would be less than 6.5 to 1. (ss. 1011)

  Limitation on Transactions with Affiliates

     The Company may not, and may not permit any Subsidiary of the Company to, directly or indirectly, enter into any transaction after the date of the Indenture with any Affiliate (other than the Company or a Wholly Owned Subsidiary of the Company), unless a majority of the disinterested members of the Board of Directors determines in its reasonable good faith judgment evidenced by a Board Resolution filed with the Trustee that: (1) such transaction is in the best interests of the Company or such Subsidiary; and (2) such transaction is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate. Notwithstanding the foregoing, the Company shall not be required to file any Board Resolution referred to in the preceding sentence with respect to matters solely concerning the compensation of employees. (ss. 1012)

  Limitation on Certain Asset Dispositions

     The Company may not, and may not permit any Subsidiary to, make an Asset Disposition in one or more transactions in any fiscal year unless: (i) the consideration for such disposition will be at least equal to the fair market value thereof as determined by the Board of Directors; (ii) at least 85% of the consideration for such disposition consists of cash or readily marketable cash equivalents or the assumption of Debt of the Company or a Subsidiary or other obligations relating to such assets and a release from all liability on the Debt or other obligations assumed; and (iii) all Net Available Proceeds of such disposition and from the sale of any marketable cash equivalents received thereby, less any amounts invested as described in the second sentence of the following paragraph, are applied (A) first, within 120 days of such disposition, to the reduction of any obligations then outstanding under the Senior Loan Agreement (or any successor credit facility) to the extent the terms of such Senior Loan Agreement (or successor credit facility) require such application or prohibit prepayment of the Notes; (B) second, within 120 days of such disposition, to the repayment of any other Senior Debt to the extent the terms of such Senior Debt require such application or prohibit prepayment of the Notes; (C) third, to the extent of any remaining Net Available Proceeds and so long as any 12.75% Debentures are outstanding, to make an offer to purchase the 12.75% Debentures in accordance with the requirements of the 12.75% Debenture Indenture; (D) fourth, to the extent of any remaining Net Available Proceeds and so long as any 10 3/8% Notes are outstanding, to make an offer to purchase the 10 3/8% Notes in accordance with the requirements of the 10 3/8% Note Indenture;
(E) fifth, to the extent more than $5,000,000 of Net Available Proceeds are not required to be applied to the repayments as specified in Clauses (A), (B), (C) and (D) and only if there are no 12.75% Debentures and no 10 3/8% Notes outstanding, to purchases of Outstanding Notes pursuant to an Offer to Purchase commenced within 120 days of such disposition, at a purchase price equal to 100% of their principal amount plus accrued interest to the date of purchase; (F) sixth, to the extent of any remaining Net Available Proceeds following the completion of the Offer to Purchase Notes required by Clause (E) or if Clause
(E) is not applicable because any 12.75% Debentures or


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10 3/8% Notes are outstanding, to the repayment of other Debt of the Company or
Debt of a Subsidiary of the Company, to the extent permitted under the terms thereof; and (G) seventh, to the extent of any remaining Net Available Proceeds, to any other use as determined by the Company which is not otherwise prohibited by the Indenture.

     Notwithstanding Clause (ii) above, all or a portion of the consideration for any such disposition may consist of all or substantially all of the assets or a majority of the Voting Stock of an existing television or radio broadcasting or cable television business or franchise (whether existing as a separate entity, subsidiary, division, unit or otherwise) if after giving effect to any such disposition and related acquisition of assets, (x) the ratio of the aggregate principal amount of Debt of the Company and its Subsidiaries outstanding as of the most recent available balance sheet to Pro Forma Consolidated Cash Flow for the preceding four fiscal quarters, determined on a pro forma basis as if such transaction had taken place and the proceeds therefrom had been applied at the beginning of such four fiscal quarters, would be less than 6.5 to 1; (y) no Event of Default or event that, with the passing of time or the giving of notice, or both, will constitute an Event of Default shall have occurred or be continuing; and (z) the Net Available Proceeds, if any, are invested in accordance with the next sentence of this paragraph. Notwithstanding Clause (iii) above, the Company shall not be required to repurchase or redeem any Debt to the extent that the Net Available Proceeds from any Asset Disposition are invested within 120 days of such disposition in television or radio broadcasting or cable television assets or franchises or the Company shall have entered into a definitive agreement to acquire such assets subject only to customary conditions, including, without limitation, the approval of the Federal Communications Commission (but excluding any conditions with respect to the financing of such acquisition or due diligence) and such acquisition shall have been consummated within 240 days of such disposition. Notwithstanding the foregoing two sentences, the Company shall not be entitled to take as consideration for an Asset Disposition, or invest Net Available Proceeds in lieu of repurchasing or redeeming Debt in, any television or radio broadcasting or cable television assets, business or franchise unless the majority of the assets (including intangibles) so acquired or the majority of the assets (including intangibles) of such business or franchise so acquired are related to television or radio broadcasting. The Company will not be entitled to any credit against its obligation to purchase Outstanding Notes pursuant to this covenant for Notes previously acquired by reason of a redemption, tender offer or other repurchase. (ss. 1013)

  Limitation on Liens Securing Company Subordinated Debt

     The Company may not, and may not permit any Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt of the Company that is expressly by its terms subordinate or junior in right of payment (other than by reason of maturity) to any other Debt of the Company without making, or causing such Subsidiary to make, effective provision for securing the Notes (x) equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured or (y) in the event such Debt is subordinate in right of payment (other than by reason of maturity) to the Notes, prior to such Debt as to such property or assets for so long as such Debt will be so secured. (ss.
1015)

  Limitation on Guarantees of Company Subordinated Debt

     The Company may not permit any Subsidiary, directly or indirectly, to assume, Guarantee or in any other manner become liable with respect to any Debt of the Company that is expressly by its terms subordinate or junior in right of payment (other than by reason of maturity) to any other Debt of the Company. (ss. 1016)

  Limitation on Issuances and Sale of Capital Stock of Wholly Owned Subsidiaries

     The Company (i) may not, and may not permit any Wholly Owned Subsidiary to, transfer, convey, sell or otherwise dispose of any Capital Stock of such or any other Wholly Owned Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary) unless such transfer, conveyance, sale or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and the Net Available Proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with "Limitation on Certain Asset Dispositions" (including the provisions thereof relating to the application of the Net Available Proceeds therefrom) and (ii) may not permit any


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Wholly Owned Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than to the Company or a Wholly Owned Subsidiary unless in the case of either Clause (i) or (ii) above (A) after giving effect to any such sale, disposition or issuance, the ratio of the aggregate principal amount of Debt of the Company and its Subsidiaries outstanding as of the most recent available balance sheet to Pro Forma Consolidated Cash Flow for the preceding four fiscal quarters, determined on a pro forma basis as if such sale, disposition or issuance had taken place and the Net Available Proceeds therefrom had been applied at the beginning of such four fiscal quarters, would be less than 6.5 to 1; (B) immediately after giving effect to such sale, disposition or issuance (including any acquisition of assets with Net Available Proceeds) no Event of Default or event that, with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred or be continuing; (C) the assets acquired pursuant to such sale, disposition or issuance, are either (x) at least 85% cash or readily marketable cash equivalents and the Net Available Proceeds from such sale, disposition or issuance are applied in accordance with "Limitation on Certain Asset Dispositions" (including the provisions thereof relating to the application of Net Available Proceeds therefrom) or (y) all or substantially all of the assets or a majority of the Voting Stock of an existing television or radio broadcasting or cable television business or franchise (whether existing as a separate entity, subsidiary, division, unit or otherwise) (subject to the restrictions described in the last sentence of the second paragraph under "Limitation on Certain Asset Dispositions"); (D) after giving effect to any such sale, disposition or issuance, such Wholly Owned Subsidiary shall be a Subsidiary of the Company; and (E) the consideration for such sale, disposition or issuance of Capital Stock will be at least equal to the fair market value thereof as determined by the Board of Directors. (ss. 1014)

Provision of Financial Information

     So long as any of the Notes are Outstanding, the Company will file with the Commission the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company were subject to such Sections, and the Company will provide to all Holders and file with the Trustee copies of such reports and documents. (ss. 1018)

Mergers, Consolidations and Certain Sales of Assets

     The Company (i) may not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or any Subsidiary of the Company (in a transaction in which such Subsidiary remains a Subsidiary of the Company); and (ii) may not, directly or indirectly, transfer, sell, convey, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety; unless: (1) immediately after giving effect to such transaction and treating any Debt that becomes an obligation of the Company or a Subsidiary of the Company, as a result of such transaction, as having been Incurred by the Company or such Subsidiary at the time of the transaction, no Event of Default or event that, with the passing of time or the giving of notice, or both, would become an Event of Default, shall have occurred and be continuing; (2) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States or any State thereof or the District of Columbia and will expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture; (3) immediately after giving effect to such transaction, the Company or the successor entity to the Company would have a ratio of aggregate principal amount of Debt of the Company and its Subsidiaries outstanding as of the most recent available balance sheet to Pro Forma Consolidated Cash Flow for the preceding four full fiscal quarters, determined on a pro forma basis as if such transaction had taken place and the proceeds therefrom had been applied at the beginning of such four fiscal quarters, of less than 6.5 to 1; (4) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien prohibited by the provisions of the Indenture described under "Limitation on Liens Securing Company Subordinated Debt" above, the Company or the successor entity to the Company shall have secured the Notes as required by such covenant; and (5) certain other conditions are met. (ss. 801) Upon any such sale of all or substantially all of the assets of the Company to another Person or any merger or consolidation where the Company is not the surviving entity, such Person or survivor shall


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become the obligor in respect of the Notes and the Company will be relieved of all further obligations and covenants, including the "Limitation on Certain Asset Dispositions," under the Indenture and the Notes. (ss. 802)

Change of Control

     Within 30 days following the date of the consummation of a transaction that will result in a Change of Control, the Company will commence an Offer to Purchase all Outstanding Notes, subject to the consummation of the Change of Control, at a purchase price equal to 101% of their aggregate principal amount plus accrued interest to the date of purchase. Prior to the commencement of the Offer, and in any event prior to 30 days following the date of the consummation of a transaction that will result in a Change of Control, the Company will (a) to the extent then required to be repaid, pay in full all outstanding Senior Debt or (b) obtain the requisite consents then required under agreements governing such debt. The failure to satisfy (a) or (b) above will not relieve the Company of its obligation to make the offer to purchase the Notes and such failure will constitute an Event of Default. A Change of Control will be deemed to have occurred at such time as any Person or any Persons (other than one or more Permitted Holders) acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act becomes the beneficial owner of 50% or more of the total voting power of all classes of Voting Stock of the Company or at such time as such Person or Group succeeds in having sufficient of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate of such Group, will constitute a majority of the Board of Directors of the Company. "Permitted Holder" means (i) W. Don Cornwell and Stuart J. Beck, (ii) the members of the immediate family of either of the persons referred to in Clause (i) above, (iii) any trust created for the benefit of the persons described in Clause (i) or (ii) above or any of their estates or (iv) any corporation that is controlled by any person described in Clause (i), (ii) or
(iii) above. (ss. 1017)

     The Company will be required to offer to purchase all outstanding Notes at a price equal to 101% of their principal amount plus accrued interest to the date of repurchase in the event of a Change of Control (as defined in the Indenture). The Company will also be required to offer to purchase all of the 12.75% Debentures and the 10 3/8% Notes at 101% of the principal amount thereof, of which $235,000,000 principal amount is currently outstanding, upon the occurrence of a Change of Control. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to repay all borrowings under the Credit Agreement and pay the Change of Control purchase price for all 12.75% Debentures, the 10 3/8% Notes and the Notes tendered by the holders thereof. The Notes will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness, including the Indebtedness outstanding under the Credit Agreement.

Certain Definitions

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (ss. 101)

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including a consolidation or merger of any such Subsidiaries with or into another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a disposition by a Subsidiary of such Person to such Person or a Wholly Owned Subsidiary of such Person or by such Person to a Wholly Owned Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary of such Person,
(ii) substantially all of the assets of such Person or any of its Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of


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its Subsidiaries outside of the ordinary course of business. Asset Disposition shall not include a Sale and Leaseback Transaction to the extent that the Attributable Value of such Sale and Leaseback Transaction does not exceed $2,000,000 and the aggregate Attributable Value of all such Sale and Leaseback Transactions entered into since the date of the Indenture does not exceed $5,000,000.

     "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. Attributable Value means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

     "Average Life" means, as of the date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payments of such Debt, multiplied by the amount of such principal payments by (ii) the sum of all such principal payments.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The Borough of Manhattan, The City of New York, New York are authorized or obligated by law or executive order to close.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Cash Flow" of any Person means for any period the Consolidated Net Income for such period increased by the sum of (i) Consolidated Interest Expense of such Person and its Consolidated Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of such Person and its Consolidated Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person and its Consolidated Subsidiaries for such period, plus (iv) other non-cash charges of such Person and its Consolidated Subsidiaries deducted in determining Consolidated Net Income (other than amortization of film and program assets) for such period, minus (v) non-cash items of such Person and its Consolidated Subsidiaries added in determining Consolidated Net Income for such period; provided, however, Consolidated Cash Flow shall not include Consolidated Net Income and the items specified in Clauses (i) through (iv) above to the extent attributable to a Consolidated Subsidiary of such Person that is subject to restrictions preventing the payment of dividends and


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the making of distributions (by loans, advances, intercompany transfers or otherwise) to such Person, but shall include such payments and distributions as could be made in accordance with such restrictions.

     "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Consolidated Subsidiaries for such period.

     "Consolidated Interest Expense" for any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person and its Consolidated Subsidiaries for such period, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles,
(ii) the amortization of Debt discounts, (iii) any payments or fees with respect to letters of credit, bankers acceptances or similar facilities, (iv) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with generally accepted accounting principles, (v) Preferred Stock dividends declared and payable in cash and (vi) accrued Disqualified Stock dividends, whether or not declared or paid.

     "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (i) the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (ii) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person, (iii) gains or losses on Asset Dispositions by such Person or its Consolidated Subsidiaries and (iv) all extraordinary gains and extraordinary losses; and provided, further, that there shall be added thereto, to the extent not otherwise included in Consolidated Net Income, the amount of any dividends or other distributions actually paid to such Person during such period by a Person that is not a Consolidated Subsidiary of such Person.

     "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as Consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles, provided, however, Consolidated Subsidiaries shall not include any Unrestricted Subsidiary created in accordance with the definition of Unrestricted Subsidiary.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable, film contract rights or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person,
(vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination, and (vii) every obligation of the type referred to in Clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

     "Disqualified Stock" means any Capital Stock of the Company or any Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including upon the occurrence of an event), matures or is required to be redeemed (pursuant to a sinking fund obligation or otherwise) or is redeemable at the option of the holder thereof, in whole or in part (other than a redemption which is conditioned upon a change of control of the Company), on or prior to the final scheduled maturity of the Notes.

     "generally accepted accounting principles" means, with respect to any computation, such accounting principles as are generally accepted in the United States as consistently applied by the Company at the date of such computation.


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     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Local Marketing Agreement" means any agreement pursuant to which the Company or any of its Subsidiaries agrees to provide television management services, television broadcasting or assets related to the provision of television broadcasting in exchange for cash payments and/or the right to charge others for the provision of advertising or other services or products.

     "Net Available Proceeds" from any Asset Disposition or issuance of Capital Stock by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition or issuance, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or issuance or by applicable law be repaid out of the proceeds from such Asset Disposition or issuance, (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition, and (iv) reserves established in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the


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Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

     "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer, offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer. Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for the purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the "Provision of Financial Information" covenant described above (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in Clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase, and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

     (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

     (2) the Expiration Date and the Purchase Date;

     (3) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

     (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture);

     (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

     (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

     (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

     (8) that on the Purchase Date the purchase price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

     (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written


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instrument of transfer in form reasonably satisfactory to the Company and the
Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

     (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

     (11) that (i) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (ii) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

     (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Notes so tendered.

     In the event that the Company is required to make an Offer to Purchase, the Company intends to comply with any applicable securities laws and regulations, including any applicable requirements of Rule 14e-1 under the Exchange Act.

     "Permitted Television Investment" means an Investment in any Person which is a Restricted Payment within the meaning of either Clause (iii) or (v) of the definition of Restricted Payment (i) with which the Company has entered into a Local Marketing Agreement or (ii) (a) for the purpose of facilitating the delivery by the Company or any of its Subsidiaries of advanced television service, including high definition television, or interactive television or (b) to otherwise permit the Company or any of its Subsidiaries to exploit any other emerging technologies relating to television broadcasting. For purposes of calculating the aggregate amount of outstanding Permitted Television Investments, any Investment (a) in a Person which, subsequent to such Investment, becomes a Wholly Owned Subsidiary of the Company, or (b) that otherwise, due to a change in the status of such person, would not, if then made, be deemed a Restricted Payment, shall no longer be deemed outstanding as of the date such Person becomes a Wholly Owned Subsidiary or otherwise changes its status, as the case may be.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Pro Forma Consolidated Cash Flow" of any Person means for any period the Consolidated Cash Flow for such period; provided, that, in the event such Person or its Subsidiaries has made Asset Dispositions or acquisitions of assets, properties or franchises not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) or has permitted an encumbrance or restriction pursuant to the provisions described under "Limitations Concerning Distributions By and Transfers to Subsidiaries" during or after such period, such computation shall be made on a pro forma basis (whether the acquisition is treated as a purchase or a pooling under generally accepted accounting principles) as if the Asset Dispositions or acquisitions or restriction or encumbrance had taken place on the first day of such period. If, during or after the period for which such calculation is made, the Person or any of its Subsidiaries has acquired or disposed of a television or radio broadcasting or cable television franchise that does not constitute an existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise), the pro forma effect of such acquisition or disposition shall be deemed to be the Consolidated Cash Flow attributable to such franchise (or a reasonable estimate


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thereof) for the period for which such calculation is made prior to such acquisition or disposition, provided that such estimated Consolidated Cash Flow shall be determined on the basis of comparable franchises, evidenced in a Board Resolution and reported on by a nationally recognized accounting firm.

     "readily marketable cash equivalents" means (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than 180 days from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Ratings Group or at least P-1 from Moody's Investors Service, Inc.; and (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $100,000,000.

     "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Senior Loan Agreement" means the Second Amended and Restated Credit Agreement, dated as of May 19, 1995, by and among the Company, the Banks named therein and Bankers Trust Company, as Agent, as it may be amended, restated or modified from time to time.

     "Subordinated Debt" means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Notes exists; and (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Notes, upon notice by 25% or more in principal amount of the Notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice. Notwithstanding the foregoing, the Exchange Debentures shall constitute Subordinated Debt unless and until the terms thereof shall be amended or modified after the date of the Indenture.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof. Subsidiary shall not include an Unrestricted Subsidiary created in accordance with the definition of Unrestricted Subsidiary.

     "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or
(ii) is directly or indirectly liable for any Debt of such Subsidiary,


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and (b) no default with respect to any Debt of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its other Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, (2) any Subsidiary of the Company (other than a Subsidiary existing as of the date of the Indenture or successor to any such Subsidiary) which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (3) any Subsidiary of an Unrestricted Subsidiary where Clauses (a) and (b) are true with respect to such Subsidiary. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided, that either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving effect to such designation, the ratio of the aggregate principal amount of Debt of the Company and its Subsidiaries outstanding as of the most recent available balance sheet to Pro Forma Consolidated Cash Flow for the preceding four full fiscal quarters, determined on a pro forma basis as if such Subsidiary had been an Unrestricted Subsidiary at the beginning of such four fiscal quarters, would be less than 6.5 to 1. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided that, immediately after giving effect to such designation, the ratio of the aggregate principal amount of Debt of the Company and its Subsidiaries outstanding as of the most recent available balance sheet to Pro Forma Consolidated Cash Flow for the preceding four full fiscal quarters, determined on a pro forma basis as if such Unrestricted Subsidiary had been a Subsidiary at the beginning of such four fiscal quarters, would be less than 6.5 to 1. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Events of Default

     The following will be Events of Default under the Indenture: (a) failure to pay any interest on any Note when due, continued for 30 days; (b) failure to pay principal of (or premium, if any, on) any Note when due; (c) failure to purchase Notes required to be purchased pursuant to an Offer to Purchase as described under the "Limitation on Certain Asset Dispositions" and the "Change of Control" covenants in accordance with the terms of such Offer to Purchase; (d) failure to perform or comply with the provisions described in Clause (a) or (b) under "Change of Control"; (e) failure to perform or comply with the provisions described under "Mergers, Consolidations and Certain Sales of Assets"; (f) failure to perform any other covenant or warranty of the Company in the Indenture, continued for 30 days after written notice as provided in the Indenture; (g) failure to pay, at final maturity, in excess of $4,000,000 principal amount of any indebtedness of the Company or any Subsidiary of the Company, or acceleration of any indebtedness of the Company or any Subsidiary of the Company in an aggregate principal amount in excess of $4,000,000; (h) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Subsidiaries in an aggregate principal amount in excess of $1,000,000 which remains unstayed, in effect and unpaid for a period of 60 consecutive days thereafter; and (i) certain events in bankruptcy, insolvency or reorganization affecting the Company or any Subsidiary of the Company. (ss. 501)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee


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reasonable indemnity. (ss. 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (ss. 512)

     If an Event of Default shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. (ss. 502) For information as to waiver of defaults, see "Modification and Waiver."

     No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (ss.
507) However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of (and premium, if any) or, interest on such Note on or after the respective due dates expressed in such Note. (ss. 508)

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (ss. 1019)

Defeasance

     The Indenture provides that, at the option of the Company, (A) if applicable, the Company will be discharged from any and all obligations in respect of the Outstanding Notes or (B) if applicable, the Company may omit to comply with certain restrictive covenants, and that such omission shall not be deemed to be an Event of Default under the Indenture and the Notes, and that the Notes shall no longer be subject to the subordination provisions in either case
(A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized accounting firm to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Notes. With respect to Clause (B), the obligations under the Indenture other than with respect to such covenants and the Events of Default other than the Event of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things
(i) with respect to Clause (A), the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to Clause (B), the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing; (iii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent. (Article Thirteen)


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Modification and Waiver

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of (or the premium), or interest on, any Note, (c) change the place or currency of payment of principal of (or premium), or interest on, any Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (e) reduce the above-stated percentage of Outstanding Notes necessary to modify or amend the Indenture, (f) reduce the percentage of aggregate principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified, (h) modify any Offer to Purchase for the Notes required under the "Limitation on Certain Asset Dispositions" and the "Change of Control" covenant thereof, or (i) modify any provisions of the Indenture relating to subordination of the Notes in a manner adverse to the Holders thereof. (ss. 902)

     The Holders of a majority in aggregate principal amount of the Outstanding Notes may waive compliance by the Company with certain restrictive provisions of the Indenture. (ss. 1020) The Holders of a majority in aggregate principal amount of the Outstanding Notes may waive any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest or a default arising from failure to purchase any Note tendered required to be purchased pursuant to an Offer to Purchase. (ss. 513)

The Trustee

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. (ss.ss. 601 and 603)

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or any Affiliate, provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture
Act), it must eliminate such conflict or resign. (ss. 608 and 613)

                     DESCRIPTION OF CERTAIN DEBT INSTRUMENTS

     Set forth below is a summary of certain debt instruments to which the Company is a party. The summary does not purport to be complete, and where reference is made to particular provisions of a debt instrument, such provisions, including the definition of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference. Copies of such agreements have been filed as Exhibits to the Registration Statement as to which this Prospectus is a part.

Credit Agreement

     On February 1, 1995, the Company entered into the Prior Credit Agreement to permit term loan borrowings of $100,000,000, and revolving working capital facility borrowings of up to $15,000,000. On May 19, 1995, the Company amended and restated the Prior Credit Agreement to increase the permitted term loan borrowings up to $102,000,000, plus increase the revolving working capital facility to permit borrowings of up to


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$60,000,000 (as amended and restated, the "Credit Agreement"). The Company paid off all term loan borrowings (which amounts may not be reborrowed) and all revolving credit borrowings with the net proceeds of the sale of the Old Notes. The Company contemplates amending its Credit Agreement to increase the size of the revolving credit facility (currently $60,000,000) on terms no less favorable to the Company than those currently in place.
See "Use of Proceeds."

     Borrowings under the Credit Agreement are (i) secured by a lien on substantially all of the current and future assets of the Company, other than broadcast licenses (except to the extent permitted by law), and the pledge of all issued and outstanding shares of capital stock of the Company's current and future subsidiaries and (ii) guaranteed by all present and future subsidiaries of the Company. The Credit Agreement contains a negative pledge with respect to the Company's broadcast licenses.

     Outstanding principal balances under the Credit Agreement bear interest at floating rates equal to the LIBOR Rate plus marginal rates between 1.50% and 2.75% (currently 2.75%) or the agent bank's prime rate plus marginal rates between .25% and 1.50% (currently 1.5%). The marginal rates are subject to adjustment under the Credit Agreement, based upon changes in the Company's ratio of total funded debt to operating cash flow. The Company is required to pay all the outstanding revolving credit borrowings on December 31, 2001. The Credit Agreement contains representations and warranties, funding and yield protection provisions, conditions precedent, financial and other covenants and restrictions, events of default and other provisions customary for bank credit agreements of this type.



     Covenants and provisions contained in the Credit Agreement restrict with certain exceptions, among other things, the Company's and its subsidiaries' ability: (i) to incur additional indebtedness, (ii) to create or incur liens,
(iii) to create or become or remain liable with respect to certain contingent liabilities, (iv) to make certain payments with respect to capital stock and subordinated indebtedness; provided, that (a) the Company may pay cash dividends on the Cumulative Convertible Exchangeable Preferred Stock if no default exists or would be caused by such payment and (b) the Company may repurchase up to $30,000,000 of the 12.75% Debentures or the 10 3/8% Notes if certain financial tests are met, (v) to engage in mergers, acquisitions, divestitures, sales and leasebacks or changes of business, (vi) to engage in asset sales that exceed, in the aggregate during a 12 month period, 10% of consolidated broadcast cash flow for such 12 month period or if such asset sales would account for greater than 25% of consolidated broadcast cash flow for the period from the closing date to such date of determination, (vii) to become liable under any capital lease, if the total rental payments for all capital leases for any period of 12 consecutive months would be in excess of $4,500,000, (viii) to sell with recourse or discount any of its notes or accounts receivable, (ix) to dispose of any shares of capital stock of a subsidiary, (x) to engage in certain transactions with affiliates and holders of equity interests, (xi) to amend, modify or terminate certain material agreements, (xii) to invest in, or make loans or advances to, other persons or entities in excess of $10,000,000 or
(xiii) to enter into agreements prohibiting the creation of liens or restricting the ability of a subsidiary to pay money or distribute assets to the Company. The Credit Agreement also requires the Company to maintain specified financial ratios.

     Events of default under the Credit Agreement include, among other things:
(i) any failure of the Company to pay principal thereunder when due, or to pay interest or any other amount due within three days after the date due; (ii) default or breach on any indebtedness in an individual principal amount of $1,000,000 or more on any items of indebtedness with an aggregate principal amount of $2,000,000 or more; (iii) breach by the Company of certain covenants contained therein; (iv) material inaccuracy of any representation or warranty given by the Company therein; (v) the continuance of a default by the Company in the performance of or the compliance with other covenants and agreements for 30 days after the occurrence thereof; (vi) certain changes of control and acts of bankruptcy, insolvency or dissolution; (vii) certain judgments, writs or warrants of attachment of similar process remaining undischarged, unvacated, unbonded, or unstayed for a period of 60 days; (viii) the occurrence of certain reportable events under ERISA; (ix) certain changes in the executive officers of the Company; and (x) any FCC License of the Company or its subsidiaries being terminated, denied renewal or modified in any material adverse respect.


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12.75% Senior Subordinated Debentures

     In September 1992, the Company completed an offering of $60,000,000 aggregate principal amount of its 12.75% Rule 144A Senior Subordinated Debentures due September 1, 2002. All of these debentures were exchanged for a like principal amount of the publicly-registered 12.75% Senior Subordinated Debentures due September 1, 2002, pursuant to an exchange offer completed in January 1993 (the "12.75% Debentures"). The 12.75% Debentures are governed by an indenture, dated as of September 1, 1992, between the Company and United States Trust Company of New York, as trustee (the "12.75% Debenture Indenture"). The 12.75% Debenture Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

     Interest on the 12.75% Debentures is payable in cash semi-annually on March 1 and September 1 of each year. The 12.75% Debentures do not have the benefit of any sinking fund obligations, and are not convertible or exchangeable into any other security.

     The 12.75% Debentures are subordinated in right of payment to the indebtedness under the Credit Agreement and to any other existing or future Senior Debt (as defined in the 12.75% Debenture Indenture, which definition is substantially identical to that contained in the Indenture, except that clause
(iv) of the definition Debt is not Senior Debt under the 12.75% Debenture Indenture), are pari passu in right of payment, to the extent set forth in the 12.75% Debenture Indenture, with all senior subordinated debt of the Company, including the Notes, and are senior in right of payment to all subordinated debt of the Company, including the Exchange Debentures, if issued.

     The 12.75% Debentures are redeemable on or after September 1, 1997, at the option of the Company, in whole or in part from time to time, at 106.375% of principal amount thereof, plus accrued interest, reducing to 100% of the principal amount thereof, plus accrued interest, on or after September 1, 1999.

     The Company is required to offer to purchase all outstanding 12.75% Debentures at 101% of their principal amount, plus accrued interest, in the event of a Change of Control (as defined in the 12.75% Debenture Indenture, which definition is substantially identical to that contained in the Indenture).

     The Company is required to make an offer to purchase the 12.75% Debentures at 100% of their principal amount if the Company makes an Asset Disposition (as defined in the 12.75% Debenture Indenture) and the sale proceeds are not reinvested. The offer to purchase is limited to the net proceeds from such Asset Disposition and is subject to (i) the prior claims of holders of Senior Debt and
(ii) there being net proceeds in excess of $5,000,000 that are not required to be applied to Senior Debt.

     The 12.75% Debenture Indenture contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur debt, pay cash dividends on or repurchase capital stock, enter into agreements prohibiting the creation of liens or restricting the ability of a subsidiary to pay money or transfer assets to the Company, enter into certain transactions with their affiliates, dispose of certain assets and engage in mergers and consolidations.

     Other than the restrictions contained in the 12.75% Debenture Indenture relating to the incurrence of debt, there are no provisions in the 12.75% Debenture Indenture that would protect the holders of the Notes in the event of a highly leveraged transaction.

     Events of Default under the 12.75% Debenture Indenture include: (i) failure to pay principal of or premium, if any, on the 12.75% Debentures when due at maturity, upon redemption or otherwise, including failure by the Company to purchase the 12.75% Debentures upon a Change of Control or in connection with an Asset Disposition (whether or not such payment shall be prohibited by the subordination provisions of the Debenture Indenture); (ii) failure to pay any interest on any 12.75% Debentures when due, continued for 30 days (whether or not such payment shall be prohibited by the subordination provisions of the 12.75% Debenture Indenture); (iii) failure to perform any other covenant or agreement of the Company in the 12.75% Debentures or the 12.75%


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Debenture Indenture, continued for 60 days after written notice as provided in the 12.75% Debenture Indenture; (iv) failure to pay at final maturity in excess of $2,000,000 principal amount of any indebtedness of the Company or any subsidiary of the Company, or acceleration of any indebtedness of the Company or any subsidiary of the Company in an aggregate principal amount in excess of $2,000,000; and (v) certain events of bankruptcy, insolvency or reorganization of the Company or any subsidiary.

10 3/8% Senior Subordinated Notes

     In May 1995, the Company completed an offering of $175,000,000 aggregate principal amount of its 10 3/8% Rule 144A Senior Subordinated Notes due May 15, 2005. All of these notes were exchanged for a like principal amount of the publicly-registered 10 3/8% Senior Subordinated Notes due May 15, 2005, pursuant to an exchange offer completed in November 1995 (the "10 3/8% Notes"). The 10 3/8% Notes are governed by an indenture, dated as of May 19, 1995, between the Company and United States Trust Company of New York, as trustee (the "10 3/8%
Note Indenture"). The 10 3/8% Note Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

     Interest on the 10 3/8% Notes is payable in cash semi-annually on May 15 and November 15 of each year. The 10 3/8% Notes do not have the benefit of any sinking fund obligations, and are not convertible or exchangeable into any other security.

     The 10 3/8% Notes are subordinated in right of payment to the indebtedness under the Credit Agreement and to any other existing or future Senior Debt (as defined in the 10 3/8% Note Indenture, which definition is substantially identical to that contained in the Indenture, are pari passu in right of payment, to the extent set forth in the 10 3/8% Note Indenture, with all senior subordinated debt of the Company, including the Notes, and are senior in right of payment to all subordinated debt of the Company, including the Exchange Debentures, if issued.

     The 10 3/8% Notes are redeemable on or after May 15, 2000, at the option of the Company, in whole or in part from time to time, at 105.188% of principal amount thereof, plus accrued interest, reducing to 100% of the principal amount thereof, plus accrued interest, on or after May 15, 2002.

     The Company is required to offer to purchase all outstanding 10 3/8% Notes at 101% of their principal amount, plus accrued interest, in the event of a Change of Control (as defined in the 10 3/8% Note Indenture, which definition is substantially identical to that contained in the Indenture).

     The Company is required to make an offer to purchase the 10 3/8% Notes at 100% of their principal amount if the Company makes an Asset Disposition (as defined in the 10 3/8% Note Indenture) and the sale proceeds are not reinvested. The offer to purchase is limited to the net proceeds from such Asset Disposition and is subject to: (i) the prior claims of holders of Senior Debt and (ii) there being net proceeds in excess of $5,000,000 that are not required to be applied to Senior Debt; and (iii) so long as any of the 12.75% Debentures are outstanding, the Company making an offer to purchase the 12.75% Debentures in accordance with the 12.75% Debenture Indenture.

     The 10 3/8% Note Indenture contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur debt, pay cash dividends on or repurchase capital stock, enter into agreements prohibiting the creation of liens or restricting the ability of a subsidiary to pay money or transfer assets to the Company, enter into certain transactions with their affiliates, dispose of certain assets and engage in mergers and consolidations.

     Other than the restrictions contained in the 10 3/8% Note Indenture relating to the incurrence of debt, there are no provisions in the 10 3/8% Note Indenture that would protect the holders of the Notes in the event of a highly leveraged transaction.

     Events of Default under the 10 3/8% Note Indenture include: (i) failure to pay principal of or premium, if any, on the 10 3/8% Notes when due at maturity, upon redemption or otherwise, including failure by the Company


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

     to purchase the 10 3/8% Notes upon a Change of Control or in connection with an Asset Disposition (whether or not such payment shall be prohibited by the subordination provisions of the Debenture Indenture); (ii) failure to pay any interest on any 10 3/8% Notes when due, continued for 30 days (whether or not such payment shall be prohibited by the subordination provisions of the 10 3/8% Note Indenture); (iii) failure to perform any other covenant or agreement of the Company in the 10 3/8% Notes or the 10 3/8% Note Indenture, continued for 60 days after written notice as provided in the 10 3/8% Note Indenture; (iv) failure to pay at final maturity in excess of $4,000,000 principal amount of any indebtedness of the Company or any subsidiary of the Company, or acceleration of any indebtedness of the Company or any subsidiary of the Company in an aggregate principal amount in excess of $4,000,000; and (v) certain events of bankruptcy, insolvency or reorganization of the Company or any subsidiary.

Exchange Debentures

     If the Company elects to exchange the Company's Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Exchangeable Preferred Stock"), for the Exchange Debentures, the Company will issue the Exchange Debentures under an Indenture (the "Exchange Debenture Indenture") to be entered into between the Company and a trustee to be designated by the Company prior to such exchange that would qualify at the time of such designation as a trustee under the Trust Indenture Act of 1939, as amended. The Exchange Debentures will be issued at a rate of $25.00 principal amount of the Exchange Debentures for each share of Exchangeable Preferred Stock so exchanged. The Company may only effect such exchange if accrued and unpaid dividends on the Exchangeable Preferred Stock have been paid in full.

     The Exchange Debentures will be general, unsecured, subordinated obligations of the Company, limited to an aggregate principal amount equal to the aggregate liquidation value of the Exchangeable Preferred Stock (excluding accrued and unpaid dividends payable upon liquidation) and will mature on December 15, 2005. The Exchange Debentures will bear interest at the rate of 7.75% per annum from the date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually on June 15 and December 15 of each year.

     The Exchange Debentures will be convertible into Common Stock (Nonvoting) of the Company at the option of the holder at any time at the conversion price for the Exchangeable Preferred Stock then in effect.

     The payment of the principal of, premium, if any, and interest on Exchange Debentures will, to the extent set forth in the Exchange Debenture Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Exchange Debenture Indenture), which generally includes all indebtedness not expressly pari passu with or subordinated in right of payment to the Exchange Debentures.

     The Exchange Debentures will be redeemable, at the option of the Company at any time on or after December 26, 1998, in whole or in part, at 103.875% of the principal amount thereof, plus accrued interest, to the date fixed for redemption, reducing to 100% of the principal amount thereof, plus accrued interest to the date fixed for redemption on or after December 15, 2003.

     The Company is required to offer to purchase all outstanding Exchange Debentures at 101% of their principal amount plus accrued interest in the event of a Change of Control (as defined in the Exchange Debenture Indenture, which definition is identical to that contained in the provisions of the Company's Certificate of Incorporation governing the Exchangeable Preferred Stock. See "Description of Preferred Stock -- Exchangeable Preferred Stock."). The Company may, at its option, pay all or a portion of the purchase price upon a Change of Control in shares of its Common Stock (Nonvoting) or, if the Company is not the survivor, common stock of the successor corporation ("Successor Stock"). Payment may not be made in shares of Common Stock (Nonvoting) or Successor Stock unless such shares have been, or will be no later than the Purchase Date, registered under the Securities Act or are freely tradeable pursuant to an exemption thereunder and are listed on a United States national securities exchange or quoted on the Nasdaq National Market at the time of payment.


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

     There are no provisions in the Exchange Debenture Indenture that would operate to protect the holders of the Notes in the event of a highly leveraged transaction.

     The following will be Events of Default under the Exchange Debenture
Indenture: (a) failure to pay principal of or premium, if any, on the Exchange Debentures when due at maturity, upon redemption or otherwise, including failure by the Company to redeem the Exchange Debentures upon a Change of Control (whether or not such payment shall be prohibited by the subordination provisions of the Exchange Debenture Indenture); (b) failure to pay any interest on any Exchange Debentures when due, continued for 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Exchange Debenture Indenture); (c) failure to perform any other covenant or agreement of the Company in the Exchange Debentures or the Exchange Debenture Indenture, continued for 30 days after written notice as provided in the Exchange Debenture Indenture; (d) failure to pay at final maturity in excess of $2,000,000 principal amount of any indebtedness of the Company or any subsidiary of the Company, or acceleration of any indebtedness of the Company or any subsidiary of the Company in an aggregate principal amount in excess of $2,000,000; and (e) certain events of bankruptcy, insolvency or reorganization of the Company or any subsidiary.

                         DESCRIPTION OF PREFERRED STOCK

     The following is a summary of the terms of the Company's preferred stock. This summary is not intended to be complete and is subject to and qualified in its entirety by reference to the Company's Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"). A copy of the Certificate of Incorporation has been filed as an Exhibit to the Registration Statement as to which this Prospectus is a part.

Exchangeable Preferred Stock

     Holders of the Exchangeable Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Company legally available therefor, cash dividends at the annual rate of $1.9375 per share, payable quarterly on March 15, June 15, September 15 and December 15 of each year (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Company's Board of Directors). Dividends on the Exchangeable Preferred Stock are cumulative and accrue without interest from December 23, 1993, the date of original issuance. Payment of dividends is subject to limitations under the Indenture, 12.75% Debenture Indenture, the 10 3/8% Note Indenture and the Credit Agreement. See "Description of Certain Debt Instruments."


     Each share of Exchangeable Preferred Stock may be converted at any time at the option of the holder into fully paid, nonassessable shares of Common Stock (Nonvoting). As of December 31, 1995, the conversion price was $5.00 per share of Common Stock (Nonvoting), subject to adjustment from time to time as provided in the Certificate of Incorporation. As of May 23, 1996, the closing price per share of the Common Stock (Nonvoting), as reported by Nasdaq, was $12-15/16%.


     All of the then outstanding shares of Exchangeable Preferred Stock are required to be redeemed by the Company, out of funds legally available therefor, at $25.00 per share plus accrued but unpaid dividends thereon, if any, to (and including) the redemption date, whether or not earned or declared, on December 15, 2005. In the event the Company does not fulfill its mandatory redemption obligation, holders of Exchangeable Preferred Stock will have the voting rights described below. The Company's ability to redeem or repurchase its capital stock may be subject to certain limitations under the agreements relating to the Company's indebtedness existing at that time. See "Description of Notes" and "Description of Certain Debt Instruments."

     Shares of Exchangeable Preferred Stock will be redeemable at the option of the Company at any time on or after December 26, 1998, in whole or in part, at any time out of funds legally available therefor, at a per share redemption price of $25.97, plus in each case an amount equal to accrued and unpaid dividends, if any, to (and including) the redemption date, whether or not earned or declared and reducing to $25.00 per share, plus accrued and unpaid dividends, after December 15, 2003.


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

     The Exchangeable Preferred Stock is exchangeable in whole, but not in part, at the option of the Company, for Exchange Debentures on any dividend payment date beginning on December 15, 1995 at the rate of $25.00 principal amount of Exchange Debentures for each share of Exchangeable Preferred Stock outstanding at the time of exchange. See "Description of Certain Debt Instruments -- Exchange Debentures." The Company may only effect such exchange if accrued and unpaid dividends on the Exchangeable Preferred Stock have been paid in full.

     The Company's exchange of the Exchangeable Preferred Stock for the Exchange Debentures would constitute an incurrence of indebtedness, and would therefore be subject to certain restrictions, under the Indenture, 12.75% Debenture Indenture and the 10 3/8% Note Indenture, and would require the consent of a majority in interest of the lenders under the Credit Agreement. See "Description of Certain Debt Instruments."

     If (i) at any time the equivalent of six quarterly dividends payable on they Exchangeable Preferred Stock are accrued and unpaid or (ii) the Company fails to make any payment upon mandatory redemption of the Exchangeable Preferred Stock, the number of directors of the Company will be increased by two and the holders of all outstanding shares of Exchangeable Preferred Stock, voting separately as a class, will be entitled to elect the additional two directors to serve until all dividends accrued and unpaid have been paid or declared and funds set aside to provide for payment in full or the Company fulfills its mandatory redemption obligation, as the case may be.

     If a Change of Control (as defined below) occurs, each holder of Exchangeable Preferred Stock shall have the right, at the holder's option, to require the Company to repurchase all of such holder's Exchangeable Preferred Stock at a price per share equal to $25.00, plus accrued and unpaid dividends to the date of repurchase. The Company may, at its option, pay all or any portion of the repurchase price upon a Change of Control in shares of Common Stock (Nonvoting) of the Company or, if the Company is not the survivor, Successor Stock. Payment may not be made in shares of Common Stock (Nonvoting) or Successor Stock unless such shares have been, or will be, no later than the repurchase date, registered under the Securities Act or are freely tradeable pursuant to an exemption thereunder and are listed on a United States national securities exchange or quoted on the Nasdaq National Market at the time of payment. The Company may not complete any Change of Control unless it makes proper provision to satisfy the foregoing obligations under the Certificate of Incorporation.

     A Change of Control will be deemed to have occurred at such time as any Person or any Persons (other than one or more Permitted Holders) acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act becomes the beneficial owner of 50% or more of the total voting power of all classes of voting stock of the Company or at such time as such Person or Group succeeds in having sufficient of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate of such Group, will constitute a majority of the Board of Directors of the Company. "Permitted Holder" means W. Don Cornwell, Stuart J. Beck, or the members of the immediate family of either of them or any trustee for either of their estates. Notwithstanding the foregoing, a Change of Control shall not occur if either (i) for any five trading days during the 10 trading days immediately preceding either the public announcement by the Company of such transaction or the consummation of such transaction, the last sale price of the Common Stock (Nonvoting) is equal to at least 105% of the conversion price in effect on such trading days, or (ii) at least 90% of the consideration (excluding cash payments for fractional shares) in such transaction or transactions to the holders of Common Stock (Nonvoting) consists of shares of common stock that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, and as a result of such transaction or transactions, the Preferred Stock or Exchange Debentures, as the case may be, become convertible into such common stock.

Series Preferred Stock

     Prior to August 4, 1995 there were three series of the Company's Series Preferred Stock outstanding: the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock. On August 4, 1995, all of the shares of Series A Preferred Stock was converted into Common Stock (Nonvoting) and on September 15, 1995, all of the shares of Series B and Series C Preferred Stock were converted into Common Stock (Nonvoting).


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


     Dividends on the Series A Preferred Stock accrued on October 31 of each year at an annual rate of $0.40 per share until such shares were converted, whether or not any funds were legally available therefor. Such dividends were payable only as and when declared by the Board of Directors out of funds legally available therefor, and accumulated, if not paid, without payment of interest on such accumulations. Dividends that accrued and were unpaid prior to conversion remain an obligation of the Company and are payable on the later of (i) December 31, 1999 and (ii) such date as they may be paid under loan agreements or indentures of the Company, the obligations of which are senior in priority to the Series A Preferred Stock. Dividends have never been paid on the Series A Preferred Stock, and the aggregate amount of accrued but unpaid dividends thereon was approximately $263,000 as of March 31, 1996. No dividends or other distributions in respect of shares ranking junior in priority to the Series A Preferred Stock may be declared, paid or made so long as there are any accrued but unpaid dividends of Series A Preferred Stock.

                         CERTAIN U.S. TAX CONSIDERATIONS

     Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Company, has opined that, subject to the qualifications set forth below, the following discussion accurately sets forth the anticipated material U.S. federal income tax consequences applicable to the exchange of Old Notes for New Notes and the ownership and disposition of the New Notes by holders who acquire the New Notes pursuant to the Exchange Offer. The discussion is limited solely to U.S. federal income tax matters. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (including proposed regulations), administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), and judicial decisions, all as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect.

     This discussion is limited to holders who hold the Notes as "capital assets" for U.S. federal income tax purposes. This discussion does not cover all aspects of federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, particular holders. This discussion does not address U.S. federal income tax consequences that may be applicable to particular categories of shareholders, including insurance companies, tax-exempt persons, financial institutions, dealers in securities, persons with significant holdings of Company stock, and non-United States persons, including foreign corporations and nonresident alien individuals. This discussion does not address any tax considerations under the laws of any state, locality, or foreign country.

     The Company has not sought, nor does it intend to seek, a ruling from the IRS as to any of the matters covered by this discussion, and there can be no assurance that the IRS will not successfully challenge the conclusions reached in this discussion. BECAUSE THE U.S. FEDERAL INCOME TAX CONSEQUENCES DISCUSSED BELOW DEPEND UPON EACH HOLDER'S PARTICULAR TAX STATUS, AND DEPEND FURTHER UPON U.S. FEDERAL INCOME TAX LAWS, REGULATIONS, RULINGS AND DECISIONS WHICH ARE SUBJECT TO CHANGE (WHICH CHANGES MAY BE RETROACTIVE IN EFFECT), HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

Exchange

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an exchange or other tax event for federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Regulations proposed by the United States Treasury would confirm this result. Accordingly, there should be no material federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer, and a holder should have the same adjusted tax basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

Interest

     A holder of New Notes will be required to report interest income for federal income tax purposes for any interest earned on the Notes in accordance with such holder's method of tax accounting.

Original Issue Discount on the Notes

     The Old Notes were issued with de minimis original issue discount ("OID") for federal income tax purposes. Accordingly, the New Notes also will have de minimis OID since the New Notes should be treated as a continuation of the Old Notes for federal income tax purposes. OID is considered de minimis if the amount of OID is less than .0025 multiplied by the product of the stated redemption price at maturity of the indebtedness and the number of complete years to maturity from the issue date. In the case of de minimis OID, the amount of OID is treated as zero for federal income tax purposes.

     In general, a holder of New Notes will be required to include the amount of de minimis OID in income upon the redemption of such Notes. Any amount of de minimis OID includible in a holder's income will be treated as capital gain recognized on the retirement of the Notes. Further, any gain attributable to de minimis OID that is recognized on the sale or exchange of the Notes will be treated as capital gain. An exchanging holder who purchased an Old Note at a premium will not include the amount of de minimis OID in income. (For a discussion regarding a purchase at a discount, see "Market Discount" below.) Holders should consult their tax advisors concerning the treatment of de minimis OID under these provisions.

Market Discount

     Under the market discount rules of the Code, an exchanging holder (other than a holder who made the election described below) who purchased an Old Note with "market discount" (generally defined as the amount by which the stated redemption price of the Old Note on the holder's date of purchase exceeded the holder's purchase price) will be required to treat any gain recognized on the redemption, sale or other disposition of the New Note received in the exchange as ordinary income to the extent of the market discount that accrued during the holder's holding period for such New Note (which period will include such holder's holding period for the Old Note). In addition, a holder of a Note acquired at market discount may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note. A holder who has elected under applicable Code provisions to include market discount in income annually as such discount accrues will not be required to treat any gain recognized as ordinary income (or defer interest deductions) under the market discount rules described above. Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under these provisions.

Amortizable Bond Premium

     In general, if a holder's initial tax basis in the Old Notes at acquisition exceeded the amount payable at maturity, the excess will be treated as "amortizable bond premium" (including after the exchange of such Old Notes for New Notes). In such case, the holder may elect under section 171 of the Code to amortize the bond premium annually under a constant yield method. The holder's adjusted tax basis in the Note is decreased by the amount of the allowable amortization. Because the Notes have early call provisions, holders must take such call provisions into account to determine the amount of amortizable bond premium. Amortizable bond premium is treated as an offset to interest received on the obligation rather than as an interest deduction, except as may be provided in Treasury regulations. An election to amortize bond premium would apply to amortizable bond premium on all taxable bonds held on or acquired after the beginning of the holder's taxable year for which the election is made, and may be revoked only with the consent of the IRS. Holders who acquire their Notes with amortizable bond premium should consult their own tax advisors.

Sale, Exchange, Redemption or Other Disposition of Notes

     On sale, exchange, redemption or other disposition of the Notes, and except to the extent that the cash received is attributable to accrued interest (which generally represents ordinary interest income) or market discount (the tax consequences of which are described above), a holder generally will recognize capital gain or loss measured by the difference between the amount realized and such holder's adjusted tax basis in the Notes redeemed.

Backup Withholding

     Federal income tax backup withholding at a rate of 31 percent on dividends, interest payments, and proceeds from a sale, exchange, or redemption of New Notes will apply unless the holder (i) is a corporation or comes within certain other exempt categories (and, when required, demonstrates this fact) or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. A holder of Notes who does not provide the Company with his correct taxpayer identification number may be subject to penalties imposed by the IRS. The Company will report to the holders of the Notes and the IRS the amount of any "reportable payments" and any amount withheld with respect to the Notes during the calendar year.


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                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period until 180 days after the Exchange Offer has been consummated, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for New Notes and resold by such broker-dealers.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period until 180 days after the Exchange Offer has been consummated, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for New Notes and resold by such broker-dealers, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                     EXPERTS

     The consolidated financial statements and schedule of the Company for each of the three years in the period ended December 31, 1995 and the financial statements of Austin Television for each of the three years in the period ended December 31, 1994, the financial statements of WWMT for each of the three years in the period ended January 1, 1995, and the combined financial statements of San Joaquin Communications Corporation ("SJCC") and WTVH for each of the two years in the period ended June 30, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports dated February 22, 1996, with respect to the Company, February 3, 1995 with respect to Austin Television, February 24, 1995, except for Note 1, as to which the date is May 3, 1995, with respect to WWMT and August 31, 1993, with respect to SJCC and WTVH, and are included in reliance upon such reports given upon the authority of said firm as an expert in accounting and auditing. The consolidated financial statements for Queen City for each of the three years in the period ended December 31, 1994, have been audited by Leslie Sufrin and Company, P.C., as set forth in their report dated February 18, 1995, except for Notes 1 and 12, as to which the date is July 24, 1995 and are included in reliance upon such report given upon the authority of said firm as an expert in accounting and auditing.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., a limited liability partnership including professional corporations, 1333 New Hampshire Avenue, N.W., Suite 400, Washington, D.C. 20036, counsel to the Company. Vernon E. Jordan, Jr., a partner in Akin, Gump, Strauss, Hauer & Feld, L.L.P. holds, beneficially and of record, 8,264 shares of the Company's Common Stock (Nonvoting).

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                          Page
                                                                                                        Reference
                                                                                                        ---------

GRANITE BROADCASTING CORPORATION
Unaudited Consolidated Statements of Operations for the
  Three Months Ended March 31, 1995 and 1996...................................................            F-3
Consolidated Balance Sheets as of December 31, 1995 and March 31, 1996 (unaudited) ............            F-4
Unaudited Consolidated Statement of Stockholders' Equity for the
  Three Months Ended March 31, 1996 ...........................................................            F-5
Unaudited Consolidated Statements of Cash Flows for the
  Three Months Ended March 31, 1995 and 1996...................................................            F-6
Notes to Consolidated Financial Statements (unaudited) ........................................            F-7
Report of Independent Auditors.................................................................            F-8
Consolidated Statements of Operations for the Years Ended December 31, 1993,
  1994 and 1995................................................................................            F-9
Consolidated Balance Sheets as of December 31, 1994 and 1995 ..................................            F-10
Consolidated Statements of Stockholders' Equity for the Years Ended
  December 31, 1993, 1994 and 1995.............................................................            F-11
Consolidated Statements of Cash Flows for the Years Ended December 31, 1993,
  1994 and 1995................................................................................            F-12
Notes to Consolidated Financial Statements.....................................................            F-13

SAN JOAQUIN COMMUNICATIONS CORPORATION AND WTVH
Report of Independent Auditors.................................................................            F-29
Combined Statement of Operations and Net Worth for the Years Ended
  June 30, 1992 and 1993 and for the period July 1, 1992 to
  December 31, 1992 and July 1, 1993 to December 23, 1993 (unaudited)                                      F-30
Combined Balance Sheet as of June 30, 1992 and 1993 and December 23, 1993 (unaudited) .........            F-31
Combined Statement of Cash Flows for the Years Ended June 30,
  1992 and 1993 and for the period July 1, 1992 to December 31, 1992 and
  July 1, 1993 to December 23, 1993 (unaudited)................................................            F-32
Notes to Combined Financial Statements.........................................................            F-33

KBVO-TV (Austin Television, a Texas general partnership)
Report of Independent Auditors.................................................................            F-36
Balance Sheets as of December 31, 1993 and 1994 and January 31, 1995 (unaudited) ..............            F-37
Statements of Income and Partners' Deficit for the Years Ended December 31,
  1992, 1993 and 1994, and the one month ended January 31, 1994 and 1995 (unaudited) ..........            F-38
Statements of Cash Flows for the Years Ended December 31, 1992, 1993 and
  1994 and the one month ended January 31, 1995 and 1994 (unaudited) ..........................            F-39
Notes to Financial Statements..................................................................            F-40


                                                                                                          Page
                                                                                                        Reference
                                                                                                        ---------



WWMT-TV (A Division of Busse Broadcasting Corporation)
Report of Independent Auditors.................................................................           F-43
Balance Sheets as of January 2, 1994, January 1, 1995 and May 31, 1995 (unaudited) ............           F-44
Statements of Operations for each of the Three Years in the
  Period Ended January 1, 1995 and the five months ended May 31, 1994 and 1995 (unaudited) ....           F-45
Statements of Divisional Equity for each of the Three Years in the PeriodEnded
  January 1, 1995 and the five months ended May 31, 1995 (unaudited) ..........................           F-46
Statements of Cash Flows for each of the Three Years in the Period Ended
  January 1, 1995 and the five months ended May 31, 1994 and 1995 (unaudited) .................           F-47
Notes to Financial Statements..................................................................           F-48

QUEEN CITY BROADCASTING, INC.
Report of Independent Auditors.................................................................           F-52
Consolidated Balance Sheets as of December 31, 1993 and 1994 and
  June 28, 1995 (unaudited)....................................................................           F-53
Consolidated Statements of Operations for the Years Ended December 31, 1992,
  1993 and 1994 and the period January 1, 1994 to June 30, 1994 and
  January 1, 1995 to June 28, 1995 (unaudited).................................................           F-54
Consolidated Statements of Stockholders' Deficit for the Years Ended
  December 31, 1992, 1993 and 1994 and the period January 1, 1995
  to June 28, 1995 (unaudited).................................................................           F-55
Consolidated Statements of Cash Flow for the Years Ended December 31, 1992,
  1993 and 1994 and the period January 1, 1994 to June 30, 1994 and
  January 1, 1995 to June 28, 1995 (unaudited).................................................           F-56
Notes to Consolidated Financial Statements.....................................................           F-57

                        GRANITE BROADCASTING CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        Three Months Ended March 31,
                                                           1995            1996
                                                       ------------    ------------
                                                               (Unaudited)
Net revenues .......................................   $ 16,455,798    $ 28,629,635
Station operating expenses .........................     10,337,693      17,517,927
Depreciation expense ...............................        804,940       1,473,380
Amortization expense ...............................      1,447,547       2,951,278
Corporate expense ..................................        811,816         990,014
Non-cash compensation expense ......................         80,913         114,537
                                                       ------------    ------------

  Operating income .................................      2,972,889       5,582,499

Other expenses:
  Interest expense, net ............................      3,710,095       8,849,730
  Other ............................................         94,260         125,633
                                                       ------------    ------------

Loss before income taxes and extraordinary item ....       (831,466)     (3,392,864)
Provision for income taxes .........................           --           (61,089)
                                                       ------------    ------------

Loss before extraordinary item .....................       (831,466)     (3,453,953)
Extraordinary loss on early extinguishment of debt .           --        (3,510,152)
                                                       ------------    ------------

Net loss ...........................................   $   (831,466)   $ (6,964,105)
                                                       ============    ============

Net loss attributable to common stockholders .......   $ (1,769,942)   $ (7,845,424)
                                                       ============    ============

Per common share:
  Loss before extraordinary item ...................   $      (0.39)   $      (0.51)
  Extraordinary loss on early extinguishment of debt           --             (0.42)
                                                       ------------    ------------
  Net loss .........................................   $      (0.39)   $      (0.93)
                                                       ============    ============

Weighted average common shares outstanding .........      4,577,524       8,464,012
                                                       ------------    ------------


                             See accompanying notes.

                        GRANITE BROADCASTING CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                                                   December 31,      March 31,
                                                                                      1995             1996
                                                                                  -------------    -------------
         ASSETS                                                                                     (unaudited)

CURRENT ASSETS:
  Cash and cash equivalents ...................................................   $      95,123    $   4,354,430
  Accounts receivable, less allowance for doubtful accounts
    ($255,827 in 1994 and $505,759 in 1995) ...................................      26,186,579       22,633,125
  Film contract rights ........................................................       5,813,366        4,516,019
  Other assets ................................................................       3,854,774        4,231,351
                                                                                  -------------    -------------
          TOTAL CURRENT ASSETS ................................................      35,949,842       35,734,925

PROPERTY AND EQUIPMENT, NET ...................................................      32,132,126       32,204,637
FILM CONTRACT RIGHTS AND OTHER NONCURRENT ASSETS ..............................       3,725,612        4,281,976
DEFERRED FINANCING FEES, less accumulated amortization
  ($1,209,275 in 1994 and $2,947,833 in 1995) .................................      14,849,529       14,045,461
INTANGIBLE ASSETS, less accumulated amortization
  ($17,906,588 in 1994 and $25,467,092 in 1995) ...............................     365,564,029      363,503,529
                                                                                  -------------    -------------
                                                                                  $ 452,221,138    $ 449,770,528
                                                                                  =============    =============

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable ............................................................   $   4,770,793    $   2,703,803
  Accrued interest ............................................................       5,595,610        8,477,344
  Other accrued liabilities ...................................................       3,252,518        3,511,490
  Film contract rights payable and other current liabilities ..................       7,708,442        8,231,029
                                                                                    -----------      -----------
         TOTAL CURRENT LIABILITIES ............................................      21,327,363       22,923,666

LONG-TERM DEBT ................................................................     341,000,000      344,454,700
FILM CONTRACT RIGHTS PAYABLE ..................................................       3,669,534        3,881,370
DEFERRED TAX LIABILITY AND OTHER
  NONCURRENT LIABILITIES ......................................................      31,869,240       31,886,678

COMMITMENTS

REDEEMABLE PREFERRED STOCK (NOTE 8) ...........................................      45,487,500       45,487,500

STOCKHOLDERS' EQUITY:
  Common stock: 41,000,000 shares authorized consisting of
     1,000,000 shares of Class A Common Stock, $.01 par
     value, and 40,000,000 shares of Common Stock
     (Nonvoting), $.01 par value; 178,500 shares of Voting
     Common Stock and 8,298,966 shares of Common Stock
     (Nonvoting) (8,218,240 shares at December 31, 1995)
     issued and outstanding ...................................................          83,967           84,774
  Additional paid-in capital ..................................................      46,864,202       45,982,076
  Accumulated deficit .........................................................     (36,590,198)     (43,554,303)
  Less:  Unearned compensation ................................................      (1,490,470)      (1,375,933)
                                                                                  -------------    -------------
          Total stockholders' equity ..........................................       8,867,501        1,136,614
                                                                                  -------------    -------------
                                                                                  $ 452,221,138    $ 449,770,528
                                                                                  =============    =============


                             See accompanying notes.

                        GRANITE BROADCASTING CORPORATION
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                        Three Months Ended March 31, 1996
                                   (unaudited)

                                         Class A         Common         Additional                                       Total
                                         Common           Stock          Paid-in      (Accumulated      Unearned      Stockholders'
                                          Stock        (Nonvoting)       Capital        Deficit)      Compensation       Equity
                                       ------------    ------------    ------------   ------------    ------------    ------------
Balance at December 31, 1995 .......   $      1,785    $     82,182    $ 46,864,202   $(36,590,198)   $ (1,490,470)   $  8,867,501

Dividend on Cumulative
  Convertible Exchangeable
  Preferred Stock ..................                                       (881,319)                                      (881,319)

Issuance of Common Stock (Nonvoting)                            807            (807)

Stock expense related to
  Management Stock Plan ............                                                                       114,537         114,537
Net loss ...........................                                                    (6,964,105)                     (6,964,105)
                                       ------------    ------------    ------------   ------------    ------------    ------------
Balance at March 31, 1996 ..........   $      1,785    $     82,989    $ 45,982,076   $(43,554,303)   $ (1,375,933)   $  1,136,614
                                       ============    ============    ============   ============    ============    ============



                             See accompanying notes.

                        GRANITE BROADCASTING CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                     Three Months Ended
                                                                                          March 31,
                                                                                    1995              1996
                                                                                -------------    -------------
                                                                                          (unaudited)
Cash flows from operating activities:
  Net income (loss) .........................................................   $    (831,466)   $  (6,964,105)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
      Amortization of intangible assets and deferred financing fees .........       1,447,547        2,951,278
      Extraordinary loss on extinguishment of debt ..........................            --          3,510,152
      Depreciation ..........................................................         804,490        1,473,380
      Non-cash compensation expense .........................................          80,913          114,537

Change in assets and liabilities net of effects from acquisition of stations:
      Decrease in accounts receivable .......................................             989        3,553,454
      Increase (decrease) in accrued liabilities ............................      (1,106,304)       3,140,706
      (Decrease) increase in accounts payable ...............................         476,695       (2,066,990)
      Decrease (increase) in film contract rights and other
        noncurrent assets ...................................................        (733,385)         740,983
      Increase in film contract rights
        payable and other liabilities .......................................         844,303          734,423
      Increase in other assets ..............................................      (1,756,072)        (823,238)
                                                                                -------------    -------------
  Net cash provided by (used in) operating activities .......................        (771,840)       6,364,580
                                                                                -------------    -------------

Cash flows from investing activities:
  Payment for acquisition of stations,
    net of cash acquired ....................................................     (53,922,975)            --
  Capital expenditures ......................................................      (2,184,307)      (1,443,898)
                                                                                -------------    -------------
    Net cash used in investing activities ...................................     (56,107,282)      (1,443,898)
                                                                                -------------    -------------

Cash flows from financing activities:
  Proceeds from bank loan ...................................................      62,250,000        1,000,000
  Repayment of bank borrowings ..............................................            --       (107,000,000)
  Redemption of Adjustable Rate Preferred Stock .............................      (2,000,000)            --
  Payment of deferred financing fees ........................................      (1,919,009)      (3,230,056)
  Proceeds from Senior Subordinated Notes ...................................            --        109,450,000
  Dividends paid ............................................................        (917,320)        (881,319)
                                                                                -------------    -------------
    Net cash provided by (used in) financing activities .....................      57,413,671         (661,375)
                                                                                -------------    -------------

Net increase in cash and cash equivalents ...................................         534,549        4,259,307
Cash and cash equivalents, beginning of period ..............................       1,947,562           95,123
                                                                                -------------    -------------
Cash and cash equivalents, end of period ....................................   $   2,482,111    $   4,354,430
                                                                                =============    =============


Supplemental information:
  Cash paid for interest ....................................................   $   4,622,939    $   5,967,996
  Cash paid for income taxes ................................................            --             12,500
    Non-cash capital expenditures ...........................................            --            101,993




                             See accompanying notes.

                        GRANITE BROADCASTING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


Note 1 -- Basis of Presentation

     The accompanying unaudited consolidated financial statements include the accounts of Granite Broadcasting Corporation and its subsidiaries (the "Company") and have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Operating results for the three month period ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the Company's consolidated financial statements and notes thereto for the year ended December 31, 1995 which are included herein. All significant intercompany accounts and transactions have been eliminated. Data at December 31, 1995 is derived from the Company's audited consolidated financial statements.

     In the opinion of management, all adjustments of a normal recurring nature which are necessary for a fair presentation of the results for the interim periods have been made.


Note 2 -- Long Term Debt

     On February 22, 1996, the Company completed an offering of $110,000,000 principal amount of its 9 3/8% Series A Senior Subordinated Notes (the "9 3/8% Notes") due December 1, 2005. Proceeds from the sale of the 9 3/8% Notes were used to repay all outstanding term loan and revolving credit borrowings under the existing bank credit agreement and for general working capital purposes. In connection with the repayment of the term loan (which is not subject to being reborrowed), the Company incurred an extraordinary loss on the early extinguishment of debt of $3,510,152 related to the write-off of deferred financing fees.


Note 3 -- Net Loss Per Common Share

     Net loss per common share for the three month periods ended March 31, 1996 and 1995 is calculated by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding. The inclusion of additional shares assuming the exercise of outstanding stock options and the conversion of certain convertible preferred stock would have been antidilutive for the three month periods ended March 31, 1996 and 1995.

                         Report of Independent Auditors

The Board of Directors and Stockholders
  Granite Broadcasting Corporation

     We have audited the accompanying consolidated balance sheets of Granite Broadcasting Corporation as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. Our audit also included the financial statement schedule listed in the Index at Item 14(a) of the Granite Broadcasting Corporation Form 10-K for the fiscal year ended December 31, 1995. These financial statements and the schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Granite Broadcasting Corporation at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                        Ernst & Young LLP

New York, New York
February 22, 1996

                        GRANITE BROADCASTING CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                             For the Years Ended December 31,
                                                          1993            1994             1995
                                                     --------------  --------------   --------------

Net revenue ......................................   $ 37,499,152    $ 62,856,425    $ 99,894,627
Station operating expenses .......................     22,790,124      37,763,732      55,398,930
Depreciation .....................................      2,398,301       3,420,850       4,513,919
Amortization .....................................      3,864,199       4,714,721       9,329,444
Corporate expense ................................      1,374,289       2,162,621       3,131,943
Non-cash compensation expense ....................        123,250         281,896         363,384
                                                     ------------    ------------    ------------

  Operating income ...............................      6,948,989      14,512,605      27,157,007

Other (income) expenses:
  Equity in net income of investee ...............           --              --          (439,033)
  Interest expense, net ..........................     10,976,680      10,707,147      27,026,680
  Other ..........................................        479,499         307,929         797,576
                                                     ------------    ------------    ------------
  Income (loss) before income taxes
    and extraordinary item .......................     (4,507,190)      3,497,529        (228,216)
  (Provision) benefit for income taxes ...........        471,735        (450,125)       (554,884)
                                                     ------------    ------------    ------------

Income (loss) before extraordinary item ..........     (4,035,455)      3,047,404        (783,100)
Extraordinary loss on
  extinguishment of debt .........................     (1,007,435)           --              --
                                                     ------------    ------------    ------------

    Net income (loss) ............................   $ (5,042,890)   $  3,047,404    $   (783,100)
                                                     ============    ============    ============

Net loss attributable to
  common shareholders ............................   $ (5,278,109)   $   (687,730)   $ (4,333,381)
                                                     ============    ============    ============

    Per common share:
      Loss before extraordinary item .............   $      (0.98)   $      (0.15)   $      (0.73)
      Extraordinary loss on
        extinguishment of debt ...................          (0.23)           --              --
                                                     ------------    ------------    ------------

        Net loss .................................   $      (1.21)   $      (0.15)   $      (0.73)
                                                     ============    ============    ============

Weighted average common shares outstanding .......      4,364,885       4,497,758       5,920,294


                             See accompanying notes.

                        GRANITE BROADCASTING CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                                           December 31,
                                                                  ------------------------------
         ASSETS                                                       1994              1995
                                                                  -------------    -------------

CURRENT ASSETS:
  Cash and cash equivalents ...................................   $   1,947,562    $      95,123
  Accounts receivable, less allowance for doubtful accounts
    ($255,827 in 1994 and $505,759 in 1995) ...................      13,095,909
                                                                                      26,186,579
  Film contract rights ........................................       2,557,064        5,813,366
  Other assets ................................................       1,909,411        3,854,774
                                                                  -------------    -------------
          TOTAL CURRENT ASSETS ................................      19,509,946       35,949,842

PROPERTY AND EQUIPMENT, NET ...................................      14,872,400       32,132,126
INVESTMENT, AT COST ...........................................       7,500,000             --
FILM CONTRACT RIGHTS AND OTHER NONCURRENT ASSETS ..............       2,015,748        3,725,612
DEFERRED FINANCING FEES, less accumulated amortization
  ($1,209,275 in 1994 and $2,947,833 in 1995) .................       6,050,978       14,849,529
INTANGIBLE ASSETS, less accumulated amortization
  ($17,906,588 in 1994 and $25,467,092 in 1995) ...............     139,932,022      365,564,029
                                                                  -------------    -------------
                                                                  $ 189,881,094    $ 452,221,138
                                                                  =============    =============

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable ............................................   $   2,036,885    $   4,770,793
  Accrued interest ............................................       3,106,660        5,595,610
  Other accrued liabilities ...................................       2,348,005        3,252,518
  Film contract rights payable and other current liabilities ..       3,906,642        7,708,442
  Current portion of long-term debt ...........................       4,250,000             --
                                                                  -------------    -------------
         TOTAL CURRENT LIABILITIES ............................      15,648,192       21,327,363

LONG-TERM DEBT ................................................      95,000,000      341,000,000
FILM CONTRACT RIGHTS PAYABLE ..................................       1,689,572        3,669,534
DEFERRED TAX LIABILITY AND OTHER
  NONCURRENT LIABILITIES ......................................      16,643,672       31,869,240

COMMITMENTS

REDEEMABLE PREFERRED STOCK (NOTE 8) ...........................      49,170,962       45,487,500

STOCKHOLDERS' EQUITY:
  Preferred Stock: $.01 par value, 2,276,000 shares authorized;
    463,303 shares of Series B Convertible Preferred Stock
    issued and outstanding at December 31, 1994; 1,007,915
    shares of Series C Convertible Preferred Stock issued
    and outstanding at December 31, 1994 ......................          14,712             --

  Common stock: 41,000,000 shares authorized consisting of
    1,000,000 shares of Class A Common Stock, $.01 par
    value, and 40,000,000 shares of Common Stock
    (Nonvoting), $.01 par value; 178,500 shares of Voting
    Common Stock and 8,218,240 shares of Common Stock
    (Nonvoting) (4,396,616 shares at December 31, 1994)
    issued and outstanding ....................................          45,751           83,967
  Additional paid-in capital ..................................      48,688,435       46,864,202
  Accumulated deficit .........................................     (35,807,098)     (36,590,198)
  Less:  Unearned compensation ................................      (1,213,104)      (1,490,470)
                                                                  -------------    -------------
          Total stockholders' equity ..........................      11,728,696        8,867,501
                                                                  -------------    -------------
                                                                  $ 189,881,094    $ 452,221,138
                                                                  =============    =============



                             See accompanying notes.

                        GRANITE BROADCASTING CORPORATION
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              For the Years Ended December 31, 1993, 1994 and 1995

                                                     Class A     Common     Series B     Series C     Additional
                                                     Common       Stock     Preferred    Preferred      Paid-in
                                                      Stock    (Nonvoting)   Stock        Stock         Capital
                                                    --------    --------    --------    ----------    -----------
Balance at December 31, 1992 ...................    $  1,785    $ 41,376    $  5,232    $ 10,592    $  50,963,660

Accretion of and dividends on Series A
  Redeemable Preferred Stock ...................                                                          (83,358)
Conversion of Series A Redeemable Preferred
  Stock and Series B and Series C Preferred
  Stock into Common Stock (Nonvoting) ..........                   1,170        (226)       (411)          17,859
Dividend on Cumulative Convertible
  Exchangeable Preferred Stock and
  Adjustable Rate Preferred Stock ..............                                                         (151,861)
Grant of Stock Award under Management Stock Plan                                                          616,250
Stock Expense Related to Management Stock Plan .
Net loss .......................................
                                                    --------    --------    --------    --------    -------------
Balance at December 31, 1993 ...................       1,785      42,546       5,006      10,181       51,362,550

Accretion of and dividends on Series A
  Redeemable Preferred Stock ...................                                                          (91,895)
Conversion of Redeemable Series A Preferred
  Stock and Series B and Series C Preferred
  Stock into Common Stock (Nonvoting) ..........                   1,080        (373)       (102)          59,359
Dividend on Cumulative Convertible
  Exchangeable Preferred Stock and
  Adjustable Rate Preferred Stock ..............                                                       (3,643,239)
Issuance of 34,000 shares of Common
  Stock (Nonvoting) ............................                     340                                     (340)
Grant of Stock Award under Management Stock Plan                                                        1,002,000
Stock expense related to Management Stock Plan .
Net income .....................................
                                                    --------    --------    --------    --------    -------------
Balance at December 31, 1994 ...................       1,785      43,966       4,633      10,079       48,688,435

Accretion of and dividends on Series A
  Redeemable Preferred Stock ...................                                                          (35,116)
Conversion of Series A Redeemable Preferred
  Stock and Series B and C Preferred
  Stock into Common Stock (Nonvoting) ..........                  36,069      (4,633)    (10,079)       1,200,518
Dividend on Cumulative Convertible
  Exchangeable Preferred Stock and
  Adjustable Rate Preferred Stock ..............                                                       (3,550,281)
Exercise of Stock Options ......................                   1,574                                   31,376
Issuance of Common Stock (Nonvoting) ...........                     573                                     (573)
Grant of Stock Award under Management Stock Plan                                                          640,750
Stock expense related to Management Stock Plan .                                                         (110,907)
Net loss .......................................
                                                    --------    --------    --------    --------    -------------
Balance at December 31, 1995 ...................    $  1,785    $ 82,182    $     --    $     --    $  46,864,202
                                                    ========    ========    ========    ========    =============


                                                                                      Total
                                                  (Accumulated      Unearned      Stockholders'
                                                     Deficit)     Compensation        Equity
                                                  -------------   ------------    -------------
Balance at December 31, 1992 ...................  $ (33,811,612)  $        --     $  17,211,033

Accretion of and dividends on Series A
  Redeemable Preferred Stock ...................                                        (83,358)
Conversion of Series A Redeemable Preferred
  Stock and Series B and Series C Preferred
  Stock into Common Stock (Nonvoting) ..........                                         18,392
Dividend on Cumulative Convertible
  Exchangeable Preferred Stock and
  Adjustable Rate Preferred Stock ..............                                       (151,861)
Grant of Stock Award under Management Stock Plan                       (616,250)           --
Stock Expense Related to Management Stock Plan .                        123,250         123,250
Net loss .......................................     (5,042,890)                     (5,042,890)
                                                  -------------   -------------   -------------
Balance at December 31, 1993 ...................    (38,854,502)       (493,000)     12,074,566


Accretion of and dividends on Series A
  Redeemable Preferred Stock ...................                                        (91,895)
Conversion of Redeemable Series A Preferred
  Stock and Series B and Series C Preferred
  Stock into Common Stock (Nonvoting) ..........                                         59,964
Dividend on Cumulative Convertible
  Exchangeable Preferred Stock and
  Adjustable Rate Preferred Stock ..............                                     (3,643,239)
Issuance of 34,000 shares of Common
  Stock (Nonvoting) ............................                                           --
Grant of Stock Award under Management Stock Plan                     (1,002,000)
Stock expense related to Management Stock Plan .                        281,896         281,896
Net income .....................................      3,047,404                       3,047,404
                                                  -------------   -------------   -------------
Balance at December 31, 1994 ...................    (35,807,098)     (1,213,104)     11,728,696

Accretion of and dividends on Series A
  Redeemable Preferred Stock ...................                                        (35,116)
Conversion of Series A Redeemable Preferred
  Stock and Series B and C Preferred
  Stock into Common Stock (Nonvoting) ..........                                      1,221,875
Dividend on Cumulative Convertible
  Exchangeable Preferred Stock and
  Adjustable Rate Preferred Stock ..............                                     (3,550,281)
Exercise of Stock Options ......................                                         32,950
Issuance of Common Stock (Nonvoting) ...........
Grant of Stock Award under Management Stock Plan                       (640,750)
Stock expense related to Management Stock Plan .                        363,384         252,477
Net loss .......................................       (783,100)                       (783,100)
                                                  -------------   -------------   -------------
Balance at December 31, 1995 ...................  $ (36,590,198)  $  (1,490,470)  $   8,867,501
                                                  =============   =============   =============

                             See accompanying notes

                        GRANITE BROADCASTING CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           For the Years Ended December 31,
                                                                                      ---------------------------------------------
                                                                                          1993            1994            1995
                                                                                      ------------    ------------    -------------
Cash flows from operating activities:
  Net income (loss) ...............................................................   $ (5,042,890)   $  3,047,404    $    (783,100)
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
      Amortization of intangible assets and deferred financing fees ...............      3,864,199       4,714,721        9,329,444
      Extraordinary loss on extinguishment of debt ................................      1,007,435            --               --
      Non-cash interest expense on indebtedness ...................................        930,625            --               --
      Depreciation ................................................................      2,398,301       3,420,850        4,513,919
      Non-cash compensation expense ...............................................        123,250         281,896          363,384
      Income tax benefit ..........................................................       (471,735)           --               --
      Non-cash deferred income taxes ..............................................           --              --          1,115,000
      Deferred income taxes .......................................................           --              --           (824,116)
      Equity in net income of investee ............................................                                        (439,033)

Change in assets and liabilities net of effects from acquisition of stations:
      Increase in accounts receivable .............................................     (1,318,848)     (1,499,860)      (7,528,139)
      Increase (decrease) in accrued liabilities ..................................        (83,755)      1,496,559        2,060,230
      Increase (decrease) in accounts payable .....................................        784,638        (420,205)       2,174,225
      Decrease (increase) in film contract rights and other
        noncurrent assets .........................................................      2,075,286         640,968       (3,448,429)
      (Decrease) increase in film contract rights
        payable and other liabilities .............................................     (1,052,022)     (3,390,646)       3,985,170
      Decrease (increase) in other assets .........................................        396,225      (2,484,068)      (1,712,859)
                                                                                      ------------    ------------    -------------
  Net cash provided by operating activities .......................................      3,610,709       5,807,619        8,805,696
                                                                                      ------------    ------------    -------------

Cash flows from investing activities:
  Payment for acquisition of stations,
    net of cash acquired ..........................................................    (30,000,000)           --       (228,660,507)
  Capital expenditures ............................................................     (1,088,813)     (2,627,793)      (7,682,188)
                                                                                      ------------    ------------    -------------
    Net cash used in investing activities .........................................    (31,088,813)     (2,627,793)    (236,342,695)
                                                                                      ------------    ------------    -------------

Cash flows from financing activities:
  Proceeds from bank loan .........................................................     39,000,000       1,500,000      174,250,000
  Proceeds from issuance of stock .................................................     38,000,000            --               --
  Proceeds from exercise of stock options .........................................           --              --             32,950
  Repayment of bank borrowings ....................................................    (44,310,673)     (1,250,000)    (107,500,000)
  Redemption of Adjustable Rate Preferred Stock ...................................           --              --         (2,000,000)
  Payment of deferred financing fees ..............................................     (4,867,700)       (129,771)     (10,537,110)
  Proceeds from Senior Subordinated Notes .........................................           --              --        175,000,000
  Dividends paid ..................................................................           --        (3,564,120)      (3,561,280)
  Other financing activities ......................................................           --           663,894             --
                                                                                      ------------    ------------    -------------
    Net cash provided by (used in) financing activities ...........................     27,821,627      (2,779,997)     225,684,560
                                                                                      ------------    ------------    -------------
Net increase (decrease) in cash and cash equivalents ..............................        343,523         399,829       (1,852,439)
Cash and cash equivalents, beginning of year ......................................      1,204,210       1,547,733        1,947,562
                                                                                      ------------    ------------    -------------
Cash and cash equivalents, end of year ............................................   $  1,547,733    $  1,947,562    $      95,123
                                                                                      ============    ============    =============

Supplemental information:
  Cash paid for interest ..........................................................   $  9,922,747    $ 10,176,398    $  24,699,248
  Cash paid for income taxes ......................................................           --           251,512          149,750
  Non-cash investing and financing activities:
    Non-cash capital expenditures .................................................        141,634         350,409          459,786
    Issuance of Adjustable Rate Preferred Stock ...................................      2,000,000            --               --
    Issuance of Cumulative Convertible Exchangeable Preferred Stock ...............      7,500,000            --               --

                             See accompanying notes.

                        GRANITE BROADCASTING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 -- Summary of Significant Accounting Policies

   Financial statement presentation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain amounts in the prior years have been reclassified to conform to the 1995 presentation.

   Revenue recognition

     The Company recognizes revenue from the sale of advertising at the time the advertisements are aired.

   Intangibles

     Intangible assets at December 31, 1994 and 1995 are summarized as follows:

                                                 1994                  1995
                                             -------------        -------------
Goodwill .............................         $33,146,108          $75,192,619
Network affiliations .................         108,908,641          247,941,641
Broadcast licenses ...................          15,783,861           67,896,861
                                             -------------        -------------
                                               157,838,610          391,031,121
Accumulated amortization .............         (17,906,588)         (25,467,092)
                                             -------------        -------------

                                              $139,932,022         $365,564,029
                                             =============        =============

     The intangible assets are characterized as scarce assets with long and productive lives. These intangible assets are being amortized on a straight line basis over forty years.

     The Company continually reevaluates the propriety of the carrying amount of intangible assets as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation is based on the Company's projections of the undiscounted cash flows over the remaining lives of the amortization period of the related intangible asset. To the extent such projections indicate that the undiscounted cash flows are not expected to be adequate to recover the carrying amounts of intangible assets, such carrying amounts will be written down to their fair market value. At this time, the Company believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

   Deferred financing fees

     The Company has incurred certain fees in connection with entering into a bank credit agreement, the sale of 12.75% Debentures (as defined), the sale of Cumulative Convertible Exchangeable Preferred Stock (as defined) and the sale of 10 3/8% Notes (as defined). The deferred financing fees related to the bank credit agreement are being amortized over six years, ten years for the 12.75% Debentures and for the 10 3/8% Notes and twelve years for the Cumulative Convertible Exchangeable Preferred Stock.

                        GRANITE BROADCASTING CORPORATION

Note 1 -- Summary of Significant Accounting Policies -- (Continued)

   Property and equipment

     Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives ranging from three to 32 years.

   Film contract rights

     Film contract rights are recorded as assets at gross value when the license period begins and the films are available for broadcasting, are amortized on an accelerated basis over the estimated usage of the films, and are classified as current or noncurrent on that basis. Film contract rights payable are classified as current or noncurrent in accordance with the payment terms of the various license agreements. Film contract rights are reflected in the consolidated balance sheet at the lower of unamortized cost or estimated net realizable value.

     At December 31, 1995, the obligation for programming that had not been recorded because the program rights were not available for airing aggregated $17,776,432.

   Barter transactions

     Revenue from barter transactions is recognized when advertisements are broadcast and merchandise or services received are charged to expense when received or used.

   Risks and uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

   Cash and cash equivalents

     Cash and cash equivalents include funds invested overnight in Eurodollar deposits.

   Net loss per common share

     Net loss per common share for each of the three years in the period ended December 31, 1995 are calculated by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. The inclusion of additional shares assuming the exercise of outstanding stock options and the conversion of convertible preferred stock would have been antidilutive in all three years.

                        GRANITE BROADCASTING CORPORATION

Note 2 -- Acquisitions

     On February 1, 1995, the Company acquired substantially all of the assets of KEYE-TV (formerly known as KBVO-TV), the CBS affiliate serving Austin, Texas from Austin Television for $54,000,000 in cash and the assumption of certain liabilities of KEYE-TV.

     The following comprises the allocation of the purchase price:

     Purchase price                                            $54,000,000
     Net tangible assets acquired, principally film
       contract rights and property and equipment                 (978,000)
     Broadcast license                                          (5,302,000)
     Network affiliation agreement                             (36,585,000)
                                                               -----------

     Goodwill                                                  $11,135,000
                                                               ===========

     On June 1, 1995, the Company acquired substantially all of the assets and certain liabilities of WWMT-TV, the CBS affiliate serving Grand Rapids, Michigan from Busse Broadcasting Corporation for $98,942,000 in cash (including $3,942,000 of working capital and other adjustments) and the assumption of certain liabilities of WWMT-TV.

     The following comprises the allocation of the purchase price:

     Purchase price                                            $98,942,000
     Net tangible assets acquired, principally film
       contract rights and property and equipment              (11,422,000)
     Broadcast license                                          (8,752,000)
     Network affiliation agreement                             (60,389,000)
                                                               -----------

     Goodwill                                                  $18,379,000
                                                               ===========

     On June 29, 1995, the Company completed its acquisition of WKBW-TV, the ABC affiliate serving Buffalo, New York. The Company paid approximately $16,000,000 (including certain related expenses) for the equity interests it did not already own, assumed approximately $59,000,000 of debt and received working capital of approximately $6,760,000, of which $3,491,000 was cash.

     The following comprises the allocation of the purchase price:

     Purchase price                                            $23,982,000
     Net tangible liabilities assumed, principally
       long-term debt, partially offset by film
       contract rights and property and equipment               65,039,000
     Broadcast license                                         (38,059,000)
     Network affiliation agreement                             (42,059,000)
                                                               -----------

         Goodwill                                               $8,903,000
                                                               ===========

                        GRANITE BROADCASTING CORPORATION

Note 2 -- Acquisitions -- (Continued)

     Prior to April 12, 1995, the Company viewed its investment in Queen City III Limited Partnership ("QCIII"), the ultimate parent of WKBW-TV, as temporary in nature given the strained relationship between the Company and QCIII. On that basis, the Company believed it to be prudent to carry the investment at cost, while periodically reviewing for impairment. On April 12, 1995, the Company entered into a letter of intent to purchase the remaining equity interest in QCIII it did not already own. At that time, the Company no longer viewed the investment as temporary and commenced using the equity method under Accounting Principles Board Opinion No. 18.

     The following table summarizes the unaudited consolidated pro forma results of operations for the years ended December 31, 1994 and 1995 assuming the acquisitions of KEYE-TV, WWMT-TV and WKBW-TV had occurred as of January 1, 1994:

                                                       1994         1995
                                                   ------------  ------------
  Net revenue ...................................  $124,771,000  $124,749,000
  Station operating expenses ....................    66,284,000    66,648,000
  Depreciation and amortization .................    17,661,000    17,224,000
  Loss before extraordinary item ................       490,000       460,000
  Loss before extraordinary item per common share          0.91          0.68


Note 3-- Property and Equipment

         The major classifications of property and equipment are as follows:

                                                  December 31,
                                            ------------------------
                                                1994         1995
                                            -----------  -----------
           Land ..........................  $ 1,299,284  $ 2,527,708
           Buildings and improvements ....    7,232,842   14,729,378
           Furniture and fixtures ........    3,405,365    4,380,475
           Technical equipment and other .   15,767,921   27,711,903
                                            -----------  -----------
                                             27,705,412   49,349,464
           Less:  Accumulated depreciation   12,833,012   17,217,338
                                            -----------  -----------

           Net property and equipment ....  $14,872,400  $32,132,126
                                            ===========  ===========

                        GRANITE BROADCASTING CORPORATION

Note 4 -- Other Accrued Liabilities

         Other accrued liabilities are summarized below:

                                                  December 31,
                                          ------------------------
                                              1994         1995
                                          -----------  -----------
               Compensation and benefits  $1,221,800   $2,001,193
               Other ...................   1,126,205    1,251,325
                                          ----------   ----------

               Total ...................  $2,348,005   $3,252,518
                                          ==========   ==========


Note 5 -- Other Current Assets

         Other current assets are summarized below:

                                                 December 31,
                                            ----------------------
                                               1994        1995
                                            ----------  ----------
              Barter and other receivables  $  966,280  $2,542,824
              Other ......................     943,131   1,311,950
                                            ----------  ----------

              Total ......................  $1,909,411  $3,854,774
                                            ==========  ==========


Note 6 -- Long-term Debt

         Long-term debt outstanding consists of the following:

                                                     December 31,
                                              --------------------------
                                                  1994          1995
                                              ------------  ------------
       Senior bank debt ....................  $ 39,250,000  $106,000,000
       10 3/8% Senior Subordinated Notes....          --     175,000,000
       12.75% Senior Subordinated Debentures    60,000,000    60,000,000
                                              ------------  ------------
                                                99,250,000   341,000,000
       Less:  Current portion ..............     4,250,000          --
                                              ------------  ------------

       Total ...............................  $ 95,000,000  $341,000,000
                                              ============  ============

                        GRANITE BROADCASTING CORPORATION

Note 6 -- Long-term Debt -- (Continued)

   Senior bank debt

     The Company entered into a bank credit agreement on December 23, 1993 permitting term loan borrowings of up to $36,000,000 plus a revolving working capital facility permitting borrowings of up to $4,000,000. The bank credit agreement was amended on June 15, 1994 to, among other things, increase the revolving working capital facility to $6,000,000. The bank credit agreement was amended and restated on February 1, 1995 (as amended and restated the "Amended and Restated Credit Agreement") to permit term borrowings of up to $100,000,000 plus a revolving working capital facility permitting borrowings of up to $15,000,000. Additional borrowings under the Amended and Restated Credit Agreement were used: (i) to fund the acquisition of KEYE-TV; (ii) to repurchase all of the Company's outstanding Adjustable Rate Preferred Stock, par value $.01 per share, that was issued in connection with the acquisitions of WTVH-TV and KSEE-TV in December 1993; (iii) to pay all of the Company's then existing revolving bank indebtedness; (iv) to pay fees and expenses in connection with such transactions; and (v) for general working capital purposes.

     The Amended and Restated Credit Agreement was further amended and restated on May 19, 1995 (as amended and restated the "Second Amended and Restated Credit Agreement") to permit term borrowings of up to $102,000,000 plus a revolving working capital facility permitting borrowings of up to $60,000,000. Proceeds from the incremental borrowings under the Second Amended and Restated Credit Agreement along with the proceeds from the sale of $175,000,000 principal amount of the Company's 10 3/8% Senior Subordinated Notes due May 15, 2005 (the
"10 3/8% Notes") were used to fund the acquisition of WWMT-TV and WKBW-TV and to pay fees and expenses incurred in connection with the offering of the 10 3/8% Notes and the Second Amended and Restated Credit Agreement. As of December 31, 1995, the Company had $55,000,000 available under the revolving credit facility.

     Outstanding principal balances under the Second Amended and Restated Credit Agreement bear interest at floating rates equal to LIBOR (the "LIBOR Rate") plus marginal rates between 1.50% and 2.75% or the prime rate plus marginal rates between 0.25% and 1.50%. The LIBOR Rate was 5.75% - 5.938% plus a marginal rate of 2.50% at December 31, 1995. The LIBOR Rate was 5.6875% - 6.0625% plus a marginal rate of 2.25% at December 31, 1994. The marginal rate is subject to change based upon changes in the ratio of outstanding principal balances to operating cash flow.

     In April 1994, the Company entered into a two year interest rate cap agreement with respect to $13,000,000 of debt under the Amended and Restated Credit Agreement. Under the agreement, the maximum LIBOR Rate that the Company is required to pay with respect to the covered indebtedness is 6.5%. The interest rate cap had no material effect on interest expense in 1994 or 1995.

     The Second Amended and Restated Credit Agreement is secured by substantially all of the assets of the Company, as well as a pledge of all issued and outstanding shares of capital stock of the Company's present and future subsidiaries and guaranteed by all present and future subsidiaries of the Company. The Second Amended and Restated Credit Agreement requires the Company to maintain compliance with certain financial ratios. Other provisions place limitations on the incurrence of additional debt, payments for capital expenditures, prepayment of subordinated debt, merger or consolidation with or acquisition of another entity, the declaration or payment of cash dividends other than on the Cumulative Convertible Exchangeable Preferred Stock and other transactions by the Company.

                        GRANITE BROADCASTING CORPORATION

Note 6 -- Long-term Debt -- (Continued)

   Senior Subordinated Debentures

     The Company has outstanding $60,000,000 aggregate principal amount of its 12.75% Senior Subordinated Debentures (the "12.75% Debentures") due September 1, 2002.

     The 12.75% Debentures are redeemable after September 1, 1997, at the option of the Company, in whole or in part from time to time, at certain prices declining annually to 100% of the principal amount on or after September 1, 1999, plus accrued interest. The Company is required to offer to repurchase all outstanding 12.75% Debentures at 101% of the principal amount plus accrued interest in the event of a Change of Control (as defined in the Indenture governing the 12.75% Debentures).

     The 12.75% Debentures are subordinated in right of payment to the Second Amended and Restated Credit Agreement and to future Senior Debt (as defined in the Indenture governing the 12.75% Debentures) and rank pari passu with all senior subordinated debt and senior to all subordinated debt of the Company. The Indenture governing the 12.75% Debentures contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur debt, pay cash dividends on or repurchase capital stock, enter into agreements prohibiting the creation of liens or restricting the ability of a subsidiary to pay money or transfer assets to the Company, enter into certain transactions with their affiliates, dispose of certain assets and engage in mergers and consolidations.

   Senior Subordinated Notes

     The Company has outstanding $175,000,000 aggregate principal amount of its 10 3/8% Notes due May 15, 2005.

     The 10 3/8% Notes will be redeemable in the event that on or before May 15, 1998 the Company receives net proceeds from the sale of its Capital Stock (other than Disqualified Stock (each as defined in the Indenture governing the 10 3/8% Notes)), in which case the Company may, at its option and from time to time, use all or a portion of any such net proceeds to redeem certain amounts of the 10 3/8% Notes with certain limitations. In addition, the 10 3/8% Notes are redeemable at any time on or after May 15, 2000, at the option of the Company, in whole or in part from time to time, at certain prices declining annually to 100% of the principal amount on or after May 15, 2002, plus accrued interest. The Company is required to offer to purchase all outstanding 10 3/8% Notes at 101% of the principal amount plus accrued interest in the event of a Change of Control (as defined in the Indenture governing the 10 3/8% Notes).

     The 10 3/8% Notes are subordinated in right of payment to the Second Amended and Restated Credit Agreement and to future Senior Debt (as defined in the Indenture governing the 10 3/8% Notes) and rank pari passu with all senior subordinated debt and senior to all subordinated debt of the Company. The Indenture governing the 10 3/8% Notes contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur debt, pay cash dividends on or repurchase capital stock, enter into agreements prohibiting the creation of liens or restricting the ability of a subsidiary to pay money or transfer assets to the Company, enter into certain transactions with their affiliates, dispose of certain assets and engage in mergers and consolidations.

                        GRANITE BROADCASTING CORPORATION

Note 6 -- Long-term Debt -- (Continued)

     On February 22, 1996, the Company completed an offering of $110,000,000 principal amount of its 9 3/8% Series A Senior Subordinated Notes (the "9 3/8% Notes") due December 1, 2005. Proceeds from the sale of the 9 3/8% Notes were used to repay all outstanding term loan and revolving credit borrowings under the Company's Second Amended and Restated Credit Agreement and for general working capital purposes. In connection with the repayment of the term loan (which is not subject to being reborrowed), the Company will write-off approximately $3.6 million of deferred financing costs. Such write-off will be reflected as an extraordinary loss on the early extinguishment of debt in the 1996 consolidated financial statements.

     As a result of the Company's subsequent offering of the 9 3/8% Notes, there are no scheduled principal maturities of long-term debt within the next five years.


Note 7 -- Commitments

     Future minimum lease payments under long-term operating leases as of December 31, 1995 are as follows:

     1996..............................................       $704,000
     1997..............................................        576,000
     1998..............................................        448,000
     1999..............................................        357,000
     2000 .............................................        295,000
     2001 and thereafter...............................      2,661,000
                                                            ----------
                                                            $5,041,000
                                                            ==========

     Rent expense, including escalation charges, was $128,000, $116,000 and $559,000 for the years ended December 31, 1993, 1994 and 1995, respectively.


Note 8 -- Redeemable Preferred Stock

     Redeemable preferred stock consists of the following:

                                                     December 31,
                                              -------------------------
                                                  1994          1995
                                              -----------   -----------
        Series A Preferred Stock ..........   $ 1,683,462   $      --
        Cumulative Convertible Exchangeable
          Preferred Stock .................    45,487,500    45,487,500
        Adjustable Rate Preferred Stock ...     2,000,000          --
                                              -----------   -----------
                                              $49,170,962   $45,487,500
                                              ===========   ===========

                        GRANITE BROADCASTING CORPORATION

Note 8 -- Redeemable Preferred Stock -- (Continued)

   Series A Preferred Stock

     The Company authorized 100,000 shares of its Series A Convertible Preferred Stock ("Series A Stock"), par value $.01 per share, which were issued at an aggregate price of $1,210,000. All outstanding shares of the Series A Stock were converted into shares of the Company's Common Stock (Nonvoting), par value $.01 per share (the "Common Stock (Nonvoting)") in August 1995. Prior to conversion, dividends accrued on the Series A Stock at an annual rate of $.40 per share which accumulated, without interest, if unpaid. Accrued but unpaid dividends on the Series A Stock totaled $236,800 and $262,844 at December 31, 1994 and 1995, respectively. Accrued dividends are due and payable on the later of December 31, 1999 or the date on which such dividends may be paid under the Company's debt instruments.

   Cumulative Convertible Exchangeable Preferred Stock

     The Company has authorized 3,000,000 shares of its Cumulative Convertible Exchangeable Preferred Stock (the "Cumulative Convertible Exchangeable Preferred Stock"), par value $.01 per share, of which 1,520,000 shares were issued on December 23, 1993 at a price of $25.00 per share. The Company also issued on December 23, 1993 300,000 shares of its Cumulative Convertible Exchangeable Preferred Stock valued at $7,500,000 as consideration for acquiring certain outstanding securities of QCIII, the ultimate parent of WKBW-TV. Holders of the Cumulative Convertible Exchangeable Preferred Stock are entitled to receive cash dividends at an annual rate of $1.9375 per share, payable quarterly on each March 15, June 15, September 15 and December 15 in each year, when, as and if declared by the Company's Board of Directors. Dividends on the Cumulative Convertible Exchangeable Preferred Stock are cumulative and accrue without interest, if unpaid.

     Each share of Cumulative Convertible Exchangeable Preferred Stock is convertible, at the option of the holder, into shares of Common Stock (Nonvoting). The Cumulative Convertible Exchangeable Preferred Stock is convertible into Common Stock (Nonvoting) on a 5 for 1 share basis. The current conversion price of the Cumulative Convertible Exchangeable Preferred Stock is $5.00 per share, subject to adjustment upon the occurrence of certain events. The Cumulative Convertible Exchangeable Preferred Stock is entitled to a preference of $25.00 per share plus accrued and unpaid dividends in the event of liquidation, dissolution or winding up of the Company ($45,487,500 liquidation value at December 31, 1995). The Company is required, to the extent permitted by loan agreements or indentures to which the Company is then a party, the obligations of which are senior in priority to the Cumulative Convertible Exchangeable Preferred Stock, to redeem the Cumulative Convertible Exchangeable Preferred Stock at a price of $25.00 per share plus accrued and unpaid dividends on December 15, 2005.

     The Cumulative Convertible Exchangeable Preferred Stock is exchangeable in whole, but not in part, at the option of the Company, for the Company's 7.75% Junior Subordinated Convertible Exchange Debentures (the "Exchange Debentures") on any dividend payment date beginning on December 15, 1995 at the rate of $25.00 principal amount of Exchange Debentures for each share of Cumulative Convertible Exchangeable Preferred Stock outstanding at the time of the exchange. The Company may only effect such exchange if accrued and unpaid dividends on the Cumulative Convertible Exchangeable Preferred Stock have been paid in full.

                        GRANITE BROADCASTING CORPORATION

Note 8 -- Redeemable Preferred Stock -- (Continued)

   Adjustable Rate Preferred Stock

     The Company has authorized, issued and outstanding 200 shares of Adjustable Rate Preferred Stock ("Adjustable Rate Stock"), par value $.01 per share as of December 31, 1994. The Adjustable Rate Stock was issued as partial consideration for the acquisition of WTVH-TV and KSEE-TV on December 23, 1993. The Adjustable Rate Stock was redeemable, at the option of the Company, in whole or in part, at any time, at a redemption price of $10,000 per share plus accrued and unpaid dividends thereon to the date of redemption. On February 1, 1995, the Company redeemed all 200 outstanding shares of the Adjustable Rate Stock for $2,000,000, plus accrued and unpaid dividends.


Note 9 -- Stockholders' Equity

     Effective December 21, 1993, the Company amended its Certificate of Incorporation to authorize the issuance of 3,000,000 shares of Cumulative Convertible Exchangeable Preferred Stock, 200 shares of Adjustable Rate Stock and 310,000 shares of PIK Cumulative Convertible Exchangeable Preferred Stock. Effective March 7, 1994, the Company amended its Certificate of Incorporation to cancel the authorization to issue the PIK Cumulative Convertible Exchangeable Preferred Stock.

     Effective May 16, 1994, the Company amended its Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock (Nonvoting) from 14,000,000 to 40,000,000, and thereby increase the total number of authorized shares of the Company's capital stock from 20,376,000 to 46,376,000.

   Series B Convertible Preferred Stock

     The Company issued 592,013 shares of Series B Convertible Preferred Stock ("Series B Stock"), par value $.01 per share, in October 1988 at a price of $12.10 per share. All outstanding shares of the Series B Stock were converted into Common Stock (Nonvoting) in September 1995.

   Series C Convertible Preferred Stock

     The Company issued 1,060,163 shares of Series C Convertible Preferred Stock ("Series C Stock"), par value $.01 per share, in December 1989 and February 1990, at a price of $15.00 per share. All outstanding shares of Series C Stock were converted into Common Stock (Nonvoting) in September 1995.

   Stock option plans

     In October 1988, the Company entered into a Target Cash Flow Option Plan and Agreement (the "Target Plan") with two members of management (the "Recipients"). The Target Plan granted to the Recipients options to purchase an aggregate of 150,000 shares of Common Stock (Nonvoting) at an exercise price of $.01 per share. All of these options were exercised in April 1995.

                        GRANITE BROADCASTING CORPORATION

Note 9 -- Stockholders' Equity -- (Continued)

     The Company has a stock option plan (the "Stock Option Plan") for officers, directors and certain key employees. On July 25, 1995, the Stock Option Plan was amended to increase the shares of Common Stock (Nonvoting) subject to options available for grant to 2,000,000 from 800,000. Options may be granted under the Stock Option Plan at an exercise price (for tax-qualified incentive stock options) of not less than 100% of the fair market value of the Common Stock (Nonvoting) on the date the option is granted, or 110% of such fair market value for option recipients who hold 10% or more of the Company's voting stock. The exercise price for non-qualified stock options may be less than, equal to or greater than the fair market value of the Common Stock (Nonvoting) on the date the option is granted. Options are normally exercisable at a rate of 20% per year beginning on the date of grant (or the next preceding January 1) and expire ten years after the date of grant, except for incentive stock options granted to recipients who also own 10% or more of the Company's voting stock. At December 31, 1993, 1994 and 1995, 152,800, 204,700 and 467,850, respectively, options were exercisable.

     On March 1, 1994, the Company adopted a Director Stock Option Plan (the "Director Option Plan") providing for the grant, from time to time, of non-qualified stock options to non-employee directors of the Company to purchase an aggregate of 300,000 shares of Common Stock (Nonvoting). As of December 31, 1994 and 1995, options granted under the Director Option Plan were outstanding for the purchase of 67,600 and 101,700 shares of Common Stock (Nonvoting), respectively. Under the Director Option Plan as initially adopted, once every three years, a director was permitted to make an irrevocable triennial election to receive options, in lieu of cash compensation, for attendance in person at each regular quarterly meeting ("Regular Quarterly Meeting") of the Company's Board of Directors during the triennial option period covered by such election. Under the Director Option Plan as amended in 1995, at the end of the current triennial option period and each third anniversary thereafter all directors will automatically receive an option to purchase 18,000 shares of Common Stock (Nonvoting) ("Automatic Director Service Awards") as compensation for attendance at Regular Quarterly Meetings during the triennial option period subsequent to the grant in lieu of cash compensation. In addition, under the Director Option Plan, directors receive options ("Automatic Committee Awards") for service on certain of the committees of the Board of Directors (each a "Committee"). Options become exercisable one year (or immediately in the case of Automatic Director Service Awards, or Automatic Committee Awards granted after February 27, 1997) from the date of attendance by a director at a Regular Quarterly Meeting or a Committee meeting, as applicable.

                        GRANITE BROADCASTING CORPORATION

Note 9 -- Stockholders' Equity -- (Continued)

     Additional information with respect to shares subject to stock options granted under the Stock Option Plan and the Director Option Plan for the years ended December 31, 1993, 1994 and 1995 follows:

                                                 Option price       Number
                                                   per Share       of Shares
                                                 ------------      ---------
         Outstanding at December 31, 1992 ....                       299,250
         Granted .............................  $3.00 to $5.25       351,500
         Canceled ............................           $5.25        (1,500)
                                                                   ---------
         Outstanding at December 31, 1993 ....                       649,250
         Granted .............................           $4.25        67,600
         Canceled ............................           $5.25        (2,000)
                                                                   ---------
         Outstanding at December 31, 1994 ....                       714,850
         Granted ............................. $6.88 to $11.38       348,400
         Exercised ...........................           $4.25        (7,400)
         Canceled ............................ $4.25 to $11.38        (6,900)
                                                                   ---------
         Outstanding at December 31, 1995 ....                     1,048,950
                                                                   =========

    Management Stock Plan

     In April 1993, the Company adopted a Management Stock Plan providing for the grant from time to time of awards denominated in shares of Common Stock (Nonvoting) (the "Bonus Shares") to salaried executive employees of the Company. The Company has set aside a reserve of 470,000 shares of Common Stock (Nonvoting) for grant under the Management Stock Plan. The Company has the option to distribute cash in lieu of all or any part of the Bonus Shares allocated to an eligible employee. Such cash payment would be made as of the date the corresponding Bonus Shares would otherwise be issued in an amount equal to the fair market value of such Bonus Shares on that date. As of December 31, 1995, a total of 466,000 Bonus Shares have been allocated pursuant to the Management Stock Plan.

     The total number of common shares outstanding at December 31, 1995 assuming conversion of all outstanding convertible preferred stock and exercise of all outstanding stock options is as follows:

         Class A Common Stock............................       178,500
         Common Stock (Nonvoting)........................     8,218,240
         Conversion of Cumulative Convertible
           Exchangeable Preferred Stock..................     9,097,500
         Stock option plans..............................     1,048,950
                                                             ----------
                                                             18,543,190
                                                             ==========

                        GRANITE BROADCASTING CORPORATION

Note 10 -- Income Taxes

     The Company files a consolidated federal income tax return for its entities with the exception of the subsidiary that holds the investment in WKBW-TV. For all periods presented, the Company provides for income taxes as required under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, the Company records income taxes using a liability approach for financial accounting and reporting which results in the recognition and measurement of deferred tax assets based on the likelihood of realization of tax benefits in future years.

     The (benefit) provision for income taxes for the years ended December 31, 1993, 1994 and 1995 consists of the following:

                                             1993         1994         1995
                                          ---------    ---------    ---------
   Current taxes:
      Federal .........................   $    --      $ 100,000    $    --
      State ...........................        --        416,125      264,000
                                          ---------    ---------    ---------
                                               --        516,125      264,000

   Deferred taxes:
      Federal .........................    (403,800)    (101,000)     154,400
      State ...........................     (67,935)      35,000      136,484
                                          ---------    ---------    ---------
                                           (471,735)     (66,000)     290,884
                                          ---------    ---------    ---------
   (Benefit) provision for income taxes   $(471,735)   $ 450,125    $ 554,884
                                          =========    =========    =========

     The provision for income taxes for the year ended December 31, 1995 is comprised of a non-cash provision for income taxes, relating to WKBW-TV of $1,100,000, partially offset by the deferred tax benefit recorded on companies included in the Granite Broadcasting Corporation U.S. consolidated income tax return. Also included are the provisions for state and local taxes.

     During 1995, the Company utilized approximately $2,800,000 of net operating loss carryforwards relating to WKBW-TV to eliminate its income tax liability. This tax benefit of approximately $1,100,000 reduced goodwill. The Company has remaining net operating loss carryforwards relating to WKBW-TV of approximately $10,000,000, which expire no sooner than December 31, 2004. The net operating loss carryforwards are restricted to offsetting future years' U.S. federal income tax liabilities of that subsidiary. If realized, the benefit will be used to further reduce goodwill.

     The provision for income taxes for the year ended December 31, 1994 includes a provision for federal alternative minimum tax and state and local taxes. For the year ended December 31, 1993, the Company recorded a deferred tax benefit due to the loss incurred for the year.

                        GRANITE BROADCASTING CORPORATION

Note 10 -- Income Taxes -- (Continued)

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company's deferred tax asset and liability as of December 31, 1994 and 1995 are as follows:

                                                                         December 31,
                                                              -------------------------------
                                                                   1994              1995
                                                              -----------         -----------
   Deferred tax liability from excess carrying value
     of non-goodwill intangible assets over tax basis.....    $21,703,277         $31,245,043
   Deferred tax assets:
     Net operating loss carryforward......................      8,750,000          15,168,786
     Other................................................        365,134             400,134
                                                              -----------         -----------
   Total deferred tax assets..............................      9,115,134          15,568,920
   Valuation allowance....................................     (3,069,769)         (6,542,673)
                                                               ----------         -----------
   Net deferred tax assets................................      6,045,365           9,026,247
                                                               ----------         -----------

   Net deferred tax liability.............................    $15,657,912         $22,218,796
                                                              ===========         ===========


     The difference between the U.S. federal statutory tax rate and the Company's effective tax rate for the years ended December 31, 1993, 1994 and 1995 is as follows:

                                                   1993       1994      1995
                                                 ---------  --------- -------
     U.S. statutory rate ......................    (35.0%)   35.0%    (35.0%)
     Nondeductible amortization ...............      5.1      7.4     201.4
     State and local taxes ....................      --      10.0     160.8
     Alternative minimum tax ..................      --       2.9       --
     Increase (decrease) in valuation allowance     19.4    (42.4)    (84.1)
                                                 ---------  -------  -------

     Effective tax rate .......................    (10.5%)   12.9%    243.1%
                                                 ========   ======    =====

     At December 31, 1995, the Company had a net operating loss carryforward for federal tax purposes of approximately $33,000,000 which will expire no sooner than December 31, 2004. The future utilization of the net operating losses may be subject to limitation under Section 382 of the Internal Revenue Code. This possible limitation has been reflected in the valuation allowance. The Company has provided a valuation allowance against a portion of the net deferred tax asset as the past history of the Company makes realization of taxable income uncertain. During 1993, 1994 and 1995, the change in valuation allowance relates to the utilization of or increase in net operating loss carryforwards.

                        GRANITE BROADCASTING CORPORATION

Note 11 -- Defined Contribution Plan

     The Company has a trusteed profit sharing and savings plan covering substantially all of its employees. Contributions by the Company to the Plan are based on a percentage of the amount of employee contributions to the Plan and are made at the discretion of the Board of Directors. Company contributions, which are funded quarterly, amounted to $155,000, $237,000 and $499,000 for the years ended December 31, 1993, 1994 and 1995, respectively.


Note 12 -- Related Party

     The Company paid a company, as to which a director of Granite was the Chairman and Chief Executive Officer until August 19, 1994, $299,638 and $518,257 for the years ended December 31, 1993 and 1994, respectively, relating to services rendered as the exclusive representative and sales agent for three of the stations' national broadcasting revenue.

     In 1995, the Company lent two of its officers an aggregate of approximately $570,000 to pay certain personal taxes. The terms of the loans provide for an annual interest rate of 9% payable semi-annually on December 29 and June 29 of each year, with all principal and remaining interest due on December 29, 2004.


Note 13 -- Price Range of Common Stock (Nonvoting) and
              Cumulative Convertible Exchangeable Preferred Stock (unaudited)

     The Company's Common Stock (Nonvoting) is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol "GBTVK". The following table sets forth the market price ranges per share of Common Stock (Nonvoting) during 1994 and 1995, as reported by Nasdaq:

         1994                                       High                  Low
         ----                                       ----                  ---
         First Quarter....................        $4-5/8               $2-7/8
         Second Quarter...................         4-1/2                3-1/2
         Third Quarter....................         5-1/8                3-3/4
         Fourth Quarter...................         7-1/4                4-5/8

         1995

         First Quarter....................        $7-3/8               $6-1/8
         Second Quarter...................         8-3/8                6-3/4
         Third Quarter....................        13-1/4                7-1/2
         Fourth Quarter...................        11-3/4                8-5/8

         As of February 29, 1996, the closing price per share for the Company's Common Stock (Nonvoting), as reported by Nasdaq was $11 3/8 per share.

                        GRANITE BROADCASTING CORPORATION

Note 13 -- Price Range of Common Stock (Nonvoting) and
              Cumulative Convertible Exchangeable Preferred Stock (unaudited)

     The Cumulative Convertible Exchangeable Preferred Stock is traded over-the-counter and is quoted on the Nasdaq National Market under the symbol "GBTVP". The following table sets forth the market price ranges per share of Cumulative Convertible Exchangeable Preferred Stock during 1994 and 1995, as reported by Nasdaq:

         1994                                        High                 Low
         ----                                        ----                 ---
         First Quarter..................           $25-1/4              $23-1/2
         Second Quarter.................            25-1/2               21-3/4
         Third Quarter..................            29-1/2               24-3/4
         Fourth Quarter.................            37                   28-1/2

         1995

         First Quarter..................           $40-3/8              $34
         Second Quarter.................            45                   38-1/4
         Third Quarter..................            67-1/2               43-1/2
         Fourth Quarter.................            58-3/8               48

     As of February 29, 1996, the closing price for the Company's Cumulative Convertible Exchangeable Preferred Stock, as reported by Nasdaq, was $59 1/2 per share.

                         Report of Independent Auditors

The Board of Directors and Stockholders
  Granite Broadcasting Corporation

     We have audited the accompanying combined balance sheets of San Joaquin Communications Corporation and WTVH as of June 30, 1993 and 1992, and the related combined statements of operations and net worth and cash flows for each of the two years in the period ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of San Joaquin Communications Corporation and WTVH at June 30, 1993 and 1992, and the combined results of their operations and their cash flows for each of the two years in the period ended June 30, 1993, in conformity with generally accepted accounting principles.

                                               ERNST & YOUNG LLP

New York, New York
August 31, 1993

                     SAN JOAQUIN COMMUNICATIONS CORPORATION
                                   AND WTVH-TV
                 COMBINED STATEMENT OF OPERATIONS AND NET WORTH

                                                                                   For the Period        For the Period
                                                 For the Years Ended June 30,     July 1, 1992 to       July 1, 1993 to
                                                    1992             1993        December 31, 1992     December 23, 1993
                                               --------------   --------------   -----------------     -----------------
                                                                                   (unaudited)           (unaudited)
Net revenues ................................  $   18,182,711   $   18,395,520   $    9,269,149         $    9,211,323
Operating expenses:
  Direct operating expense ..................       9,612,202        9,782,598        4,794,741              4,544,382
  Selling, general and administrative expense       6,172,234        6,543,717        3,349,997              3,388,003
  Depreciation expense ......................       1,404,486        1,304,403          667,120                621,433
  Amortization expense ......................         304,260          304,260          152,130                152,130
                                               --------------   --------------   --------------         --------------
     Total operating expenses ...............      17,493,182       17,934,978        8,963,988              8,705,948
                                               --------------   --------------   --------------         --------------

Operating income ............................         689,529          460,542          305,161                505,375
Other income ................................          15,019           12,217            4,724                  4,500
                                               --------------   --------------   --------------         --------------
Income before income taxes ..................         704,548          472,759          309,885                509,875
Provision in lieu of income taxes ...........         418,993          359,914             --                     --
                                               --------------   --------------   --------------         --------------
     Net income .............................         285,555          112,845          309,885                509,875
Beginning balance, net worth,
  beginning of period .......................      21,335,545       20,384,732       20,384,732             18,098,021
Cash remitted to Meredith, net
  of expenses paid on behalf of
  the Stations by Meredith ..................      (1,236,368)      (2,399,556)      (1,949,493)              (905,097)
                                               --------------   --------------   --------------         --------------
     Net worth, end of period ...............  $   20,384,732   $   18,098,021   $   18,745,124         $   17,702,799
                                               ==============   ==============   ==============         ==============

                            See accompanying notes.

                     SAN JOAQUIN COMMUNICATIONS CORPORATION
                                   AND WTVH-TV
                             COMBINED BALANCE SHEET


                                                                June 30,
                                                       --------------------------  December 23,
                                                           1992          1993          1993
                                                       ------------  ------------  ------------
                                                                                    (Unaudited)
               ASSETS

Current assets:
  Cash ..............................................  $      1,100  $      1,100  $       --
  Accounts receivable less allowance for doubtful
    accounts ($57,532 in 1992 and $58,370 in 1993) ..     3,493,671     3,615,536     4,006,936
  Film contract rights ..............................     2,651,077     1,780,961     1,717,278
  Other assets ......................................        83,488        90,409       102,325
                                                       ------------  ------------  ------------
     Total current assets ...........................     6,229,336     5,488,006     5,826,539
Property and equipment, net .........................     6,862,965     6,019,033     5,530,311
Film contract rights and other noncurrent assets ....     2,351,466     1,687,082     1,695,178
Intangible assets, less accumulated amortization
  ($3,519,645 in 1992 and $3,823,905 in 1993) .......     8,816,727     8,512,467     8,360,337
                                                       ------------  ------------  ------------
                                                       $ 24,260,494  $ 21,706,588  $ 21,412,365
                                                       ============  ============  ============
               LIABILITIES AND NET WORTH

Current liabilities:
  Accounts payable ..................................  $    229,863  $    284,377  $     81,824
  Accrued compensation ..............................       480,571       501,118          --
  Other accrued liabilities .........................       148,824       165,512       464,759
  Film contract rights ..............................     1,381,462     1,355,146     1,271,207
                                                       ------------  ------------  ------------
     Total current liabilities ......................     2,240,720     2,306,153     1,817,790
Film contract rights and other noncurrent liabilities     1,635,042     1,302,414     1,891,776
Net worth ...........................................    20,384,732    18,098,021    17,702,799
                                                       ------------  ------------  ------------
                                                       $ 24,260,494  $ 21,706,588  $ 21,412,365
                                                       ============  ============  ============

                             See accompanying notes.

                     SAN JOAQUIN COMMUNICATIONS CORPORATION
                                   AND WTVH-TV
                        COMBINED STATEMENT OF CASH FLOWS


                                                                                             For the Period      For the Period
                                                         For the Years Ended June 30,        July 1, 1992 to     July 1, 1993 to
                                                            1992              1993          December 31, 1992   December 23, 1993
                                                      ---------------    ---------------    -----------------   -----------------
                                                                                                         (Unaudited)
Cash flows from operating activities:
  Net income ........................................  $   285,555         $   112,845         $   309,885         $   509,875
  Adjustment to reconcile net income to net
    cash provided by operating activities:
    Provision in lieu of income taxes ...............      418,993             359,914                --                  --
    Amortization expense ............................      304,260             304,260             152,130             152,130
    Depreciation expense ............................    1,404,486           1,304,403             667,120             621,143
    Non-cash corporate allocations ..................    1,153,331           1,183,864             515,083             652,848
  Change in assets and liabilities:
    (Increase) decrease in accounts receivable ......      (23,399)           (121,865)            269,556            (391,400)
    Increase (decrease) in accrued liabilities ......      (73,599)           (305,039)            336,969            (201,871)
    Increase (decrease) in accounts payable .........     (174,756)             54,514              38,849            (202,553)
    (Increase) decrease in film contract rights
      and other noncurrent assets ...................    1,443,702           1,534,500               4,242              55,587
    Increase (decrease) in film contract rights
      payable and other liabilities .................   (2,026,959)           (358,944)            579,955             505,423
    (Increase) decrease in other assets .............      (24,519)             (6,921)            (86,661)            (11,916)
  Expenses paid on behalf of the
    Stations by Meredith ............................    1,214,880           1,030,164             605,170             580,614
                                                       -----------         -----------         -----------         -----------
      Net cash provided by operating activities .....    3,901,975           5,091,695           3,392,298           2,269,880
                                                       -----------         -----------         -----------         -----------

Cash flows from investing activities:
  Capital expenditures ..............................     (297,396)           (460,471)           (322,553)           (132,421)
                                                       -----------         -----------         -----------         -----------
      Net cash used in investing activities               (297,396)           (460,471)           (322,553)           (132,421)

Cash flows from financing activities:
  Cash remitted to Meredith .........................   (3,604,579)         (4,631,224)         (3,069,745)         (2,138,559)
                                                       -----------         -----------         -----------         -----------
      Net cash used in financing activities .........   (3,604,579)         (4,631,224)         (3,069,745)         (2,138,559)
                                                       -----------         -----------         -----------         -----------

Net increase (decrease) in cash .....................         --                  --                  --                (1,100)
Cash, beginning of period ...........................        1,100               1,100               1,100               1,100
                                                       -----------         -----------         -----------         -----------
Cash and cash equivalents, end of period ............  $     1,100         $     1,100         $     1,100         $      --
                                                       ===========         ===========         ===========         ===========

                            See accompanying notes.

                     SAN JOAQUIN COMMUNICATIONS CORPORATION
                                   AND WTVH-TV
                     NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

  Financial statement presentation

     The combined financial statements include the accounts of San Joaquin Communications Corporation, a wholly-owned subsidiary of Meredith Corporation ("Meredith") and owner and operator of television station KSEE-TV and WTVH-TV, a division of Meredith, hereinafter referred to as the "Stations." On June 15, 1993, Meredith entered into a definitive agreement to sell the Stations to Granite Broadcasting Corporation for $32,000,000.

  Revenue recognition

     The Stations recognize revenue from the sale of advertising at the time the advertisements are broadcast.

  Barter transactions

     The Stations account for barter transactions at the fair market value of goods or services received. Accordingly, the fair value of the goods or services acquired is capitalized and amortized to expense as the goods or services are used. The related liability for these barter transactions is also recorded at the fair value of the goods or services acquired and is amortized to income as commercial time is aired. Net revenues from barter transactions were not material for the periods presents.

  Intangibles

     Intangible assets consist of amounts by which the cost of acquired net assets exceeds the values assigned to net tangible assets and are amortized on a straight-line basis over 40 years. The intangible assets are characterized as scarce assets with long and productive lives.

     The Stations continually reevaluates the propriety of the carrying amount of intangible assets as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation is based on the Stations' projections of the undiscounted cash flows over the remaining lives of the amortization period of the related intangible asset. To the extent such projections indicate that the undiscounted cash flows are not expected to be adequate to recover the carrying amounts of intangible assets, such carrying amounts will be written down to their fair market value. At this time, the Stations' believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

  Property and equipment

     Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives ranging from 3 to 25 years.

  Film contracts rights

     Film contract rights are recorded as assets at gross value, together with the related liability when the license period begins and the films are available for broadcasting. The asset is amortized on an accelerated basis over the estimated usage of the films, and is classified as current or noncurrent on that basis. Film contract rights payable are classified as current or noncurrent in accordance with the payment terms of the various license agreements. Film rights are reflected in the accompanying balance sheet at the lower of unamortized cost or estimated net realizable value.

     Amortization of film contract rights amounted to $2,736,007 and $2,705,043 for the years ended June 30, 1992 and 1993, respectively.

     At June 30, 1993, the obligation for programming that had not been recorded because the program rights were not available for airing aggregated $1,445,500.

Note 2 - Property and Equipment

     The major classifications of property and equipment were as follows:

                                                           June 30,
                                                  ----------------------------
                                                     1992             1993
                                                  ----------       ----------
     Land......................................   $1,031,044       $1,031,044
     Buildings and improvements................    4,344,788        4,396,793
     Furniture and fixtures....................      688,122          688,122
     Technical equipment and other.............   13,165,640       13,460,598
                                                 -----------      -----------
                                                 $19,229,594      $19,576,557
     Less:  Accumulated depreciation...........   12,366,629       13,557,524
                                                 -----------      -----------
     Net property and equipment................   $6,862,965       $6,019,033
                                                 ===========      ===========

Note 3 - Transactions with Parent Company

     The accompanying financial statements include certain expenses for services incurred by Meredith on behalf of the Stations and consist principally of medical and life insurance premiums, property insurance premiums, contributions to the defined benefit pension plan and various administrative expenses. These expenses totaled $1,214,880 and $1,030,164 for the years ended June 30, 1992 and 1993, respectively. Management believes the method of allocation for these expenses is reasonable and are representative of what would have been incurred by the Stations on a stand-alone basis. The net worth of the Stations represents amounts contributed to the Stations by Meredith and the accumulated earnings of the Stations, offset by payments to Meredith by the Stations.

Note 4 - Income Taxes

     The Stations results of operations are included in the consolidated tax return of Meredith. Meredith did not allocate income taxes to the Stations. For purposes of the accompanying financial statements, adjustments were made to reflect federal and state income taxes computed on a separate return basis. Such income taxes have been reflected in the accompanying financial statements as a provision in lieu of income taxes because such provision did not require a cash payment.

     The difference between the statutory and effective income tax rates as reflected in the accompanying statement of operations relates principally to amortization of intangible assets not deductible for income tax purposes. Reconciliation of these rates is as follows:

                                                               1992     1993
                                                               ----     ----
   Federal income tax rate ...............................      34%      34%
   Amortization of goodwill ..............................      15       22
   State and local income taxes, net
     of federal income tax benefit .......................      11       20
                                                                --       --
                                                                60%      76%
                                                                ==       ==

Note 5 - Commitments


         Future minimum lease payments under long-term operating leases as of June 30, 1993 are as follows:

         1994...................................................  $32,473
         1995...................................................   21,040
         1996...................................................    9,385
         1997...................................................    1,800
         1998...................................................    1,800
         1999 and thereafter....................................   93,600
                                                                 --------
                                                                 $160,098
                                                                 ========

Note 6 - Supplementary Income Statement Information

         Supplementary income statement information for the years ended June 30, 1992 and 1993 is as follows:

                                                      1992           1993
                                                    --------       --------
         Maintenance and repairs.................   $301,647       $408,241
         Music license fee.......................    277,111        271,865
         Property tax............................    184,781        267,631
         Advertising costs.......................    102,628        212,984

                         Report of Independent Auditors

The Partners
Austin Television, a Texas general partnership

     We have audited the accompanying balance sheets of Austin Television, a Texas general partnership (the "Partnership") as of December 31, 1994 and 1993, and the related statements of income and partners' deficit and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                        Ernst & Young LLP

New York, New York
February 3, 1995

                 AUSTIN TELEVISION, A TEXAS GENERAL PARTNERSHIP

                                 BALANCE SHEETS

                                                                             December 31,               January 31,
                                                                        1993             1994              1995
                                                                     ----------       ----------        -----------
                                                                                                        (Unaudited)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................   $956,746       $1,622,629          $633,043
  Accounts receivable, less allowance for doubtful
    accounts ($64,934 in 1993 and 1994)                               1,968,764        2,602,426         2,418,990
  Film contract rights..............................................    586,182          421,826           339,591
  Other assets......................................................     15,352           81,323           106,390
                                                                     ----------       ----------         ---------
      TOTAL CURRENT ASSETS..........................................  3,527,044        4,728,204         3,498,014
PROPERTY AND EQUIPMENT, NET.........................................  1,397,385        1,103,669         1,071,220
FILM CONTRACT RIGHTS AND OTHER NONCURRENT ASSETS                        866,626          590,328           590,328
BROADCAST LICENSE, net of accumulated amortization
   ($104,170 in 1993 and $114,587 in 1994) .........................    312,525          302,108           296,840
LOAN COSTS, net of accumulated amortization
   ($57,193 in 1993 and $109,987 in 1994) ..........................    206,778          153,984           149,584
                                                                     ----------       ----------        ----------
    TOTAL ASSETS.................................................... $6,310,358       $6,878,293        $5,605,986
                                                                     ==========       ==========        ==========

LIABILITIES AND PARTNERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable..................................................    $38,332         $154,333           $56,906
  Accrued compensation..............................................    113,910           87,520            81,723
  Other accrued liabilities.........................................    116,430           65,529             8,153
  Current maturities of long-term debt..............................    815,000          899,000           374,250
  Film contract payable.............................................    521,302          348,317           384,157
                                                                      ---------        ---------         ---------
     TOTAL CURRENT LIABILITIES......................................  1,604,974        1,554,699           905,189
COMMITMENTS AND CONTINGENCIES:
LONG-TERM DEBT......................................................  8,443,000        5,294,000         5,294,000
FILM CONTRACT RIGHTS PAYABLE AND OTHER
  NONCURRENT LIABILITIES............................................    540,390          281,995           242,978
PARTNERS' DEFICIT................................................... (4,278,006)        (252,401)         (836,181)
                                                                     -----------       ----------        ----------
     TOTAL LIABILITIES AND PARTNERS' DEFICIT                         $6,310,358       $6,878,293        $5,605,986
                                                                     ===========      ===========       ===========

                             See accompanying notes.

                 AUSTIN TELEVISION, A TEXAS GENERAL PARTNERSHIP

                   STATEMENTS OF INCOME AND PARTNERS' DEFICIT

                                                    Years ended December 31,        One Month Ended One Month Ended
                                         ------------------------------------------    January 31,    January 31,
                                             1992           1993           1994           1994           1995
                                         ------------   ------------   ------------   ------------   ------------
                                                                                       (Unaudited)    (Unaudited)
Net revenues ..........................  $  9,040,013   $ 10,990,381   $ 13,518,985   $    657,074   $    874,706
Operating expenses:
  Direct operating expenses ...........     3,597,989      3,473,240      3,701,359        182,441        175,148
  Selling, general and administrative
    expense ...........................     2,334,949      2,306,440      2,513,844        193,088        204,645
  Depreciation and amortization expense       402,284        504,065        515,107         47,688         42,117
                                         ------------   ------------   ------------   ------------   ------------
Total operating expenses ..............     6,335,222      6,283,745      6,730,310        423,217        421,910
Operating income ......................     2,704,791      4,706,636      6,788,675        233,857        452,796
                                         ------------   ------------   ------------   ------------   ------------

Other income (expense):
  Interest income .....................        34,026         31,352         46,802          2,819          5,682
  Interest expense ....................      (127,387)      (852,531)      (725,371)       (63,234)       (54,683)
  Other, net ..........................        83,565         63,584       (147,267)          --          (20,510)
                                         ------------   ------------   ------------   ------------   ------------
                                               (9,796)      (757,595)      (825,836)       (60,415)       (69,511)
                                         ------------   ------------   ------------   ------------   ------------

Net income ............................     2,694,995      3,949,041      5,962,839        173,442        383,285
Partners' (deficit) capital, beginning
    of year ...........................     3,127,172     (6,779,643)    (4,278,006)    (4,278,006)      (252,401)
  Capital distributions ...............    (1,100,000)    (1,447,404)    (1,937,234)          --         (967,065)
  Purchase of partnership interest ....   (11,501,810)          --             --             --             --
                                         ------------   ------------   ------------   ------------   ------------
Partners' deficit, end of year ........  $ (6,779,643)  $ (4,278,006)  $   (252,401)  $ (4,104,564)  $   (836,181)
                                         ============   ============   ============   ============   ============

                             See accompanying notes.

                 AUSTIN TELEVISION, A TEXAS GENERAL PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                                                  Years ended December 31,           One Month Ended One Month Ended
                                                      --------------------------------------------      January 31,    January 31,
                                                            1992           1993           1994             1994           1995
                                                      ------------    ------------    ------------    ------------    ------------
                                                                                                       (Unaudited)     (Unaudited)

Cash flows from operating activities:
Net income ........................................   $  2,694,995    $  3,949,041    $  5,962,839    $    173,442    $    383,285
Adjustments to reconcile net income to
  net cash provided by operating activities:
  Amortization expense ............................         14,718          63,210          63,211           9,668           9,668
  Depreciation expense ............................        387,566         440,855         451,896          38,020          32,449
  Change in assets and liabilities:
    (Increase) decrease in accounts
      receivable ..................................          2,791        (419,796)       (633,662)        311,958         183,436
    Increase (decrease) in accounts
      payable, accrued compensation
      and accrued liabilities .....................        107,996        (252,207)         38,710         (67,000)       (160,600)
    Decrease in film contract rights and
      other noncurrent assets .....................        148,019         401,590         440,654          77,434          82,235
    Decrease in film contract payable and
      other liabilities ...........................       (116,648)       (513,930)       (431,380)        (27,336)         (3,177)
    Increase in other assets ......................           --           (15,352)        (65,971)        (21,653)        (25,067)
Net cash provided by operating
  activities ......................................      3,239,437       3,653,411       5,826,297         494,533         502,229

Cash flows from investing activities:
  Capital expenditures ............................       (330,116)       (197,716)       (158,180)           --              --
                                                      ------------    ------------    ------------    ------------    ------------
  Net cash used in investing activities ...........       (330,116)       (197,716)       (158,180)           --              --
                                                      ------------    ------------    ------------    ------------    ------------
Cash flows from financing activities:
  Proceeds from issuance of
    long-term debt ................................     12,000,000            --              --              --              --
  Repayments of long-term debt ....................       (800,000)     (2,742,000)     (3,065,000)       (300,000)       (524,750)
  Purchase of partnership interest ................    (11,501,810)           --              --              --              --
  Capitalized loan costs ..........................       (263,872)           --              --              --              --
                                                      ------------    ------------    ------------    ------------    ------------
  Partner capital distributions ...................     (1,100,000)     (1,447,404)     (1,937,234)           --          (967,065)
                                                      ------------    ------------    ------------    ------------    ------------
  Net cash used in financing activities ...........     (1,665,682)     (4,189,404)     (5,002,234)       (300,000)     (1,491,815)
                                                      ------------    ------------    ------------    ------------    ------------
Net increase (decrease) in cash and cash
  equivalents .....................................      1,243,639        (733,709)        665,883         194,533        (989,586)
Cash and cash equivalents, beginning
  of period .......................................        446,816       1,690,455         956,746         956,746       1,622,629
                                                      ------------    ------------    ------------    ------------    ------------
Cash and cash equivalents, end of period ..........   $  1,690,455    $    956,746    $  1,622,629    $  1,151,279    $    633,043
                                                      ============    ============    ============    ============    ============


                             See accompanying notes.

                 AUSTIN TELEVISION, A TEXAS GENERAL PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

Note 1 -- Summary of Significant Accounting Policies

  Financial Statement Presentation

     Austin Television, a Texas general partnership (the "Partnership") was organized as a general partnership in 1983 to acquire and operate KBVO, a UHF television station in Austin, Texas. The Partnership consists of two general partners with respective ownership percentages of 70 and 30. Capital attributable to each general partner is based on relative percentage of ownership. Revenue is generated from the sale of air time to local and national advertisers.

  Revenue Recognition

     Revenue from the sale of advertising is recognized at the time the advertisements are aired.

  Cash Equivalents

     Cash equivalents consist of money market accounts.

  Barter Transactions

     Barter transactions are accounted for at the fair market value of goods or services received. Accordingly, the fair value of the programming or goods and services acquired is capitalized and amortized to expense as the goods or services are used. The related liability for these barter transactions is also recorded at the fair value of the programming or goods or services acquired and is amortized to income as commercial time is aired.

  Broadcast License and Loan Costs

     The cost of acquiring the Partnership's broadcast license are amortized on a straight-line basis. The broadcast license is amortized over 40 years. The broadcast license is characterized as a scarce asset with a long and productive life. Loan costs are amortized over the term of the loan.

     The Partnership continually reevaluates the propriety of the carrying amount of the broadcast license as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying value and/or revised estimates of the useful life. This evaluation is based on the Partnership's projections of the undiscounted cash flows over the remaining life of the amortization period of the broadcast license. To the extent such projections indicate that the undiscounted cash flows are not expected to be adequate to recover the carrying amount of the broadcast license, such carrying amount will be written down to fair market value. At this time, the Partnership believes that no significant impairment of the broadcast license has occurred and that no reduction of the estimated useful life is warranted.

  Property and Equipment

     Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives ranging from 5 to 15 years.

  Film Contract Rights

     Film contract rights are recorded as assets at gross value, together with the related liability when the license period begins and the films are available for broadcasting. The asset is amortized either on a straight-line basis over the asset's license period or based on the usage of the assets, whichever is shorter, and is classified as current or noncurrent on that basis. Film contract rights payable are classified as current or noncurrent in accordance with the payment terms of the various license agreements. Payments on the film rights payable are due as follows:

1995...............................................      $348,317
1996...............................................       156,718
1997...............................................        97,126
1998...............................................        28,151
                                                         --------
                                                         $630,312
                                                         ========

     At December 31, 1994, the obligation for programming that had not been recorded because the programming rights were not available for airing were $376,200.

     Film contract rights are reflected in the accompanying balance sheet at the lower of unamortized cost or estimated net realizable value.

Income Taxes

         No provision has been made for income taxes since the Partnership is not a taxable entity.

Note 2 -- Property and Equipment

     The major classifications of property and equipment are as follows:

                                                            December 31,
                                                      -----------------------
                                                        1993          1994
                                                      ---------     ---------
Building improvements...........................       $214,922      $214,922
Furniture and fixtures..........................        219,392       234,771
Technical equipment and other...................      5,051,098     5,182,399
                                                      ---------     ---------
                                                      5,485,412     5,632,092
Less: Accumulated depreciation..................      4,088,027     4,528,423
                                                      ---------     ---------
Net property and equipment......................     $1,397,385    $1,103,669
                                                     ==========    ==========

Note 3 -- Long-Term Debt

         A summary of long-term debt is as follows:

                                                                                             December 31,
                                                                                          1993          1994
                                                                                       ----------    ----------
Prime rate plus 2% (10.5% at December 31, 1994) principal due in quarterly installments of $185,550 increasing to $274,750, plus interest, balance due
   December 1, 1997, secured by all
   partnership assets.............................................................     $9,258,000    $6,193,000

Less current installments.........................................................        815,000       899,000
                                                                                       ----------    ----------

Long-term debt, excluding current installments....................................     $8,443,000    $5,294,000
                                                                                       ==========    ==========

     The amount of scheduled principal maturities on long-term debt for each of the years subsequent to December 31, 1994 are as follows:


1995...............................................   $899,000
1996...............................................    995,000
1997...............................................  4,299,000
                                                    ----------
                                                    $6,193,000
                                                    ==========

     The loan agreement restricts partner distributions, limits capital expenditures to $200,000 annually without approval of lender, and requires maintenance of certain ratios and debt service coverage.

     The Partners have issued person guarantees on the loan totaling $3,500,000.

     Interest paid was $127,387, $852,531 and $725,371, during 1992, 1993 and
1994.

Note 4 -- Commitments

     The Company leases its main offices and tower space under long-term operating lease agreements expiring in 1998.

     Future minimum rental payments required under long-term operating leases as of December 31, 1994 are as follows:

1995......................................................      $236,124
1996......................................................       241,104
1997......................................................       185,276
1998......................................................        38,890
                                                                --------
                                                                $701,394
                                                                ========

     Rental expense under these leases was $221,149, $228,507 and $231,132 in 1992, 1993 and 1994, respectively.

Note 5 -- Purchase of Partnership Interests

     In November 1992, two Austin Television partners purchased the remaining partnership interests for $11,501,810, using the proceeds from the issuance of long-term debt. The purchase has been recorded as a reduction in partners' capital.

Note 6 -- Subsequent Event

     On February 1, 1995, the Partnership sold certain assets to Granite Broadcasting Corporation for $54,000,000 and the assumption of certain liabilities by Granite.

                         Report of Independent Auditors

The Board of Directors
Busse Broadcasting Corporation

     We have audited the accompanying balance sheets of WWMT-TV, a division of Busse Broadcasting Corporation (the "Company"), as of January 1, 1995 and January 2, 1994, and the related statements of operations, divisional equity and cash flows for each of the three years in the period ended January 1, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 1, WWMT-TV is a division of Busse Broadcasting Corporation and has no separate legal status or existence. As more fully described in Note 5, Busse Broadcasting Corporation has entered into an agreement to sell the broadcasting assets of WWMT-TV.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WWMT-TV as of January 1, 1995 and January 2, 1994, and the results of its operations and its cash flows for each of the three years in the period ended January 1, 1995, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that WWMT-TV will continue as a going concern. As more fully described in Note 1, Busse Broadcasting Corporation is in default under substantially all of its debt agreements and on March 10, 1995, Busse Broadcasting Corporation and its wholly owned subsidiary, WWMT, Inc., filed voluntary petitions for a joint plan of reorganization under Chapter 11 of the United States Bankruptcy Code. On April 20, 1995, the United States Bankruptcy Court for the district of Delaware confirmed the joint plan of reorganization and such plan became effective on May 3, 1995. The financial statements do not include any adjustments that will result from the adoption of fresh start reporting on the effective date of the confirmation as discussed in Note 1.

                                         Ernst & Young LLP

Milwaukee, Wisconsin
February 24, 1995, except for Note 1,
as to which the date is May 3, 1995

                                     WWMT-TV
                 (A DIVISION OF BUSSE BROADCASTING CORPORATION)

                                 BALANCE SHEETS

                                                                      January 2,       January 1,         May 31,
                                                                        1994             1995              1995
                                                                     -----------      -----------       -----------
                                                                                                        (Unaudited)
ASSETS
CURRENT ASSETS:

 Cash.............................................................   $   504,000      $   299,000       $ 1,969,000
 Accounts receivable, net of allowances of $67,000 and
   $81,000, respectively..........................................     3,784,000        4,641,000         4,724,000
 Film contract rights.............................................     1,784,000        1,793,000           735,000
 Other assets.....................................................        65,000          125,000           187,000
                                                                     -----------      -----------       -----------
    TOTAL CURRENT ASSETS..........................................     6,137,000        6,858,000         7,615,000

PROPERTY, PLANT AND EQUIPMENT, NET................................     8,865,000        8,044,000         7,733,000
FILM CONTRACT RIGHTS..............................................       203,000           82,000            82,000
INTANGIBLE ASSETS.................................................    20,912,000       20,272,000        20,019,000
                                                                     -----------      -----------       -----------
    TOTAL ASSETS..................................................   $36,117,000      $35,256,000       $35,449,000
                                                                     ===========      ===========       ===========

LIABILITIES AND DIVISION EQUITY

CURRENT LIABILITIES:

 Accounts payable.................................................   $   138,000      $   139,000       $   162,000
 Film contracts payable...........................................     1,633,000        1,451,000           606,000
 Accrued payroll..................................................       218,000          277,000            94,000
 Other............................................................       261,000          226,000           248,000
                                                                     -----------      -----------       -----------
    TOTAL CURRENT LIABILITIES.....................................     2,250,000        2,093,000         1,110,000

FILM CONTRACT RIGHTS PAYABLE......................................       106,000               --                --
DEFERRED INCOME TAXES.............................................     8,101,000        7,655,000         7,655,000
COMMITMENTS AND CONTINGENCIES:
DIVISIONAL EQUITY.................................................    25,660,000       25,508,000        26,684,000
                                                                     -----------      -----------       -----------
    TOTAL LIABILITIES AND PARTNERS' DEFICIT                          $36,117,000      $35,256,000       $35,449,000
                                                                     ===========      ===========       ===========

                             See accompanying notes.

                                     WWMT-TV
                 (A DIVISION OF BUSSE BROADCASTING CORPORATION)

                            STATEMENTS OF OPERATIONS

                                                                  Years ended
                                                 ----------------------------------------------    Five Months      Five Months
                                                   January 3,      January 2,        January 1,    Ended May 31,    Ended May 31,
                                                     1993             1994              1995           1994              1995
                                                 ------------     ------------     ------------     ----------       ----------
                                                                                                    (Unaudited)      (Unaudited)
Net revenues .................................   $ 15,713,000     $ 16,740,000     $ 19,083,000     $7,214,000       $7,934,000
Operating costs and expenses, excluding
  depreciation and amortization ..............      8,418,000        8,869,000        9,007,000      3,742,000        4,182,000
 Depreciation ................................      1,314,000        1,155,000        1,225,000        478,000          360,000
 Amortization of intangible assets ...........      1,593,000        1,659,000          640,000        265,000          253,000
                                                 ------------     ------------     ------------     ----------       ----------
Total operating costs and expenses ...........     11,325,000       11,683,000       10,872,000      4,485,000        4,795,000
Corporate expenses ...........................        282,000          282,000          282,000           --               --
                                                 ------------     ------------     ------------     ----------       ----------
Income from operations .......................      4,106,000        4,775,000        7,929,000      2,729,000        3,139,000
Other income (expense):
 Loss on disposition of property, plant and
  equipment ..................................       (400,000)        (228,000)         (52,000)          --               --
 Other .......................................         (1,000)           8,000           19,000          4,000           43,000
                                                 ------------     ------------     ------------     ----------       ----------
Income before income taxes ...................      3,705,000        4,555,000        7,896,000      2,733,000        3,182,000
Income taxes .................................      1,377,000        1,674,000        2,824,000           --               --
                                                 ------------     ------------     ------------     ----------       ----------
Net income ...................................   $  2,328,000     $  2,881,000     $  5,072,000     $2,733,000       $3,182,000
                                                 ============     ============     ============     ==========       ==========




                             See accompaning notes.

                                     WWMT-TV
                 (A DIVISION OF BUSSE BROADCASTING CORPORATION)

                         STATEMENTS OF DIVISIONAL EQUITY

Divisional equity of WWMT-TV at December 29, 1991 ............     $ 28,438,000
  Net income for year ended January 3, 1993 ..................        2,328,000
  Net intercompany transactions ..............................       (3,985,000)
                                                                   ------------
Balance at January 3, 1993 ...................................       26,781,000
  Net income for year ended January 2, 1994 ..................        2,881,000
  Net intercompany transactions ..............................       (4,002,000)
                                                                   ------------
Balance at January 2, 1994 ...................................       25,660,000
  Net income for year ended January 1, 1995 ..................        5,072,000
  Net intercompany transactions ..............................       (5,224,000)
                                                                   ------------
Balance at January 1, 1995 ...................................       25,508,000
  Net income for the five months ended May 31, 1995 ..........        3,182,000
  Net intercompany transactions ..............................       (2,006,000)
                                                                   ------------
Balance at May 31, 1995 (unaudited) ..........................     $ 26,684,000
                                                                   ============




                             See accompanying notes.

                                     WWMT-TV
                 (A DIVISION OF BUSSE BROADCASTING CORPORATION)

                            STATEMENTS OF CASH FLOWS

                                                                      Years ended
                                                      -----------------------------------------    Five Months    Five Months
                                                       January 3,     January 2,     January 1,    Ended May 31,  Ended May 31,
                                                          1993           1994           1995           1994           1995
                                                      -----------    -----------    -----------    ------------   -------------
                                                                                                           (Unaudited)
Cash flows from operating activities:

Net income ........................................   $ 2,328,000    $ 2,881,000    $ 5,072,000    $ 2,733,000    $ 3,182,000
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
 Depreciation and amortization ....................     2,907,000      2,814,000      1,865,000        743,000        613,000
 Film payments in excess of
   film amortization ..............................      (293,000)      (567,000)      (176,000)       (82,000)       213,000
 Loss on disposition of property, plant and
   equipment ......................................       400,000        228,000         52,000           --             --
 Deferred income taxes ............................      (671,000)      (525,000)      (446,000)          --             --
 Change in current assets and liabilities:
  Accounts receivable .............................      (401,000)       (96,000)      (857,000)        61,000        (83,000)
  Other current assets ............................       (46,000)        34,000        (60,000)      (114,000)       (62,000)
  Accounts payable and accrued expenses ...........         9,000        (35,000)        25,000        (84,000)      (138,000)
                                                      -----------    -----------    -----------    -----------    -----------
Net cash provided by operating activities .........     4,233,000      4,734,000      5,475,000      3,257,000      3,725,000
Investing activities:
Additions to property, plant
  and equipment ...................................      (490,000)      (333,000)      (464,000)      (227,000)       (49,000)
Proceeds from disposition of property,
  plant and equipment .............................         3,000           --            8,000           --             --
                                                      -----------    -----------    -----------    -----------    -----------
Net cash used for investing activities ............      (487,000)      (333,000)      (456,000)      (227,000)       (49,000)
Financing activity:
Net intercompany transactions .....................    (3,985,000)    (4,002,000)    (5,224,000)    (3,256,000)    (2,006,000)
                                                      -----------    -----------    -----------    -----------    -----------
Net increase (decrease) in cash ...................      (239,000)       399,000       (205,000)      (226,000)     1,670,000
Cash at beginning of period .......................       344,000        105,000        504,000        504,000        299,000
                                                      -----------    -----------    -----------    -----------    -----------
Cash at end of period .............................   $   105,000    $   504,000    $   299,000    $   278,000    $ 1,969,000
                                                      ===========    ===========    ===========    ===========    ===========
Supplemental cash flow information --
 Income taxes paid ................................   $ 2,048,000    $ 2,199,000    $ 3,270,000    $      --      $      --
                                                      ===========    ===========    ===========    ===========    ===========




                             See accompanying notes.

                                     WWMT-TV
                 (A DIVISION OF BUSSE BROADCASTING CORPORATION)

                          NOTES OF FINANCIAL STATEMENTS
                                 January 1, 1995
                             (Dollars in Thousands)

Note 1 -- Summary of Significant Accounting Policies

  Basis of Presentation

     The financial statements present the financial position, results of operations, divisional equity, and cash flows of WWMT-TV, a division of Busse Broadcasting Corporation (the "Company"). WWMT-TV has no separate legal status or existence. Its assets are legally available for the satisfaction of debts of the Company of which it is a part, not solely those appearing on the accompanying financial statements, and its debts may result in claims against assets not appearing herein.

     The accompanying financial statements have been prepared assuming that WWMT-TV will continue as a going concern. The Company is in default under substantially all of its debt agreements, and on March 10, 1995, the Company and its wholly owned subsidiary filed voluntary petitions for a joint plan of reorganization under Chapter 11 of the United States Bankruptcy Code. On April 30, 1995, the United States Bankruptcy Court for the district of Delaware confirmed the joint plan of reorganization and such plan became effective on May 3, 1995. The prepackaged plan of reorganization provides for a restructuring of substantially all of the Company's debt and the cancellation of all prior equity interests. The Company will account for the reorganization using fresh start accounting. These financial statements do not include any adjustments that will result from the adoption of fresh start accounting.

     Divisional equity includes net intercompany balances that result from various transactions between WWMT-TV and the Company. There are no terms of settlement or interest charges associated with these balances. The balances are primarily the result of WWMT-TV's participation in the Company's central cash management program, wherein the month-end cash balances in excess of certain levels are remitted to the Company. Other transactions include the allocation of corporate expenses to WWMT-TV and the current income taxes that would have been due to the Company. WWMT-TV's receivable from the Company, which has been netted in the divisional equity balance, totaled $27,784,000 and $36,561,000 at January 2, 1994 and January 1, 1995, respectively, and averaged $19,533,000, $24,886,000 and $32,173,000 for the years ended January 3, 1993, January 2, 1994 and January 1, 1995, respectively.

     WWMT-TV is a CBS affiliate operating in the Grand Rapids -- Kalamazoo -- Battle Creek, Michigan television market.

  Revenue recognition

     WWMT recognizes revenue from the sale of advertising time at the time the advertisements are aired.

  Barter transactions

     Revenue from barter transactions is recognized when advertisements are broadcast and merchandise or services received are charged to expense when received or used.

  Television Program Contract Rights

     The rights to broadcast non-network programs are recorded at gross value. These costs are amortized based upon the usage of the programs, under methods which generally result in accelerated amortization. The cost of program rights expected to be used within one year is classified as a current asset.

  Property, Plant and Equipment

     Property, plant and equipment is recorded at cost. Depreciation is calculated generally on the straight-line method based on the following useful lives:

                                                                       Years
                                                                       -----
Leasehold and land improvements..................................      5 - 10
Buildings........................................................          30
Machinery and equipment..........................................      3 - 20
Automobiles and trucks...........................................      3 -  7

  Intangible Assets

     The amounts allocated to FCC licenses, network contracts and goodwill represent the excess of the purchase price of assets acquired over the fair market value assigned to the net tangible and certain other intangible assets at the date of acquisition and are being amortized on a straight-line basis over forty years. The broadcasting intangible assets are characterized as scarce assets with long and productive lives. The costs of other intangible assets with determinable lives are charged to operations based on their respective economic lives, under methods which generally result in accelerated amortization. Accumulated amortization of intangible assets at January 2, 1994 and January 1, 1995, was $20,544 and $21,184, respectively.

     WWMT continually reevaluates the propriety of the carrying amount of the broadcast license as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying value and/or revised estimates of the useful life. This evaluation is based on WWMT's projections of the undiscounted cash flows over the remaining life of the amortization period of the broadcast license. To the extent such projections indicate that the undiscounted cash flows are not expected to be adequate to recover the carrying amount of the broadcast license, such carrying amount will be written down to fair market value. At this time, WWMT believes that no significant impairment of the broadcast license has occurred and that no reduction of the estimated useful life is warranted.

  Income Taxes

     WWMT-TV is included in the consolidated federal income tax return of the Company. For financial reporting purposes, WWMT-TV has provided for federal income taxes as if it filed a separate income tax return. Current income taxes reflect the payments that would have been required had WWMT-TV filed a separate income tax return. WWMT-TV adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" on January 4, 1993 and the adoption has no effect on the deferred tax liability at that date. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

  Reporting Period

     The Company's annual reporting period is a 52/53-week year ending on the Sunday nearest December 31. The year ended January 3, 1993, included 53 weeks, whereas the years ended January 2, 1994 and January 1, 1995, each included 52 weeks.

Note 2 -- Supplementary Balance Sheet Information

     The composition of property, plant and equipment is as follows:

                                                           January 2, January 1,
                                                             1994       1995
                                                             ----       ----
Land, land improvements, buildings and improvements .....  $ 5,571    $ 5,594
Machinery and equipment .................................    9,074      9,310
Office equipment ........................................      975        973
Vehicles ................................................      316        325
                                                           -------    -------
                                                            15,936     16,202
Accumulated depreciation ................................    7,071      8,158
                                                           -------    -------
                                                           $ 8,865    $ 8,044
                                                           =======    =======

     The composition of intangible assets is as follows:

                                                           January 2, January 1,
                                                             1994       1995
                                                             ----       ----
Broadcasting licenses, network contracts and goodwill ...  $15,745    $15,278
Other tangible assets ...................................    5,167      4,994
                                                           -------    -------
                                                           $20,912    $20,272
                                                           =======    =======

Note 3 -- Income Taxes

     The income tax provisions consist of the following:

                                                     For the Year Ended
                                                     ------------------
                                            January 3,   January 2,   January 1,
                                               1993         1994         1995
                                               ----         ----         ----
Current -- federal .......................   $ 1,874     $ 2,010     $ 3,061
Current -- state .........................       174         189         209
Deferred .................................      (671)       (525)       (446)
                                             -------     -------     -------
                                             $ 1,377     $ 1,674     $ 2,824
                                             =======     =======     =======

     The income tax provisions differ from the amount computed by applying the U.S. statutory rate due to the following:

                                                     For the Year Ended
                                                     ------------------
                                           January 3,    January 2,   January 1,
                                              1993          1994         1995
                                              ----          ----         ----
Provision at federal statutory rate....     $1,260        $1,549       $2,685
State taxes, net of federal benefit....        115           125          138
Other..................................          2            --            1
                                                 -            --            -
                                            ------        ------       ------
                                            $1,377        $1,674       $2,824
                                            ======        ======       ======

     The significant components of WWMT-TV's deferred tax liabilities are as follows:

                                                       January 2,    January 1,
                                                          1994          1995
                                                          ----          ----
Property, plant and equipment basis differences...      $1,820        $1,512
Intangible assets basis differences...............       6,304         6,174
Other.............................................         (23)          (31)
                                                        ------        ------
                                                        $8,101        $7,655
                                                        ======        ======

Note 4 -- Commitments

     The Company has entered into contracts to purchase rights to air certain programs at future dates. The Company records these contracts as assets and corresponding liabilities when the license period begins. The aggregate amount of these contracts is approximately $7,885.

Note 5 -- Subsequent Events

     In February 1995, the Company contributed substantially all of the assets and liabilities of WWMT-TV to WWMT, Inc., a newly formed, wholly owned subsidiary.

     On February 20, 1995, the Company and WWMT, Inc., entered into an agreement to sell substantially all of the assets of WWMT-TV. The sales agreement provides for a base purchase price of $95 million and an increase or decrease, as the case may be, for the net working capital of WWMT, Inc. as of the closing date, as defined in the agreement. The sale agreement also includes a condition requiring the approval of the joint plan of reorganization by the bankruptcy court.

     A significant portion of the Company's debt that is to be restructured (including the debt claims that are expected to receive 100% of the new common stock of the Company) is owned by six investment funds whose investment advisor is Greycliff Partners (collectively, the "Greycliff Investment Funds"). One of the nine members of the board of directors of the buyer is a general partner of Greycliff Partners and, together with his immediate family, owns an aggregate 1.75% limited partnership interest in the Greycliff Investment Funds. The Greycliff Investment Funds and the general partner of the Greycliff Partners also hold equity interests in the buyer.

     The termination provisions of the sales agreement require, among other things, that if the buyer is not then in material default of the agreement and the transaction is not approved by the bankruptcy court, then (i) the Company is required to pay the buyer a non-approval fee of up to $500,000 and (ii) if, within 15 months after termination, the Company sells substantially all of the assets of WWMT-TV or more than 50% of the stock of WWMT, Inc. or more than 50% of the stock of the Company then the buyer is entitled to a non-completion fee of $1,000,000.

                          Independent Auditor's Report

The Board of Directors and Stockholders
Queen City Broadcasting, Inc.

     We have audited the accompanying consolidated balance sheets of Queen City Broadcasting, Inc. ("Queen City") as of December 31, 1993 and 1994, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1992, 1993 and 1994. These financial statements are the responsibility of Queen City's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Queen City at December 31, 1993 and 1994, and the consolidated results of its operations and its cash flows for the years ended December 31, 1992, 1993 and 1994 in conformity with generally accepted accounting principles.

     As discussed in Notes 1 and 5, approximately $23 million and as much as $22 million of the debt of Queen City Broadcasting of New York, Inc. (the "Company"), a wholly-owned subsidiary of Queen City, was scheduled to mature on June 29, 1995 and January 2, 1996, respectively. Furthermore, Queen City III Limited Partnership ("QC III"), which owns approximately 98% of Queen City's outstanding stock, has pledged such stock of Queen City, QC III's principal asset, as collateral for an approximate $28,750,000 note (the "QC III Note") which also became due on June 29, 1995. A default in the payment of the QC III Note could have caused defaults in the Company's debt (See Note 5). The Company's and QC III's operating cash flow was insufficient to fully fund their respective 1995 and 1996 scheduled payments of debt. As discussed in Note 12, Granite Broadcasting Corporation ("GBC"), the sole limited partner of QC III and the owner of the QC III Note, prior to its acquisition of all the General Partnership Interests of QC III on June 29, 1995, converted the QC III Note into additional capital of QC III. In connection with the acquisition of all of the General Partnership Interests of QC III, GBC lent the Company funds sufficient to repay substantially all of the Company's debt. The GBC acquisition was consummated prior to the FCC's approval of the transaction becoming a final order. On July 24, 1995, the FCC order approving the transaction became final. The accompanying consolidated financial statements do not include any adjustments as a result of these transactions.

Leslie Sufrin and Company, P.C.

New York, N.Y.

February 18, 1995, except for Notes 1 and 12, as to which date is July 24, 1995.

                          QUEEN CITY BROADCASTING, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                    December 31,     December 31,        June 28,
                                                                        1993             1994              1995
                                                                    -----------      -----------       -----------
                                                                                                       (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...................................      $ 1,735,257      $ 2,920,270       $ 5,231,818
  Accounts receivable, less allowance for doubtful
    accounts of $106,491 in 1993 and $85,951 in 1994 .........        4,589,383        5,708,256         5,298,274
  Program rights -- current portion...........................          951,497        1,227,169           403,296
  Prepaid expenses and other current assets ..................          186,936          212,943           520,928
                                                                    -----------      -----------       -----------
    Total current assets......................................        7,463,073       10,068,638        11,454,316
                                                                    -----------      -----------       -----------
Property, plant and equipment, less accumulated
  depreciation of $11,493,136 in 1993 and
  $12,199,488 in 1994 (Note 3)................................        4,525,273        4,317,270         4,476,665
Intangible assets, net (Note 4)...............................       40,582,571       39,313,301        38,687,430
Deferred financing charges, net...............................          417,129          311,681           262,470
Program rights -- non-current portion ........................          124,875          210,508           137,800
Other assets..................................................            1,793            1,152             7,758
                                                                    -----------      -----------       -----------
                                                                    $53,114,714      $54,222,550       $55,026,439
                                                                    ===========      ===========       ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable and accrued liabilities ...................      $   464,717      $   581,070       $   495,254
  Accrued interest............................................        1,092,491        1,093,474         2,464,664
  Accrued compensation........................................          434,857          710,499           608,349
  Program rights payable -- current portion ..................        1,265,317        1,337,102           351,156
  Long-term debt -- current portion (Note 5) .................          471,206       23,000,000        45,058,850
  Revolving credit line (Note 5)..............................          625,000          614,500                --
                                                                    -----------      -----------       -----------
    Total current liabilities.................................        4,353,588       27,336,645        48,978,273
                                                                    -----------      -----------       -----------
Program rights payable -- non-current portion ................           78,000          328,011           266,001
Long-term debt (Note 5).......................................       64,495,985       41,102,222        19,355,000
Commitments and contingencies (Note 10)

Stockholders' deficit:
  Common stock -- $.01 par value, authorized 2,000,000
    shares, outstanding 1,010,000 shares after deducting
    10,000 shares held in treasury............................           10,100           10,100            10,100
  Additional paid-in capital..................................       10,089,900       10,089,900        10,089,900
  Accumulated deficit.........................................      (25,912,859)     (24,644,328)      (23,672,835)
                                                                    -----------      -----------       -----------
    Total stockholders' deficit...............................      (15,812,859)     (14,544,328)      (13,572,835)
                                                                    -----------      -----------       -----------
                                                                    $53,114,714      $54,222,550       $55,026,439
                                                                    ===========      ===========       ===========



                             See accompanying notes.

                          QUEEN CITY BROADCASTING, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                            For Years Ended December 31,            Six Months      For the Period
                                                   --------------------------------------------   Ended June 30,  January 1, 1995 to
                                                       1992            1993            1994            1994          June 28, 1995
                                                   ------------    ------------    ------------   --------------  ------------------
                                                                                                          (unaudited)
Net revenues ...................................   $ 21,966,637    $ 22,633,806    $ 25,563,951    $ 11,376,703    $ 12,889,476
 Direct operating expenses .....................      9,746,655       9,252,898       9,158,059       4,348,826       5,139,477
 Selling, general and
   administrative expenses .....................      4,518,523       4,818,669       5,402,472       2,612,927       2,437,904
General and administrative-- New York ..........        397,031         399,687         396,000         198,229         395,195
Interest expense ...............................      7,788,142       7,342,685       7,180,546       3,529,165       3,001,736
Depreciation ...................................        616,301         648,006         706,352         353,250         331,200
Amortization of intangible assets ..............      1,269,270       1,269,270       1,269,270         634,704         629,381
Amortization of deferred
  financing charges ............................        125,287         121,181         105,449          52,793          45,696
Other income, net ..............................        (76,422)       (152,721)        (55,728)        (10,868)        (86,606)
                                                   ------------    ------------    ------------    ------------    ------------
Income (loss) before income taxes
  and extraordinary gain .......................     (2,418,150)     (1,065,869)      1,401,531        (342,323)        995,493
Income taxes (Note 6) ..........................          8,968          10,000         133,000           9,000          24,000
                                                   ------------    ------------    ------------    ------------    ------------
Income (loss) before extraordinary gain ........     (2,427,118)     (1,075,869)      1,268,531        (351,323)        971,493
Extraordinary gain (Note 7) ....................        219,705         347,732            --              --              --
                                                   ------------    ------------    ------------    ------------    ------------
Net income (loss) ..............................   $ (2,207,413)   $   (728,137)   $  1,268,531    $   (351,323)   $    971,493
                                                   ============    ============    ============    ============    ============
Per common share:

 Income (loss) before extraordinary gain .......   $      (2.40)   $      (1.07)   $       1.26    $      (0.35)   $       0.96
 Extraordinary gain ............................           0.22            0.34            --              --              --
                                                   ------------    ------------    ------------    ------------    ------------
 Net income (loss) .............................   $      (2.18)   $      (0.73)   $       1.26    $      (0.35)   $       0.96
                                                   ============    ============    ============    ============    ============
Average common shares outstanding during the
    period .....................................      1,010,000       1,010,000       1,010,000       1,010,000       1,010,000
                                                   ============    ============    ============    ============    ============




                             See accompanying notes.

                          QUEEN CITY BROADCASTING, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT


                                                Additional
                                    Common       Paid-in         Accumulated
                                     Stock       Capital           Deficit            Total
                                     -----       -------           -------            -----
Balance at January 1, 1992 .....    $10,100     $10,089,900     $(22,977,309)     $(12,877,309)
Net loss .......................       --              --         (2,207,413)       (2,207,413)
                                    -------     -----------     ------------      ------------
Balance at December 31, 1992 ...     10,100      10,089,900      (25,184,722)      (15,084,722)
Net loss .......................       --              --           (728,137)         (728,137)
                                    -------     -----------     ------------      ------------
Balance at December 31, 1993 ...     10,100      10,089,900      (25,912,859)      (15,812,859)
Net income .....................       --              --          1,268,531         1,268,531
                                    -------     -----------     ------------      ------------
Balance at December 31, 1994 ...     10,100      10,089,900      (24,644,328)      (14,544,328)
Net income (unaudited) .........       --              --            971,493           971,493
                                    -------     -----------     ------------      ------------
Balance at June 28, 1995 .......    $10,100     $10,089,900     $(23,672,835)     $(13,572,835)
                                    =======     ===========     ============      ============



                             See accompanying notes.

                          QUEEN CITY BROADCASTING, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         For Years Ended December 31,            Six Months        For the Period
                                                    -----------------------------------------    Ended June 30,  January 1, 1995 to
                                                        1992           1993           1994           1994           June 28, 1995
                                                    ------------   ------------   -----------    ------------    ------------------
                                                                                                          (unaudited)
Cash flows from operating activities:
 Net income (loss) ................................ $(2,207,413)   $  (728,137)   $ 1,268,531    $  (351,323)     $   971,493
 Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
     Depreciation and amortization of
       intangibles ................................   1,885,571      1,917,276      1,975,622        987,954          960,581
     Deferred interest--
       subordinated note ..........................   1,917,869      1,208,432       (393,764)      (258,646)         311,628
     Amortization of deferred
       financing charges ..........................     125,287        121,181        105,449         52,793           45,696
     Extraordinary gain ...........................    (219,705)      (347,732)          --             --                 --
     Decrease (increase) in:
       Accounts receivable ........................     177,331        142,037     (1,118,873)      (719,557)         409,982
       Program rights .............................   1,022,577      1,004,400       (361,305)       697,644          896,631
       Prepaid expenses and other
         current assets ...........................      (8,649)        (6,893)       (25,366)       (56,742)        (314,591)
     Increase (decrease) in:
       Accounts payable and accrued
         liabilities ..............................    (430,960)       109,448        116,353        130,508          (85,816)
       Accrued interest ...........................     (38,215)       (94,775)           983         (3,327)       1,371,140
       Accrued compensation .......................     (48,389)        83,883        275,642         34,797         (102,150)
       Program rights payable .....................    (634,388)      (872,261)       321,796       (793,082)      (1,047,956)
                                                    -----------    -----------    -----------    -----------      -----------
         Net cash provided by (used in)
           operating activities ...................   1,540,916      2,536,859      2,165,068       (278,981)       3,416,638
                                                    -----------    -----------    -----------    -----------      -----------
Cash flows from investing activities:
  Capital expenditures ............................    (210,942)      (848,799)      (498,349)      (248,847)        (490,190)
  Proceeds from disposition of
    other assets ..................................       2,651            806           --              518             (400)
                                                    -----------    -----------    -----------    -----------      -----------
      Net cash used for investing activities ......    (208,291)      (847,993)      (498,349)      (248,329)        (490,590)
                                                    -----------    -----------    -----------    -----------      -----------
Cash flows from financing activities:
  Purchase of subordinated debentures .............    (438,750)    (1,365,000)          --             --               --
  Payments on Senior Notes ........................  (1,528,798)    (1,000,000)      (471,206)      (471,206)            --
  Borrowings under revolving credit line ..........        --          625,000      1,000,000           --               --
  Payments on revolving credit line ...............        --             --       (1,010,500)      (625,000)        (614,500)
                                                    -----------    -----------    -----------    -----------      -----------
    Net cash used for financing activities ........  (1,967,548)    (1,740,000)      (481,706)    (1,096,206)        (614,500)
                                                    -----------    -----------    -----------    -----------      -----------
Net increase (decrease) in cash and cash
  equivalents .....................................    (634,923)       (51,134)     1,185,013     (1,623,516)       2,311,548
Cash and cash equivalents at
  beginning of period .............................   2,421,314      1,786,391      1,735,257      1,735,257        2,920,270
                                                    -----------    -----------    -----------    -----------      -----------
Cash and cash equivalents at end
  of period ....................................... $ 1,786,391    $ 1,735,257    $ 2,920,270    $   111,741      $ 5,231,818
                                                    ===========    ===========    ===========    ===========      ===========
Supplemental disclosures of cash flow information:
  Interest paid ................................... $ 5,908,494    $ 6,229,034    $ 7,573,320    $ 3,791,133      $ 1,318,918
                                                    ===========    ===========    ===========    ===========      ===========
  Income taxes paid ............................... $     8,530    $    10,723    $    41,122    $     6,502      $   161,849
                                                    ===========    ===========    ===========    ===========      ===========




                             See accompanying notes.

                          QUEEN CITY BROADCASTING, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1992, 1993 and 1994

Note 1 -- Business, ownership and basis of presentation

     Queen City Broadcasting, Inc. ("Queen City") was organized as a Delaware corporation in July 1985. On January 2, 1986, Queen City acquired, through its wholly-owned subsidiary, Queen City Broadcasting of New York, Inc. (the "Company"), American Broadcasting Company ("ABC") network-affiliated television station WKBW-TV (the "Station") in Buffalo, New York.

     In connection with the acquisition, Queen City obtained $10,000,000 from accredited investors and certain WKBW-TV employees by selling 1,000,000 shares of stock at $10 per share.

     During 1988, Queen City repurchased 10,000 shares of common stock owned by a retired employee at $10 per share, as required by covenants in the subscription agreements which are now no longer in effect.

     During 1989, options on 20,000 shares were exercised at $10 per share. The options were granted in a prior year to two officers (including a then member of the Board of Directors of the Company) of a company that received consulting fees in connection with the acquisition transaction.

     On June 29, 1989, all but one of the shareholders of Queen City exchanged their shares for a 55% general partnership interest and other consideration in Queen City III Limited Partnership ("QCIII"). The Prudential Insurance Company of America ("Prudential") was the sole limited partner of QC III, owning a 45% interest in that partnership. As a result of the exchange, the individuals who previously controlled the Company remain in control. The shares of Queen City's common stock owned by QC III have been pledged to Prudential as security for certain obligations of QC III to Prudential (the "QC III obligations") incurred in connection with the financing of the exchange. As discussed below, prior to the conversion of the QC III obligations into additional capital of QC III, the QC III obligations were due on June 29, 1995 and approximated $28,750,000. Further, as a result of a series of transfers in 1993 (See Note 10), Granite Broadcasting Corporation ("GBC") purportedly acquired the entire interest of the sole limited partner of QC III, which was originally purchased by Prudential on June 29, 1989 as well as the QC III obligations.

     The shares that were not exchanged on June 29, 1989 are subject to transfer restrictions pursuant to the subscription agreement under which such shares were issued. The agreement provides that shares cannot be sold to others unless first offered to Queen City.

     As further discussed in Note 5, approximately $23 million and as much as $22 million of Company debt was scheduled to mature on June 29, 1995 and January 2, 1996, respectively. Furthermore, QC III has pledged its shares of Queen City's stock, QC III's principal asset, as collateral for the QC III obligations. A default in the payment of the QC III obligations could have caused defaults in the Company's debt (See Note 5). The Company's and QC III's operating cash flow was insufficient to fully fund their respective 1995 and 1996 scheduled payments of debt. As discussed in Note 12, in June 1995, Granite Broadcasting Corporation ("GBC"), the sole limited partner of QC III and owner of the QC III obligations, prior to its acquisition of all the General Partnership Interests of QC III, converted the QC III obligations into additional limited partnership interests of QC III. In connection with its acquisition of all of the General Partnership Interests of QC III, GBC lent the Company funds sufficient to repay substantially all of the Company's debt. The GBC acquisition was consummated prior to the FCC's approval of the transaction becoming a final order. On July 24, 1995, the FCC order approving the transaction became final. The accompanying consolidated financial statements do no include any adjustments that might result from the outcome of this uncertainty.

Note 2 -- Summary of significant accounting principles

     Principles of consolidation -- Queen City's consolidated financial statements include the accounts of Queen City and the Company. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain amounts in prior years have been reclassified to conform to the 1994 presentation.

     Summarized financial information with respect to the Company has not been presented herein because such financial information does not differ significantly from that reflected in the consolidated financial statements of Queen City. The parent has no significant operations separate from the subsidiary.

     Cash and cash equivalents -- Cash and cash equivalents consist of cash in bank and overnight time deposits and other investments that can be liquidated on demand or within 90 days. The Company maintains substantially all of its cash balances in one financial institution located in Buffalo, New York. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

     Program rights -- Program rights consist principally of rights to broadcast films and programs and are recorded as an asset at cost, together with the related liability, when the programs are available for first showing. Program rights are amortized, beginning with the first broadcast, primarily using accelerated methods over the terms of the contracts or the usage of films. The current portion of the program rights represents the estimated costs to be amortized in the next fiscal year. The liability to licensor is classified as current or long-term in accordance with the payment terms of various licenses. Program rights are reflected in the accompanying balance sheet at the lower of unamortized cost or estimated net realizable value.

     Amortization of program rights was $3,344,702 in 1992, $2,143,730 in 1993 and $1,497,603 in 1994.

     Depreciation -- Depreciation has been computed over the estimated useful lives of the related assets using the straight-line method.

     Deferred financing charges -- Deferred financing charges represent costs incurred in connection with refinancing of the Company's debt and are being amortized by the straight-line method over the term of the related debt.

     Intangible assets -- Intangible assets consist principally of FCC licenses, network affiliation and goodwill, which represents the excess of the purchase price over the fair value of the other assets acquired. These intangible assets are being amortized by the straight-line method over 40 years. The broadcasting intangible assets are characterized as scarce assets with long and productive lives. Queen City continually reevaluates the propriety of the carrying amount of intangible assets as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation is based on the Company's projections of the undiscounted cash flows over the remaining lives of the amortization period of the related intangible asset. To the extent such projections indicate that the undiscounted cash flows are not expected to be adequate to recover the carrying amounts of intangible assets, such carrying amounts will be written down to their fair market value. At this time, Queen City believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

     Income taxes -- In 1993, Queen City, as required, adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109"). SFAS 109 requires that the deferred tax effects of timing differences in income and expense recognition be reflected at tax rates expected to be in effect at the time such timing differences are realized for tax purposes. In addition, SFAS 109 requires that tax benefits related to the future realization of net operating loss carryforwards be reflected net of a valuation allowance to the extent realization of such tax benefits is considered to be less than likely.

     Revenue -- Revenue is presented net of advertising agency commissions of $3,476,035 in 1992, $3,576,236 in 1993 and $4,114,803 in 1994. Revenues are
derived principally from national and local advertising and to a lesser extent from network compensation and are recognized at the time the advertisement is aired.

     Barter transactions - Revenue from barter transactions is recognized when advertisements are broadcast and merchandise or services received are charged to expense when received or used.

     Net income (loss) per share -- Net income (loss) per share is based on the weighted average number of common shares outstanding during the periods.

Note 3 -- Property, plant and equipment

     Property, plant and equipment consists of:

                                                                   Estimated
                                                                     Useful
                                                                    Life in
                                        1993           1994          years
                                        ----           ----          -----
Land and improvements ............  $    946,120   $    946,120
Building and improvements ........     2,585,762      2,589,147        30
Broadcasting and other equipment .    12,486,527     12,981,491       3-6
                                    ------------   ------------
                                      16,018,409     16,516,758

Less accumulated depreciation ....   (11,493,136)   (12,199,488)
                                    ------------   ------------

                                    $  4,525,273   $  4,317,270
                                    ============   ============

Note 4 -- Intangible assets

     Intangible assets consist of:

                                                        1993           1994
                                                        ----           ----
Goodwill, FCC licenses and network affiliation ...  $ 49,955,001   $ 49,955,001
Other intangible assets ..........................       777,067        777,067
                                                    ------------   ------------
                                                      50,732,068     50,732,068
Less accumulated amortization ....................   (10,149,497)   (11,418,767)
                                                    ------------   ------------
                                                    $ 40,582,571   $ 39,313,301
                                                    ============   ============

Note 5 -- Long-term debt

Long-term debt consists of the following:

                                                         1993         1994
                                                         ----         ----
(a) Subordinated debentures, due August 1, 1999,
    13.50% interest payable semi-annually........... $19,355,000   $19,355,000
(b) Senior Guaranteed Notes due June 29, 1995,
    interest ranging from 11.75%-11.875% payable
    semi-annually ..................................  23,471,206    23,000,000
(c) Subordinated Note due January 2, 1996...........  20,775,130    20,775,130
    Subordinated note -- accrued interest...........   1,365,855       545,348
                      -- deferred interest (d)......          --       426,744
                                                     -----------   -----------
                                                      64,967,191    64,102,222
    Less current portion............................    (471,206)  (23,000,000)
                                                     -----------   -----------
    Long-term debt.................................. $64,495,985   $41,102,222
                                                     ===========   ===========

(a) The indenture agreement provides for a sinking fund payment of $4,355,000 on August 1, 1998. This amount can be reduced by the redemption of outstanding debentures.

     In addition, under the terms of the debenture agreement, the Company and Queen City are restricted from paying dividends and transferring funds in the form of cash dividends.

(b) Senior Guaranteed Notes (the "Notes") originally issued to Prudential in the amount of $26,000,000 were the principal funds used to finance prior repurchases of the subordinated debentures. The terms of the Notes restrict the ability of the Company and Queen City to incur additional borrowings, sell certain assets, and pay cash dividends, among other restrictions.

     The terms of the Notes also required the prepayment on June 29, 1992 and 1993 of 10% of the sum of the outstanding principal amount of the Notes outstanding as of July 1, 1990. The amount of the Notes outstanding at July 1, 1990 was $20,000,000. In 1992 and 1993, the Company and Prudential entered into Agreements permitting the deferral of a portion of the required prepayments equal to the amount paid to repurchase its subordinated debentures. In accordance with these Agreements, the Company made prepayments to the holder of the Notes of $1,000,000 and $471,206 in 1993 and 1994, respectively.

     On August 5, 1993, Prudential transferred ownership of the Notes to Lazard Freres & Co. (See Notes 1 and 10).

(c) The Subordinated Note due to Capital Cities/ABC was issued in connection with the acquisition of WKBW - TV. The Note, in the face amount of $18,425,836, is due January 2, 1996 and originally provided for no interest payments until April 2, 1992, when interest payments were to commence on a quarterly basis until maturity. In August 1987, the Subordinated Note was amended to increase the interest rate to the same interest rate as is payable on the (13.50%) subordinated debentures, discussed in (a) above. The Subordinated Note has been discounted using the interest method on the basis of the average expected yield to maturity. The resulting effective annual interest rate is 12.47%. In December 1991, the Company and Capital Cities/ABC agreed to further amend the terms of the Subordinated Note. This amendment deferred the interest payments through July 2, 1993. The deferred interest payments were added to the principal amount of the Subordinated Note effective July 2, 1993. The rate of interest was changed to 8.5% per annum effective January 2, 1992 through July 2, 1993 resulting in an effective annual interest rate of 9.739%. As of July 3, 1993, the Subordinated Note was again amended to change the rate of interest to 10.5% per annum, resulting in an effective interest rate of 8.127%.

     In January 1995, the Company and Capital Cities/ABC agreed to further amend the terms of the Subordinated Note; certain provisions of which were made in conjunction with the extension of the Company's network affiliation agreement (the "Network Affiliation Agreement") with American Broadcasting Companies, Inc. ("ABC") (See Note 10). As a result of this amendment, commencing on January 2, 1995, interest on the Subordinated Note is to accrue and be added to the agreed principal and interest balance at that date (the "Agreed Principal and Interest Balance") in the amount of $262,500 per calendar quarter until the principal balance reaches $22,000,000. Thereafter, the Company agrees to pay interest to Capital Cities/ABC in the amount of $262,500 per calendar quarter (or portion thereof based on a 90 day calendar quarter) on October 2, 1995 and January 2, 1996.

(d) At December 31, 1994, Queen City's consolidated financial statements reflect aggregate principal, accrued and deferred interest due on the Subordinated Note of $21,747,222 (the "Aggregate Subordinated Note Amount"). The Agreed Principal and Interest Balance is $21,320,478 with the $426,744 difference between the Aggregate Subordinated Note Amount and the Agreed Principal and Interest reflected as deferred interest (the "Deferred Interest"). From an accounting perspective, the impact of the January 1995 modification of payment terms is required to be reflected prospectively. Accordingly, the Deferred Interest will be amortized, as a reduction of interest expense, over the remaining term of the Subordinated Note.

     Furthermore, Capital Cities/ABC agreed to forgive between $5.3 million and $12 million of the Subordinated Note at the earlier of January 2, 1996 or the date the Station is sold; provided that, if sold, the Station's buyer agrees to assume the Company's Network Affiliation Agreement, as amended prior to such sale. The extent of the Subordinated Note forgiveness will be principally a function of the extent, if any, ABC agrees to increase the Station's annual network affiliation fees from existing levels. (See Note
     10). The Subordinated Note provides that if there is a change in control of the Company within the meaning of the FCC rules and regulations, the face amount of the Note, as adjusted, together with any additional accrued interest thereon, will become immediately due and payable.

     The Company has an unsecured revolving credit facility with a bank which provides for aggregate borrowings up to $5,000,000 of which $625,000 and $614,500 was outstanding at December 31, 1993 and 1994, respectively. Borrowings under the revolving credit facility are due on demand with interest at prime (6% at December 31, 1993 and 8.5% at December 31, 1994). Subsequent to December 31, 1994, $257,000 of borrowings under the revolving credit facility were repaid. Further, all remaining unpaid borrowings are due and scheduled to be repaid by March 31, 1995. No fees are charged for this revolving credit facility.

     Maturities of long-term debt are:

1995......................................................   $23,000,000
1996......................................................    21,747,222
1997......................................................            --
1998......................................................     4,355,000
1999......................................................    15,000,000
                                                             -----------
                                                             $64,102,222
                                                             ===========

     All Company debt is subject to certain cross default provisions, wherein a default in one class of debt will become, under certain circumstances, an event of default in all other Company debt.

     In addition, a default in the payment of the QC III obligations (See Note
     1) constitutes an event of default under the Company's Senior Guaranteed Notes. In addition, Queen City, whose principal asset is the stock of the Company, guarantees the Subordinated debentures, the Notes and, on a subordinated basis, the Subordinated Note.

Note 6 -- Income Taxes

     Queen City files a consolidated federal tax return with the Company and the Company files a separate New York State tax return. At December 31, 1994, Queen City had net operating loss carryforwards of approximately $13,800,000 for federal income tax purposes which expire in varying amounts from the years 2001 through 2007, subject to adjustment on examination by income tax authorities. Operating loss carryforwards on a book basis approximate $13,000,000 at December 31, 1994, reflecting an adjustment for amortization of certain intangible assets that is not deductible for tax purposes. It was determined that there was no cumulative effect on prior year earnings for fiscal year 1993.

     At December 31, 1993 and 1994, Queen City had unused tax benefits of approximately $5,500,000 and $4,800,000, respectively, related to net operating loss carryforwards for income tax purposes. A valuation allowance at December 31, 1993 and 1994 of $5,500,000 and $4,800,000, respectively, has been recognized to offset the related deferred tax assets due to the uncertainty of realizing the benefit of the loss carryforwards. The tax provision reflected in the financial statements for the year ended December 31, 1994 represents Federal AMT ($54,000), New York AMT ($71,000) and Delaware franchise tax ($8,000). The tax provision for the years ended December 31, 1992 and 1993 represents New York AMT and Delaware franchise tax (See Note 12).

     The difference between the U.S. Federal statutory tax rate and the Company's effective tax rate on income (loss) before income taxes and extraordinary gain are summarized as follows:

                                                        1992     1993     1994
                                                        ----     ----     ----
U.S. Federal statutory tax rate on income (loss) ..    (34.0)%  (34.0)%   34.0%
Amortization of intangible assets .................     17.8     40.5     30.8
(Utilization) Deferral of net operating
  loss carryforwards ..............................     16.2     (6.5)   (64.8)
Federal and state AMT and franchise taxes .........       .4       .9      9.5
                                                       -----    -----     ----
Effective tax rate ................................       .4%      .9%     9.5%
                                                       =====    =====     ====

Note 7 -- Extraordinary gain

     In 1992, the Company repurchased $675,000 of its 13.50% subordinated debentures for $438,750 resulting in an extraordinary gain of $219,705 after writing off $16,545 of applicable deferred financing charges. In 1993, the Company repurchased $1,750,000 of its 13.50% subordinated debentures for $1,365,000 resulting in an extraordinary gain of $347,732 after writing off $37,268 of applicable deferred financing charges.

Note 8 -- Employee benefits

     The Company adopted a profit sharing plan (the "Plan") for the benefit of employees who are not covered by other retirement plans under collective bargaining agreements. Contributions, other than voluntary employee contributions, are solely within the discretion of the Board of Directors. In 1991, the Company amended the Plan to include a 401(K) Plan. Participants may elect to contribute up to 15% of their compensation to the Plan. The Company may contribute to the Plan a percentage of each participants' contribution. For 1992, 1993 and 1994, the Company's contribution to the Plan was $24,989, $27,549 and $28,480, respectively.

     The Company has adopted a Stock Appreciation Plan, which provides for payments of cash based on increases in value of the Company's common stock as determined by a formula prescribed in the plan. The plan provides that the granting of units is solely within the discretion of the Board of Directors. The valuation of the units at the date of grant was set at $10 for purposes of determining the appreciation in value under the formula. At December 31, 1994, no amount was required to be provided relative to awards granted to date.

Note 9 -- Other income, net

     In 1993, the American Society of Composers, Authors & Publishers ("ASCAP") and the Television Music License Committee reached an agreement regarding additional royalty fees for the years 1985 through 1994 to be paid to ASCAP by television stations. The Company's share of this settlement for years prior to 1993 was approximately $26,000. Accordingly, the reversal of prior years' excess accruals of $104,000 has been reflected in the 1993 statement of operations as other income. The remaining balance consists principally of interest earned on cash and cash equivalents.

Note 10 -- Commitments and contingencies

(a)  Network affiliation agreement

     In accordance with the Network Affiliation Agreement, the Company agreed to serve as ABC's primary affiliate to broadcast network programs in the Buffalo market. The Network Affiliation Agreement also provides for compensation to the Company based upon "daypart" percentages as determined by, among other things, the Station's level of clearance of network programming in the 1993 -- 1994 television broadcast season (i.e., the last two quarters of 1993 and the first two quarters of 1994.) The extension of the Network Affiliation Agreement is effective December 1, 1994 and expires on December 1, 2004. Network affiliation fees for 1992, 1993 and 1994 approximated $1,094,000, $1,042,000 and $971,000, respectively. The Network Affiliation Agreement is cancelable, at the option of ABC, upon a change in control of the Company.

(b)  Consulting agreement

     Queen City has entered into consulting contracts with an officer/director of the Company and a corporation wholly-owned by an officer and director. The consulting agreements provide for aggregate base annual compensation of $200,000 and $100,000, respectively. The terms of these agreements are for one year, with automatic one year extensions. However, these agreements can be terminated by either party on their anniversary dates upon prescribed notice.

(c)  Programming commitments

     At December 31, 1994, the obligation for programming that had not been recorded because the program rights were not available for airing aggregated $4,994,570.

(d)  Litigation matters

     The Company is a defendant in various lawsuits arising in the ordinary course of business. In the opinion of management, none of these actions will result in a material adverse effect on the Company's financial position.

     On December 21, 1993, the Company, QC III and certain general partners of QC III commenced a lawsuit in the Superior Court of New Jersey, Law Division -- Essex County, against Prudential, GBC, Lazard Freres & Co. et al (See Notes 1 and 5). Such suit charges the defendants with fraud, tortious interference with contract, and breach of contract. The complaint seeks money damages in an unliquidated amount, recision of certain transactions and other forms of relief. The court has ruled that the action should be stayed pending arbitration of the issues before the American Arbitration Association. Management believes in the merits of this lawsuit and intends to vigorously pursue arbitration, but the outcome of neither this suit nor this arbitration can be predicted at this time (See Note 12).

Note 11 -- Supplementary information

     Supplementary statement of operations information is as follows:

                                         1992          1993         1994
                                         ----          ----         ----
Music license fees...............      $310,185      $285,635     $307,395
Maintenance and repairs..........       249,207       287,716      405,049

    Valuation and qualifying accounts

                                Balance at    Charged to              Balance at
                                 Beginning    Costs and                 End of
                                  of Year      Expenses   Deductions     Year
                                  -------      --------   ----------     ----
Allowance for doubtful accounts:

1992............................  $133,953    $100,000    $ 41,880    $192,073
1993............................   192,073     151,000     236,582     106,491
1994............................   106,491     133,000     153,540      85,951

Note 12 -- Subsequent event (Unaudited)

     On June 29, 1995, GBC effectively acquired the Station through its acquisition of all of the General Partnership Interests of QC III. GBC paid $16,000,000 for the General Partnership Interests and lent the Company funds sufficient to repay substantially all of Company's debt. In addition, prior to the acquisition, GBC, on June 28, 1995, converted the QC III obligations into additional limited partnership interests of QC III. Furthermore, all the assets of the Company and of QC III were pledged to guaranty certain GBC bank obligations incurred, in connection with the acquisition.

     The sale was consummated prior to the FCC's approval becoming a final order. On July 24, 1995, the FCC issued its final order approving the transaction. In addition, in connection with the sale, the Company, QC III and the general partners of QC III executed general releases with GBC, Lazard Freres & Co. et al (except for continuing litigation with Prudential), See Note 10(d).

     Furthermore, the timing and extent of Queen City's future utilization of its net operating loss carryforward will be affected by Section 382 of the Internal Revenue Code. Under Section 382, after a change in ownership, the preacquisition net operating loss carryforwards which are available annually to offset taxable income is limited to an amount computed by multiplying the value of the equity of the corporation just prior to the ownership change by the federal long-term tax-exempt rate in effect on the date of the change. The amount of this limitation has not been determined at this time.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

     Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article Eighth of the Company's Third Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") (incorporated by reference as Exhibit 3.1 to this Registration Statement), eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

     Section 145 of the DGCL provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The DGCL also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent.

      Article Eighth of the Certificate of Incorporation provides that the Company shall indemnify any current or former director or officer to the fullest extent permitted by the DGCL. Article Eighth further contemplates that the indemnification provisions permitted thereunder are not exclusive of any other rights to which such directors and officers are otherwise entitled by means of Bylaw provisions, contracts, agreements, or otherwise. Article VIII of the Company's Bylaws provides that the Company shall indemnify to the fullest extent permitted by DGCL its current and former directors and officers and persons serving as directors and officers of any corporation at the request of the Company. The Company also maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities.

     Reference is made to the Granite Broadcasting Corporation Stock Option Plan (incorporated by reference as Exhibit 10.1 to this Registration Statement), which provides that the Company shall indemnify and hold harmless each member of the Stock Option Committee of the Plan against certain liabilities arising by reason of such person's membership on such committee and the board of directors of the Company, except liabilities arising from such person's gross negligence or willful misconduct.

     Reference is made to the Exchange and Registration Rights Agreement filed as Exhibit 4.39 to this Registration Statement which provides for indemnification for the officers and directors of the Company signing a Resale Registration Statement and certain control persons of the Company against certain liabilities, including those arising under the Securities Act in certain circumstances by selling Holders.

Item 21.  Exhibits and Financial Statement Schedules


     (a) Exhibits

     1.14(6) Agreement Among Purchasers, dated February 13, 1996, among Granite Broadcasting Corporation, Goldman, Sachs & Co., BT Securities Corporation, Lazard Freres & Co. LLC for $110,000,000 of 9 3/8% Series A Senior Subordinated Notes due December 1, 2005.



     1.24(6) Purchase Agreement, dated February 13, 1996, among Granite Broadcasting Corporation, Goldman, Sachs & Co., BT Securities Corporation, Lazard Freres & Co. LLC for $110,000,000 of 9 3/8% Series A Senior Subordinated Notes due December 1, 2005.

     3.1(i) Third Amended and Restated Certificate of Incorporation of the Company, as amended.

     3.2(i)     Amended and Restated Bylaws of the Company, as amended.

     4.27(2) Indenture dated as of September 1, 1992 between Granite Broadcasting Corporation and The United States Trust Company of New York, as Trustee, relating to the Company's $60,000,000 Principal Amount 12.75% Senior Subordinated Debentures due September 1, 2002.

     4.28(2)    Form of 12.75% Senior Subordinated Debenture due September 1,
                2002.

     4.30(3) Form of Indenture relating to the Company's Junior Subordinated Convertible Debentures issuable upon the exchange of the Company's Cumulative Convertible Exchangeable Preferred Stock.

     4.31(3)    Form of Junior Subordinated Convertible Debenture.

     4.35(f) Second Amended and Restated Credit Agreement, dated as of May 19, 1995, among Granite Broadcasting Corporation, the Lenders party thereto, Bankers Trust Company, as Administrative Agent, Collateral Agent and Documentation Agent, First Union National Bank of North Carolina, as Co-Agent, Pearl Street L.P., as a Co-Agent, BT Securities Corporation, as a Co-Syndication Agent, and Goldman, Sachs & Co., as a Co-Syndication Agent for the Lenders.

     4.36(4) First Amendment to Second Amended and Restated Credit Agreement, dated as of June 2, 1995.

     4.37(4) Indenture, dated as of May 19, 1995, between Granite Broadcasting Corporation and United States Trust Company of New York for the Company's $175,000,000 Principal Amount 10 3/8% Senior Subordinated Notes due May 15, 2005.

     4.38(5)    Form of 10 3/8% Senior Subordinated Note due May 15, 2005.

     4.39(i) Exchange and Registration Rights Agreement, dated as of February 22, 1996, by and between Granite Broadcasting Corporation and Goldman Sachs & Co., BT Securities Corporation and Lazard Freres & Co. LLC.

     4.40(i) Second Amendment to Second Amended and Restated Credit Agreement, dated as of February 12, 1996.

     4.41(i) Indenture, dated as of February 22, 1996, between Granite Broadcasting Corporation and The Bank of New York relating to the Company's $110,000,000 Principal Amount 9 3/8% Series A Senior Subordinated Notes due December 1, 2005.

     4.42(i) Form of 9 3/8% Series A Senior Subordinated Note due December 1, 2005.


     4.43       Form of 9 3/8% Senior Subordinated Note due December 1, 2005.



     5.1        Legal Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                concerning the legality of the 9 3/8% Subordinated Notes.

     7.1        Legal Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                concerning liquidation preference.



     8.1        Legal Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                concerning certain tax matters.


     10.1(5) Granite Broadcasting Corporation Stock Option Plan, as amended on July 25, 1995.

     10.2(1) Target Cash Flow Option Plan and Agreement dated as of October 31, 1988 among Granite Broadcasting Corporation, W. Don Cornwell and Stuart J. Beck.

     10.9(5)    Network Affiliation Agreement (KBJR-TV).

     10.10(5)   Network Affiliation Agreement (WEEK-TV).

     10.11(i)   Network Affiliation Agreement (KNTV(TV)).

     10.12(i)   Network Affiliation Agreement (WPTA-TV).

     10.13(1) Employment Agreement dated as of September 20, 1991 between Granite Broadcasting Corporation and W. Don Cornwell.

     10.14(1) Employment Agreement dated as of September 20, 1991 between Granite Broadcasting Corporation and Stuart J. Beck.

     10.15(5) Granite Broadcasting Corporation Management Stock Plan, as amended July 25, 1995.

     10.16(a) Purchase and Sale Agreement between the Company and Meredith Corporation, dated June 15, 1993.

     10.17(b) Letter Agreement between the Company and the Sellers (as defined therein) to acquire certain securities of Queen City III Limited Partnership dated as of October 20, 1993.

     10.18(3) Letter Agreement, dated December 7, 1993, between Granite and Meredith Corporation, amending the Purchase and Sale Agreement dated June 15, 1993.

     10.19(h) Granite Broadcasting Corporation Director Stock Option Plan, as amended on July 25, 1995.

     10.20(4)   Network Affiliation Agreement (WTVH-TV).

     10.21(5)   Network Affiliation Agreement (KSEE-TV).

     10.22(c) Purchase and Sale Agreement among Granite Broadcasting Corporation, Austin Television, a Texas general partnership, Cannan Communications, Inc. and Beard Management, Inc. dated as of October 2, 1994.

     10.23(d) Purchase and Sale Agreement, dated as of February 20, 1995, among Granite Broadcasting Corporation, Busse Broadcasting Corporation and WWMT, Inc.

     10.24(4)   Network Affiliation Agreement (KEYE-TV).

     10.25(d) Granite Broadcasting Corporation Employee Stock Purchase Plan, dated February 28, 1995.

     10.26(4)   Network Affiliation Agreement (WWMT).

     10.27(e) Purchase Agreement, dated May 15, 1995, among Granite Broadcasting Corporation, Queen City III Limited Partnership, Queen City Broadcasting of New York, Inc. and the General Partners of Queen City III Limited Partnership.

     10.28(g)   Network Affiliation Agreement (WKBW).

     11.        Statement of Computation of Per Share Earnings.

     12.        Statement of Computation of Financial Ratios.

     22.(i)     Subsidiaries of the Company.

     23.1       Consent of Independent Auditors (Ernst & Young LLP).

     23.2       Consent of Independent Auditors (Leslie Suffrin & Company,
                P.C.).


     23.3 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).



     24. Power of Attorney for the Company (included as part of the signature page to the Company's Registration No. 333-3376 filed on April 11, 1996).



     25.(6) Statement of Eligibility of Trustee (bound separately from the other exhibits).


     99.1       Letter of Transmittal.

     99.2       Notice of Guaranteed Delivery.

- ----------

(1) Incorporated by reference to the similarly numbered exhibits to the Company's Registration Statement No. 33-43770 filed on November 5, 1991.

(2) Incorporated by reference to the similarly numbered exhibits to the Company's Registration Statement No. 33-52988 filed on October 6, 1992.

(3) Incorporated by reference to the similarly numbered exhibits to Amendment No. 2 to Registration Statement No. 33-71172 filed December 16, 1993.

(4) Incorporated by reference to the similarly numbered exhibits to the Company's Registration Statement No. 33-94862 filed on July 21, 1995.

(5) Incorporated by reference to the similarly numbered exhibits to Amendment No. 2 to Registration Statement No. 33-94862 filed on October 6, 1995.

(6) Incorporated by reference to the similarly numbered exhibits to the Company's Registration No. 333-3376 filed on April 11, 1996.


(a) Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on June 25, 1993.

(b) Incorporated by reference to the similarly numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, Commission File No. 0-19728, filed on November 15, 1993.

(c) Incorporated by reference to the similarly numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, Commission File No. 0-19728, filed on November 14, 1994.

(d) Incorporated by reference to the similarly numbered exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed on March 29, 1995.

(e) Incorporated by reference to Exhibit Number 3 to the Company's Report on Form 8-K filed on May 19, 1995.

(f) Incorporated by reference to the similarly numbered exhibit to the Company's Report on Form 8-K filed on June 16, 1995.

(g) Incorporated by reference to the similarly numbered exhibit to the Company's Report on Form 8-K filed on July 14, 1995.

(h) Incorporated by reference to the similarly numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, Commission File No. 0- 19728, filed on November 14, 1995.

(i) Incorporated by reference to the similarly numbered exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed on March 28, 1996.

         (b)    Financial Statement Schedules

                Schedule II - Granite Broadcasting Corporation: Valuation of Qualifying Assets.

Item 22. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Certificate of Incorporation and Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of June, 1996.


                                    GRANITE BROADCASTING CORPORATION


                                    By: /s/ W. DON CORNWELL
                                        -----------------------------------
                                        W. Don Cornwell
                                        Chief Executive Officer and
                                        Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                            Title                       Date
       ---------                            -----                       ----


/s/ W. DON CORNWELL            Chief Executive Officer (Principal   June 3, 1996
- ----------------------------   Executive Officer) and Chairman of
W. Don Cornwell                the Board of Directors




/s/ STUART J. BECK*            President, Secretary (Principal      June 3, 1996
- ----------------------------   Financial Officer) and Director
Stuart J. Beck




/s/ LAWRENCE I. WILLS*         Vice President, Finance and          June 3, 1996
- ----------------------------   Controller (Principal Accounting
Lawrence I. Wills              Officer)




/s/ ELLEN McCLAIN*
- ----------------------------   Vice President, Corporate            June 3, 1996
Ellen McClain                  Development and Treasurer




/s/ MARTIN F. BECK*            Director                             June 3, 1996
- ----------------------------
Martin F. Beck




/s/ JAMES L. GREENWALD*        Director                             June 3, 1996
- ----------------------------
James L. Greenwald




/s/ VICKEE JORDAN ADAMS*       Director                             June 3, 1996
- ----------------------------
Vickee Jordan Adams




/s/ EDWARD DUGGER III*         Director                             June 3, 1996
- ----------------------------
Edward Dugger III




/s/ CHARLES J. HAMILTON, JR.*  Director                             June 3, 1996
- ----------------------------
Charles J. Hamilton, Jr.




/s/ THOMAS R. SETTLE*          Director                             June 3, 1996
- ----------------------------
Thomas R. Settle




/s/ MIKAEL SALOVAARA*         Director                             June 3, 1996
- ----------------------------
Mikael Salovaara




*By: /s/ W. DON CORNWELL
- ----------------------------
    W. Don Cornwell
    As Attorney-in fact

                                   SCHEDULE II
                        GRANITE BROADCASTING CORPORATION
                        VALUATION AND QUALIFYING ACCOUNTS


                                      Balance at        Acquired      Amount charged                       Balance
       Allowance for                   beginning     allowance for       to costs        Amount             at end
     Doubtful Accounts                 of period   doubtful accounts   and expenses     written off(1)    of period
     -----------------                 ---------   -----------------   ------------     --------------    ---------
For the year ended December 31, 1993  $ 165,999        $   --           $ 186,198         $ 124,832       $ 227,365

For the year ended December 31, 1994    227,365            --             347,382           318,920         255,827

For the year ended December 31, 1995    255,827         229,171           402,619           381,858         505,759


- ----------
(1)     Net of recoveries.

                                INDEX TO EXHIBITS

                                                                    Sequentially
   Exhibit                                                            Numbered
   Number                       Exhibit                                 Page
   ------                       -------                                 ----

   1.14(6) Agreement Among Purchasers, dated February 13, 1996, among Granite Broadcasting Corporation, Goldman, Sachs & Co., BT Securities Corporation, Lazard Freres & Co. LLC for $110,000,000 of 9 3/8% Series A Senior Subordinated Notes due December 1, 2005.

   1.24(6) Purchase Agreement, dated February 13, 1996, among Granite Broadcasting Corporation, Goldman, Sachs & Co., BT Securities Corporation, Lazard Freres & Co. LLC for $110,000,000 of 9 3/8% Series A Senior Subordinated Notes due December 1, 2005.

   3.1(i)      Third Amended and Restated Certificate of
               Incorporation of the Company, as amended.

   3.2(i) Amended and Restated Bylaws of the Company, as amended.

   4.27(2) Indenture dated as of September 1, 1992 between Granite Broadcasting Corporation and The United States Trust Company of New York, as Trustee, relating to the Company's $60,000,000 Principal Amount 12.75% Senior Subordinated Debentures due September 1, 2002.

   4.28(2)     Form of 12.75% Senior Subordinated Debenture due
               September 1, 2002.

   4.30(3)     Form of Indenture relating to the Company's Junior
               Subordinated Convertible Debentures issuable upon the exchange of the Company's Cumulative
               Convertible Exchangeable Preferred Stock.

   4.31(3)     Form of Junior Subordinated Convertible Debenture.

   4.35(f) Second Amended and Restated Credit Agreement, dated as of May 19, 1995, among Granite Broadcasting Corporation, the Lenders party thereto, Bankers Trust Company, as Administrative Agent, Collateral Agent and Documentation Agent, First Union National Bank of North Carolina, as Co- Agent, Pearl Street L.P., as a Co-Agent, BT Securities Corporation, as a Co-Syndication Agent, and Goldman, Sachs & Co., as a Co-Syndication Agent for the Lenders.

   4.36(4)     First Amendment to Second Amended and Restated
               Credit Agreement, dated as of June 2, 1995.

                                                                    Sequentially
   Exhibit                                                            Numbered
   Number                       Exhibit                                 Page
   ------                       -------                                 ----

   4.37(4)     Indenture, dated as of May 19, 1995, between
               Granite Broadcasting Corporation and United States
               Trust Company of New York for the Company's
               $175,000,000 Principal Amount 10 3/8% Senior
               Subordinated Notes due May 15, 2005.

   4.38(5)     Form of 10 3/8% Senior Subordinated Note due May 15,
               2005.

   4.39(i) Exchange and Registration Rights Agreement, dated as of February 22, 1996, by and between Granite Broadcasting Corporation and Goldman Sachs & Co., BT Securities Corporation and Lazard Freres & Co. LLC.

   4.40(i)     Second Amendment to Second Amended and Restated
               Credit Agreement, dated as of February 12, 1996.

   4.41(i) Indenture, dated as of February 22, 1996, between Granite Broadcasting Corporation and The Bank of
               New York relating to the Company's $110,000,000 Principal Amount 9 3/8% Series A Senior Subordinated Notes due December 1, 2005.

   4.42(i)     Form of 9 3/8% Series A Senior Subordinated Note due
               December 1, 2005.


   4.43        Form of 9 3/8% Senior Subordinated Note due December
               1, 2005.



   5.1         Legal Opinion of Akin, Gump, Strauss, Hauer &
               Feld, L.L.P. concerning the legality of the 9 3/8%
               Subordinated Notes.



   7.1         Legal Opinion of Akin, Gump, Strauss, Hauer &
               Feld, L.L.P. concerning liquidation preference.



   8.1         Legal Opinion of Akin, Gump, Strauss, Hauer &
               Feld, L.L.P. concerning certain tax matters.


   10.1(5)     Granite Broadcasting Corporation Stock Option
               Plan, as amended on July 25, 1995.

   10.2(1) Target Cash Flow Option Plan and Agreement dated as of October 31, 1988 among Granite Broadcasting
               Corporation, W. Don Cornwell and Stuart J. Beck.

   10.9(5)     Network Affiliation Agreement (KBJR-TV).

                                                                    Sequentially
   Exhibit                                                            Numbered
   Number                       Exhibit                                 Page
   ------                       -------                                 ----

   10.10(5)    Network Affiliation Agreement (WEEK-TV).

   10.11(i)    Network Affiliation Agreement (KNTV(TV)).

   10.12(i)    Network Affiliation Agreement (WPTA-TV).

   10.13(1)    Employment Agreement dated as of September 20,
               1991 between Granite Broadcasting Corporation and
               W. Don Cornwell.

   10.14(1)    Employment Agreement dated as of September 20,
               1991 between Granite Broadcasting Corporation and
               Stuart J. Beck.

   10.15(5)    Granite Broadcasting Corporation Management Stock
               Plan, as amended July 25, 1995.

   10.16(a) Purchase and Sale Agreement between the Company and Meredith Corporation, dated June 15, 1993.

   10.17(b) Letter Agreement between the Company and the Sellers (as defined therein) to acquire certain securities of Queen City III Limited Partnership dated as of October 20, 1993.

   10.18(3)    Letter Agreement, dated December 7, 1993, between
               Granite and Meredith Corporation, amending the Purchase and Sale Agreement dated June 15, 1993.

   10.19(h)    Granite Broadcasting Corporation Director Stock
               Option Plan, as amended on July 25, 1995.

   10.20(4)    Network Affiliation Agreement (WTVH-TV).

   10.21(5)    Network Affiliation Agreement (KSEE-TV).

   10.22(c)    Purchase and Sale Agreement among Granite
               Broadcasting Corporation, Austin Television, a
               Texas general partnership, Cannan Communications,
               Inc. and Beard Management, Inc. dated as of October 2, 1994.

   10.23(d)    Purchase and Sale Agreement, dated as of February
               20, 1995, among Granite Broadcasting Corporation,
               Busse Broadcasting Corporation and WWMT, Inc.

   10.24(4)    Network Affiliation Agreement (KEYE-TV).

                                                                    Sequentially
   Exhibit                                                            Numbered
   Number                       Exhibit                                 Page
   ------                       -------                                 ----

   10.25(d)    Granite Broadcasting Corporation Employee Stock
               Purchase Plan, dated February 28, 1995.

   10.26(4)    Network Affiliation Agreement (WWMT).

   10.27(e) Purchase Agreement, dated May 15, 1995, among Granite Broadcasting Corporation, Queen City III Limited Partnership, Queen City Broadcasting of New York, Inc. and the General Partners of Queen City III Limited Partnership.

   10.28(g)    Network Affiliation Agreement (WKBW).

   11.         Statement of Computation of Per Share Earnings.

   12.         Statement of Computation of Financial Ratios.

   22.(i)      Subsidiaries of the Company.

   23.1        Consent of Independent Auditors (Ernst & Young LLP).

   23.2        Consent of Independent Auditors (Leslie Suffrin &
               Company, P.C.).


   23.3        Consent of Akin, Gump, Strauss, Hauer & Feld,
               L.L.P. (included in Exhibit 5.1).



   24. Power of Attorney for the Company (included as part of the signature page to the Company's
               Registration No. 333-3376 filed on April 11,
               1996).



   25.(6) Statement of Eligibility of Trustee (bound separately from the other exhibits).


   99.1        Letter of Transmittal.

   99.2        Notice of Guaranteed Delivery.


- --------
(1) Incorporated by reference to the similarly numbered exhibits to the Company's Registration Statement No. 33-43770 filed on November 5, 1991.

(2) Incorporated by reference to the similarly numbered exhibits to the Company's Registration Statement No. 33-52988 filed on October 6, 1992.

(3) Incorporated by reference to the similarly numbered exhibits to Amendment No. 2 to Registration Statement No. 33-71172 filed December 16, 1993.

                                                                    Sequentially
   Exhibit                                                            Numbered
   Number                       Exhibit                                 Page
   ------                       -------                                 ----

(4) Incorporated by reference to the similarly numbered exhibits to the Company's Registration Statement No. 33-94862 filed on July 21, 1995.

(5) Incorporated by reference to the similarly numbered exhibits to Amendment No. 2 to Registration Statement No. 33-94862 filed on October 6, 1995.


(6) Incorporated by reference to the similarly numbered exhibits to the Company's Registration No. 333-3376 filed on April
     11, 1996.


(a)  Incorporated by reference to Exhibit 10.1 to the Company's
     Current Report on Form 8-K, filed on June 25, 1993.

(b) Incorporated by reference to the similarly numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, Commission File No. 0-
     19728, filed on November 15, 1993.

(c) Incorporated by reference to the similarly numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, Commission File No. 0-
     19728, filed on November 14, 1994.

(d) Incorporated by reference to the similarly numbered exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed on March 29, 1995.

(e) Incorporated by reference to Exhibit Number 3 to the Company's Report on Form 8-K filed on May 19, 1995.

(f) Incorporated by reference to the similarly numbered exhibit to the Company's Report on Form 8-K filed on June 16, 1995.

(g) Incorporated by reference to the similarly numbered exhibit to the Company's Report on Form 8-K filed on July 14, 1995.

(h) Incorporated by reference to the similarly numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, Commission File No. 0-
     19728, filed on November 14, 1995.

(i) Incorporated by reference to the similarly numbered exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed on March 28, 1996.